1 VOLUNTARY AND CONDITIONAL TAKEOVER BID IN CASH possibly followed by a Simplified Squeeze-Out by LIBERTY GLOBAL BELGIUM HOLDING B.V. a private limited liability company incorporated under the laws of the Netherlands Boeing Avenue 53, 1119 PE Schiphol-Rijk, the Netherlands registered with the Dutch Commercial Register under number 33256392 (the Offeror) The Offeror is an indirect wholly-owned subsidiary of LIBERTY GLOBAL PLC ON ALL SHARES WHICH ARE NOT YET HELD BY THE OFFEROR OR BY PERSONS AFFILIATED WITH THE OFFEROR ISSUED BY TELENET GROUP HOLDING NV a public limited liability company incorporated under the laws of Belgium Liersesteenweg 4, 2800 Mechelen, Belgium registered with the Belgian Register of Legal Entities (Antwerp, division Mechelen) under number 0477.702.333 (Telenet or the Target Company) Offer Price: EUR 21.00 per Share, i.e. EUR 22.00 per Share less EUR 1.00 dividend per Share (i.e. per Ordinary Share, per Liquidation Dispreference Share and per Golden Share) The Initial Acceptance Period starts on 8 June 2023 and ends on 12 July 2023 (inclusive) at 4:00 pm CET Acceptance Forms must be deposited directly or through a financial intermediary with the counters of BNP Paribas Fortis NV/SA. The Prospectus and Acceptance Forms are available free of charge at the counters of BNP Paribas Fortis NV/SA or by telephone from BNP Paribas Fortis NV/SA on +32 2 433 41 13. Electronic versions of the Prospectus and the Acceptance Form are also available on the following websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Target Company (www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder-offer.be/nl/public_offer.php. U.S. Holders may also call the following number: +1 303-220-6600 (US) or email ir@libertyglobal.com to request a copy of this Prospectus. Financial Advisors to the Offeror: J.P. Morgan Securities plc BNP Paribas Fortis NV/SA LionTree Advisors UK LLP Prospectus dated 6 June 2023 Exhibit 99.2

2 Table of Contents Summary of the Prospectus .................................................................................................................... 5 1. Definitions ............................................................................................................................... 17 2. Important Notices .................................................................................................................... 21 2.1. Information contained in the Prospectus ..................................................................... 21 2.2. Restrictions ................................................................................................................. 22 2.3. Forward-looking statements........................................................................................ 23 3. General information ................................................................................................................. 24 3.1. Approval by the FSMA ............................................................................................... 24 3.2. Responsibility Statements ........................................................................................... 24 3.3. Official version of the Prospectus and translations ..................................................... 25 3.4. Information incorporated by reference ....................................................................... 25 3.5. Practical Information .................................................................................................. 25 3.6. Financial and legal advisors to the Offeror ................................................................. 26 4. Information about the Offeror and LG plc ............................................................................... 26 4.1. Description of the Offeror ........................................................................................... 26 4.1.1. Identification of the Offeror ........................................................................... 26 4.1.2. Corporate purpose of the Offeror ................................................................... 26 4.1.3. Activities of the Offeror ................................................................................. 27 4.1.4. Shareholding and capital structure of the Offeror .......................................... 27 4.1.5. Management structure of the Offeror ............................................................ 28 4.1.6. Auditor ........................................................................................................... 28 4.1.7. Financial information ..................................................................................... 28 4.2. Description of LG plc ................................................................................................. 29 4.2.1. Identification of LG plc ................................................................................. 29 4.2.2. Activities of LG plc ....................................................................................... 29 4.2.3. Recent developments ..................................................................................... 30 4.2.4. Shareholding and capital structure of LG plc ................................................ 30 4.2.5. Management structure of LG plc ................................................................... 37 4.2.6. Group structure of LG plc .............................................................................. 39 4.2.7. Auditor ........................................................................................................... 39 4.2.8. Financial Information .................................................................................... 39 4.3. Shareholding in the Target Company ......................................................................... 39 4.3.1. Direct shareholding of the Offeror ................................................................. 40 4.3.2. Shareholding of Persons Affiliated with the Offeror ..................................... 40 4.3.3. Overview of recent acquisitions .................................................................... 40 4.4. Persons acting in concert with the Offeror.................................................................. 40 5. Information about the Target Company ................................................................................... 40 5.1. Identification of the Target Company ......................................................................... 40 5.2. Object of the Target Company .................................................................................... 41 5.3. Activities of the Target Company ............................................................................... 42 5.4. Recent developments .................................................................................................. 43

3 5.5. Shareholding structure of the Target Company .......................................................... 44 5.6. Capital structure of the Target Company .................................................................... 44 5.6.1. Share Capital .................................................................................................. 44 5.6.2. Authorised capital .......................................................................................... 45 5.6.3. Treasury shares .............................................................................................. 45 5.7. Participations held by the Target Company ................................................................ 46 5.8. Evolution of the share price on Euronext Brussels ..................................................... 46 5.9. Management structure of the Target Company........................................................... 46 5.9.1. General ........................................................................................................... 46 5.9.2. Board of directors .......................................................................................... 47 5.9.3. Committees of the board of directors ............................................................. 48 5.9.4. Executive Management .................................................................................. 49 5.10. Financial Information ................................................................................................. 50 6. The Offer .................................................................................................................................. 50 6.1. Characteristics of the Offer ......................................................................................... 50 6.1.1. Nature of the Offer ......................................................................................... 50 6.1.2. Object of the Offer ......................................................................................... 50 6.1.3. Conditions of the Offer .................................................................................. 53 6.2. Offer Price ................................................................................................................... 55 6.3. Justification of the Offer Price .................................................................................... 56 6.3.1. Valuation methodology .................................................................................. 59 6.3.2. Analyses and references that provide context to the Offer Price ................... 66 6.4. Conduct of the Offer ................................................................................................... 71 6.4.1. Indicative timetable ........................................................................................ 71 6.4.2. Acceptance Period ......................................................................................... 75 6.4.3. Reopening of the Offer .................................................................................. 75 6.4.4. Extension of a Subsequent Acceptance Period .............................................. 78 6.4.5. Delisting of the Ordinary Shares.................................................................... 79 6.4.6. Right to sell .................................................................................................... 79 6.5. Objectives, motives and intentions of the Offeror ...................................................... 80 6.5.1. Objectives and business rationale of the Offeror ........................................... 80 6.5.2. Intentions of the Offeror ................................................................................ 80 6.5.3. Impact of the Offer on the Offeror and its shareholders ................................ 82 6.5.4. Synergies ........................................................................................................ 83 6.5.5. Benefits of the Offer ...................................................................................... 83 6.6. Regularity and validity of the Offer ............................................................................ 83 6.6.1. Decision of the Offeror to launch the Offer ................................................... 83 6.6.2. Requirements of Article 3 of the Takeover Decree ....................................... 83 6.6.3. Regulatory approvals ..................................................................................... 83 6.7. Derogations to the Takeover Law and Takeover Decree ............................................ 84 6.8. Acceptance of the Offer and ownership of the Shares ................................................ 85 6.8.1. Acceptance of Offer ....................................................................................... 85 6.8.2. Ownership of the Shares ................................................................................ 86 6.8.3. Subsequent increase in the Offer Price .......................................................... 86 6.8.4. Withdrawal of the acceptance of the Offer .................................................... 87 6.9. Publication of the results of the Offer ......................................................................... 87 6.10. Date and modalities of payment of the Offer Price .................................................... 87

4 6.11. Counter-offer and higher offer .................................................................................... 88 6.12. Other aspects of the Offer ........................................................................................... 88 6.12.1. Report of the Independent Expert .................................................................. 88 6.12.2. Financing of the Offer .................................................................................... 88 6.12.3. Response Memorandum ................................................................................ 89 6.12.4. Agreements which may impact the Offer ...................................................... 89 6.12.5. Governing law and competent jurisdiction .................................................... 89 6.12.6. Purchases Outside the Offer .......................................................................... 90 7. Tax treatment of the Offer ....................................................................................................... 90 7.1. Preliminary remarks .................................................................................................... 90 7.2. Taxation upon transfer of the Shares .......................................................................... 91 7.2.1. Resident individuals ....................................................................................... 91 7.2.2. Resident companies ....................................................................................... 92 7.2.3. Resident legal entities .................................................................................... 92 7.2.4. Non-residents ................................................................................................. 92 7.3. Tax on stock exchange transactions ............................................................................ 93 7.4. Annual tax on securities accounts ............................................................................... 94

5 Summary of the Prospectus Important notice This summary contains important information from the Prospectus relating to the Offer (possibly followed by a Simplified Squeeze-Out). This summary should be read as an introduction to the Prospectus. It should be read together with, and is qualified in its entirety by, the more detailed information appearing elsewhere in the Prospectus and the documents referred to or incorporated by reference in the Prospectus. Shareholders of the Target Company are invited to make their own determination as to the terms and conditions of the Offer, and as to the advantages and disadvantages that acceptance of the Offer may have for them. Any decision as to whether or not to accept the Offer should be based on a careful and comprehensive consideration of the Prospectus as a whole. No civil liability can be attributed to anyone solely with respect to this summary, including any translation hereof, unless it is misleading, inaccurate or inconsistent when read together with the other parts of the Prospectus. The capitalized terms used in this summary which are not expressly defined herein shall have the meaning attributed to them in the Prospectus. The Offeror The Offeror is Liberty Global Belgium Holding B.V. (the Offeror), a private limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands, with registered office at Boeing Avenue 53, 1119 PE Schiphol-Rijk, the Netherlands, and registered with the Chamber of Commerce under number 33256392. Liberty Global Belgium Holding B.V., the Offeror, is, indirectly, a wholly-owned subsidiary of Liberty Global plc, a public limited company organized under the laws of England and Wales (LG plc). LG plc is focused on building fixed-mobile convergence national champions in core European markets, and is constantly striving to enhance and simplify its customers’ lives through quality products and services that give them the freedom to connect, converse, work and be entertained anytime, anywhere they choose. To that end, LG plc delivers connectivity and entertainment products through next- generation networks that connect retail and wholesale customers subscribing to over 86 million (as of 31 December 2022) broadband internet, video, fixed-line telephony and mobile services across its operating companies. LG plc’s primary business operations include: Virgin Media-O2 (through its 50:50 joint venture with Telefónica SA (the VMO2 JV)) in the United Kingdom, VodafoneZiggo (through its 50:50 joint venture with Vodafone Group plc (the VodafoneZiggo JV)) in the Netherlands, the Target Group in Belgium, Sunrise Communications Group AG (Sunrise) in Switzerland, Virgin Media Ireland (VM Ireland) in Ireland and UPC Slovakia in Slovakia. Additionally, the ventures arm, Liberty Global Ventures, has investments in more than 75 companies in the fields of content, technology and infrastructure, including strategic stakes in companies such as Plume Design, Inc. (Plume), ITV plc (ITV), Televisa Univision, Inc. (Televisa Univision), AE Group Sàrl (AtlasEdge) and Formula E Holdings Ltd. (Formula E). LG plc is listed on the NASDAQ Global Select Market under ticker symbols “LBTYA” (ISIN: GB00B8W67662), “LBTYB” (ISIN: GB00B8W67779) and “LBTYK” (ISIN: GB00B8W67B19). On the date of the Prospectus, the Offeror holds an aggregate of 66,342,037 shares in the Target Company (comprised of 66,247,210 Ordinary Shares and 94,827 Liquidation Dispreference Shares,

6 representing 59.18% of the issued share capital of the Target Company) and, therefore, has control over the Target Company (within the meaning of Article 1:14 BCCA). These shares held by the Offeror are not included in the Offer. On the date of the Prospectus, the Target Company holds an aggregate of 3,500,526 of its own Ordinary Shares (representing 3.12% of the issued share capital of the Target Company). Since the Target Company is a Person Affiliated with the Offeror, these treasury shares are not included in the Offer. Therefore, on the date of the Prospectus, the Offeror and the Persons Affiliated with the Offeror (i.e. the Target Company, which holds treasury shares) together hold 69,842,563 shares (i.e. 69,747,736 Ordinary Shares and 94,827 Liquidation Dispreference Shares) in the Target Company (representing 62.30% of the issued share capital of the Target Company), which are not included in the Offer. The Offer only relates to 42,267,437 Shares, representing 37.70% of the total share capital issued by the Target Company. The Target Company The Target Company is Telenet Group Holding NV (Telenet or the Target Company), a limited liability company (naamloze vennootschap), incorporated under the laws of Belgium, with registered office at Liersesteenweg 4, 2800 Mechelen and registered with the Crossroads Bank for Enterprises under number 0477.702.333 (LER Antwerp, division Mechelen). On the date of the Prospectus, the share capital of the Target Company amounts to EUR 12,799,049.40 and is represented by 112,110,000 shares without nominal value, comprising: (i) 112,015,127 Ordinary Shares; (ii) 30 Golden Shares; and (iii) 94,843 Liquidation Dispreference Shares. The Ordinary Shares are admitted to trading on the regulated market of Euronext Brussels under ISIN code BE0003826436 (trading symbol: TNET). The Golden Shares and Liquidation Dispreference Shares are not admitted to trading on any regulated market. The Target Company is the parent company of the Target Group, which offers digital television, high- speed broadband internet and fixed-line and mobile telephony services to residential subscribers in Flanders, parts of Brussels, the Botte du Hainaut in Wallonia and the Grand Duchy of Luxembourg. Under the “BASE” brand, the Target Group also offers mobile telephony services to residential and business customers across Belgium. The Telenet Business department serves the business market in Belgium and parts of Luxembourg with cloud, hosting and security solutions. The Target Group’s hybrid fiber-coaxial (HFC) cable network spans the Flanders region, covers approximately 58% of Belgium by homes passed and includes the metropolitan centers of Antwerp and Ghent and approximately two thirds of Brussels. On 19 July 2022, the Target Company announced, together with Fluvius System Operator CV, the entering into of a binding agreement about gradually evolving their HFC network infrastructure in their combined footprint to the “data network of the future”, including Fiber to the Home (FTTH) technology which is a type of broadband communication technology for which optical fiber cables are run directly onto customers’ premises to deliver high-speed internet and other services to homes or businesses (working name “NetCo”). Since the transaction had to be notified to the European Commission, the actual launch of NetCo was delayed. The Target Company and Fluvius System Operator CV received confirmation on 31 May 2023 from the European Commission’s Directorate-General for Competition that their partnership does not lead to any competition law concern. Following this confirmation, they are now expected to close the transaction on 1 July 2023. On 30 January 2023, the Target Company announced that Telenet BV, an indirect wholly-owned

7 subsidiary of the Target Company, and Orange Belgium have signed two commercial fixed wholesale agreements, subject to the completion of the VOO acquisition by Orange Belgium, which took place on 2 June 2023. The agreements will provide access to each other’s fixed networks on a commercial basis for a 15-year period and will remain in force independently of the evolution of the current regulated open access model. Furthermore, the agreements cover both current HFC and future FTTH in both network areas. Through the agreements, the Target Group will be able to access the VOO cable network in Wallonia and the remaining one-third of Brussels. Furthermore, Orange Belgium will become a wholesale customer on the Target Group’s future FTTH network at pre-agreed terms, increasing network penetration and improving the return on investment on the Target Group’s investments in fiber. The Target Group’s digital television services include basic and enhanced video services, including high definition, pay television and video-on-demand services. Supporting its digital television services, the Target Group has also made a number of investments in the context of its long-term entertainment strategy including (indirect) participations in Caviar, Woestijnvis, Play Media, Streamz and the Park. The Target Group continues to be increasingly focused on the trend of bundled subscriptions, offering its subscribers broadband internet and telephony services together with its video services in the form of attractively priced multiple-play bundles. The Offer Nature and object of the Offer The Offer is a voluntary and conditional public takeover bid in cash at the Offer Price, made in accordance with chapter II of the Takeover Decree and upon the terms and subject to the conditions set forth in the Prospectus. The Offer relates to all shares issued by the Target Company and which are not held by the Offeror and the Persons Affiliated with the Offeror (i.e. the Target Company) on the date of the Prospectus. Therefore, on the date of the Prospectus, the Offer relates to 42,267,437 Shares, representing 37.70% of the total share capital issued by the Target Company, which is comprised of: (i) 42,267,391 Ordinary Shares; (ii) 30 Golden Shares; and (iii) 16 Liquidation Dispreference Shares. The Ordinary Shares, the Golden Shares and the Liquidation Dispreference Shares that are subject to the Offer are treated equally (and as a single class) for the purposes of the Offer. Since the Offer is being launched by an entity that already has control over the Target Company (within the meaning of Article 1:14 of the BCCA), Lazard BV/SRL was appointed by the independent directors of the Target Company as Independent Expert to prepare a valuation report in accordance with Article 23 of the Takeover Decree. The report is attached to the Prospectus as ANNEX 2. If, after the Initial Acceptance Period or a Subsequent Acceptance Period (as the case may be), (i) the Offeror and the Persons Affiliated with the Offeror together hold at least 95% of all shares of the Target Company and (ii) the Offeror has additionally acquired, as a result of the Offer, at least 90% of the shares that are subject to the Offer (i.e. the Shares), the Offeror shall be entitled to launch a Simplified Squeeze-Out pursuant to Article 7:82, § 1 of the BCCA and Articles 42 and 43 of the Takeover Decree. The requirements for launching such Simplified Squeeze-Out are met if inter alia the Offeror and the Persons Affiliated with the Offeror, as a result of the Offer (or its reopening), together own at least

8 96.23% of the shares issued by the Target Company (i.e. 59.18% of the shares which were already held by the Offeror and 3.12% of treasury shares, plus 90% of the Shares that were subject to the Offer). Conditions of the Offer The Offer is subject to the following conditions: (a) as a result of the Offer, the Offeror, together with the Persons Affiliated with the Offeror, collectively own at least 95% of the shares in the Target Company; and (b) as from 13 April 2023, being the date of the notification of the Offeror to the FSMA in accordance with article 5 of the Takeover Decree (the Notification Date), and during the period preceding the date on which the results of the Initial Acceptance Period of the Offer are announced: (i) the closing price of the BEL-20 index (ISIN: BE0389555039) has not decreased 17.5% or more as compared to the closing price of the BEL-20 index on the Business Day preceding the Notification Date (i.e. BEL-20 index is not lower than 3,136.39 points); and/or (ii) the closing price of (x) the shares in Proximus as listed on Euronext Brussels (ISIN: BE0003810273) has not decreased 17.5% or more compared to its respective closing price as listed on Euronext Brussels on the Business Day preceding the Notification Date less the dividend paid on 28 April 2023, and (cumulatively) (y) the shares in Orange Belgium as listed on Euronext Brussels (ISIN: BE0003735496) has not decreased 17.5% or more compared to its respective closing price as listed on Euronext Brussels on the Business Day preceding the Notification Date (i.e. Proximus closing price is not lower than EUR 6.80 per share and Orange Belgium closing price is not lower than EUR 12.94 per share), each of the so calculated closing prices as set forth in (i) and (ii), a MAC Threshold. If the Offeror does not withdraw the Offer at a time when (i) the closing price of the BEL-20 index and/or (ii) both the closing price of Proximus and the closing price of Orange Belgium, are below the relevant MAC Threshold, and such relevant closing prices subsequently rise again above the relevant MAC Threshold, the Offeror will not be able to invoke this earlier and temporary decrease of such relevant closing prices thereafter. The possible decision of the Offeror to maintain the Offer during a period where (i) the closing price of the BEL-20 index and/or (ii) both the closing price of Proximus and the closing price of Orange Belgium, have temporarily fallen below the relevant MAC Threshold does not affect the Offeror’s right to still invoke the condition and withdraw the Offer should (i) the closing price of the BEL-20 index and/or (ii) both the closing price of Proximus and the closing price of Orange Belgium, after a recovery, subsequently again fall below the relevant MAC Threshold. The Offeror may withdraw the Offer if any of the conditions precedent described in paragraphs (a) to and including (b) above (jointly, the Conditions) has not been met. These Conditions are exclusively for the benefit of the Offeror who reserves the right to waive any of these Conditions, in whole or in part. The Offeror may acquire Shares even if the number of tendered Shares is lower than what is specified in the above condition under paragraph (a) above (this Condition, the Acceptance Threshold Condition). If any of the Conditions are not met, the Offeror will announce its decision whether or not to waive this Condition (or these Conditions) no later than at the time of announcement of the results of the Initial Acceptance Period, by means of a press release that will also be made available on the following

9 websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) on the websites of the Target Company (www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder- offer.be/nl/public_offer.php. If the Offeror decides to waive the Acceptance Threshold Condition (together with, if applicable, any other Condition(s) that has/have not been met) after the expiry of the Initial Acceptance Period, the Offeror shall reopen the Offer for at least five (5) Business Days (as the case may be within the context of any voluntary or mandatory reopening of the Offer). In order to comply with applicable U.S. federal securities laws (including Rule 14e-1 under the U.S. Exchange Act), following the waiver of a Condition after the expiry of the Initial Acceptance Period and the reopening of the Offer, the Offer must remain open for at least five (5) U.S. Business Days. Offer Price and justification of the Offer Price Offer Price The Offeror has announced an Offer Price of EUR 22.00 for each Share (i.e. for each Ordinary Share, Golden Share and Liquidation Share which is subject to the Offer), Following the approval by the Target Company’s ordinary general meeting of 26 April 2023, a gross dividend of EUR 1.00 per share was paid on 5 May 2023 and the Offer Price per Share has been reduced by the total gross amount of such dividend (before any applicable tax deduction), resulting in an amount of EUR 21.00 per Share. Justification of the Offer Price The Offeror has performed a valuation analysis to determine the Offer Price. Additionally, the Offeror has assessed several references that provide context to the Offer. In conclusion, having reviewed the valuation methodology and various references, the Offeror is convinced that the Offer Price represents a substantially attractive offer for the Target Company’s Shareholders as: Based on a DCF valuation analysis: • The Offer lies within the DCF range of EUR 18.2 to EUR 30.8 based on management business plan (with a midpoint of EUR 23.9), despite significant majority of the value of the DCF being in the terminal value. Based on analyses and references that provide context to the Offer Price: • The Offer represents an Enterprise Value / 2024E EBITDAaL – CapEx multiple of 23.8x, which is a significant premium to average trading comparables1 of 11.5x. The Offer represents an Enterprise Value / 2023E EBITDAaL – CapEx multiple of 14.8x, which is a premium to average trading comparables of 12.3x. The Offeror notes that Telenet’s CapEx is impacted by the network investments that Telenet is expected to make, albeit that both its key comparables (Proximus and Orange Belgium) are making similar network investments. The Offer also represents an Enterprise Value / 2024E EBITDAaL multiple of 6.1x which is a significant premium to average trading comparables of 3.8x. • The Offer is at a significant premium of 59% to the closing price of the Ordinary Shares on 15 March 2023. The Offer also represents a premium of 52% and 46% to the 1-month and 3-month VWAP. 1 Average of Proximus and Orange Belgium

- The Offer is at a 33% premium to the median broker price target of EUR 16.50 per Ordinary Share with no broker target price being above the Offer Price.

- The Offer does not constitute a change of control of Telenet and is therefore not subject to a control premium.

The table below provides a summary of the implied values per Share, as per the valuation methodology and various reference points.

Table: Summary of the implied values per share as per the valuation methodology and various reference points

			Implied value per share (€)	Offer Price premium / (discount)
Valuation methodology	DCFs based on plan provided by management	Lower end, based on WACC of 8.25% and TGR of 0.25%	18.2	21%
		Mid-point, based on WACC of 7.75% and TGR of 0.50%	23.9	(8%)
		Upper end, based on WACC of 7.25% and TGR of 0.75%	30.8	(29%)
Analyses and references that provide context to the Offer	VWAPs	Closing price as of 15 March 2023	13.9	59%
		1 Month VWAP	14.5	52%
		3 Month VWAP	15.0	46%
		6 Month VWAP	14.9	47%
		12 Month VWAP	18.0	22%
	Broker target prices	Average target price	17.2	28%
		Median target price	16.5	33%

In accordance with articles 20 and following of the Takeover Decree Lazard BV/SRL, in its capacity as Independent Expert, has also carried out its own work of valuation on the Offer Price and has analysed the valuation work done by the Offeror. The Independent Expert Report is attached to this Prospectus. In its valuation summary, the Independent Expert comes to a valuation range of EUR 20 to EUR 25 per share based on multi-criteria methodologies.

Initial period of acceptance – Indicative timetable

The Initial Acceptance Period starts on 8 June 2023 and ends on 12 July 2023 at 4:00 (CET).

10

11 Indicative timetable Note: the timetable below takes into account derogations granted by the FSMA allowing the Offeror to postpone the start date of any Subsequent Acceptance Period to only take place as of 24 August 2023. Event Date (planned) Announcement of the Offeror’s intention to launch the Offer (in accordance with Article 8 of the Takeover Decree) 21 March 2023 Formal notification of the Offer to the FSMA (in accordance with Article 5 of the Takeover Decree) 13 April 2023 Publication of the notification of the Offer by the FSMA (in accordance with Article 7 of the Takeover Decree) 13 April 2023 EUR 1.00 annual dividend payment date 5 May 2023 Approval of the Prospectus by the FSMA 6 June 2023 Approval of the Response Memorandum by the FSMA 6 June 2023 Publication of the Prospectus 7 June 2023 Publication of the Response Memorandum 7 June 2023 Opening of the Initial Acceptance Period 8 June 2023 Closing of the Initial Acceptance Period 12 July 2023 Publication of the results of the Initial Acceptance Period (and confirmation by the Offeror as to whether the Conditions of the Offer have been met and, if not, whether or not the Offeror waives the Conditions) 19 July 2023 Initial Payment Date 26 July 2023 Opening of the Subsequent Acceptance Period of the Subsequent Acceptance Period of the mandatory or voluntary reopening of the Offer or the Simplified Squeeze-Out (as the case may be): (a) If the Offeror, together with the Persons Affiliated with the Offeror, holds at least 95% of the shares in the Target Company following the end of the Initial Acceptance Period (and all (other) Conditions have been met or waived): (i) Simplified Squeeze-Out if the requirements for initiating such a squeeze-out, as defined in Article 42 of the Takeover Decree (and as further described in Section 6.4.3.3 of the Prospectus), are met; or 24 August 2023

12 Event Date (planned) (ii) Mandatory reopening of the Offer if the requirements for launching a Simplified Squeeze-Out are not met; or (b) If the Offeror, together with the Persons Affiliated with the Offeror, holds at least 90% but less than 95% of the shares in the Target Company following the end of the Initial Acceptance Period and if the Offeror has waived the Acceptance Threshold Condition (and, if applicable, any other Condition(s) which have not been met): mandatory reopening of the Offer; or (c) If the Offeror, together with the Persons Affiliated with the Offeror, holds less than 90% of the shares in the Target Company following the end of the Initial Acceptance Period and if the Offeror has waived the Acceptance Threshold Condition (and, if applicable, any other Condition(s) which have not been met (if applicable)): possibility of voluntary reopening of the Offer Closing of the Subsequent Acceptance Period of the mandatory or voluntary reopening of the Offer or the Simplified Squeeze-Out (as the case may be) 13 September 2023 Announcement of the results of the mandatory or voluntary reopening of the Offer or the Simplified Squeeze-Out (as the case may be) 20 September 2023 Opening of the Subsequent Acceptance Period of the Subsequent Acceptance Period of the mandatory reopening of the Offer or the Simplified Squeeze-Out (as the case may be): If the reopening was a voluntary reopening and following the Subsequent Acceptance Period, the Offeror and the Persons Affiliated with the Offeror hold, as a result of the Offer, 90% or more of the shares in the Target Company: (a) Simplified Squeeze-Out if the requirements for initiating such a squeeze-out, as defined in Article 42 of the Takeover Decree (and as further described in Section 6.4.3.3 of the Prospectus), are met; or (b) Mandatory reopening of the Offer if the conditions for launching a Simplified Squeeze-Out are not fulfilled If the reopening was a mandatory reopening and following the Subsequent Acceptance Period, the Offeror and the Persons Affiliated with the Offeror hold at least 95% of the shares in the Target Company and the Offeror has 21 September 2023

13 Event Date (planned) additionally acquired, as a result of the Offer, 90% or more of the Shares that are subject to the Offer: Simplified Squeeze- Out Subsequent Payment Date for the mandatory or voluntary reopening of the Offer or the Simplified Squeeze-Out (as the case may be) 27 September 2023 Closing of the Subsequent Acceptance Period of the Simplified Squeeze-Out or the mandatory reopening of the Offer (as the case may be) 11 October 2023 Announcement of the results of the Simplified Squeeze-Out or the mandatory reopening of the Offer (as applicable) 18 October 2023 Subsequent Payment Date for the Simplified Squeeze-Out or the mandatory reopening of the Offer (as the case may be) 25 October 2023 If applicable, reopening the Offer as a Simplified Squeeze- Out (if an earlier reopening of the Offer did not already have the effect of a Simplified Squeeze-Out) 26 October 2023 Closing of the Subsequent Acceptance Period of the Simplified Squeeze-Out 16 November 2023 Publication of the results of the Simplified Squeeze-Out 23 November 2023 Subsequent Payment Date of the Simplified Squeeze-Out 30 December 2023 Delisting of the Ordinary Shares admitted to trading on the regulated market of Euronext Brussels under ISIN code BE0003826436 (trading symbol: TNET) 13 September 2023, 11 October 2023 or 16 November 2023 If any of the dates listed in the timetable are changed, the Shareholders will be informed of such change(s) by means of a press release which will also be made available on the following websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Target Company (www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder- offer.be/nl/public_offer.php. In order to comply with applicable U.S. federal securities laws (including Rule 14e-1 under the U.S. Exchange Act), the Initial Acceptance Period may not be shorter than 20 U.S. Business Days. As set out in the above timetable, the Initial Acceptance Period is set at five (5) weeks. Objectives of the Offeror Ultimately the Offeror’s preferred intention is for the Target Company to be, indirectly, a wholly-owned subsidiary of LG plc, and, subject to the applicable legal requirements being fulfilled, to be delisted.

14 Offeror’s intentions The Offeror’s intentions can be summarized as follows: • Situation of the Target Group within the LG Group and intentions relating to the board of directors and articles of association of the Target Company – The Offeror currently intends that the Target Company will continue as a separate legal entity incorporated under Belgian law, with the head office located in its current premises. Upon delisting of the Target Company, the governance structure and articles of association of the Target Company will be brought in line with the governance structure of privately-held companies (reduction of the number of directors and no independent directors). The Offeror may in such case also explore the possibility of implementing a conversion of the Target Company into a private limited liability company (besloten vennootschap (BV)) under the BCCA. • Management and employees policy – As a controlling shareholder of the Company since 2007, and taking into account its anticipated increased shareholding through the Offer, the Offeror is committed to being a stable employer in Belgium and continues to be supportive of a strong Target Group management in Belgium able to implement its intentions as set out below and interact with stakeholders. The Offeror does not currently anticipate any material change in the working conditions or employment policies of the Target Group. The Offeror intends to grow the business of the Target Group and, as a consequence, over time certain changes in employment profile and skill sets may occur. • Intentions relating to the listing of the Ordinary Shares – Upon completion of the Offer, the Offeror intends to proceed with the delisting of the Ordinary Shares subject to the relevant legal requirements in respect thereof being met, being either a Simplified Squeeze-Out procedure or a stand-alone squeeze out procedure. Even if the requirements to proceed with a Simplified Squeeze-Out are not fulfilled, the Offeror reserves the right to apply for a delisting of the Target Company from Euronext Brussels. The FSMA may, where appropriate, in consultation with Euronext Brussels, oppose the delisting of securities in the interests of investor protection. • Intentions relating to the continuation of the Target Group’s activities and further restructurings – As a controlling shareholder of the Target Company since 2007, and taking into account the anticipated increased shareholding through the Offer, the Offeror is committed to the continuity of the Target Group, including with respect to the various Target Group’s brands, and the position of the Target Group as a preeminent and innovative telecommunications and entertainment company in Flanders/Belgium, and the continued modernisation of its network to achieve this. • Intentions relating to the Target Company’s capital structure and shareholder remuneration policy – The Offeror intends to further align the Target Group’s operational, financial and strategic policies with those of LG plc. As a strategic investor, LG plc’s investment in the Target Company is not driven by set expectations regarding an annual dividend. LG plc will assess the future dividend policy of the Target Company in light of the realisation of the Target Company’s business plan, investment requirements and opportunities, as well as its financing needs and whether a delisting of the Target Company can be obtained. Investors should by no means assume that after the completion of the Offer (irrespective of whether the completion of the Offer is followed by a squeeze-out) the Target Company will pursue a dividend policy which is in line with past or current policies. In this respect, the Offeror specifically reserves the right to review the EUR 1.00 per share dividend floor for the 2023-2029 period as announced by the Target Company.

15 Acceptance of the Offer BNP Paribas Fortis NV/SA is acting as Centralising Receiving Agent in connection with the Offer. Acceptance of the Offer may be made free of charge to BNP Paribas Fortis NV/ SA, which acts as the Centralising Receiving Agent in the framework of the Offer, by submitting an Acceptance Form. Shareholders who register their acceptance with a financial intermediary that is not the Centralising Receiving Agent must inform themselves of any additional fees that may be charged by such parties and are responsible for the payment of such additional fees. Shareholders holding both registered Shares and dematerialised Shares must complete two separate Acceptance Forms: (i) a form for the registered Shares to be submitted to the Centralising Receiving Agent and (ii) a form for the dematerialised Shares to be submitted to the financial intermediary where such dematerialised Shares are held. Payment of the Offer Price Subject to the Conditions being fulfilled or waived, the Offeror shall pay the Offer Price to those Shareholders who have validly tendered their Shares during the Initial Acceptance Period no later than the tenth (10th) Business Day following the publication of the results of the Offer during the Initial Acceptance Period. The Offer Price for Shares tendered in connection with a reopening of the Offer will be paid no later than the fifth (5th) Business Day following the publication of the results of the Subsequent Acceptance Period(s). As required by Article 3 of the Takeover Decree, the funds necessary for the payment of the Offer Price are available to the Offeror in the form of an irrevocable and unconditional credit facility granted by among others, The Bank of Nova Scotia as the facility agent and security agent, BNP Paribas S.A., BNP Paribas Fortis NV/SA, National Westminster Bank plc, NatWest Markets Plc and The Bank of Nova Scotia as the initial original lenders and BNP Paribas Fortis NV/SA as the presenting bank. If a Simplified Squeeze-Out is effectively launched, all Shares not tendered in the Simplified Squeeze- Out will be deemed to have been transferred by operation of law to the Offeror, with the deposit of the funds necessary for the payment of the Offer Price at the Bank for Official Deposits (Deposito-en Consignatiekas), at the latest on the fifth (5th) Business Day following the publication of the results of the Simplified Squeeze-Out. The Prospectus The approved Prospectus has been published in Belgium in the official English version. The Offeror has prepared a Dutch and French translation of the Prospectus. The Offeror is responsible for the consistency between the English language version, on the one hand, and the Dutch and French language versions of the Prospectus, on the other hand. In the case of discrepancies between the different versions, the English language version shall prevail. The Prospectus and Acceptance Form are available free of charge at the counters of BNP Paribas Fortis NV/SA or by telephone from BNP Paribas Fortis NV/SA on +32 2 433 41 13. Electronic versions of the Prospectus and the Acceptance Form are also available on the following websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Target Company (www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder-

16 offer.be/nl/public_offer.php. U.S. Holders may also call the following number: +1 303-220-6600 (US) or email ir@libertyglobal.com to request a copy of this Prospectus. Independent Expert Since the Offeror already has control over the Target Company (within the meaning of Article 1:14 of the BCCA), the independent directors of the Target Company have appointed the Independent Expert to draw up the Independent Expert Report in accordance with Article 23 of the Takeover Decree. This report is attached to the Prospectus as ANNEX 2. Response Memorandum The board of directors of the Target Company has prepared the Response Memorandum in reply to the Offer in accordance with the Takeover Law and the Takeover Decree. The Response Memorandum was approved by the board of directors of the Target Company on 6 June 2023. The Dutch language version was approved by the FSMA on 6 June 2023. The FSMA’s approval of the Response Memorandum does not imply any opinion by the FSMA on the merits or the quality of the Offer. A copy of an English translation of this document is attached as ANNEX 3 to the Prospectus. Tax on stock exchange transactions The Offeror shall bear the tax on stock exchange transactions. Governing law and competent court The Offer and the resulting agreement between the Offeror and the Shareholders are subject to Belgian law and in particular to the Takeover Law and the Takeover Decree. The Market Court (het Marktenhof) is competent to hear any dispute arising from or in connection with this Offer.

17 1. Definitions Capitalized terms used in the Prospectus have the following meanings: Acceptance Form The form attached as ANNEX 1 to the Prospectus. Acceptance Period The Initial Acceptance Period and any Subsequent Acceptance Period(s). BCCA The Belgian Code of Companies and Associations of 23 March 2019, as amended. Business Day Any day on which Belgian banks are open to the public, excluding Saturdays and Sundays, as defined in Article 3, § 1, 27° of the Takeover Law. CAGR Compound annual growth rate. CapEx Capital expenditures as represented in consensus financial projections for Proximus and Orange Belgium. In the case of the Target Company, capital expenditures (in U.S. GAAP) on an accrual basis, amounts financed under vendor financing or finance lease arrangements and other non-cash additions (as reflected in the LRP). Centralising Receiving Agent BNP Paribas Fortis NV/SA, a public limited company organized under the laws of Belgium, with company number 0403.199.702 and registered office at Warandeberg 3, 1000 Brussels, Belgium. Conditions The conditions set forth in Section 6.1.3 of the Prospectus. DCF Discounted cash flows. Dutch GAAP Generally accepted accounting principles in the Netherlands. EBITDA Except as stated otherwise, EBITDA represents earnings before interest, income taxes, depreciation and amortization and share- based compensation. In the case of the Target Company, EBITDA (in U.S. GAAP) is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization and share-based compensation (as reflected in the LRP). EBITDAaL Except as stated otherwise, EBITDAaL represents EBITDA further adjusted to include lease-related depreciation and interest expense. Enterprise Value Market capitalisation plus net debt (defined as gross interest bearing debt less cash and cash equivalents) and other debt-like items as of 31 December 2022 plus the value of minority interests less the value of affiliates in the sense of Article 1:20 of the BCCA. In the case of the Target Company, minority interests excludes the stake of Fluvius System Operator CV in NetCo.

18 FSMA The Belgian Financial Services and Markets Authority. Golden Shares The 30 shares of the Target Company held by six intermunicipalities offering them, in addition to the rights attached to Ordinary Shares, the right to appoint representatives to the Target Company’s regulatory board (regulatoire raad) and the right to appoint an observer to the board of directors of the Target Company, as further described in Section 6.1.2.1 of the Prospectus. Independent Expert Lazard BV/SRL, a public limited company organized under the laws of Belgium, with company number 0899.695.289 and registered office at Avenue Louise 326, 1050 Brussels, Belgium Independent Expert Report The valuation report of the Independent Expert dated 31 May 2023, which is included in the Prospectus as ANNEX 2. Initial Acceptance Period The initial acceptance period (as may be extended) during which Shareholders may tender their Shares under the Offer, starting on 8 June 2023 and expected to end on 12 July 2023 at 4:00 pm (CET). Initial Payment Date The date on which the Offer Price is delivered to Shareholders who tender their Shares in the Offer during the Initial Acceptance Period, being no later than the tenth (10th) Business Day following the publication of the results of the Offer during the Initial Acceptance Period. LG plc Liberty Global plc, a public limited company organized under the laws of England and Wales, with company number 08379990 and registered office at Griffin House, 161 Hammersmith Road, London W6 8BS, United Kingdom. LG Group The LG plc group of companies, including the Offeror and any other subsidiaries or joint ventures of LG plc (other than the Target Company and its subsidiaries), from time to time. For the avoidance of doubt a “subsidiary of LG plc” shall mean each undertaking in respect of which LG plc has the beneficial ownership of 50% of the issued capital or holds 50% of the voting rights or has the right to appoint or remove 50% of the board of directors (or equivalent body). Liquidation Dispreference Shares The 94,843 shares of the Target Company held by Interkabel Vlaanderen CV (as to 16 such shares) and the Offeror (as to 94,827 such shares) and which are subject to a liquidation dispreferential treatment in the case of a liquidation of the Target Company and which can be converted into Ordinary Shares on a 1.04 to 1.00 ratio. The Liquidation Dispreference Shares are otherwise identical to and participate in the capital, voting rights and profits in the same manner as the Ordinary Shares. LRP The Target Company’s 2022-2032 financial plan as further described in Section 6.3.

19 NetCo The working name of the infrastructure company into which Telenet BV and Fluvius System Operator CV will contribute their fixed network assets, and which will invest in the gradual evolution of their current HFC network infrastructure into a Fiber-To-The-Home network, in accordance with the agreement signed by the Target Company and Fluvius System Operator CV on 18 July 2022. OFCF Operating Free Cash Flow, defined as EBITDAaL less CapEx. Offer The voluntary and conditional takeover bid in cash, made in accordance with chapter II of the Takeover Decree and upon the terms and subject to the conditions set forth in the Prospectus. Offeror Liberty Global Belgium Holding B.V., a private limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands, with registered office at Boeing Avenue 53, 1119 PE Schiphol-Rijk, the Netherlands, and registered with the Chamber of Commerce under number 33256392. Offer Period The period which commenced on 21 March 2023 and which ends with the publication of the results of the Offer, counteroffer and any higher offer, or with the lapsing thereof. Offer Price The cash consideration which will be paid by the Offeror for each Share sold in the Offer, i.e. EUR 22.00 per Share, reduced, following the approval by the Target Company’s ordinary general meeting of 26 April 2023 of a gross dividend of EUR 1.00 per share and the payment thereof on 5 May 2023, by the total gross amount of such dividend (before any applicable tax deduction), resulting in an amount of EUR 21.00 per Share, as further described in Section 6.2 of the Prospectus. Orange Belgium Orange Belgium SA, a public limited company organized under the laws of Belgium, with company number 0456.810.810 and registered office at Avenue du Bourget 3, 1140 Evere, Belgium. Ordinary Shares The ordinary fully paid shares of the Target Company (excluding Liquidation Dispreference Shares and Golden Shares) with voting rights, without nominal value, that are currently issued or that will be issued prior to the end of the Acceptance Period. Payment Date The Initial Payment Date and/or any Subsequent Payment Date. Person Affiliated with the Offeror A person affiliated with the Offeror within the meaning of Article 1:20 of the BCCA. PGR Perpetual growth rate. Proportionate Financials The sum of 100% of ServeCo’s financial projections, and NetCo’s financial projections multiplied by the Proportionate Ownership. Proportionate Net Debt Telenet’s consolidated net debt reduced by NetCo’s net debt multiplied by Fluvius System Operator CV’s stake in NetCo

20 Proportionate Ownership A fraction (expressed as a percentage) equal to (i) the total number of issued shares of NetCo owned by the Target Company divided by (ii) the total number of issued shares of NetCo. Prospectus This prospectus, which sets out the terms of the Offer, including its annexes and any possible supplements published in accordance with applicable laws during the Acceptance Period. Proximus Proximus NV/SA, a public limited company organized under the laws of Belgium, with company number 0202.239.951 and registered office at Koning Albert II-laan 27, 1030 Schaarbeek, Belgium. Response Memorandum The response memorandum in reply to the Offer (memorie van antwoord) that has been prepared by the board of directors of the Target Company in accordance with Articles 22 to and including 30 of the Takeover Law and Articles 26 to and including 29 of the Takeover Decree and which is included in the Prospectus as ANNEX 3. SEC U.S. Securities and Exchange Commission. ServeCo The remaining business of Telenet BV following the completion of the contribution of its cable infrastructure business consisting of a HFC network and related network assets and business into NetCo. Share(s) Each of the 42,267,437 shares to which the Offer under the Prospectus relates, i.e. all shares in the Target Company which are not already held by the Offeror and the Persons Affiliated with the Offeror on the date of the Prospectus, as set forth in Section 6.1.2.1 of the Prospectus. Shareholder Any holder of one or more Shares. Simplified Squeeze- Out If applicable, the reopening of the Offer in the form of a simplified squeeze-out, pursuant to Article 7:82, §1 of the BCCA and Articles 42 and 43 of the Takeover Decree. Subsequent Acceptance Period Any acceptance period during which Shareholders may tender their Shares under the Offer following a voluntary or mandatory reopening of the Offer (including in the context of a Simplified Squeeze-Out) other than the Initial Acceptance Period. Subsequent Payment Date The date on which the Offer Price is delivered to the Shareholders who tender their Shares in the Offer during a Subsequent Acceptance Period, being no later than the tenth (10th) Business Day following the publication of the results of the Offer during a Subsequent Acceptance Period. Takeover Decree The Royal Decree of 27 April 2007 on public takeover bids (Koninklijk Besluit van 27 april 2007 op de openbare overnamebiedingen), as amended.

21 Takeover Law The Act of 1 April 2007 on public takeover bids (Wet van 1 april 2007 op de openbare overnamebiedingen), as amended. Target Company or Telenet Telenet Group Holding NV, a limited liability company (naamloze vennootschap), incorporated under the laws of Belgium, with registered office at Liersesteenweg 4, 2800 Mechelen and registered with the Crossroads Bank for Enterprises under number 0477.702.333 (LER Antwerp, division Mechelen). Target Group The Target Company and its subsidiaries. TGR Terminal Growth Rate. U.S. United States of America. U.S. Business Day Any Business Day in which the Nasdaq Global Select Market is open other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado are required or authorized to be closed. U.S. Exchange Act U.S. Securities Exchange Act of 1934, as amended. U.S. GAAP Generally accepted accounting principles in the U.S. U.S. Holder A holder of Shares resident in the U.S. VWAP Volume weighted average share price. WACC Weighted average cost of capital. 2. Important Notices 2.1. Information contained in the Prospectus The Offeror has not authorised anyone to provide the Shareholders with information other than that contained in the Prospectus. The information given in the Prospectus is valid as at the date of the Prospectus. Any new or material facts or any material error or inaccuracy in the information contained in the Prospectus that is likely to affect the assessment of the Offer and that arises or is discovered between the approval of the Prospectus and the final closing of the Acceptance Period will be disclosed in a supplement to the Prospectus in accordance with Article 17 of the Takeover Law. Shareholders are requested to read the Prospectus carefully and in full and should base their decision on their own analysis of the terms and conditions of the Offer, taking into account the advantages and disadvantages thereof. The Prospectus should be read together with the Response Memorandum. Any summary or description in the Prospectus of legal provisions, corporate actions, restructurings or contractual relationships is provided for information purposes only and should not be construed as legal or tax advice on the interpretation, applicability or binding nature of such provisions. In the case of doubt as to the content or meaning of the information contained in the Prospectus, Shareholders should consult a

22 recognized or professional advisor specializing in advice on the purchase and sale of financial instruments. With the exception of the FSMA, no other authority in any other jurisdiction has approved the Prospectus or the Offer. 2.2. Restrictions The Prospectus does not constitute an offer to buy or sell Shares or a request for an offer to buy or sell Shares (i) in any jurisdiction in which such an offer or request is not authorised or (ii) to any person to whom it is unlawful to make such an offer or request. It is the responsibility of each person in possession of the Prospectus to obtain information on the existence of any such restrictions and to be sure to comply therewith where appropriate. Neither the Prospectus, nor the Acceptance Form nor any advertising or any other information may be publicly distributed in any jurisdiction where there are or would be registration, qualification or other requirements in connection with an offer to buy or sell securities. In particular, neither the Prospectus, nor the Acceptance Form, nor any advertising or information may be publicly distributed in Canada, Australia, the United Kingdom or Japan. Failure to comply with these restrictions may result in a breach of the laws or financial regulations of other jurisdictions, such as Canada, Australia, the United Kingdom or Japan. The Offeror expressly disclaims any liability for any violation of these restrictions by any person. Notice to U.S. Holders This Prospectus has not been submitted to or reviewed by the SEC or any U.S. state securities commission and neither the SEC nor any such U.S. state securities commission has approved or disapproved or determined whether this document is truthful or complete. Any representation to the contrary is a criminal offence in the U.S. The Offer is being made for the Shares of the Target Company, whose Ordinary Shares are listed on Euronext Brussels, and is subject to chapter II of the Takeover Decree and Belgian disclosure and procedural requirements, which are different from those of the U.S. It is important for U.S. Holders to be aware that this document is subject to disclosure and takeover laws and regulations in Belgium that are different from those in the U.S. In addition, U.S. Holders should be aware that this document has been prepared in accordance with Belgian format and style, which differs from the U.S. format and style. In particular the financial information of the Target Company included or incorporated by reference herein has been prepared in accordance with generally accepted accounting principles in Belgium and International Financial Reporting Standards, as applicable, and thus may not be comparable to financial information of U.S. companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. The Offer is being made in the U.S. in reliance on, and in compliance with, Section 14(e) of, and Regulation 14E under, the U.S. Exchange Act and the “Tier II” exemption provided by Rule 14d-1(d) under the U.S. Exchange Act and otherwise in accordance with the requirements of Belgian law. Accordingly, the Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer procedures and laws. U.S. Holders are urged to read this Prospectus, which is available via www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Target Company (www.telenetgroup.be) and LG plc

23 (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder-offer.be/nl/public_offer.php. U.S. Holders may also call the following number: +1 303-220-6600 (US) or email ir@libertyglobal.com to request a copy of this Prospectus. To the extent permissible under applicable Belgian and U.S. securities laws, rules and regulations and pursuant to exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act, the Offeror and its subsidiaries and affiliates or their respective nominees or brokers (acting as agents for the Offeror) may from time to time after the date of this Prospectus, and other than pursuant to the Offer, directly or indirectly, purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares from Shareholders who are willing to sell their Shares outside the Offer, including purchases in the open market at prevailing prices or in private transactions at negotiated prices. Any such purchases will be made outside the U.S. and will be made in accordance with applicable law, including that they will not be made at prices higher than the Offer Price or on terms more favourable than those offered pursuant to the Offer unless the Offer Price is increased accordingly (see Sections 6.2 and 6.4.2.2). Any information about such purchases or arrangements to purchase will be publicly disclosed in the U.S. on www.telenetgroup.be to the extent that such information is made public in accordance with the applicable laws and regulations of Belgium. In addition, the financial advisors to the Target Company and, to the extent permissible under applicable Belgium and U.S. securities laws, rules and regulations and pursuant to exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act, the financial advisors to the LG Group may also engage in ordinary course trading activities in securities of the Target Company, which may include purchases or arrangements to purchase such securities. It may be difficult for U.S. Holders to enforce their rights and any claim arising out of U.S. securities laws, since the Offeror and the Target Company are located in a non-U.S. jurisdiction, and some or all of their officers and directors may be residents of a non-U.S. jurisdiction. U.S. Holders may not be able to sue a non-U.S. company or its officers or directors in a U.S. or non- U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel a non- U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. The receipt of cash pursuant to the Offer by a U.S. Holder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local laws, as well as foreign and other tax laws. Each U.S. Holder of Shares is urged to consult his or her independent professional advisor immediately regarding the U.S. tax consequences of an acceptance of the Offer. Neither the SEC nor any securities commission of any State of the U.S. has (a) approved or disapproved of the Offer; (b) passed upon the merits or fairness of the Offer; or (c) passed upon the adequacy or accuracy of the disclosure in this Prospectus. Any representation to the contrary is a criminal offence in the U.S. 2.3. Forward-looking statements The Prospectus contains forward-looking statements, prospects and estimates relating to the expected future performance of the Offeror and the Target Company, their subsidiaries or related entities and the markets in which they operate. Some of these forward-looking statements, prospects and estimates are characterised by the use of words such as (but not limited to): “believes”, “thinks”, “expects”, “anticipates”, “seeks”, “would”, “plans”, “contemplates”, “calculates”, “may”, “will”, “remains”, “wishes”, “understands”, “intends”, “relies on”, “attempts”, “estimates”, as well as similar expressions, the future tense and the conditional.

24 Such statements, prospects and estimates are based on various assumptions and assessments of known and unknown risks, uncertainties and other factors that appear reasonable and acceptable at the time of their assessment, but which may or may not prove to be accurate in the future. Actual events are difficult to predict and may depend on factors beyond the control of the Offeror or the Target Company. Consequently, it is possible that the actual results, financial situation, performance or achievements of the Offeror and the Target Company or the results of the sector may differ significantly from the future results, performance or achievements described or implied by these forward-looking statements, prospects or estimates. In view of these uncertainties, Shareholders should not place undue reliance on any forward- looking information or statements. All forward-looking statements herein are qualified by reference to the cautionary statements set forth in this section. The statements, prospects and estimates are only valid as of the date of the Prospectus, and the Offeror does not undertake to update such statements, prospects and estimates to reflect any changes in its expectations with respect thereto or any changes in events, conditions or circumstances on which such statements, prospects or estimates are based, except where a supplement is required by Article 17 of the Takeover Law. 3. General information 3.1. Approval by the FSMA The English language version of the Prospectus has been approved by the FSMA on 6 June 2023, in accordance with Article 19, §3 of the Takeover Law. The FSMA’s approval of the Prospectus does not imply any opinion by the FSMA on the merits or the quality of the Offer or of the position of the Offeror. In accordance with Article 5 of the Takeover Decree, the Offeror formally notified the FSMA of the Offer on 13 April 2023. This notification was published by the FSMA on 13 April 2023, in accordance with Article 7 of the Takeover Decree. The announcement of the Offeror’s intention to issue the Offer was published on 21 March 2023, in accordance with Article 8 of the Takeover Decree. With the exception of the FSMA, no authority in any jurisdiction has approved the Prospectus or the Offer. 3.2. Responsibility Statements The Offeror, represented by its sole director, is responsible for (and assumes full responsibility for) the information contained in the Prospectus, with the exception of: • the Independent Expert Report prepared by the Independent Expert in accordance with Article 23 of the Takeover Decree, which is attached to the Prospectus as ANNEX 2; and • the Response Memorandum which is prepared in accordance with Articles 22 to 30 of the Takeover Law and Articles 26 to 29 of the Takeover Decree under the responsibility of the board of directors of the Target Company and which is attached to the Prospectus as ANNEX 3; and

25 • the documents issued by the Target Company and the Target Group that are incorporated in the Prospectus by reference as set out in Section 3.4 of the Prospectus. The information contained in the Prospectus with regard to the Target Company and the Target Group is based on publicly available information and on certain non-publicly available information made available to the Offeror prior to the date of the Prospectus, but which does not constitute inside information that must be made public in accordance with Article 17 of the Market Abuse Regulation. The Offeror, represented by its sole director, confirms that, to the best of its knowledge, the contents of the Prospectus are in accordance with the facts, and that no information has been omitted, the disclosure of which would alter the import of the Prospectus. 3.3. Official version of the Prospectus and translations The Prospectus has been published in Belgium, in English. This is the official version. The Offeror has prepared a Dutch and French translation of the Prospectus. The Offeror is responsible for the consistency between the English language version, on the one hand, and the Dutch and French language versions of the Prospectus, on the other hand. In the case of discrepancies between the different versions, the English language version shall prevail. 3.4. Information incorporated by reference The following information is incorporated by reference in this Prospectus: Document Hyperlink Reference in the Prospectus The audited consolidated EU IFRS financial statements of the Target Group for the year ended 31 December 2022 (p. 127 to 248 in the annual report for the year ended 31 December 2022 of the Target Group) https://investors.telenet.be/pub lications/annual-reports Section 5.10 Any reference in any document incorporated by reference shall, for the purposes of this Prospectus, be deemed to be modified or superseded whenever any provision of this Prospectus modifies or supersedes any such reference (whether expressly, by implication or otherwise). Any statement so modified forms part of this Prospectus only as modified or superseded. 3.5. Practical Information The Prospectus and Acceptance Form are available free of charge at the counters of BNP Paribas Fortis NV/SA or by telephone from BNP Paribas Fortis NV/SA on +32 2 433 41 13. Electronic versions of the Prospectus and the Acceptance Form are also available on the following websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Target Company (www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder-offer.be/nl/public_offer.php. U.S. Holders may also call the following number: +1 303-220-6600 (US) or email ir@libertyglobal.com to request a copy of this Prospectus.

26 Electronic versions of the Dutch and French translations of the summary of the Prospectus are also made available on the aforementioned websites. 3.6. Financial and legal advisors to the Offeror J.P. Morgan Securities plc, BNP Paribas Fortis NV/SA and LionTree Advisors UK LLP have advised the Offeror on certain financial aspects in connection with the Offer. These services have been provided exclusively to the Offeror and no other party may rely on them. J.P. Morgan Securities plc, BNP Paribas Fortis NV/SA and LionTree Advisors UK LLP assume no responsibility for the information contained in the Prospectus, and nothing in the Prospectus shall be deemed to constitute advice, a promise or a warranty given by J.P. Morgan Securities plc, BNP Paribas Fortis NV/SA and/or LionTree Advisors UK LLP. Allen & Overy (Belgium) LLP, Shearman & Sterling LLP and Ropes & Gray LLP have advised the Offeror and LG plc on certain legal matters in connection with the Offer. These services have been provided exclusively to the Offeror and LG plc and no other party may rely on them. Allen & Overy (Belgium) LLP, Shearman & Sterling LLP and Ropes & Gray LLP assume no responsibility for the information contained in the Prospectus, and nothing in the Prospectus shall be deemed to constitute advice, a promise or a warranty given by Allen & Overy (Belgium) LLP, Shearman & Sterling LLP or Ropes & Gray LLP. 4. Information about the Offeror and LG plc 4.1. Description of the Offeror 4.1.1. Identification of the Offeror Name: Liberty Global Belgium Holding B.V. (name changed from Binan Investments B.V. on 21 March 2023) Legal form: Private limited liability company incorporated under the laws of the Netherlands Registered office: Boeing Avenue 53, 1119 PE Schiphol-Rijk, the Netherlands Date of incorporation and duration: 6 September 1988 – indefinite period of time Register of legal persons: Chamber of Commerce Number: 33256392 Statutory auditor: N/A 4.1.2. Corporate purpose of the Offeror Pursuant to Article 3 of the Offeror’s articles of association, the objects of the Offeror are as follows: − to incorporate, to participate in any way whatsoever in, to manage, and to supervise, businesses and companies;

27 − to finance businesses and companies; − to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned activities; − to render advice and services to businesses and companies with which it forms a group and to third parties; − to grant guarantees, to bind the company and to pledge its assets for obligations of businesses and companies with which it forms a group and on behalf of third parties; − to acquire, alienate, manage and exploit registered property and items of property in general; − to trade in currencies, securities and items of property in general; − to develop and trade in patents, trademarks, licenses, know-how, copyrights, data base rights and other intellectual property rights; − to perform any and all activities of an industrial, financial or commercial nature, and to do all that is connected therewith or may be conducive thereto, all to be interpreted in the broadest sense. 4.1.3. Activities of the Offeror The Offeror is a financial holding company and its only activity is to hold the shares in the Target Company. 4.1.4. Shareholding and capital structure of the Offeror On the date of the Prospectus, the share capital of the Offeror amounts to EUR 18,211.76 and is divided into 1,821,176 shares, with a nominal value of EUR 0.01 each. The sole shareholder of the Offeror is Liberty Global Europe Holding II B.V., an indirect wholly-owned subsidiary of LG plc. On the date of the Prospectus, the shareholding structure of the Offeror is as follows:

28 4.1.5. Management structure of the Offeror On the date of the Prospectus, the Offeror is managed by one director: Name Registered seat Function End of term Liberty Global Europe Management B.V. Boeing Avenue 53, 1119 PE Schiphol- Rijk (the Netherlands) Sole director Indefinite period of time The management board of the Offeror has no separate committees. There is also no separate executive management. 4.1.6. Auditor Under article 2:396 subsection 7 juncto 2:393 of the Dutch Civil Code, the Offeror is not required to appoint an auditor. No auditor has thus been appointed by the Offeror. 4.1.7. Financial information The unaudited balance sheet and notes of the Offeror for the year ended 31 December 2021 were prepared in accordance with generally accepted accounting principles in the Netherlands (Dutch GAAP) and in accordance with article 2:396 of the Dutch Civil Code, except as disclosed to the contrary in those financial statements. This unaudited balance sheet and notes are included in the Prospectus under ANNEX 5. Since more

29 than nine months have passed since 31 December 2021, i.e. the date of the annual accounts last published by the Offeror, an unaudited balance sheet of the Offeror as at 31 December 2022 is attached as ANNEX 6. The Offeror is considered exempt from the obligation to prepare consolidated financial statements under Dutch Law. 4.2. Description of LG plc LG plc is one of the world’s leading converged video, broadband and fixed and mobile communications companies, with a commitment to providing its customers with “best in class” connectivity and entertainment services. These services are delivered to its residential and business customers over its networks and include broadband internet, video, telephony and mobile services. 4.2.1. Identification of LG plc Name: Liberty Global plc Legal form: Public limited company organized under the laws of England and Wales with registered number 08379990 Registered office: Griffin House, 161 Hammersmith Road, London W6 8BS, United Kingdom Date of incorporation and duration: 29 January 2013 – indefinite period of time Listing Listed on NASDAQ Global Select Market under ticker symbols “LBTYA” (ISIN: GB00B8W67662), “LBTYB” (ISIN: GB00B8W67779) and “LBTYK” (ISIN: GB00B8W67B19) Statutory auditor: KPMG LLP Annual General Meeting: 2023 Annual General Meeting of Shareholders of Liberty Global plc will be held at 3:00 p.m. CET, on Wednesday, 14 June, 2023, at Boeing Avenue 53, 1119 PE Schiphol Rijk, The Netherlands Website: https://www.libertyglobal.com/ 4.2.2. Activities of LG plc LG plc is focused on building fixed-mobile convergence national champions in core European markets, and is constantly striving to enhance and simplify its customers’ lives through quality products and services that give them the freedom to connect, converse, work and be entertained anytime, anywhere they choose. To that end, LG plc delivers connectivity and entertainment products through next-generation networks that connect retail and wholesale customers subscribing to over 86 million (as of

30 December 31, 2022) broadband internet, video, fixed-line telephony and mobile services across its operating companies. LG plc’s primary business operations include: the VMO2 JV in the United Kingdom, the VodafoneZiggo JV in the Netherlands, the Target Group in Belgium, Sunrise in Switzerland, Virgin Media in Ireland and UPC Slovakia in Slovakia. Additionally, the ventures arm, Liberty Global Ventures, has investments in more than 75 companies in the fields of content, technology and infrastructure, including strategic stakes in companies such as Plume, ITV, Televisa Univision, AtlasEdge and Formula E. LG plc is listed on the Nasdaq Global Select Market under the symbols “LBTYA” (ISIN: GB00B8W67662), “LBTYB” (ISIN: GB00B8W67779) and “LBTYK” (ISIN: GB00B8W67B19). 4.2.3. Recent developments LG plc has entered into a number of strategic transaction in recent years, including, but not limited to, the following: • 15 December 2022: LG plc, together with Telefonica S.A. and InfraVia Capital Partners, created a newly-formed joint venture in the U.K., called nexfibre, that is expected to connect between five and seven million homes outside of the VMO2 JVs current footprint to fibre broadband access. • 1 April 2022: LG plc completed the sale of its Polish operations to iliad S.A. • 1 September 2021: LG plc joined in a partnership to create a new joint venture called Atlas-Edge for the purpose of commercializing European technical real estate for edge colocation and hosting services. • 1 June 2021: LG plc partnered with Telefonica S.A. to create the VMO2 JV. • 11 November 2020: LG plc acquired Sunrise in Switzerland through a tender offer procedure and subsequent Swiss “squeeze-out” procedure. For a full summary of recent developments in relation to LG plc, please refer to Part I (p. I-1 – I-41) of the annual report of LG plc for the year ended 31 December 2022 on Form 10-K as filed with the SEC on 22 February 2023, as amended on 28 March 2023 (the LG plc 2022 Annual Report), which is available on the LG plc website (https://www.libertyglobal.com/investors/sec-filings/), and all current reports on Form 8-K (“Report of unscheduled material events or corporate event”) of LG plc filed with the SEC since 1 January 2023 (the Form 8-K Reports), which are available on the LG plc website (https://www.libertyglobal.com/investors/sec-filings/). Unless stated otherwise, the information on the LG plc website is not part of this Prospectus and is not incorporated by reference herein. The SEC also maintains a website address at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. 4.2.4. Shareholding and capital structure of LG plc 4.2.4.1. Security ownership of certain beneficial owners The following table sets forth information, to the extent known by LG plc or ascertainable from public filings, concerning the ordinary shares of LG plc beneficially owned by each person that owns more than 5% of any class of the outstanding voting shares.

Except as otherwise indicated in the notes to the table below, the security ownership information is given as of 1 April 2023 and, in the case of percentage ownership information, is based upon (i) 171,741,778 LG plc Class A shares, (ii) 12,994,000 LG plc Class B shares and (iii) 264,183,948 LG plc Class C shares, in each case, outstanding on that date. Although beneficial ownership of LG plc Class C shares is set forth below, LG plc Class C shares are non-voting and, therefore, in the case of voting power, are not included. Also, for the purposes of the table below, beneficial ownership of LG plc Class B shares only, although convertible on a one-for-one basis into LG plc Class A Shares, is reported as beneficial ownership of LG plc Class B shares only, and not as beneficial ownership of LG plc Class A shares. The percentage of voting power is presented on an aggregate basis for each person or entity named below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,642,062	(1)(2)(3)	2.70%	30.66%
c/o Liberty Global plc 161 Hammersmith Road London W6 8BS U.K	Liberty Global Class B	8,787,373	(4)(5)	67.63%	
	Liberty Global Class C	18,075,262	(1)(2)(3)(4)	6.84%	
Michael T. Fries	Liberty Global Class A	1,221,906	(6)(7)(8)	*	9.95%
c/o Liberty Global plc 161 Hammersmith Road London W6 8BS U.K.	Liberty Global Class B	2,879,443	(5)	22.16%	
	Liberty Global Class C	2,075,567	(6)(7)(8)	*	
Robert R. Bennett	Liberty Global Class A	208	(9)	*	3.25%
c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	Liberty Global Class B	981,873	(9)	7.56%	
Artisan Partners Limited Partnership 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	Liberty Global Class A	12,759,828	(10)	7.43%	4.23%
Harris Associates L.P. 111 S. Wacker Drive, Suite 4600 Chicago, IL60606	Liberty Global Class A	32,062,554	(11)	18.67%	10.63%

31

32 Luxor Capital Group, LP 1114 Avenue of the Americas, 28th Floor New York, NY 10036 Liberty Global Class A 12,556,348 (12) 7.31% 4.16% * Less than one percent. (1) Includes 124,808 Liberty Global Class A shares and 687,905 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership. (2) Includes 79,342 Liberty Global Class A shares and 1,143,003 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, 1 April 2023. (3) Includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest. (4) Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held by the trusts. Also, includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his spouse, retains a unitrust interest in the trust (the Malone Trust). (5) Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, the CEO and one of LG plc’s directors, Mr. Malone and the Malone Trust, such parties have agreed that, for so long as Mr. Fries is employed as a principal executive officer by LG plc or serving on its board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party. (6) Includes 71,934 Liberty Global Class A shares and 143,868 Liberty Global Class C shares underlying stock appreciation rights that vested on 1 May 2023, without subtraction of additional shares for withholding tax obligations and also includes 91,534 Liberty Global Class A shares and 267,061 Liberty Global Class C shares that would be issuable upon exercise by Mr. Fries of those stock appreciation rights that are exercisable on, or will be exercisable within 60 days of 1 April 2023, assuming exercise and net settlement at the closing sale price on 31 March 2023 (LBTYA: $19.50 and LBTYK: $20.38), and without subtraction of additional shares for withholding tax obligations. (7) Includes 1,977 Liberty Global Class A shares and 15,072 Liberty Global Class C shares held in the 401(k) Plan for the benefit of Mr. Fries. (8) Includes 69,300 Liberty Global Class A shares and 261,909 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust.

(9) The number of Liberty Global Class A shares and Liberty Global Class B shares is based upon a Form 8.3 dated November 4, 2015, submitted by Mr. Bennett pursuant to the U.K. Takeover Code. Of the shares reported, a Schedule 13D/A filed by Mr. Bennett on March 6, 2014, shows Mr. Bennett and his spouse jointly owning 749,539 Liberty Global Class B shares and Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his spouse, owning 232,334 Liberty Global Class B shares.

(10) The number of Class A Ordinary Shares is based upon the Schedule 13G/A (Amendment No.1) for the year ended 31 December 2022, filed with the SEC on 10 February 2023, by Artisan Partners Limited Partnership (**APLP**) on behalf of itself and Artisan Investments GP LLC (**Artisan Investments**), Artisan Partners Holdings LP (**Artisan Holdings**), and Artisan Partners Asset Management Inc. (**APAM**). APLP is an investment advisor. Artisan Holdings is the sole limited partner of APLP and the sole member of Artisan Investments; Artisan Investments is the general partner of APLP; APAM is the general partner of Artisan Holdings. The Schedule 13G reflects that APLP, Artisan Investments, Artisan Holdings and APAM share dispositive power over all of the Class A shares.

(11) The number of Liberty Global Class A shares is based upon the Schedule 13G/A (Amendment No. 8) for the year ended 31 December 2022, filed with the SEC on 14 February 2023, by Harris Associates Inc. (**HAI**) on behalf of itself and as general partner of Harris Associates L.P. (**Harris L.P.**). The Schedule 13G/A reflects that HAI and Harris L.P. each have sole voting power over 22, 183, 111 of the Liberty Global Class A shares and sole dispositive power over all of the Liberty Global Class A shares.

(12) The number of Liberty Global Class A shares is based upon the Schedule 13G for the quarter ended 30 September 2022, filed with the SEC on 14 February 2023, by Luxor Capital Partners, LP (Luxor) on behalf of itself and Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners Offshore, Ltd., Luxor Capital Partners Long Offshore Master Fund, LP, Luxor Capital Partners Long Offshore, Ltd., Thebes Offshore Master Fund, LP, LCG Holdings, LLC, Luxor Management, LLC, and Christian Leone (collectively, Luxor Affiliates). The Schedule 13G reflects that Luxor and Luxor Affiliates share dispositive power over 12,566,348 Liberty Global Class A shares, including 7,000,000 Liberty Global Class A shares underlying call options currently exercisable.

4.2.4.2. Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership by each of the directors and each of the executive officers of LG plc, and by all of the directors and executive officers as a group, of each class of the outstanding shares. As of the time of filing, Marisa D. Drew and Daniel E. Sanchez, two of the directors, did not own any shares of LG plc.

To the extent known by LG plc, the persons indicated below have sole voting power and sole dispositive power with respect to the ordinary shares indicated as owned by them, except as otherwise stated in the notes to the table below. With respect to certain of the executive officers and directors, the number of shares indicated as owned by them includes shares held by the 401(k) Plan as of 1 April 2023, for their respective accounts.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,642,062	(1)(2)(3)(4)	2.70%	30.66%
Chairman of the Board	Liberty Global Class B	8,787,373	(5)(6)	67.63%	

33

	Liberty Global Class C	18,075,262	(1)(2)(3)(4)(5)	6.84%	
Andrew J. Cole	Liberty Global Class A	83,798	(4)(7)	*	*
	Liberty Global Class C	163,439	(4)	*	
Miranda Curtis Director	Liberty Global Class A	181,441	(4)	*	*
	Liberty Global Class C	319,806	(4)	*	
John W. Dick Director	Liberty Global Class A	98, 220	(4)	*	*
	Liberty Global Class C	234,686	(4)	*	
Michael T. Fries	Liberty Global Class A	1,221,906	(4)(8)(9)	*	9.95%
Director, Chief Executive Officer, President and Vice Chairman of the Board	Liberty Global Class B	2,879,443	(6)	22.16%	
	Liberty Global Class C	2,075,567	(4)(8)(9)	*	
Paul A. Gould	Liberty Global Class A	276,311	(4)	*	*
Director	Liberty Global Class B	51,429		*	
	Liberty Global Class C	1,100,139	(4)	*	
Richard R. Green	Liberty Global Class A	57,449	(4)	*	*
Director	Liberty Global Class C	122,559	(4)	*	
Larry E. Romrell	Liberty Global Class A	75,763	(4)	*	*
Director	Liberty Global Class C	160,510	(4)	*	
J. David Wargo	Liberty Global Class A	114,323	(4)(10)(11)	*	*
Director	Liberty Global Class C	291,905	(4)(10)(11)	*	
Charles H.R. Bracken	Liberty Global Class A	53,418	(4)	*	*
Executive Vice President & Chief Financial Officer	Liberty Global Class C	122,063	(4)	*	
Bryan H. Hall	Liberty Global Class A	148,334	(4)	*	*
Executive Vice President & General Counsel & Secretary	Liberty Global Class C	189,069	(4)(8)	*	
Enrique Rodriguez	Liberty Global Class A	179,203	(4)	*	*
Executive Vice President & Chief	Liberty Global Class C	380,381	(4)(8)	*	

34

Technology Officer					
Andrea Salvato	Liberty Global Class A	124,746	(4)	*	*
Executive Vice President & Chief Development Officer	Liberty Global Class C	201,936	(4)		
All directors and executive officers as a group (13 persons)	Liberty Global Class A	7,256,974	(12)(13)	4.21%	41.17%
	Liberty Global Class B	11,718,245	(12)	90.18%	
	Liberty Global Class C	23,437,322	(12)(13)	8.79%	

* Less than one percent.

(1) Includes 124,808 Liberty Global Class A shares and 687,905 Liberty Global Class C shares held by Mr. Malone's spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2) Includes 79,342 Liberty Global Class A shares and 1,143,003 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, 1 April 2023.

(3) Includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest.

(4) Includes shares that are subject to options or stock appreciation rights, which were exercisable as of, or will be exercisable within 60 days of 1 April 2023, as follows:

Owner	Class A Ordinary Shares	Class C Ordinary Shares
John C. Malone	79,342	1,143,003
Andrew J. Cole	49,392	104,002
Miranda Curtis	50,542	106,301
John W. Dick	50,542	106,301
Michael T. Fries	163,468	410,929
Paul A. Gould	49,392	104,002
Richard R. Green	50,542	106,301
Larry E. Romrell	50,542	106,301
J. David Wargo	50,542	106,301
Charles H.R. Bracken	59,597	138,391
Bryan H. Hall	46,706	112,607
Enrique Rodriguez	58,382	140,760
Andrea Salvato	52,459	124,113

(5) Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held in the trusts. Also includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by the Malone Trust.

(6) Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, the CEO and one of the directors, Mr. Malone and the Malone Trust, such parties have agreed that, for so long as Mr. Fries is employed as a principal executive officer by LG plc or serving on the board of directors, (a) in the event the Malone Trust or any

35

permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(7) Includes 32 Liberty Global Class A shares held by Mr. Cole's minor daughter.

(8) Includes shares held in the 401(k) Plan as follows:

Owner	Liberty Global Class A	Liberty Global Class C
Michael T. Fries	1,977	15,072
Bryan H. Hall	—	7,530
Enrique Rodriguez	—	4,924

(9) Includes 69,300 Class A Ordinary Shares and 261,909 Class C Ordinary Shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries' children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the Class A Ordinary Shares and Class C Ordinary Shares held by the trust. Figure includes 71,934 Class A Ordinary Shares and 143,868 Class C Ordinary Shares underlying stock appreciation rights that vested on 1 May 2023, without subtraction of additional shares for withholding tax obligations. This also includes 91,534 Liberty Global Class A shares and 267,061 Liberty Global Class C shares that would be issuable upon exercise by Mr. Fries of those stock appreciation rights that are exercisable on, or will be exercisable within 60 days of 1 March 2023, assuming exercise and net settlement at the closing sale price on 31 March 2023 (LBTYA: $19.50 and LBTYK: $20.38), and without subtraction of additional shares for withholding tax obligations.

(10) Includes shares pledged to the indicated entities in support of one or more lines of credit or margin accounts extended by such entities:

	No. of Shares Pledged		
Beneficial Owner	Liberty Global Class A	Liberty Global Class C	Entity Holding the Shares
Bryan H. Hall	42,300	47,894	Morgan Stanley
J. David Wargo	62,107	184,762	Fidelity Brokerage Services, LLC

(11) Includes 158 Liberty Global Class A shares and 524 Liberty Global Class C shares held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership. Also includes 32 Liberty Global Class C shares held by Mr. Wargo's spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

(12) Includes 194,266 Liberty Global Class A shares, 110,148 Liberty Global Class B shares and 950,370 Liberty Global Class C shares held by relatives of certain directors and executive officers or held pursuant to certain trust arrangements or in managed accounts, as to which shares beneficial ownership has been disclaimed.

(13) Includes 611,289 Class A Ordinary Shares and 2,409,003 Class C Ordinary Shares that are subject to options or stock appreciation rights, which were exercisable as of, or will be exercisable or vest within 60 days of, 1 April 2023; 1,977 Class A Ordinary Shares and 27,526 Class C Ordinary Shares held by the 401(k) Plan; and 104,407 Class A Ordinary Shares and 232,656 Class C Ordinary Shares pledged in support of various lines of credit or margin

36

37 accounts. Figure also includes 246,863 Liberty Global Class A shares and 493,717 Liberty Global Class C shares underlying stock appreciation rights that vested on 1 May 2023, without subtraction of additional shares for withholding tax obligations. This also includes 180,453 Liberty Global Class A shares and 526,491 Liberty Global Class C shares that would be issuable upon exercise by our directors and officers of those stock appreciation rights that are exercisable on, or will be exercisable within 60 days 1 April 2023, assuming exercise and net settlement at the closing sale price on 31 March 2023 (LBTYA: $19.50 and LBTYK: $20.38), and without subtraction of additional shares for withholding tax obligations. 4.2.5. Management structure of LG plc 4.2.5.1. Board of directors On the date of the Prospectus, the board of directors of LG plc consists of 11 members, divided into three classes of members: Class I directors, whose term expires at the 2023 annual general meeting of shareholders, Class II directors, whose term expires at the 2024 annual general meeting of shareholders and Class III directors, whose term expires at the 2025 annual general meeting of shareholders. The table below sets forth the current board of directors, including any committee memberships: Name End of term Function Participation in board committees Andrew J. Cole 2025 Class III director − Compensation Committee − Nominating & Corporate Governance Committee Miranda Curtis CMG 2023 Class I director − Audit Committee − Nominating & Corporate Governance Committee − People, Planet, Progress Committee (Chair) John W. Dick 2023 Class I director − Audit Committee Marisa D. Drew 2025 Class III director − People, Planet, Progress Committee Michael T. Fries 2024 Class II director – Vice chairman − Executive Committee Paul A. Gould 2024 Class II director − Audit Committee (Chair) − Compensation Committee − Nominating & Corporate Governance Committee − Succession Planning Committee Richard R. Green 2025 Class III director − Compensation Committee − Nominating & Corporate Governance Committee (Chair)

38 Name End of term Function Participation in board committees − Succession Planning Committee John C. Malone 2024 Class II director – Chairman − Executive Committee − Succession Planning Committee (Chair) Larry E. Romrell 2024 Class II director − Compensation Committee (Chair) − Nominating & Corporate Governance Committee − Succession Planning Committee Daniel E. Sanchez 2025 Class III director − People, Planet, Progress Committee J. David Wargo 2023 Class I director − Audit Committee − People, Planet, Progress Committee 4.2.5.2. Committees of the board of directors (a) Audit Committee The Audit Committee reviews and monitors LG plc’s corporate financial reporting and LG plc’s internal and external audits. (b) Compensation Committee The Compensation Committee sets LG plc’s overall compensation philosophy and oversees its executive compensation and benefits programs, policies and practice. (c) Nominating & Corporate Governance Committee The Nominating and Corporate Governance Committee identifies and recommends persons as nominees to the LG plc board of directors, reviews from time to time LG plc’s corporate governance guidelines and oversees the evaluation of the LG plc board of directors. (d) People, Planet, Progress Committee The People, Planet, Progress Committee’s responsibilities include reviewing material LG plc ESG strategies, objectives, contributions and risks. (e) Succession Planning Committee The Succession Planning Committee assists the full board in succession planning for the LG plc CEO and other executive officers. (f) Executive Committee

39 The primary purpose of the Executive Committee is to exercise powers of the board of directors on matters requiring expediency that arise between regularly scheduled board meetings, such as financings, investments, tax planning, acquisitions and divestitures and similar matters. 4.2.5.3. Senior management On the date of the Prospectus, LG plc’s named executive officers are the following individuals: Name Position Michael T. Fries Chief Executive Officer, President and Vice Chairman of the Board Charles H.R. Bracken Executive Vice President and Chief Financial Officer Bryan H. Hall Executive Vice President, General Counsel and Secretary Enrique Rodriguez Executive Vice President and Chief Technology Officer Andrea Salvato Executive Vice President and Chief Development Officer 4.2.6. Group structure of LG plc For the group structure of LG plc, reference is made to Section 4.1.4 above. 4.2.7. Auditor The auditor of LG plc is KPMG LLP, 1225 17th St, Denver CO 80202, US. 4.2.8. Financial Information For financial information regarding LG plc, reference is made to the audited consolidated U.S. GAAP financial statements and the notes thereto of LG plc for the year ended 31 December 2022 (Item 8 p. II-44 et seq. in the LG plc Annual Report). All LG plc filings with the SEC, including the LG plc 2022 Annual Report are available on the LG plc website free of charge generally within 24 hours after such material is filed with the SEC (https://www.libertyglobal.com/investors/sec-filings/). The information on the LG plc website is not part of this Prospectus and is not incorporated by reference herein. The SEC also maintains a website address at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. 4.3. Shareholding in the Target Company

40 4.3.1. Direct shareholding of the Offeror On the date of the Prospectus, the Offeror holds an aggregate of 66,342,037 shares (i.e. 66,247,210 Ordinary Shares and 94,827 Liquidation Dispreference Shares) in the Target Company (representing 59.18% of the issued share capital of the Target Company) and, therefore, has control over the Target Company (within the meaning of Article 1:14 BCCA). These shares held by the Offeror are not included in the Offer. 4.3.2. Shareholding of Persons Affiliated with the Offeror On the date of the Prospectus, the Target Company is a Person Affiliated with the Offeror considering the control the Offeror has over the Target Company (see Section 4.3.1 above). On the date of the Prospectus, the Target Company holds an aggregate of 3,500,526 own Ordinary Shares (representing 3.12% of the issued share capital of the Target Company). These treasury shares are not included in the Offer. Therefore, on the date of the Prospectus, the Offeror and the Persons Affiliated with the Offeror (i.e. the Target Company, which holds treasury shares) together hold 69,842,563 shares (i.e. 69,747,736 Ordinary Shares and 94,827 Liquidation Dispreference Shares) in the Target Company (representing 62.30% of the issued share capital of the Target Company), which are not included in the Offer. 4.3.3. Overview of recent acquisitions Neither the Offeror, nor any Person Affiliated with the Offeror, nor any person acting as an intermediary (within the meaning of Article 1:16, §2 of the BCCA), has acquired shares of the Target Company during the period of twelve (12) months prior to the date of the Prospectus. 4.4. Persons acting in concert with the Offeror In accordance with Article 3, §2 of the Takeover Law, the Offeror is by operation of law deemed to be acting in concert with the Target Company in the context of the Offer since the Target Company is a Person Affiliated with the Offeror. Reference is made to Section 4.3.2 above. 5. Information about the Target Company 5.1. Identification of the Target Company Name: Telenet Group Holding NV Legal form: Public limited liability company incorporated under the laws of Belgium Seat: Liersesteenweg 4, 2800 Mechelen, Belgium Date of incorporation and duration: 3 June 2002 – indefinite period of time Register of legal persons: Belgian Register of Legal Entities (Antwerp, division Mechelen) Number: 0477.702.333 Stock exchange: Euronext Brussels ISIN number: BE0003826436 Company website: www.telenetgroup.be

41 Name: Telenet Group Holding NV Date of general assembly: Last Wednesday of April (most recently held on 26 April 2023) Statutory auditor: KPMG Bedrijfsrevisoren BV, represented by Jackers Götwin 5.2. Object of the Target Company Pursuant to article 4 of the Target Company’s articles of association, the object of the Target Company is as well as in Belgium as abroad, as well in its own name and for its own account as in the name or for the account of third parties, alone or in co-operation with third parties: − to acquire by means of subscription, contribution, merger, co-operation, financial intervention or in any other way, an interest or a participation in all companies, businesses, enterprises and associations, whether already existing or still to be incorporated, without any distinction, both in Belgium and abroad; − to manage, increase the value of, and liquidate such participations or interests; − to directly or indirectly participate in the management, the administration, supervision and liquidation of the enterprises, companies, business activities or associations in which it holds a participation or an interest; − to advise and assist, in any field of the conduct of business, the management and the direction of the enterprises, companies, business activities or associations in which it holds an interest or a participation, and in general, to undertake all actions that wholly or partially, directly or indirectly, belong to the activities of a holding company; − to conceive, work out, establish, adapt, maintain, supply, manufacture and operate existing and new cable networks, wholly or partially. These cable networks are considered in the broadest sense of the word, including, but not limited to, the cable networks for distribution of broadcasting and multimedia services; − to conceive, work out, establish, adapt, maintain, supply, manufacture and operate existing and new telecommunication networks, wholly or partially, for both a fixed and a mobile network. These telecommunication networks are considered in the broadest sense of the word, including, but not limited to, telephony; − to render all services on these or other networks both to intermediaries and end-users, both to private individuals, public authorities and business; both to closed user groups and to the public or to other interested users of telecommunication services; − to develop, gather, structure, manage and exploit multimedia data and other information, be it data, text, graphics, sound or a combination thereof; − the distribution and delivery of information and communication signals, including branching, provision and delivery of audio-visual and television signals and the exploitation of a cable television network; − the transport of information and communication signals, including the digital, audio- visual and television signals;

42 − the installation, maintenance and operation of systems for two-way communication, and any applications thereof that are in accordance with the prevailing legal regulations; − to realise all possible applications of the infrastructures (installations, main and distribution networks) that relate directly to the aforementioned activities; and − the management and exploitation of, and the ensuring of all services for, the aforementioned installations, main and distribution networks. Thereby excluding, if need may be, any regulated activities, for which the required permits or licenses are not available. This enumeration is non-limitative and is to be interpreted in the broadest possible manner. The company can perform all so-called technical, economic, social, intellectual, organisational, civil, commercial, industrial, financial, personal property and real estate transactions that, directly or indirectly, relate to the company’s corporate object or which may further this corporate object. The company can grant guarantees, act as agent or representative, grant advances, credit facilities or securities, including mortgages, to these and other, whether or not affiliated, companies, enterprises and associations. 5.3. Activities of the Target Company The Target Company is the parent company of the Target Group, which offers digital television, high-speed broadband internet and fixed-line and mobile telephony services to residential subscribers in Flanders, part of Brussels and the Botte du Hainaut in Wallonia and the Grand Duchy of Luxembourg. Under the “BASE” brand, the Target Group also offers mobile telephony services to residential and business customers across Belgium. The Telenet Business department serves the business market in Belgium and parts of Luxembourg with cloud, hosting and security solutions. The Target Group’s HFC network spans the Flanders region, covers approximately 58% of Belgium by homes passed and includes the metropolitan centers of Antwerp and Ghent and approximately two thirds of Brussels. On 19 July 2022, the Target Company announced together with Fluvius System Operator CV the entering into a binding agreement about gradually evolving their HFC network infrastructure in their combined footprint to the “data network of the future”, including FTTH technology, which is a type of broadband communication technology for which optical fiber cables are run directly onto customers’ premises to deliver high-speed internet and other services to homes or businesses (working name “NetCo”). The transaction had to be notified to the European Commission as the relevant jurisdictional turnover thresholds set out in the EU Merger Regulation were exceeded. The Target Company and Fluvius System Operator CV received confirmation on 31 May 2023 from the European Commission’s Directorate-General for Competition that their partnership does not lead to any competition law concern. Following this confirmation, they are now expected to close the transaction on 1 July 2023. The Target Group’s digital television services include basic and enhanced video services, including high definition, pay television and video-on-demand services. Supporting its digital television services, the Target Group has also made a number of investments in the context of its long-term entertainment strategy including participations in Caviar, Woestijnvis, Play Media, Streamz and the Park. The Target Group continues to be increasingly focused on the

43 trend of bundled subscriptions, offering its subscribers broadband internet and telephony services together with its video services in the form of attractively priced multiple-play bundles. 5.4. Recent developments On 26 April 2023, the Target Company held its annual general shareholders’ meeting approving the consolidated financial statements for the year ended on 31 December 2022. The annual report for the year ended on 31 December 2022 is available on the Target Company’s website (https://investors.telenet.be/publications/annual-reports). For an overview of developments as of 1 January 2023, reference is made to note 5.30 to the audited consolidated EU IFRS financial statements of the Target Group for the year ended 31 December 2022, which are incorporated by reference as set out in Section 3.4, and to the overview below. The overview below (i) summarizes the developments (other than the Offer) set out in note 5.30 to the audited consolidated EU IFRS financial statements of the Target Group for the year ended 31 December 2022 and (ii) includes additional developments. On 21 December 2022, the founding shareholders of Eltrona Interdiffusion S.A. and Telenet BV, an indirect wholly-owned subsidiary of the Target Company, announced that they had reached an agreement whereby Telenet BV would acquire all remaining shares of Eltrona, active in the Grand Duchy of Luxembourg. Completion of this transaction took place on 2 January 2023. Through this transaction, Telenet acquired full ownership of a telecom company outside of Belgium for the first time. On 9 January 2023, the Target Company announced that the production company Roses Are Blue, which is part of the Caviar group in which Telenet has a stake of 70%, had taken over Lecter Media’s 50% shareholding in the Fabiola group. The Fabiola group was established in 2017 by the production companies Lecter Media, De Mensen and Woestijnvis, with the intention of joining forces in the Dutch and German television markets in order to develop their own programs and produce and offer shareholders’ formats on an exclusive basis in these markets. In 2019, De Mensen left the joint-venture and as a result Lecter Media and Woestijnvis became the sole two shareholders with a 50-50% participation. Well known titles released by Fabiola in the Netherlands and/or Germany include ‘Groeten Uit 19xx’, ‘De TV Kijker van het Jaar’, ‘De Mol’, ‘De Slimste Mens’ and the hit format in Germany and the Netherlands based on Homo Universalis: ‘99 Einer Schlägt Sie Alle!’ and ‘De Alleskunner’. Following the acquisition of Lecter Media’s 50% shareholding by Roses Are Blue, the Fabiola group will continue as a joint venture between Roses Are Blue and Woestijnvis (who remains the owner of the other 50% of the outstanding shares). The Fabiola group consists of a Belgian holding company with one subsidiary in the Netherlands and one subsidiary in Germany. Roses Are Blue, which already has an established international reputation, intends to strengthen the Flemish television market’s representation in the Netherlands and Germany via this participation. On 30 January 2023, the Target Company announced that Telenet BV, an indirect wholly- owned subsidiary of the Target Company, and Orange Belgium have signed two commercial fixed wholesale agreements, subject to the completion of the VOO acquisition by Orange Belgium, which is expected to take place at the end of Q2 2023 following approval of the acquisition by the European Commission. The agreements will provide access to each other’s fixed networks on a commercial basis for a 15-year period and will remain in force independently of the evolution of the current regulated open access model. Furthermore, the agreements cover both current HFC and future FTTH in both network areas. Through the agreements, Telenet BV will be able to access the VOO cable network in Wallonia and the remaining one-third of Brussels. Furthermore, Orange Belgium will become a wholesale customer on the Target Group's future FTTH network at pre-agreed terms, increasing network penetration and improving the return on investment on the Target Group's investments in fiber. The Target Group strongly believes the agreements will foster competition in the Belgian telecoms market, expanding customers' freedom of choice in terms of telecom operators and service offerings through at least three nationwide fixed-mobile convergence providers.

On 23 February 2023, the Target Company announced that it reached an agreement with Mediahuis NV to purchase 20% of Mediahuis NV's shares in Vlaanderen Eén NV, i.e. the company that operates the Nostalgie radio channel in Flanders. At present, Mediahuis NV directly holds 50% of the shares in Vlaanderen Eén NV and has an indirect participation (through Nostalgie SA) of 25%. Following this transaction, Mediahuis NV will thus remain the majority shareholder, with a (direct and indirect) shareholding of 55%. Nostalgie SAS, which is part of the NRJ Group, will indirectly (also through Nostalgie SA) remain the owner of 25% of the shares. Play Media (the former SBS Belgium) will manage the participation for the Target Company.

On 27 April 2023, the Target Company announced its unaudited consolidated results for the three months ended 31 March 2023, which are published on the Target Company's website (https://investors.telenet.be/financial-results).

5.5. Shareholding structure of the Target Company

In accordance with the transparency declarations concerning important shareholdings pursuant to the law of 2 May 2007, the shareholding structure of the Target Company is as indicated in the following table, based on the shareholders' register of the Target Company, the latest transparency declarations published by the Target Company on its website (https://investors.telenet.be/share-information/transparency-declarations) up to the date of the Prospectus[2], as well as the latest notifications of each relevant shareholder to the FSMA:

Shareholder	**Number of shares held**	**% of total number of shares**
The Offeror*	66,342,037**	59.18%
The Target Company	3,500,526	3.12%
Public	42,267,437***	37.70%
Total	**112,110,000**	**100%**

* Cf. Section 4.3.1 of the Prospectus.
** This number includes 94,827 Liquidation Dispreference Shares.
*** This number includes 16 Liquidation Dispreference Shares held by Interkabel Vlaanderen CV and 30 Golden Shares held by the intermunicipalities Fluvius Antwerpen, INTERGEM, IKA, IVERLEK, IMEWO and Gaselwest (each as defined under Section 6.1.2.1).

5.6. Capital structure of the Target Company

5.6.1. Share Capital

On the date of the Prospectus, the share capital of the Target Company amounts to EUR 12,799,049.40 and is represented by 112,110,000 shares without nominal value, comprising:

(i) 112,015,127 Ordinary Shares;

2 Although the applicable transparency disclosure rules require that a disclosure must be made when certain thresholds are passed, it is possible that the information in the table above in relation to a Shareholder is no longer up-to-date.

44

45 (ii) 30 Golden Shares; and (iii) 94,843 Liquidation Dispreference Shares. The Ordinary Shares are listed on the regulated market of Euronext Brussels. The Golden Shares and Liquidation Dispreference Shares are not admitted to trading on any market and have certain specific rights or obligations, as described in the articles of association and the Corporate Governance Charter of the Target Company, as available on the Target Company’s website (https://www2.telenet.be/nl/corporate) (see also Section 6.1.2 of the Prospectus). 5.6.2. Authorised capital Pursuant to article 7 of the Target Company’s articles of association, the board of directors of the Target Company is authorized to increase the share capital pursuant to a notarial deed on, one or more occasions, by a maximum amount of EUR 5,000,000. The board of directors may exercise this authorization during a period of five (5) years as from 2 May 2022. This power may be renewed in accordance with the applicable legal provisions. The board of directors of the Target Company may increase the share capital by contributions in cash or in kind within the limits of the BCCA, by capitalization of reserves, whether available or unavailable for distribution, with or without the issuance of new shares (with or without voting rights). The board of directors may also use this authorization for the issuance of convertible bonds, subscriptions rights or bonds to which subscriptions rights or other securities are attached, and for the issuance of other securities. When using its powers under the authorized capital, the board of directors of the Target Company may, in the interest of the Target Company, limit or cancel the preferential subscription right, including in favour or one or more specific persons other than personnel of the Target Company or the Target Group. 5.6.3. Treasury shares The general meeting of shareholders of the Target Company held on 27 April 2022 renewed the authorisation of the board of directors to acquire the Target Company’s own shares by way of purchase, exchange or otherwise, in accordance with the limits provided for by the BCCA up to the maximum amount permitted by law at an acquisition price which (i) may not be less than 80% of the lowest closing price of the shares on Euronext Brussels during the twenty (20) days prior to the acquisition and (ii) may not be more than 120% of the highest closing price of the shares on Euronext Brussels during the twenty (20) days prior to the acquisition. This authorisation is valid for a period of five (5) years. On the date of the Prospectus, the Target Company holds 3,500,526 treasury shares (representing 3.12% of the total number of shares issued by the Target Company; see also Section 5.5 of the Prospectus). In accordance with the relevant provisions of the BCCA, the voting rights attached to the treasury shares are suspended and any dividend rights on such shares (if applicable) are cancelled while they remain in the Target Company’s possession. Consequently, the Target Company’s share count, adjusted to reflect the full suspension of voting rights and cancellation of dividend rights on these treasury shares, totals 108,609,474 at the date of the Prospectus.

46 5.7. Participations held by the Target Company The organization chart of the companies included in the scope of consolidation of the Target Company is attached to the Prospectus as ANNEX 4. 5.8. Evolution of the share price on Euronext Brussels The graph below illustrates the evolution of the Target Company’s share price on the regulated market of Euronext Brussels during the last twelve (12) months preceding the notification of the Offer to the FSMA in accordance with Article 5 of the Takeover Decree (i.e. from 1 June 2022 until 30 May 2023): 5.9. Management structure of the Target Company 5.9.1. General The Target Company has opted for a “one-tier” governance structure. As a result, the board of directors is authorised to perform all actions which are necessary or useful for fulfilling the corporate purpose of the Target Company, except for those matters which are expressly reserved to the general meeting of shareholders by law, or as specified in the articles of association. In particular, the board of directors represents the Target Company and executes the responsibilities entrusted to it by law including, but not limited to, with respect to the budget, important commercial contracts, co-operations and acquisitions, accounting rules, approval of the periodic financial reporting, financing transactions, issuing proposals to the general meeting of shareholders, and external communication to shareholders and other stakeholders. For further details in this respect, reference is made to the Corporate Governance Charter 2020.

47 In accordance with the relevant legal requirements, the board of directors has established two permanent committees of an advisory nature, mainly composed of independent directors: (i) the audit and risk committee, and (ii) the remuneration and nomination committee. In addition, the board of directors can, on an ad hoc basis, set up specialized committees in order to advise the board of directors in respect of decisions to be taken, to give comfort to the board of directors that certain issues have been adequately addressed and, if necessary, to bring specific issues to the attention of the board of directors. The existence of the committees does not decrease the responsibility of the board of directors as a whole and the committees do not have the power to take binding decisions, as the decision-making remains the collegial responsibility of the board of directors, nor shall the committees formulate the Target Company’s strategy. The day-to-day management of the Target Company is delegated to the Managing Director (CEO). The CEO is assisted by the executive management of which he is the chairman, and that does not constitute a management committee within the meaning of Article 7:104 of the BCCA. 5.9.2. Board of directors The board of directors of the Target Company consists of 11 members, including 4 independent directors within the meaning of Article 7:87, §1 of the BCCA, the Belgian Corporate Governance Code 2020 and the articles of association of the Company. With the exception of the Managing Director (CEO), all directors are non-executive directors. On the date of the Prospectus, the composition of the board of directors of the Target Company is as follows: Name End of term Function Nominated by JoVB BV (permanently represented by Jo Van Biesbroeck) 2027 Chairman Independent director Lieve Creten BV (permanently represented by Lieve Creten) 2026 Director of companies Independent director John Gilbert 2026 Director of companies Independent director Dirk JS Van den Berghe Ltd. (permanently represented by Dirk Van den Berghe) 2026 Director of companies Independent director John Porter 2025 Chief Executive Officer & Managing Director Telenet Charles H. Bracken 2024 Executive Vice President & Chief Financial Officer of Liberty Global LG plc

48 Enrique Rodriguez 2027 Executive Vice President & Chief Technology Officer of Liberty Global LG plc Amy Blair 2026 Senior Vice President & Chief People Officer of Liberty Global LG plc Manuel Kohnstamm 2027 Senior Vice President & Chief Corporate Affairs Officer of Liberty Global LG plc Severina Pascu 2026 Deputy Chief Executive Officer and Chief Operating Officer of Sunrise Business in Switzerland LG plc Madalina Suceveanu 2026 Managing Director, Mobile and Cloud Technology of Liberty Global LG plc As of the general meeting of shareholders of 25 April 2012, Mr. André Sarens was appointed as “observer” to the board of directors. 5.9.3. Committees of the board of directors (a) Audit and Risk Committee The Audit and Risk Committee assists the board of directors in fulfilling its monitoring responsibilities in respect of control in the broadest sense, including risks. The primary tasks of the Audit and Risk Committee include regularly convening to assist and advise the board of directors with respect to the monitoring of the financial reporting by the Target Company and its subsidiaries and making recommendations or proposals to ensure the integrity of the process, the monitoring of the effectiveness of the systems for internal control and risk management of the Target Company, monitoring of the internal audit and its effectiveness, monitoring of the statutory audit of the annual accounts and the consolidated accounts including follow-up on questions and recommendations of the statutory auditor and assessment and monitoring of the independent character of the statutory auditor, taking into account the delivering of additional services to the Target Company. On the date of the Prospectus, the Audit and Risk Committee is composed of the following persons: Name Function Lieve Creten BV (permanently represented by Lieve Creten) Chairwoman JoVB BV (permanently represented by Jo Van Biesbroeck) Member John Gilbert Member Severina Pascu Member

49 5.9.3.2. Remuneration and Nomination Committee The Remuneration and Nomination Committee assists, reviews and makes proposals to the board of directors in relation to (i) the remuneration policy and the individual remuneration of directors and members of the Senior Leadership Team and (ii) the periodical evaluation of the size and composition of the board of directors, the (re-)appointment and succession of directors and members of the Senior Leadership Team and the recruitment and retention policies. The Remuneration and Nomination Committee further prepares the remuneration report to be included in the corporate governance statement by the board of directors and the presentation of this remuneration report at the annual general shareholders’ meeting. On the date of the Prospectus, the Remuneration and Nomination Committee is composed of the following persons: Name Function JoVB BV (permanently represented by Jo Van Biesbroeck) Chairman Dirk JS Van den Berghe Ltd. (permanently represented by Dirk Van den Berghe) Member Amy Blair Member 5.9.4. Executive Management The Managing Director (CEO) is responsible for the day-to-day management of the Target Company. The CEO is assisted by the executive management (the Senior Leadership Team or SLT), of which he is the chairman and that does not constitute a management committee within the meaning of article 7:104 of the BCCA. On 1 April 2013, Mr. John Porter was appointed as CEO of the Target Company. On the date of the Prospectus, the Senior Leadership Team consists of the following persons: Name Function John Porter Chief Executive Officer Erik Van den Enden Chief Financial Officer Luk Bruyneels Chief Product & Technology Officer Micha Berger Network build, Darwin & Artemis Chief Special Projects, CEO of NetCo Jeroen Bronselaer CEO PLAY MEDIA Geert Degezelle Chief Commercial Officer B2B Dieter Nieuwdorp Chief Commercial Officer Residential & SOHO Ann Caluwaerts Chief Corporate Development Officer Benedikte Paulissen Chief Customer Operations Officer

50 5.10. Financial Information The annual financial statements of the Target Company for the year ended 31 December 2022, the consolidated financial statements of the Target Company for the year ended 31 December 2022 (incorporated by reference as set out in Section 3.4), as well as the annual report of the Target Company for the year ended 31 December 2022, can be found on the website of the Target Company (https://investors.telenet.be/publications/annual-reports). The annual financial statements for the year ended 31 December 2022 were prepared in accordance with generally accepted accounting principles in Belgium (Belgian GAAP). The consolidated financial statements for the year ended 31 December 2022 have been prepared in accordance with the International Financial Reporting Standards, as endorsed by the European Union (EU IFRS). The annual financial statements for the year ended 31 December 2022 were approved by the general meeting of shareholders of the Target Company held on 26 April 2023. The consolidated financial statements were presented to the general meeting of shareholders of the Target Company held on 26 April 2023. The annual financial statements and the consolidated financial statements of the Target Company for the year ended 31 December 2022 have been audited by KPMG Bedrijfsrevisoren BV, permanently represented by Mr. Jacker Götwin. The statutory auditor made no qualifications in respect of the annual financial statements or the consolidated financial statements of the Target Company. On 27 April 2023, the Target Company announced its unaudited consolidated results for the three months ended 31 March 2023, as available on the Target Company’s website (https://investors.telenet.be/financial-results). 6. The Offer 6.1. Characteristics of the Offer 6.1.1. Nature of the Offer The Offer is a voluntary and conditional public takeover bid in cash at the Offer Price, made in accordance with chapter II of the Takeover Decree and upon the terms and subject to the conditions set forth in the Prospectus. 6.1.2. Object of the Offer 6.1.2.1. Shares The Offer relates to all shares issued by the Target Company and which are not held by the Offeror and the Persons Affiliated with the Offeror (i.e. the Target Company) on the date of the Prospectus. Therefore, on the date of the Prospectus, the Offer relates to 42,267,437 Shares of the Target Company, representing 37.70% of the total share capital issued by the Target Company, which is comprised of: (i) 42,267,391 Ordinary Shares; (ii) 30 Golden Shares; and

51 (iii) 16 Liquidation Dispreference Shares. The Ordinary Shares are admitted to trading on the regulated market of Euronext Brussels under ISIN code BE0003826436 (trading symbol: TNET). The Golden Shares are held by six intermunicipalities (i.e. Fluvius Antwerpen, Intercommunale Vereniging voor Energieleveringen in Midden-Vlaanderen (INTERGEM), Investeringsvereniging voor Gemeenten van de Kempen en het Antwerpse (IKA), IVERLEK, Intercommunale Maatschappij voor Energievoorziening in West- en Oost-Vlaanderen (IMEWO) and Intercommunale Maatschappij voor Gas en Elektriciteit van het Westen (Gaselwest)). The Golden Shares attribute to the intermunicipalities the right to appoint representatives to the regulatory board (regulatoire raad) of the Target Company, which monitors the “public interest guarantees” related to the Target Company’s offering of digital television as defined in the articles of association of the Target Company (the regulatory board no longer meets on a regular basis but can be organised when the articles of association so provide), and the right to appoint an observer to the board of directors, as further described in the articles of association and the Corporate Governance Charter. The public interest guarantees comprise certain guarantees to protect the public interest in relation to: • the price and content of the basic package; • the roll-out obligations for the digital platform; and • the provision of public services which utilize new technologies to local administrations at cost price. The Target Company’s articles of association provide that the Golden Shares shall only be transferable but always be freely transferable to other associations (samenwerkingsverbanden), between communes and to communes, provinces or other public law entities or private companies directly or indirectly controlled by public law entities or Fluvius System Operator CV (a Public Law Entity). In case the existing holders or the transferees would no longer be Public Law Entities, these entities will transfer the concerned Golden Shares to an entity which qualifies as a Public Law Entity within four weeks as of the date on which they have legally ceased to be Public Law Entities. The Golden Share regime shall follow the activities of the Target Company in case of a transfer of the activities of the Target Company to any other entity. The Golden Shares shall be held in packages of three and shall only be transferable in packages of three Golden Shares. Although the Golden Shares are subject to the Offer, the above transfer restrictions prevent the holders of the Golden Shares from tendering these Golden Shares into the Offer, other than a transfer pursuant to law in case of a squeeze-out. If the Offeror, in accordance with Section 6.4.3.3 below, proceeds with a squeeze-out, any transfer restrictions applicable to the Golden Shares would become inapplicable by operation of law and any Golden Shares would thus be transferred to the Offeror pursuant to law. In such a case, the Offeror will

52 amend article 15.1 of the Target Company’s articles of association to remove the requirement that the Golden Shares can only be held by Public Law Entities. Other than in the case of a squeeze-out, the Offeror does not intend to amend the rights attached to the Golden Shares. The Offer, including any transfer of ownership of the Golden Shares or any change of characteristics of the Golden Shares does not affect any Telenet obligations under the public interest guarantees (to the extent still relevant). The 16 Liquidation Dispreference Shares are held by Interkabel Vlaanderen CV and have the same rights as the Ordinary Shares, except that they are subject to an EUR 8.02 liquidation dispreference, so that in any liquidation of the Target Company the Liquidation Dispreference Shares would only participate in the portion of the proceeds of the liquidation that exceed EUR 8.02 per share. On simple request, Liquidation Dispreference Shares can be converted into ordinary shares at a rate of 1.04 to 1, whereby the conversion will have to be requested per lot consisting of 26 Liquidation Dispreference Shares. If a shareholder hold less than 26 Liquidation Dispreference Shares, the conversion can be requested into Ordinary Shares at a 1 to 1 ratio. As Interkabel Vlaanderen CV holds less than 26 Liquidation Dispreference Shares, the 1 to 1 ratio would apply in case of a request for conversion. In the event of a liquidation of the Target Company, the liquidation dispreference shall apply if, following (i) the fact that Telenet Vlaanderen NV or Telenet BV has been declared bankrupt or has been liquidated, or (ii) a unanimous and definitive decision of the board of directors to cease each direct and indirect development, installation or exploitation of the Telenet telecommunication network in Belgium, the Pure Intercommunales (as defined in the articles of association of the Target Company) and/or Interkabel Vlaanderen NV terminates the usage rights, which the Group (through Telenet Vlaanderen NV) holds on its network. In such case, the Liquidation Dispreference Shares shall entitle the holders thereof only to the possible proceeds of the liquidation for the part above EUR 8.02 per share. The Liquidation Dispreference Shares are registered shares and cannot be converted into dematerialized shares, unless after conversion into Ordinary Shares. The Ordinary Shares, the Golden Shares and the Liquidation Dispreference Shares that are subject to the Offer are treated equally (and as a single class) for the purposes of the Offer. 6.1.2.2. Other securities The Target Company does not have any convertible bonds or subscription rights in circulation. The Target Company has issued equity incentives to its CEO, the SLT and certain other employees. None of these equity incentives are in scope of the Offer, because the obligations of the Target Company under these instruments are covered by treasury shares and none of these instruments require or result in an issuance of new Ordinary Shares. The following forms of equity incentives have been granted:

53 • Employee stock options, i.e. stock options on existing Ordinary Shares, exercisable during certain periods following vesting (which are all out of the money at the date of the Prospectus); • Performance shares, i.e. a right to have existing Ordinary Shares delivered upon vesting, the number of which depends on set performance criteria over a performance period; and • Restricted shares, i.e. a right to have existing Ordinary Shares delivered upon vesting, whereby the Ordinary Shares delivered upon vesting remain subject to a lock-up for two years as from the vesting date, subject to certain exceptions. The Target Company also issued “compensation restricted shares” which have the same characteristics as the “ordinary” restricted shares, but were issued to holders that held unvested equity in the form of stock options, performance shares and/or “ordinary” restricted shares to compensate such holders for any dividends paid to shareholders. In case Ordinary Shares under existing equity incentives are delivered in accordance with their terms, the Offer shall extend to the Ordinary Shares so delivered whereby the number of treasury shares will decrease. The Offeror and LG plc have committed, as soon as or shortly after the Offeror has achieved a Simplified Squeeze-out of the Target Company, to organise, in consultation with the Target Company, a rollover of these equity incentives into reasonably similar equity incentive plans at the LG Group level granting instruments relating to shares of LG plc. The rollover may be effected pursuant to contractual provisions included in the relevant equity incentive plans or amendments to such plans. For stock options that are out of the money, the LG Group will compensate the holders of such stock options for taxes paid by such holders in connection with the award of such stock options. It is intended that such payment will be tax neutral to the holder. The Telenet board of directors will be allowed to assess the equivalence of the LG plc instruments and/or the cash compensation to decide whether to replace the existing instruments with such LG instruments or, as applicable, to recommend to the participants to exchange their Telenet instruments for such LG plc instruments and/or accept the cash compensation. In case there is no Simplified Squeeze-out, the Offeror does not intend to organise any roll-up or roll-over of the equity incentives or offer cash compensation in lieu thereof. 6.1.3. Conditions of the Offer The Offer is subject to the following conditions: (a) as a result of the Offer, the Offeror, together with the Persons Affiliated with the Offeror, collectively own at least 95% of the shares in the Target Company; and

54 (b) as from 13 April 2023, being the date of the notification of the Offeror to the FSMA in accordance with article 5 of the Takeover Decree (the Notification Date), and during the period preceding the date on which the results of the Initial Acceptance Period of the Offer are announced: (i) the closing price of the BEL-20 index (ISIN: BE0389555039) has not decreased 17.5% or more as compared to the closing price of the BEL-20 index on the Business Day preceding the Notification Date (i.e. BEL-20 index is not lower than 3,136.39 points); and/or (ii) the closing price of (x) the shares in Proximus as listed on Euronext Brussels (ISIN: BE0003810273) has not decreased 17.5% or more compared to its respective closing price as listed on Euronext Brussels on the Business Day preceding the Notification Date less the dividend paid on 28 April 2023, and (cumulatively) (y) the shares in Orange Belgium as listed on Euronext Brussels (ISIN: BE0003735496) has not decreased 17.5% or more compared to its respective closing price as listed on Euronext Brussels on the Business Day preceding the Notification Date (i.e. Proximus closing price is not lower than EUR 6.80 per share and Orange Belgium closing price is not lower than EUR 12.94 per share), each of the so calculated closing prices as set forth in (i) and (ii), a MAC Threshold. If the Offeror does not withdraw the Offer at a time when (i) the closing price of the BEL-20 index and/or (ii) both the closing price of Proximus and the closing price of Orange Belgium, are below the relevant MAC Threshold, and such relevant closing prices subsequently rise again above the relevant MAC Threshold, the Offeror will not be able to invoke this earlier and temporary decrease of such relevant closing prices thereafter. The possible decision of the Offeror to maintain the Offer during a period where (i) the closing price of the BEL-20 index and/or (ii) both the closing price of Proximus and the closing price of Orange Belgium, have temporarily fallen below the relevant MAC Threshold, does not affect the Offeror’s right to still invoke the condition and withdraw the Offer, should (i) the closing price of the BEL-20 index and/or (ii) both the closing price of Proximus and the closing price of Orange Belgium, after a recovery, subsequently again fall below the relevant MAC Threshold. The Offeror may withdraw the Offer if any of the conditions precedent described in paragraphs (a) to and including (b) above (together, the Conditions) has not been met. These Conditions are exclusively for the benefit of the Offeror, who reserves the right to waive any of these Conditions, in whole or in part. The Offeror may acquire Shares even if the number of tendered Shares is lower than what is specified in the above condition under paragraph (a) above (this Condition, the Acceptance Threshold Condition).

55 If any of the Conditions are not met, the Offeror will announce its decision whether or not to waive this Condition (or these Conditions) no later than at the time of announcement of the results of the Initial Acceptance Period, by means of a press release that will also be made available on the following websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Target Company (www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder-offer.be/nl/public_offer.php. In order to comply with applicable U.S. federal securities laws (including Rule 14e-1 under the U.S. Exchange Act), the Offer must remain open for at least five (5) U.S. Business Days following a material change, including any reduction or waiver of the Acceptance Threshold Condition. 6.2. Offer Price The Offer Price is EUR 22.00 in cash per Share (i.e. for each Ordinary Share, Golden Share and Liquidation Dispreference Share which is subject to the Offer). The Offeror considers the key attributes of the Ordinary Shares, the Golden Shares and the Liquidation Dispreference Shares to be substantially similar and therefore considers the Offer Price of EUR 22.00 for each class of Shares to be justified. Following the approval by the Target Company’s ordinary general meeting of 26 April 2023, a gross dividend of EUR 1.00 per share has been paid on 5 May 2023 and the Offer Price per Share has been reduced by the total gross amount of such dividend (before any applicable tax deduction), resulting in an amount of EUR 21.00 per Share. The total Offer Price for all Shares is, (after deduction of the EUR 1.00 gross dividend per Share) EUR 887,616,177.00 in cash. As required by Article 3 of the Takeover Decree, the funds necessary for the payment of the Offer Price are available to the Offeror in the form of an irrevocable and unconditional credit facility granted by among others, The Bank of Nova Scotia as the facility agent and security agent, BNP Paribas S.A., BNP Paribas Fortis NV/SA, National Westminster Bank plc, NatWest Markets Plc and The Bank of Nova Scotia as the initial original lenders and BNP Paribas Fortis NV/SA as the presenting bank (see Section 6.12.2.1 below). A justification of the Offer Price is included in Section 6.3 of the Prospectus. In accordance with Article 15, §2 juncto Article 31, second paragraph of the Takeover Decree, if, during the Offer Period, the Offeror or the Persons Affiliated with the Offeror acquire or commit to acquire, outside the framework of the Offer, securities of the Target Company at a higher price than the Offer Price, the Offer Price will be aligned with this higher price pursuant to Article 15, § 2 of the Takeover Decree. In order to comply with applicable U.S. federal securities laws (including Rule 14e-1 under the U.S. Exchange Act), the Offer must remain open for at least ten U.S. Business Days following an increase of the Offer Price. In accordance with Article 45 of the Takeover Decree, in case of a direct or indirect acquisition of Shares to which the Offer relates by the Offeror or by Persons Affiliated with the Offeror during a period of one (1) year from the end of the Offer Period, on more advantageous terms for the sellers than those provided for in the Offer, the price difference will be paid to all Shareholders who have accepted the Offer.

56 6.3. Justification of the Offer Price The Offeror is offering an Offer Price of EUR 22.00 for each Share (i.e. for each Ordinary Share, Golden Share and Liquidation Dispreference Share which is subject to the Offer). The Offeror considers the key attributes of the Ordinary Shares, the Golden Shares and the Liquidation Dispreference Shares to be substantially similar and therefore considers the Offer Price of EUR 22.00 for each class of Shares to be justified. Following the approval by the Target Company’s ordinary general meeting of 26 April 2023, agross dividend of EUR 1.00 per share was paid on 5 May 2023 and the Offer Price per Share has been reduced by the total gross amount of such dividend (before any applicable tax deduction), resulting in an amount of EUR 21.00 per Share. The Offeror has performed a valuation analysis to determine the Offer Price of the Shares. Additionally, the Offeror has assessed several references that provide context to the Offer. The Offeror notes that: Based on a DCF valuation analysis: • The Offer lies within the DCF range of EUR 18.2 to EUR 30.8 based on management business plan (with a midpoint of EUR 23.9), despite a significant majority of the value of the DCF being in the terminal value. Based on analyses and references that provide context to the Offer Price: • The Offer represents an Enterprise Value / 2024E EBITDAaL – CapEx multiple of 23.8x, which is a significant premium to average trading comparables3 of 11.5x. The Offer represents and Enterprise Value / 2023E EBITDAaL – Capex multiple of 14.8x, which is a premium to average trading comparables of 12.3x. The Offeror notes that Telenet’s CapEx is impacted by the network investments that Telenet is expected to make, albeit that both its key comparables (Proximus and Orange Belgium) are making similar network investments. The Offer also represents an Enterprise Value / 2024E EBITDAaL multiple of 6.1x which is a significant premium to average trading comparables of 3.8x. • The Offer is at a significant premium of 59% to the closing price of the Ordinary Shares on 15 March 2023. The Offer also represents a premium of 52% and 46% to the 1-month and 3-month VWAP. • The Offer is at a 33% premium to the median broker price target of EUR 16.50 per Ordinary Share with no broker target price being above the Offer Price. • The Offer does not constitute a change of control of Telenet and is therefore not subject to a control premium. The above valuation methodology and references are explained in more detail further below in this section. The Offeror does not consider the analysis of premia paid in precedent transactions involving a change of control of a target as relevant for the Offer Price determination since the Offeror already exercises control over the Target Company. Additionally, an analysis of multiples in 3 Average of Proximus and Orange Belgium

57 comparable transactions has been discarded as a valuation methodology, because most comparable transactions have benefited from a control premium because they resulted in a change of control, which is not the case with the Offer. Liquidity The Offeror notes that Telenet’s trading liquidity is below that of BEL-20 and Stoxx Europe 600 Telco indices. Over the last three months4, on average only 112k or 0.10% of Telenet’s total shares were traded per day compared to 0.15% on average for BEL-20 and 0.30% on average for Stoxx Europe 600 Telco. On a relative basis and as a percentage to total shares, this implies that the average portion of Telenet shares traded per day were 32% lower than those of the BEL-20 constituents and 65% lower than those of Stoxx Europe 600 Telco constituents. The Offer represents an immediate liquidity opportunity for Telenet’s minority shareholders to sell their Shares without having the value of shares impacted by the low trading liquidity. Such opportunity is otherwise limited due to the low relative liquidity of the Shares. Number of shares All calculations under this Section 6.3 are based on a fully diluted number of shares outstanding for the Target Company equal to 109,653,101, which corresponds to the number of shares issued on 31 December 2022, i.e. 112,110,000 shares, minus the number of treasury shares held on 31 December 2022, i.e. 3,500,526 shares, plus the dilutive impact of unvested equity awards granted to members of the Senior Leadership Team and certain other executives as of 31 December 2022, i.e. 1,043,627 shares. The dilutive impact of unvested equity awards includes restricted shares and performance shares which the Offeror considers probable to vest in the future, and excludes the dilutive impact of stock options given these are currently materially out-of-the-money and considered not probable to vest in the future. Table 6.3.1: Number of shares Number of shares Number of shares issued 112,110,000 Treasury shares (3,500,526) Dilutive impact of unvested equity awards 1,043,627 Fully diluted NOSH 109,653,101 Enterprise Value adjustments The Enterprise Value adjustments refer to net financial debt and other adjustments that are deducted from the Enterprise Value to arrive at the Equity Value. The Enterprise Value adjustments shown in table 6.3.2 are based on the audited consolidated financial statements of the Target Company for the year ended on 31 December 2022, and are adjusted for the Proportionate Ownership of Telenet in “NetCo” as announced on 19 July 2022, and further described below and in Section 5.3. The Proportionate Net Debt accounts for NetCo by multiplying Telenet’s economic stake in NetCo of 66.8% with the total EUR 2.4bn debt at NetCo. The Offeror’s valuation has been done on an EBITDAaL basis, with lease expenditures modelled as cash outflows and therefore the financial debt below excludes rental debts (financial leases). This is also applicable for the analysis for reference based on EBITDAaL. 4 FactSet, over the period 15 December 2022 to 15 March 2023

Table 6.3.2: Enterprise Value adjustments (€ millions)

Enterprise Value adjustments	Amount	Comments
Senior Credit Facility (Term Loan AR)	2,042	EUR-equivalent hedged amount (31/12-22)[5]
Senior Credit Facility (Term Loan AQ)	1,110	Drawn amount (31/12-22)[6]
Senior Secured Fixed Rate Notes (USD 1,000mm due 2028)	883	EUR-equivalent hedged amount (31/12-22)[7]
Senior Secured Fixed Rate Notes (EUR 600mm due 2028)	540	Drawn amount (31/12-22)[8]
Vendor financing commitments	346	Book value (31/12-22)
Mobile spectrum licenses	400	Book value (31/12-22)
Other liabilities	55	Book value (31/12-22)
Cash and cash equivalents	(1,064)	Book value (31/12-22)
Net debt (excl. IFRS16 leases)	**4,311**	
Pro forma NetCo deconsolidation	(789)	Based Fluvius stake (33.2%) and the EUR 2.4bn NetCo intercompany loan
Fluvius contributed net debt	21	Based Telenet stake (66.8%) of EUR 32mm of debt contributed to NetCo by Fluvius
Proportionate net debt (excl. IFRS16 leases)	**3,543**	
Associates	(46)	Book value (31/12-22)
Minorities	20	Book value (31/12-22)
Provisions	95	Book value (31/12-22) less recognized indemnification assets as of 31/12-22 of EUR 24.2mm
Fluvius deferred cash payments	97	Net present value of future payments to Fluvius (discounted at midpoint WACC of 7.75%)
Eltrona stake purchase adjustment	27	Adjustment for consolidation of Eltrona (EUR 13.5mm consideration paid for purchase of 50%+1 share stake and reduction in the same amount from the reported Associates balance as of 31/12-22)
Tax reimbursement related to out-of-the-money stock options	7	Out-of-the-money stock options for which option holders are to be reimbursed for previously-paid taxes (which they paid on receipt of the award)
Compensation payment for Performance Shares	8	Compensation payment to be paid to holders of Performance Shares 2020 which vested at 0%
Total Enterprise value adjustments	**3,751**	

Source: Company information, Telenet Capital Markets Day Presentation (26/09/2022), Telenet H2 2022 results

Telenet has issued debt both in USD and EUR. In Telenet's 2022 consolidated financial statements, Telenet's USD-denominated debt has been converted into EUR using the December 31, 2022 EUR/USD exchange rate. As Telenet has entered into several derivative transactions to hedge both the underlying floating interest rate and exchange risks, the EUR-equivalent hedged amounts are used to reflect underlying economic risk exposure. This explains any difference in the amounts in Table 6.3.2 and Telenet's 2022 financial statements.

The Offeror does not consider the deferred tax assets as reported in Telenet's 2022 consolidated financial statements in its Enterprise Value adjustments. The book value of Telenet's deferred tax assets is not directly transferable to economic value, as it does not take into account the time value of money and when the tax losses will be utilised. The Offeror understands that Telenet management's view aligns with this, and that any realisable economic value from Telenet's deferred tax assets would need to factor the time period in which they are utilised and discounted appropriately.

There is significant uncertainty about the ability of Telenet to use these tax assets, as a result of limited profits expected to be generated in the near future in order to utilise the tax shield, due to Telenet's fiber roll-out plans. As such, the long-term and uncertain nature of the tax assets

[5] For the calculation of its net leverage ratio, Telenet uses the EUR equivalent hedged amounts given the underlying economic risk exposure
[6] In line with Telenet's definition of net total leverage
[7] For the calculation of its net leverage ratio, Telenet uses the EUR equivalent hedged amounts given the underlying economic risk exposure
[8] In line with Telenet's definition of net total leverage

58

59 makes them less tangible. Furthermore, Telenet has material deferred tax liabilities which are reflected on the balance sheet as of 31 December 2022, which will likely have a possible offsetting effect. Given the uncertainty, potential long-term nature of the deferred tax assets and the possible offsetting deferred tax liabilities, the Offeror has not considered these deferred tax assets in its Enterprise Value adjustments. 6.3.1. Valuation methodology 6.3.1.1. Analysis of DCF based on financial forecasts This methodology consists in computing the value of the Target Company’s assets (intrinsic value) by discounting the expected cash flows generated by these assets based on the Target Company’s Proportionate Ownership of these assets. The equity value attributable to the Shareholders of the Target Company is obtained by adding to or subtracting from the Enterprise Value of the Target Company as the case may be, the sum of the net debt and other Enterprise Value adjustments as laid out in table 6.3.2. The DCF valuation was computed as of 31 December 2022 (end of the fourth (4th) quarter of the financial year 2022). The valuation period encompasses the financial years 2023 to 2032. The cash flows were discounted using a conventional cash flow reception at mid-year. This valuation method has been applied on the financial years 2023 to 2032, with a terminal value computation, using the Gordon-Shapiro formula9, based on free cash flow after the financial year 2032. The financials were based on a plan provided by the management of the Target Company, of which the first three (3) years (2023-2025) are based on the plan approved by the board of directors of the Target Company in December 2022 and the remaining seven (7) years are an extrapolation of the plan based on assumptions by management, but not reviewed or approved by the board of directors of the Target Company (the LRP). Given the significant majority of the cash flows of the Target Company are expected to be generated in the outer years, the assumption of the forecasts in those outer years are material to the valuation of the Target Company. The terminal value computation is based on Telenet’s financial profile as per 2032 in the LRP. This includes an EBITDAaL margin of 39% and a CapEx as percentage of sales ratio of 15%. Additionally, the Offeror uses the conventional assumption that Depreciation & Amortization in the terminal value amounts to 95% of CapEx, as Depreciation & Amortization is based on historical prices for assets which are typically slightly lower than replacement cost given the effect of inflation. The Perpetual Growth Rate and WACC used for the terminal value computation are laid out in more detail further in this section. The LRP shared with the Offeror is based on US GAAP accounting standards whereas the Target Company reports on an EU IFRS basis. However, the underlying levered free cash flow generation, including the impact of interest costs and taxes, is the same under both accounting standards. These projections can be summarized as follows: NetCo10 9 Determines value of perpetuity based on future series of cash flows growing at the given constant rate; calculated as: Terminal Value = Cash flow in terminal year / (WACC – TGR ) 10 NetCo financials for 2022 are on a pro-forma basis, as the closing of the transaction is pending regulatory approval

60 • A CAGR of revenue of around 3.6% over the 2022-2025 period and 3.5% over the 2025-2032 period; • A CAGR of EBITDAaL of around 2.2% over the 2022-2025 period and 4.2% over the 2025-2032 period; • A decrease in the EBITDAaL margin from 76.9% in 2022 to 73.8% in 2025, followed by an increase to 77.3% in 2032; • Near term fluctuations in working capital ratios (inventory turnover, recovery time for trade receivables and supplier payments) but stable long term; • An increase in CapEx as a percentage of revenue from 21.7% in 2022 to 68.6% in 2025 and a decrease to 17.8% in 2032, which includes fibre build-out CapEx of approximately EUR 2 billion in the 2023-2032 period and EUR 3.0 billion in aggregate, also including connection CapEx; and • The Offeror has applied an estimated 25% tax rate, in line with the corporate tax rate in force in Belgium since 2020. ServeCo • A CAGR of revenue of around 0.5% over the 2022-2025 period and 1.8% over the 2025-2032 period; • A CAGR of EBITDAaL of around -0.9% over the 2022-2025 period and 3.4% over the 2025-2032 period; • A decrease in the EBITDAaL margin from 24.3% in 2022 to 23.3% in 2025, increasing to 25.9% in 2032; • Near term fluctuations in working capital ratios (inventory turnover, recovery time for trade receivables and supplier payments) but stable long term; • A decrease in CapEx as a percentage of revenue from 17.2% in 2022 to 16.7% in 2025 and then further to 12.4% in 2032; • The Offeror has applied an estimated 25% tax rate, in line with the corporate tax rate in force in Belgium since 2020. The Target Company is expected to undergo a significant change in its financial profile over the next few years as it builds out its fiber network and upgrades to 5G, resulting in a significantly depressed cash flow profile. Additionally, it should be noted that there is downside risk to the business plan from the uncertainty around the new Belgium market entrant’s strategy. The risk of a new entrant in Belgium is particularly relevant given Digi Communication and Citymesh’s acquisition of spectrum rights in June 2022 for a total consideration of EUR 114 million, with the aim of building a new fourth (4th) national mobile network in Belgium. These risks should be considered in the valuation analysis.

61 Synergies The Offer is not expected to result in any material synergies being realised, other than in case of a delisting allowing for a more simple governance and decision-making process and removing the costs associated with a public listing. WACC computation and PGR The Offeror has applied a WACC of 7.75% being the midpoint WACC when applying a leveraged beta range of 1.10-1.21. The following assumptions were applied: • A risk-free rate of 2.81% (6-month daily average of the Belgian 10-year treasury bonds as of 15 March 2023 (source: Bloomberg)); • An equity market risk premium of 7.75% (6-month daily average as of 15 March 2023 for Belgium equity markets (source: Bloomberg); • Leveraged beta’s in the range of 1.10 – 1.21 of comparable companies (source: MSCI Barra Predictive Global Betas). Range defined by the Target Company (1.10) at the lower end and Telecom Italia (TIM) at the upper end (1.21). TIM is considered given, like Telenet, it is expected to undertake a significant fibre upgrade program and also has a sub- investment grade credit rating; • Cost of debt before tax: 6.0% (new issuance cost for Telenet’s long-term debt = current weighted average yield on Telenet’s Euro debt instruments (approximately 5.9%) + new issuance premium); • Belgium statutory tax rate: 25.0%; and • Ratio between total financial debt and total capital value: 55.0% (based on long-term target capital structure of the Target Company and in line with the implied debt as a % of total capital, at the DCF midpoint valuation). Based on these assumptions, a mid-point WACC of 7.75% has been computed: Table 6.3.3: WACC computation Low High Risk free rate 2.81% Equity risk premium 7.75% 7.75% Levered beta 1.10 1.21 Cost of equity 11.3% 12.2% Pre-tax cost of debt 6.0% Post-tax cost of debt 4.5% Debt/total cap target 55.0% Calculated discount rate 7.6% 8.0%

Average		7.75%

Source: Bloomberg, MSCI

While the WACC is slightly higher than the broker consensus average of 7.3%, the Offeror believes that it is reflective of the current interest rate backdrop, and appropriately captures the execution risk in the business plan related to the NetCo / ServeCo carve-out, fibre overbuild risk, potential impact of the fourth (4th) mobile entrant and high inflationary outlook.

The Offeror notes that the levered beta range of 1.10-1.21 is based on the conventionally used MSCI Barra Predictive Global Betas. The Offeror has also analysed Telenet's historical beta which amounts to 1.05[11]. The Offeror considers the use of a predictive beta as a more accurate approach as it better reflects the anticipated risks associated with Telenet's business plan.

The risk-free rates have been very volatile as of late. In the one (1) month leading up to 15 March 2023, the maximum yield on the 10-year Belgian government bond has been 3.3%, the minimum yield has been 2.8% and the average yield has been 3.1%. Not all analysts disclose the underlying risk-free rate assumption in their WACC build-up, but assuming that their risk-free rate estimate is based on a one (1) month average yield on the 10-year Belgian Government bond from the date of publishing of the report, the average risk-free rate used by the analysts for the WACC estimate is approximately 2.7%[1], compared to the one (1) month average as of 15 March 2023 of 3.1%. For the brokers who disclose the underlying risk free rate assumption, the average risk free rate is 2.4%. Marking the risk free rates used by the analysts to the market would lead to an increase in their calculated WACC.

Additionally, a PGR of 0.25 – 0.75% has been retained to reflect the expected future performance of the Target Company. The midpoint PGR is in line with the broker consensus median of 0.5% and is reflective of the future performance of the Target Company. Moreover, over the last five (5) years the blended revenue growth[12] for the three main Belgian telecom operators has been 0.1%.

Table 6.3.4: Broker benchmarking of WACC and PGR

Broker Name	Publication Date	WACC	rf[1]	Delta to rf[2]	TGR	WACC – TGR
JP Morgan	20/03/2023	8.4%	2.3%	0.8%	0.5%	7.9%
KBC Securities	07/03/2023	7.0%	3.1%	0.0%	0.5%	6.5%
HSBC	27/02/2023	6.8%[3]	2.0%	1.1%	0.0%	6.8%
Citi	22/02/2023	8.1%	2.9%	0.3%	0.0%	8.1%
BNP Paribas	17/02/2023	5.6%	2.6%	0.5%	0.0%	5.6%
Bank of America	17/02/2023	8.0%	2.8%	0.3%	0.5%	7.5%
UBS	16/02/2023	7.0%	2.8%	0.3%	0.5%	6.5%
Barclays	21/02/2023	7.5%	2.8%	0.3%	0.8%	6.8%
Morgan Stanley	16/02/2023	7.0%	2.8%	0.3%	1.0%	6.0%
Deutsche Bank	25/01/2023	7.0%	2.8%	0.3%	0.5%	6.5%

[11] Source: Factset as of March 15, 2023. Based on the correlation between Telenet's daily share price movements and the BEL-20 index for the duration of one year
[12] Based on rebased growth reported by Telenet, domestic organic growth reported by Proximus and reported growth at Orange Belgium (organic or rebased numbers are not disclosed)

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Credit Suisse	22/11/2022	7.4%	2.6%	0.5%	0.0%	7.4%
ING	07/10/2022	7.5%	2.5%	0.6%	0.8%	6.7%
Average		7.3%	2.7%	0.4%	0.4%	6.9%
Median		7.2%	2.8%	0.3%	0.5%	6.7%

Source: Thomson Reuters;
Note: Brokers that do not disclose WACC or PGR's have not been included in the above table; excludes Jefferies and Berenberg as coverage was dropped
[1] Risk free rate used for WACC calculation as disclosed by broker; brokers that do not disclose the risk-free rate include KBC Securities, Citi, BofA, UBS, Barclays, Morgan Stanley, Deutsche Bank and Berenberg and for these brokers an average over the last one month is used
[2] Delta to one-month average yield of 3.14% on 10-year Belgian government bond as of 15 March 2023
[3] Includes an additional risk premium of 200bp applied to reflect the high level of uncertainty regarding the evolution of the Belgian market. In particular (i) the threat of a new mobile entrant disrupting the market, resulting in revenue declines for existing operators and (ii) the competition in, and cost of building fibre with limited visibility on long term returns given the competition between Proximus and Telenet.

DCF valuation summary

A substantial amount of the value comes from the terminal value, with the DCF during the initial projection period (2023E - 2032E) representing 34% of the DCF value, while terminal value after 2032E represents 66% of the DCF value excluding NPV of operating losses, which is higher than the terminal value contribution in the DCF analysis of other mature telecom businesses with no near term fibre upgrade program.

Finally, some sensitivity analyses of the equity value per Share have been carried out, assuming small deviations of the cost of capital and the perpetual growth rate, as follows:

- WACC between 7.25% and 8.25% (+/- 50 basis points deviations)
- PGR between 0.25% and 0.75% (+/- 25 basis points deviations)

Table 6.3.5: Total DCF Enterprise Value to Share Price

€mm, unless otherwise stated	@0.50% PGR / 7.75% WACC	% of total enterprise value
Forecasted period FCF	2,188	34%
Terminal value	4,178	66%
Total enterprise value	6,366	100%
Less: Prop. net debt[1]	(3,543)	
Less: Others[2]	(234)	
Plus: Associates / (minorities)	26	
Implied equity value	2,615	
NOSH (mm)	110	
Implied share price (€)	23.9	

Source: Company information; Note: Valuation date as of 31 December 2022; Assumes 7.75% WACC and 0.50% PGR
[1] As of Q4 of FY2022; including spectrum liabilities of EUR 400 million related to the acquisition of mobile spectrum license in 2022; [2] Includes current and non-current provisions as per Q4 of FY2022, EUR13.5mm associate adjustment from consolidation of Eltrona; EUR13.5mm net debt adjustment from consolidation of Eltrona and EUR 97mm net debt adjustment from future Fluvius payments (NPV value at WACC); €24mm of recognized indemnity assets; €7mm tax reimbursement related to out-of-the-money stock options; €8mm compensation payment for Performance Shares 2020 vesting in May at 0%

The DCF valuation is calculated on a proportionate basis, with the WACC applied to the proportionate financial projections until 2032E based on a 100% ownership of ServeCo and 66.8% ownership of NetCo.

Table 6.3.6: DCF value – Enterprise Value sensitivity

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64 DCF Enterprise Value (€mm) WACC (%) 7.25% 7.50% 7.75% 8.00% 8.25% PG R (% ) 0.25% 6,756 6,477 6,217 5,975 5,749 0.50% 6,935 6,640 6,366 6,112 5,875 0.75% 7,127 6,815 6,526 6,258 6,009 Table 6.3.7: DCF value – Implied share price sensitivity DCF implied share price (€) WACC (%) 7.25% 7.50% 7.75% 8.00% 8.25% PG R (% ) 0.25% 27.4 24.9 22.5 20.3 18.2 0.50% 29.0 26.3 23.9 21.5 19.4 0.75% 30.8 27.9 25.3 22.9 20.6 On the basis of these analyses, for a WACC ranging from 7.25% to 8.25%, with a PGR ranging from 0.25% to 0.75%, the proportionate Enterprise Value of the Target Company ranges between EUR 5,749 million to EUR 7,127 million, corresponding to an equity value per Share from EUR 18.2 to EUR 30.8 as per the adjustments in table 6.3.5. The Offer Price is within the range of expected share prices from the DCF methodology. It should be noted that, since the PGR is linked to market growth, it is unlikely that a higher PGR would occur at the same time as a lower WACC. Even in case of higher growth being driven by increased inflation, it is likely that interest rates would also be higher. The most common effect would be for a higher PGR to, at least partially, be offset by an increase in WACC due to higher interest rates. As it can be observed from table 6.3.5, a substantial value for the business resides in the terminal value (approximately 66%). The terminal value is sensitive to the WACC and PGR assumptions and is inversely proportional to the (WACC – PGR), which implies that a higher (WACC – PGR) would lead to a lower terminal value. Given the unique long term nature of a majority of the cash flows and higher uncertainty in the outer years of the plan owing to the entry of a new mobile entrant (which has had a disruptive impact on other telecom markets such as Spain), there is more uncertainty associated with the terminal value when compared to the near term cash flows. Table 6.3.8 shows the undiscounted terminal value, sensitising the terminal year WACC and TGR. At the midpoint WACC of 7.75% and a PGR of 0.25 – 0.75%, sensitizing the terminal year WACC by 0 - 50bps, results in an implied DCF share price range of EUR 18.7 – 25.3. This is shown in table 6.3.9. Table 6.3.8: DCF value – Undiscounted terminal value sensitivity Undiscounted terminal value (€mm) Terminal value WACC (%) 7.75% 7.88% 8.00% 8.13% 8.25%

65 Terminal value risk premium (%) 0.00% +0.13% +0.25% +0.38% +0.50% PG R (% ) 0.25% 8,189 8,054 7,924 7,799 7,677 0.50% 8,491 8,347 8,208 8,073 7,943 0.75% 8,815 8,661 8,511 8,367 8,228 Table 6.3.9: DCF value – Implied share price sensitivity DCF implied share price (€) Terminal value WACC (%) 7.75% 7.88% 8.00% 8.13% 8.25% Terminal value risk premium (%) 0.00% +0.13% +0.25% +0.38% +0.50% PG R (% ) 0.25% 22.5 21.5 20.5 19.6 18.7 0.50% 23.9 22.8 21.8 20.8 19.9 0.75% 25.3 24.2 23.1 22.1 21.1 The terminal value (TV) is similarly sensitive to the TV assumptions on EBITDAaL margin and CapEx intensity. Table 6.3.10 shows the undiscounted TV, sensitising the terminal year EBITDA margin and the CapEx as percentage of sales ratio (based on Proportionate Financials). Table 6.3.11 shows the implied share price sensitising the terminal year EBITDA margin and the CapEx as percentage of sales ratio (based on Proportionate Financials). Table 6.3.10: DCF value – Undiscounted TV sensitivity Undiscounted terminal value (€mm) Implied TV EBITDAaL margin (%) 38.7% 38.2% 37.7% 37.2% 36.7% TV EBITDAaL margin sensitivity (%) 0.00% (0.50%) (1.00%) (1.50%) (2.00%) Im pl ie d T V C ap E x to S al es (% ) 15.0% T V C ap E x to S al es se ns iti vi ty (% ) 8,491 8,318 8,145 7,972 7,799 15.5% +0.50% 8,315 8,142 7,969 7,796 7,623 16.0% +1.00% 8,139 7,966 7,793 7,620 7,447 16.5% +1.50% 7,963 7,790 7,617 7,444 7,271 17.0% +2.00% 7,787 7,614 7,441 7,268 7,095 Table 6.3.11: DCF value – Implied share price sensitivity DCF implied share price (€) Implied TV EBITDAaL margin (%) 38.7% 38.2% 37.7% 37.2% 36.7% TV EBITDAaL margin sensitivity (%) 0.00% (0.50%) (1.00%) (1.50%) (2.00%) Im pl ie d T V C ap E x to S al es (% ) 15.0% T V C ap E x to Sa le s s en si tiv ity (% ) 23.9 23.1 22.3 21.5 20.7 15.5% +0.50% 23.1 22.3 21.5 20.7 20.0 16.0% +1.00% 22.3 21.5 20.7 19.9 19.2 16.5% +1.50% 21.5 20.7 19.9 19.2 18.4 17.0% +2.00% 20.7 19.9 19.1 18.4 17.6

6.3.2. Analyses and references that provide context to the Offer Price

6.3.2.1. Analysis of trading multiples of comparable listed companies

This reference determines the value of the Target Company by applying the trading multiples (based on EBITDAaL and OFCF) on a Proportionate Financials basis observed on a sample of comparable listed peers. The selected sample of comparable companies is composed of two companies, which have been selected as they operate in the same market and are exposed to the same market dynamics such as the fibre overbuild risk and the potential impact of a fourth (4th) mobile entrant.

- Proximus is a provider of digital services, communication and ICT solutions in Belgium and internationally. In Belgium, it operates under the Proximus, Scarlet, Mobile Vikings, Tango and Telindus brands, while internationally it operates under BICS and Telesign. The company is headquartered in Brussels, Belgium. Proximus is a key competitor to Telenet in the mobile segment in Belgium, and within the fixed segment it aims to cover 95% of premises with fiber by 2032. The Offeror considers Proximus to be a relevant comparable due to it being a direct, converged local competitor to Telenet.

- Orange Belgium is a telecommunications provider operating in Belgium and Luxembourg. As a convergent player it offers mobile, internet and TV services to more than 3 million customers. The company is headquartered in Brussels, Belgium and is a subsidiary of Orange Group, one of the leading telecommunications operators in Europe and Africa. Orange Belgium is a key competitor to Telenet in the mobile segment in Belgium, and within the fixed segment it is in the process of acquiring VOO, a cable operator in Belgium. The Offeror considers Orange Belgium to be a relevant comparable due to it being a direct, local competitor to Telenet.

Table 6.3.12: Peer key financial metrics

	Revenue (€mm)		EBITDAaL (€mm)		EBITDAaL Margin (%)		CapEx (€mm)		CapEx as % of revenue		EBITDAaL - CapEx (€mm)		EBITDAaL - CapEx Margin (%)	
	2023E	2024E	2023E	2024E	2023E	2024E	2023E	2024E	2023E	2024E	2023E	2024E	2023E	2024E
Comparable peers														
Proximus	6,009	6,065	1,744	1,717	29.0%	28.3%	1,278	1,244	21.3%	20.5%	466	473	7.8%	7.8%
Orange Belgium	1,501	1,515	388	390	25.8%	25.7%	252	233	16.8%	15.4%	136	157	9.1%	10.4%
Telenet	**2,832**	**2,835**	**1,011**	**1,002**	**35.7%**	**35.4%**	**596**	**744**	**21.0%**	**26.2%**	**416**	**259**	**14.7%**	**9.1%**

Source: Company information, Bloomberg, FactSet, Broker research
Note: Peers are on a consolidated basis; Telenet assumes proportionate consolidation of NetCo

The Offeror considers the financial metrics shown in table 6.3.12 most relevant for a market valuation assessment. Revenue, EBITDAaL and CapEx estimates for the selected peers are based on equity research brokers' consensus as of 15 March 2023.

The Enterprise Value for each operator was determined as market capitalisation plus net debt (defined as gross interest-bearing debt less cash and cash equivalents) as of

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latest reported balance sheet, plus the value of minority interest less the value of associates. The market capitalisation is the product of the share price as of 15 March 2023 and the diluted number of shares outstanding.

Table 6.3.13: Peer key trading metrics

	Share Price	Market Value	Net Debt and other adj.	Minorities	Associates	Enterprise Value	Enterprise Value / EBITDAaL		Enterprise Value / EBITDAaL - CapEx	
	LCY	(€mm)	(€mm)	(€mm)	(€mm)	(€mm)	2023E	2024E	2023E	2024E
Comparable peers										
Proximus	8.03	2,588	4,030	0	(172)	6,618	3.7x	3.8x	13.8x	13.6x
Orange Belgium	15.30	917	552	0	(6)	1,469	3.8x	3.8x	10.8x	9.3x
Peer Average							**3.7x**	**3.8x**	**12.3x**	**11.5x**
Telenet at Offer Price	**22.00**	**2,412**	**3,777**	**20**	**(46)**	**6,164**	**6.1x**	**6.1x**	**14.8x**	**23.8x**

Source: Company information, Bloomberg, FactSet, Broker research
Note: Peers are on a consolidated basis; Orange Belgium is not pro forma for the acquisition of VOO;Telenet assumes proportionate consolidation of NetCo

Table 6.3.13 presented above summarises the valuation multiples that the Offeror considers most relevant for comparative purposes.

The Target Company at Offer Price Enterprise Value / 2023E EBITDAaL multiple of 6.1x compares favourably to the peer average multiple of 3.7x. The Target Company at Offer Price Enterprise Value / 2023E EBITDAaL - CapEx multiple of 14.8x compares more favourably to the peer average multiple of 12.3x.

The Target Company at Offer Price Enterprise Value / 2024E EBITDAaL multiple of 6.1x compares favourably to the peer average multiple of 3.8x. The Target Company at Offer Price Enterprise Value / 2024E EBITDAaL - CapEx multiple of 23.8x compares more favourably to the peer average multiple of 11.5x.

The Offeror believes that 2024 trading multiples more accurately reflect the cash flow profile of the Target Company going forward due to the significant ramp-up in the CapEx related to the fibre build-out, with 2024 financial profile more in line with that expected in the coming years.

The Offeror highlights that the implied share prices based on key peers' (Proximus and Orange Belgium) trading multiples are not meaningful.

6.3.2.2. Analysis of the volume-weighted average Ordinary Share prices and historical Ordinary Share price performance

Telenet has been listed since 11 October 2005. The Ordinary Shares are listed on the regulated market of Euronext Brussels under ISIN code BE0003826436.

Table 6.3.14: Share price performance of Ordinary Shares on Euronext Brussels stock exchange over a number of historical trading periods prior to 15 March 2023

	Closing / Volume Weighted Avg. Share Price ("VWAP")	Lowest Share Price	Highest Share Price	Cumulative Volume Traded as % of Free Float	Offer Premium over Closing / VWAP
Closing Price as of 15 March 2023	€13.86			0%	59%

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1 Month VWAP	€14.45	€13.57	€15.40	6%	52%
3 Month VWAP	€15.05	€13.15	€16.97	17%	46%
6 Month VWAP	€14.93	€12.56	€17.91	47%	47%
12 Month VWAP	€17.98	€12.56	€32.48	90%	22%

Source: FactSet as of 15 March 2023

As presented in table 6.3.14, the Offer Price for the Shares constitutes a premium of 59% to the Ordinary Share price as of 15 March 2023, prior to publication of the intention to offer announcement (in accordance with article 8 of the Takeover Decree) by LG plc. Furthermore, the Offer Price for the Shares represents a premium of 52% and 46% to the volume-weighted average (as defined by FactSet) Ordinary Share price during one month and three months prior to 15 March 2023 respectively.

Chart 6.3.15: Share price performance from 15 March 2022 to 15 March 2023


Telenet Volume
Telenet
BEL20
BEL Mid
Proximus
Orange Belgium
Rebased to Telenet share price
Number of shares (in thousands)
35
30
25
20
15
10
1000
900
800
700
600
500
400
300
200
100
0
15/03/2022
09/06/2022
05/09/2022
30/11/2022
15/03/2023

Source: FactSet as of March 15, 2023

Key Corporate events in the 15 March 2022 to 15 March 2023 period

1) 25 March 2022: Telenet sells its mobile telecommunications tower business to DigitalBridge for a total consideration of EUR 745 million (+3.6%[13])

2) 19 July 2022: Telenet and Fluvius System Operator CV reach a binding agreement to partner on the data network of the future. Telenet also resets its dividend floor to EUR 1.0 per share (gross) during the 2023-2029 period (-12.5%[14])

3) 26 September 2022: Telenet hosts its 2022 Capital Markets Day. On the same day, Telenet announces the increase of its stake in Caviar Group from 49% to 70% (-8.0%[15])

4) 21 December 2022: Telenet acquires Eltrona's activities in Luxembourg (+3.6%[16])

13 Telenet share price reaction on the day of announcement
14 Telenet share price reaction on the day of announcement
15 Telenet share price reaction on the day of announcement
16 Telenet share price reaction on the day of announcement

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5) 30 January 2023: Telenet and Orange Belgium sign two commercial wholesale agreements, providing access to each other's HFC and FTTH networks for a 15-year period (+1.3%[17])

As shown in chart 6.3.15 above, the Target Company's share price has depreciated by 55%, compared to a depreciation of 8% for the BEL-20 index and 5% for the BEL-Mid index during the period from 15 March 2022 until 15 March 2023. In that same period, Proximus depreciated by 54% and Orange Belgium depreciated by 19% indicating a wider decline in Belgian telecom stocks compared to the wider market as defined by the BEL-20 index and the BEL-Mid index. Share price evolutions are mostly unpredictable and the Ordinary Share price can be impacted by a number of factors, including overall economic and market conditions. Also, specific events related to the Target Company could have an impact on the Ordinary Share price. Equity research analysts have consistently pointed to increased concerns around the potential for a fourth mobile operator in the Belgian market and the significant future expenditure required to build fibre networks as reasons for the decline in Telenet's share price over the period. Proximus, one of Telenet's key peers in the Belgian telecoms market, has been subject to similar concerns and a similar share price decline during the period from 15 March 2022 until 15 March 2023.

6.3.2.3. Analysis of broker target prices

The table below shows the broker target prices as of 20 March 2023, i.e. one Business Day prior to the announcement of the Offeror's intention to launch the Offer in accordance with article 8 of the Takeover Decree:

Table 6.3.16: Broker target prices

Broker	Date[1]	Recommendation	Current Price Target	Target Price Date
J.P. Morgan	20-Mar-23	Buy	19.0	December 2024
Credit Suisse	20-Mar-23	Hold	14.0	March 2024
ING Bank	17-Mar-23	Hold	17.0	March 2024
Deutsche Bank	17-Mar-23	Hold	22.0	March 2024
Morgan Stanley	17-Mar-23	Hold	19.0	June 2024
KBC Securities	07-Mar-23	Buy	16.0	September 2023
HSBC	27-Feb-23	Hold	15.0	February 2024
Citi	22-Feb-23	Buy	21.0	February 2024
Barclays	21-Feb-23	Hold	18.0	February 2024
Bank of America	17-Feb-23	Sell	14.0	June 2023
BNP Paribas Exane	17-Feb-23	Hold	15.0	February 2024
UBS	16-Feb-23	Hold	16.0	February 2024
Average			**17.2**	
Median			**16.5**	
Average TP premium / (discount) to Offer Price			**28%**	
Median TP premium / (discount) to Offer Price			**33%**	

Source: Broker research, Bloomberg, FactSet as of 20 March 2023.
Note: Target prices prior to the announcement of the Offer. Excludes Kempen, Berenberg and Jefferies as coverage has been dropped. Excludes Degroof Petercam, Oddo BHF, Goldman Sachs and New Street Research as no updated report was published after the release of Telenet's 2022 annual report on February 16, 2023.
[1] Includes brokers that released a research report after the publication of Telenet's 2022 annual report on February 16, 2023. In case a broker released an updated research report without explicitly mentioning a different target price, they are assumed to implicitly confirm their previous target price.

[17] Telenet share price reaction on the day of announcement

69

The Offer Price represents a 28% premium to the average brokers' target price of EUR 17.17, and a 33% premium to the median target price of EUR 16.50. The broker target prices usually have a time horizon of six (6) to twenty-four (24) months.

It should also be noted that no broker target price is above the Offer Price.

Conclusion

The table below provides a summary of the implied values per share, as per the valuation methodology and various reference points.

Table 6.3.17: Summary of the implied values per share as per the valuation methodology and various reference points

<table>
<tr><th></th><th></th><th></th><th>Implied value per share (€)</th><th>Offer Price premium / (discount)</th></tr>
<tr><td rowspan="3">Valuation methodology</td><td rowspan="3">DCFs based on plan provided by management</td><td>Lower end, based on WACC of 8.25% and TGR of 0.25%</td><td>18.2</td><td>21%</td></tr>
<tr><td>Mid-point, based on WACC of 7.75% and TGR of 0.50%</td><td>23.9</td><td>(8%)</td></tr>
<tr><td>Upper end, based on WACC of 7.25% and TGR of 0.75%</td><td>30.8</td><td>(29%)</td></tr>
<tr><td rowspan="7">Analyses and references that provide context to the Offer</td><td rowspan="5">VWAPs</td><td>Closing Price as of 15 March 2023</td><td>13.9</td><td>59%</td></tr>
<tr><td>1 Month VWAP</td><td>14.5</td><td>52%</td></tr>
<tr><td>3 Month VWAP</td><td>15.0</td><td>46%</td></tr>
<tr><td>6 Month VWAP</td><td>14.9</td><td>47%</td></tr>
<tr><td>12 Month VWAP</td><td>18.0</td><td>22%</td></tr>
<tr><td rowspan="2">Broker target prices</td><td>Average target price</td><td>17.2</td><td>28%</td></tr>
<tr><td>Median target price</td><td>16.5</td><td>33%</td></tr>
</table>

The Offeror has performed a valuation analysis to determine the Offer Price. Additionally, the Offeror has assessed several references that provide context to the Offer. In conclusion, having reviewed the valuation methodology and various references, the Offeror is convinced that the Offer Price represents a substantially attractive offer for the Target Company's Shareholders as:

Based on a DCF valuation analysis:

- The Offer lies within the DCF range of EUR 18.2 to EUR 30.8 based on management business plan (with a midpoint of EUR 23.9), despite a significant majority of the value of the DCF being in the terminal value.

Based on analyses and references that provide context to the Offer Price:

70

71 • The Offer represents an Enterprise Value / 2024E EBITDAaL – CapEx multiple of 23.8x, which is a significant premium to average trading comparables18 of 11.5x. The Offer represents an Enterprise Value / 2023E EBITDAaL – CapEx multiple of 14.8x, which is a premium to average trading comparables of 12.3x. The Offeror notes that Telenet’s CapEx is impacted by the network investments that Telenet is expected to make, albeit that both its key comparables (Proximus and Orange Belgium) are making similar network investments. The Offer also represents an Enterprise Value / 2024E EBITDAaL multiple of 6.1x which is a significant premium to average trading comparables of 3.8x. • The Offer is at a significant premium of 59% to the closing price of the Ordinary Shares on 15 March 2023. The Offer also represents a premium of 52% and 46% to the 1-month and 3-month VWAP. • The Offer is at a 33% premium to the median broker price target of EUR 16.50 per Ordinary Share with no broker target price being above the Offer Price. • The Offer does not constitute a change of control of Telenet and is therefore not subject to a control premium. 6.4. Conduct of the Offer 6.4.1. Indicative timetable Note: the timetable below takes into account derogations granted by the FSMA allowing the Offeror to postpone the start date of any Subsequent Acceptance Period to only take place as of 24 August 2023. Event Date (planned) Announcement of the Offeror’s intention to launch the Offer (in accordance with Article 8 of the Takeover Decree) 21 March 2023 Formal notification of the Offer to the FSMA (in accordance with Article 5 of the Takeover Decree) 13 April 2023 Publication of the notification of the Offer by the FSMA (in accordance with Article 7 of the Takeover Decree) 13 April 2023 EUR 1.00 annual dividend payment date 5 May 2023 Approval of the Prospectus by the FSMA 6 June 2023 Approval of the Response Memorandum by the FSMA 6 June 2023 18 Average of Proximus and Orange Belgium

72 Event Date (planned) Publication of the Prospectus 7 June 2023 Publication of the Response Memorandum 7 June 2023 Opening of the Initial Acceptance Period 8 June 2023 Closing of the Initial Acceptance Period 12 July 2023 Publication of the results of the Initial Acceptance Period (and confirmation by the Offeror as to whether the Conditions of the Offer have been met and, if not, whether or not the Offeror waives the Conditions) 19 July 2023 Initial Payment Date 26 July 2023 Opening of the Subsequent Acceptance Period of the Subsequent Acceptance Period of the mandatory or voluntary reopening of the Offer or the Simplified Squeeze-Out (as the case may be): (a) If the Offeror, together with the Persons Affiliated with the Offeror, holds at least 95% of the shares in the Target Company following the end of the Initial Acceptance Period (and all (other) Conditions have been met or waived): (i) Simplified Squeeze-Out if the requirements for initiating such a squeeze- out, as defined in Article 42 of the Takeover Decree (and as further described in Section 6.4.3.3 of the Prospectus), are met; or (ii) Mandatory reopening of the Offer if the requirements for launching a Simplified Squeeze-Out are not met; or (b) If the Offeror, together with the Persons Affiliated with the Offeror, holds at least 90% but less than 95% of the shares in the Target Company following the end of the Initial Acceptance Period and if the Offeror 24 August 2023

73 Event Date (planned) has waived the Acceptance Threshold Condition (and, if applicable, any other Condition(s) which have not been met): mandatory reopening of the Offer; or (c) If the Offeror, together with the Persons Affiliated with the Offeror, holds less than 90% of the shares in the Target Company following the end of the Initial Acceptance Period and if the Offeror has waived the Acceptance Threshold Condition (and, if applicable, any other Condition(s) which have not been met (if applicable)): possibility of voluntary reopening of the Offer Closing of the Subsequent Acceptance Period of the mandatory or voluntary reopening of the Offer or the Simplified Squeeze-Out (as the case may be) 13 September 2023 Announcement of the results of the mandatory or voluntary reopening of the Offer or the Simplified Squeeze-Out (as the case may be) 20 September 2023 Opening of the Subsequent Acceptance Period of the Subsequent Acceptance Period of the mandatory reopening of the Offer or the Simplified Squeeze-Out (as the case may be): If the reopening was a voluntary reopening and following the Subsequent Acceptance Period, the Offeror and the Persons Affiliated with the Offeror hold, as a result of the Offer, 90% or more of the shares in the Target Company: (a) Simplified Squeeze-Out if the requirements for initiating such a squeeze-out, as defined in Article 42 of the Takeover Decree (and as further described in Section 6.4.3.3 of the Prospectus), are met; or (b) Mandatory reopening of the Offer if the conditions for launching a 21 September 2023

74 Event Date (planned) Simplified Squeeze-Out are not fulfilled If the reopening was a mandatory reopening and following the Subsequent Acceptance Period, the Offeror and the Persons Affiliated with the Offeror hold at least 95% of the shares in the Target Company and the Offeror has additionally acquired, as a result of the Offer, 90% or more of the Shares that are subject to the Offer: Simplified Squeeze-Out Subsequent Payment Date for the mandatory or voluntary reopening of the Offer or the Simplified Squeeze-Out (as the case may be) 27 September 2023 Closing of the Subsequent Acceptance Period of the Simplified Squeeze-Out or the mandatory reopening of the Offer (as the case may be) 11 October 2023 Announcement of the results of the Simplified Squeeze-Out or the mandatory reopening of the Offer (as applicable) 18 October 2023 Subsequent Payment Date for the Simplified Squeeze-Out or the mandatory reopening of the Offer (as the case may be) 25 October 2023 If applicable, reopening the Offer as a Simplified Squeeze-Out (if an earlier reopening of the Offer did not already have the effect of a Simplified Squeeze-Out) 26 October 2023 Closing of the Subsequent Acceptance Period of the Simplified Squeeze-Out 16 November 2023 Publication of the results of the Simplified Squeeze-Out 23 November 2023 Subsequent Payment Date of the Simplified Squeeze-Out 30 December 2023 Delisting of the Ordinary Shares admitted to trading on the regulated market of Euronext Brussels under ISIN code BE0003826436 (trading symbol: TNET) 13 September 2023, 11 October 2023 or 16 November 2023 In order to comply with applicable U.S. federal securities laws (including Rule 14e-1 under the U.S. Exchange Act), the Initial Acceptance Period may not be shorter than

75 20 U.S. Business Days. As set out in the above table, the Initial Acceptance Period is set at five (5) weeks. If any of the dates listed in the timetable are changed, the Shareholders will be informed of such change(s) by means of a press release which will also be made available on the following websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Target Company (www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder-offer.be/nl/public_offer.php. 6.4.2. Acceptance Period 6.4.2.1. Initial Acceptance Period The Initial Acceptance Period starts on 8 June 2023 and ends on 12 July 2023 at 4:00 pm CET. 6.4.2.2. Extension of the Initial Acceptance Period In accordance with Article 31 of the Takeover Decree, the Initial Acceptance Period may be extended. This would be the case if, in accordance with Article 15, §2 of the Takeover Decree, at any time during the Offer Period, the Offeror (or a Person Affiliated with the Offeror) acquires or commits to acquire Shares other than through the Offer at a price higher than the Offer Price. In such event, the Offer Price will be adjusted to reflect such higher price and, in order to rely upon the “Tier II” exemption provided by Rule 14d-1(d) under the U.S. Exchange Act, the Initial Acceptance Period will be extended by ten (10) U.S. Business Days after the publication of such higher price to allow the Shareholders to accept the Offer at this higher price19. In addition, pursuant to the same provisions, if a general meeting of the Target Company is convened to deliberate on the Offer and, in particular, on an action that could frustrate the Offer, the Acceptance Period shall be extended by two (2) weeks from the day on which the said general meeting is held. Furthermore, in order to rely upon the “Tier II” exemption provided by Rule 14d-1(d) under the U.S. Exchange Act, on the basis of which the Offer will be made to U.S. Holders, the Offer must remain open for (i) at least ten (10) U.S. Business Days following a change of the Offer Price or the number of shares sought (other than an increase not exceeding 2% of the outstanding shares), or a material change that is similar in significance to a change of the Offer Price or the number of shares sought, or (ii) at least five (5) U.S. Business Days following other material changes (including a waiver of the Acceptance Threshold Condition). 6.4.3. Reopening of the Offer In accordance with Articles 32 and 33 of the Takeover Decree, the Offeror will, within five (5) Business Days following the end of the Initial Acceptance Period, announce the results of the Offer following the Initial Acceptance Period as well as the number 19 This extension by ten (10) U.S. Business Days pursuant to U.S. rules is more strict than the requirement pursuant to article 31 of the Takeover Decree to extend by five (5) Business Days.

76 of Shares that the Offeror and Persons Affiliated with the Offeror hold as a result of the Offer, and indicate whether the Conditions described in Section 6.1.3 of the Prospectus have been fulfilled and, if not, whether the Offeror has waived these Conditions. If the Offeror decides to waive the Acceptance Threshold Condition (together with, if applicable, any other Condition(s) that has/have not been met) after the expiry of the Initial Acceptance Period, the Offeror shall reopen the Offer for at least five (5) Business Days (as the case may be within the context of any voluntary or mandatory reopening of the Offer). In order to comply with applicable U.S. federal securities laws (including Rule 14e-1 under the U.S. Exchange Act), following the waiver of a Condition after the expiry of the Initial Acceptance Period and the reopening of the Offer, the Offer must remain open for at least five (5) U.S. Business Days. The announcement of the decision whether or not to waive the Acceptance Threshold Condition (or any other Condition(s)) will be made by way of a press release, which will also be available on the following websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Target Company (www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder-offer.be/nl/public_offer.php. The Offer may or must be reopened in the circumstances listed below. 6.4.3.1. The Offeror and the Persons Affiliated with the Offeror acquire less than 90% of the shares of the Target Company – Possibility of voluntary reopening of the Offer If the Offeror and the Persons Affiliated with the Offeror together hold less than 90% of all shares of the Target Company at the end of the Initial Acceptance Period, one of the Conditions of the Offer (i.e. the Acceptance Threshold Condition) is not met, in which case the Offeror has the right to withdraw the Offer. In this case, the Offeror shall, within five (5) Business Days following the end of the Initial Acceptance Period, announce whether or not it will exercise its right of withdrawal. The Offeror reserves the right, at its sole discretion, not to withdraw the Offer and instead to waive the Acceptance Threshold Condition (together with, if applicable, any other Condition(s) that has/have not been met) and reopen the Offer. The Offeror must announce its intention to voluntarily reopen the Offer within five (5) Business Days from the end of the Initial Acceptance Period. If the Offer is voluntarily reopened after the Initial Acceptance Period, it has to be reopened (absent derogations from the FSMA) within ten (10) Business Days of the publication of the results of the Initial Acceptance Period for a Subsequent Acceptance Period of no less than five (5) Business Days and no more than fifteen (15) Business Days. Taking into account the derogations granted by the FSMA, this voluntary reopening will commence on 24 August 2023 for a Subsequent Acceptance Period of 15 Business Days ending on 13 September 2023. In no circumstances shall the total duration of the Initial Acceptance Period and a voluntary reopening of the Offer exceed ten (10) weeks (such ten (10) weeks period being counted as from the first day of the Initial Acceptance Period until the last day of any such voluntary reopening,

77 excluding pursuant to derogations granted by the FSMA the time period between 13 July 2023 and 23 August 2023). 6.4.3.2. The Offeror and the Persons Affiliated with the Offeror acquire at least 90% of the shares but less than 95% of the shares of the Target Company – Mandatory reopening of the Offer If the Offeror and the Persons Affiliated with the Offeror together hold at least 90% but less than 95% of all shares of the Target Company at the end of the Initial Acceptance Period, one of the Conditions of the Offer (i.e. the Acceptance Threshold Condition) is not met, in which case the Offeror has the right to withdraw the Offer. In this case, the Offeror shall, within five (5) Business Days following the end of the Initial Acceptance Period, announce whether or not it shall exercise its right of withdrawal. If the Offeror decides not to withdraw the Offer and instead to waive the Acceptance Threshold Condition (together with, if applicable, any other Condition(s) that has/have not been met), the Offer will be mandatorily reopened pursuant to Article 35, 1° of the Takeover Decree. The mandatory reopening of the Offer pursuant to Article 35, 1° of the Takeover Decree will also apply if the aforementioned threshold of 90% is not immediately reached at the end of the Initial Acceptance Period, but only after a voluntary reopening, as referred to in Section 6.4.3.1 of the Prospectus. If the Offer is mandatorily reopened pursuant to Article 35, 1° of the Takeover Decree, it has (absent derogations granted by the FSMA) to be reopened within ten (10) Business Days after the publication of the results of the last Acceptance Period for a Subsequent Acceptance Period of not less than five (5) Business Days and not more than fifteen (15) Business Days. Pursuant to derogations granted by the FSMA, a mandatory reopening will not take place between 13 July 2023 and 23 August 2023, and the first mandatory reopening will take place for a Subsequent Acceptance Period of fifteen (15) Business Days commencing on 24 August 2023 and ending on 13 September 2023. 6.4.3.3. The Offeror and the Persons Affiliated with the Offeror hold at least 95% of the shares of the Target Company – Mandatory reopening of the Offer and/or Simplified Squeeze-Out If, after the Initial Acceptance Period or a Subsequent Acceptance Period (as the case may be), (i) the Offeror and the Persons Affiliated with the Offeror together hold at least 95% of all shares of the Target Company and (ii) the Offeror has additionally acquired, as a result of the Offer, at least 90% of the Shares that are subject to the Offer, the Offeror shall be entitled to launch a Simplified Squeeze-Out pursuant to Article 7:82, §1 of the BCCA and Articles 42 and 43 of the Takeover Decree. The requirements for launching such Simplified Squeeze-Out are met if the Offeror and the Persons Affiliated with the Offeror, as a result of the Offer (or its reopening), together own at least 96.23% of the shares issued by the Target Company (i.e. 59.18% of the shares which were already held by the Offeror and 3.12% of treasury shares, plus 90% of the Shares that were subject to the Offer).

78 If the Offeror achieves this result, it intends to exercise its right to launch a Simplified Squeeze-Out. The procedure for the Simplified Squeeze-Out shall be initiated within three (3) months from the end of the last Acceptance Period, for a Subsequent Acceptance Period of at least fifteen (15) Business Days. All Shares not tendered in the Simplified Squeeze-Out will be deemed to have been transferred by operation of law to the Offeror, with the deposit of the funds necessary for the payment of the Offer Price at the Bank for Official Deposits (Deposito-en Consignatiekas), at the latest on the fifth (5th) Business Day following the publication of the results of the Simplified Squeeze-Out. The risk associated with such Shares and their ownership will be transferred to the Offeror on the payment date for the Simplified Squeeze-Out when payment of the Offer Price is made by the Centralising Receiving Agent on behalf of the Offeror (i.e. when the Offeror’s account is debited for these purposes) (see Section 6.10 of the Prospectus). At the closing of the Simplified Squeeze-Out, the shares in the Target Company that have been admitted to trading on the regulated market of Euronext Brussels will be automatically delisted pursuant to Article 43, §4 of the Takeover Decree. If the conditions for a Simplified Squeeze-Out are not met and the Offeror and the Persons Affiliated with the Offeror hold at least 95% of all shares in the Target Company, the Offer will be mandatorily reopened pursuant to Article 35, 1° of the Takeover Decree. In such instance, the considerations under Section 6.4.3.2 will apply. In addition, if, after the Initial Acceptance Period or a Subsequent Acceptance Period (as the case may be), the Offeror and the Persons Affiliated with the Offeror hold at least 95% of all shares of the Target Company but the conditions for a Simplified Squeeze-Out (as set out above) are not met, the Offeror reserves the right to launch a stand-alone squeeze-out for all Shares not yet owned by the Offeror and the Persons Affiliated with the Offeror pursuant to Article 7:82, §1 of the BCCA. 6.4.4. Extension of a Subsequent Acceptance Period In accordance with Article 31 of the Takeover Decree, a Subsequent Acceptance Period may also be extended. This would be the case if, in accordance with Article 15, §2 of the Takeover Decree, at any time during the Offer Period, the Offeror (or a Person Affiliated with the Offeror) acquires or commits to acquire Shares other than through the Offer at a price higher than the Offer Price. In such event, the Offer Price will be adjusted to reflect such higher price and, in order to comply with applicable U.S. federal securities laws (including Rule 14e-1 under the U.S. Exchange Act), the Subsequent Acceptance Period will be extended by ten (10) U.S. Business Days after the publication of such higher price to allow the Shareholders to accept the Offer at this higher price. In addition, pursuant to the same provisions, if a general meeting of the Target Company is convened to deliberate on the Offer and, in particular, on an action that could frustrate the Offer, the Acceptance Period shall be extended by two (2) weeks from the day on which the said general meeting is held.

79 Furthermore, in order to rely upon the “Tier II” exemption provided by Rule 14d-1(d) under the U.S. Exchange Act, the Offer must remain open for (i) at least ten (10) U.S. Business Days following a change of the Offer Price or the number of shares sought (other than an increase not exceeding 2% of the outstanding shares), or a material change that is similar in significance to a change of the Offer Price or the number of shares sought, or (ii) at least five (5) U.S. Business Days following other material changes. 6.4.5. Delisting of the Ordinary Shares Following the closing of the Offer, the Offeror will consider and reserves the right to apply for a delisting of the Ordinary Shares on Euronext Brussels in accordance with applicable law. Pursuant to Article 26, §1 of the Law of 21 November 2017 on the infrastructure of markets in financial instruments and transposing Directive 2014/65/EU, Euronext Brussels may delist financial instruments (i) when it concludes that, due to particular circumstances, a normal and regular market for these instruments can no longer be maintained; or (ii) where such instruments no longer comply with the rules of the regulated market, unless such action is likely to significantly harm the interests of investors or to jeopardise the orderly functioning of the market. Euronext Brussels must inform the FSMA of any proposed delisting. The FSMA may, where appropriate, in consultation with Euronext Brussels, oppose the delisting of securities in the interests of investor protection. As the FSMA has indicated in the past, however, it will not oppose a delisting if it has been preceded by a successful accompanying measure in favour of minority shareholders. On the other hand, the FSMA will oppose a delisting if no successful accompanying measures have been taken. If a Simplified Squeeze-Out is launched, as referred to in Section 6.4.3.3 of the Prospectus, the delisting will automatically follow the closing of the Simplified Squeeze-Out pursuant to Article 43, §4 of the Takeover Decree. If the Target Company submits a delisting request (upon direction of the Offeror) within three (3) months after the closing of the last Acceptance Period and, at that time a Simplified Squeeze-Out, as referred to in Section 6.4.3.3 of the Prospectus, has not yet been launched, the Offeror must reopen the Offer within ten (10) Business Days of the submission of such request, for a Subsequent Acceptance Period of between five (5) and fifteen (15) Business Days, in accordance with Article 35, 2° of the Takeover Decree. 6.4.6. Right to sell If (i) the Offeror and the Persons Affiliated with the Offeror hold, following the Offer or its reopening, at least 95% of the shares of the Target Company and have acquired, as a result of the Offer, shares representing at least 90% of the share capital subject to the Offer and (ii) the Offeror does not initiate a Simplified Squeeze-Out, as set out in Section 6.4.3.3 of the Prospectus, any Shareholder may request the Offeror to purchase its Shares, on the terms and conditions of the Offer, in accordance with Article 44 of the Takeover Decree. Shareholders wishing to exercise their right to sell must submit their request to the Offeror within three (3) months after the end of the last Acceptance Period by means of a registered letter with acknowledgment of receipt.

80 However, if the conditions to a Simplified Squeeze-Out are fulfilled, the Offeror undertakes to launch a Simplified Squeeze-Out pursuant to Article 7:82, §1 of the BCCA and Articles 42 and 43 of the Takeover Decree, so that the right of sale will not apply. 6.5. Objectives, motives and intentions of the Offeror 6.5.1. Objectives and business rationale of the Offeror Ultimately the Offeror’s preferred intention is for the Target Company to be, indirectly, a wholly-owned subsidiary of LG plc, and, subject to the applicable legal requirements being fulfilled, to be delisted (as set out in Section 6.4.4). If the Offer does not result in a squeeze-out and the Target Company remains listed, the other intentions of the Offeror with respect to the Target Company as set forth below remain largely the same. The Offeror may in such case rely on the control it already has over the Target Company to realise such intentions, subject to appropriate decision making by the Target Company’s board of directors and shareholders’ meeting in accordance with legal regulations. 6.5.2. Intentions of the Offeror 6.5.2.1. Situation of the Target Company within the LG Group The Offeror currently intends that the Target Company will continue as a separate legal entity incorporated under Belgian law, with the head office of the Target Group located in its current premises in Mechelen. A delisting of the Target Company would have an impact on the governance structure of the Target Company, which will be brought in line with the governance structure of privately-held companies (see Section 6.5.2.3 below). Once the Offer is completed and if it is followed by a squeeze-out, the Target Company will become a wholly-owned subsidiary of the Offeror and, indirectly, of LG plc. 6.5.2.2. The Target Group’s management and employees policy Following the completion of the Offer, the Target Group will continue to operate as an indirect subsidiary of LG plc under the guidance of its own and LG plc’s operational management, with functional reporting lines into the LG Group consistent with LG plc’s other operating subsidiaries. As a controlling shareholder of the Company since 2007, and taking into account its anticipated increased shareholding through the Offer, the Offeror is committed to being a stable employer in Belgium and continues to be supportive of a strong Target Group management in Belgium able to implement its intentions as set out below and interact with stakeholders. The Offeror does not currently anticipate any material change in the working conditions or employment policies of the Target Group. The Offeror does not believe that the completion of the Offer would have a material impact on the Target Group’s employees or employment generally (see the entirety of this Section 6.5.3). The Offeror intends to grow the business of the Target Group

81 and, as a consequence, over time certain changes in employment profile and skill sets may occur. The Offeror intends to maintain an attractive work environment for the Target Group’s management team and employees within which they will be well placed to continue to flourish. In this light, the Offeror shall consider the introduction of new management and employee benefit plans in addition to the arrangements described 6.1.2.2 above in relation to the existing equity incentives. 6.5.2.3. Intentions relating to the board of directors of the Target Company In the case of a delisting of the Target Company, it is anticipated that: (i) the number of directors will be reduced; (ii) no independent directors will be appointed and the various board committees will be cancelled; and (iii) the articles of association of the Target Company will be adjusted to take the above into account. 6.5.2.4. Intentions relating to the listing of the Ordinary Shares Upon completion of the Offer (which includes, as the case may be, a Simplified Squeeze-Out), the Offeror intends to proceed with the delisting of the Ordinary Shares subject to the relevant legal requirements in respect thereof being met (see below). Following the delisting, the Target Company would no longer be listed on Euronext Brussels. The Offeror would in that case make certain changes to the articles of association and the governance structure to bring the Target Company in line with what is customary for a privately-held company (See Section 6.5.2.3 above). Even if the requirements to proceed with a Simplified Squeeze-Out in accordance with Article 7:82, §1 of the BCCA and Articles 42 and 43 of the Takeover Decree are not fulfilled, the Offeror reserves the right to apply for a delisting of the Target Company from Euronext Brussels (see Section 6.4.4 above). The FSMA has indicated in the past that it will not oppose a delisting if it is preceded by successful accompanying measures to protect the interests of the minority shareholders. In contrast, the FSMA has indicated that it would oppose the delisting absent such accompanying measures (see Section 6.4.4 above). 6.5.2.5. Intentions relating to the continuation of the Target Group’s activities and further restructurings As a controlling shareholder of the Target Company since 2007, and taking into account the anticipated increased shareholding through the Offer, the Offeror is committed to the continuity of the Target Group, including with respect to the various Target Group brands, and the position of the Target Group as a preeminent and innovative telecommunications (broadband, mobile/fix and data) and entertainment company in Flanders/Belgium, and the continued modernisation of its network to achieve this.

82 6.5.2.6. Intentions relating to the Target Company’s capital structure and shareholder remuneration policy The Offeror intends to further align the Target Group’s operational, financial and strategic policies with those of LG plc. This includes without limitation aligning the Target Company’s leverage targets with those of LG plc. LG plc has a leverage target of 4 to 5 times EBITDA. Telenet currently has a leverage target of 4 times EBITDA. As a strategic investor, LG plc’s investment in the Target Company is not driven by set expectations regarding an annual dividend. LG plc will assess the future dividend policy of the Target Company in light of the realisation of the Target Company’s business plan, investment requirements and opportunities, as well as its financing needs and whether a delisting of the Target Company can be obtained. Investors should by no means assume that after the completion of the Offer (irrespective of whether the completion of the Offer is followed by a squeeze-out) the Target Company will pursue a dividend policy which is in line with past or current policies. In this respect, the Offeror specifically reserves the right to review the EUR 1.00 per share dividend floor for the 2023-2029 period as announced by the Target Company, subject to appropriate decision making by the Target Company’s board of directors and shareholders’ meeting in accordance with legal regulations. 6.5.2.7. Amendment of the articles of association of the Target Company As set forth above, the Offeror will bring the articles of association of the Target Company in line with what is customary for privately-held companies in case of a delisting. The Offeror will, for example, amend the provisions on the board of directors to remove all references to independent directors and to reduce the total number of directors (as described in Section 6.5.2.3 above). Further, the Offeror may explore the possibility of implementing a conversion of the Target Company from a public limited liability company (naamloze vennootschap (NV)) to a private limited liability company (besloten vennootschap (BV)) under the BCCA. In the case of completion of the Offer followed by a squeeze-out, the Offeror will also amend article 15.1 of the Target Company’s articles of association to remove the requirement that the Golden Shares can only be held by certain public law entities and that the Golden Shares have to be transferred to a public law entity within a certain period of time if they are at any time held by an entity that is no longer a public law entity. In the case where the Target Company is not delisted, the Offeror will propose certain changes to the articles of association and to the governance structure, e.g. to reduce the number of directors generally and/or to reduce the number of independent directors to the required minimum of three. 6.5.3. Impact of the Offer on the Offeror and its shareholders As a result of the Offer, no material impact is expected on the management, employees, or shareholders of the Offeror or the LG Group.

83 As a result of the Offer, the Offeror will increase its investment in the Target Company pro rata to the acceptances of the Offer. As the LG Group already consolidates the Target Company, there will be no impact on LG Group’s reported consolidated revenue, EBITDA or cash provided by operating activities. 6.5.4. Synergies The Offer is not expected to result in any material synergies being realised, other than in case of a delisting allowing for a more simple governance and decision-making process and removing the costs associated with a public listing. 6.5.5. Benefits of the Offer The justification of the Offer Price and the valuation methodology used by the Offeror are set out in detail in Section 6.3. 6.6. Regularity and validity of the Offer 6.6.1. Decision of the Offeror to launch the Offer On 12 April 2023, the sole director of the Offeror resolved to launch the Offer. 6.6.2. Requirements of Article 3 of the Takeover Decree The Offer is launched in accordance with the requirements set out in Article 3 of the Takeover Decree, i.e.: • the Offer relates to all shares issued by the Target Company, and more specifically all outstanding shares issued by the Target Company, other than the shares held by the Offeror or the Persons Affiliated with the Offeror (i.e. the Target Company). • the Offeror has confirmed the unconditional and irrevocable availability of the funds necessary for the payment of the Offer Price for all Shares in the form of an irrevocable and unconditional credit facility; • the Offer and its terms and conditions comply with the applicable legislation, in particular the Takeover Law and the Takeover Decree. The Offeror is of the opinion that these conditions, in particular the Offer Price, are such as to enable the Offeror under normal circumstances to achieve its objective; • the Offeror undertakes, as far as it is concerned, to use its best efforts to complete the Offer; and • the Centralising Receiving Agent will centralise the receipt of the Acceptance Forms, either directly or indirectly, and ensure payment of the Offer Price (see Section 6.10 of the Prospectus). 6.6.3. Regulatory approvals The Offer is not subject to any regulatory approvals other than the approval of the Prospectus by the FSMA.

84 The FSMA approved the English language version of the Prospectus on 6 June 2023, in accordance with Article 19, §3 of the Takeover Law. This approval does not imply an assessment or evaluation of the merits or quality of the Offer or the position of the Offeror. 6.7. Derogations to the Takeover Law and Takeover Decree The Offeror wishes to avoid a Subsequent Acceptance Period materially occuring during the summer months and the holiday period during which it will be less probable that the majority of the Shareholders will be available or will have the possibility to make an informed decision as to the acceptance of the Offer in the context of a possible reopening. In that context and at the request of the Offeror, the FSMA has, in accordance with article 35, § 1 of the Takeover Law, granted certain derogations to the time periods set forth in the Takeover Decree and more specifically to articles 30 and 36, first part of the Takeover Decree. More specifically, the FSMA has granted the following derogations: • derogation to the maximum period of 10 weeks as of the opening of the initial acceptance period, which applies to a voluntary reopening of the Initial Acceptance Period (article 30 of the Takeover Decree): the Offeror may thus reopen, as the case may be, the Offer voluntarily on 24 August 2023 for a period of fifteen (15) Business Days which will end on 13 September 2023; and • derogation to the obligation to reopen the Offer if, at the expiry of the Initial Acceptance Period, the Offeror and the Persons Affiliated with the Offeror hold less than 90% or more of the shares in the Target Company, at the latest within ten (10) Business Days following the publication of the results of the Initial Acceptance Period (article 36, first part of the Takeover Decree): the Offeror may thus reopen, as the case may be, the Offer on a mandatory basis on 24 August 2023 (for a period of fifteen (15) Business Days which will end on 13 September 2023). The different scenarios can be summarized as follows: Scenario Consequences Upon the closing of the Initial Acceptance Period, the Offeror and the Persons Affiliated with the Offeror hold less than 90% of all shares in the Target Company The Offeror will decide whether or not to waive the Acceptance Threshold Condition. If the Offeror waives the Acceptance Threshold Condition, the Offer will be voluntarily reopened on 24 August 2023 until 13 September 2023. This reopening benefits from a derogation to article 30 of the Takeover Decree. If the Offeror does not waive the Acceptance Threshold Condition, the Offer will lapse. Upon closing of the Initial Acceptance Period, the Offeror and the Persons Affiliated with the The Offer will mandatorily be reopened on 24 August 2023 until 13 September 2023.

85 Offeror hold at least 90% of all shares in the Target Company This would constitute a derogation to article 36 of the Takeover Decree. Upon closing of the Initial Acceptance Period, the Offeror and the Persons Affiliated with the Offeror hold at least 95% of all shares in the Target Company If the conditions therefore are met (see Section 6.4.3), the Offer will be reopened as a Simplified Squeeze-Out on 24 August 2023 until 13 September 2023. If the conditions for a Simplified Squeeze- Out are not met and the Offeror and the Persons Affiliated with the Offeror hold at least 95% of all shares in the Target Company, the Offer will be mandatorily reopened pursuant to Article 35, 1° of the Takeover Decree on 24 August 2023 until 13 September 2023. This would constitute a derogation to article 36 of the Takeover Decree. In addition, if, after the Initial Acceptance Period or a Subsequent Acceptance Period (as the case may be), the Offeror and the Persons Affiliated with the Offeror hold at least 95% of all shares of the Target Company but the conditions for a Simplified Squeeze-Out are not met, the Offeror reserves the right to launch a stand-alone squeeze-out for all Shares not yet owned by the Offeror and the Persons Affiliated with the Offeror pursuant to Article 7:82, §1 of the BCCA. If the thresholds of 90 % and 95 % are only reached after a voluntary or mandatory reopening, the mandatory reopening and/or Simplified Squeeze-Out (as the case may be) will take place within the time periods provided for by the Takeover Decree. The different hypotheses and dates relating thereto are reflected in the indicative timetable in section 6.4.1. 6.8. Acceptance of the Offer and ownership of the Shares 6.8.1. Acceptance of Offer Shareholders may tender their Shares in the Offer by completing, signing and submitting an Acceptance Form in accordance with the instructions set out in the form no later than 4:00 pm CET on 12 July 2023, or such later date as may be announced in the event of an extension, or such earlier deadline as may be set by the relevant Shareholder’s financial intermediary. Acceptance of the Offer may be made free of charge to BNP Paribas Fortis NV/SA, which acts as the Centralising Receiving Agent in the framework of the Offer, by submitting an Acceptance Form. Shareholders who register their acceptance with a financial intermediary that is not the Centralising Receiving Agent must inform

86 themselves of any additional fees that may be charged by such parties and are responsible for the payment of such additional fees. Such other financial intermediaries must, where applicable, comply with the procedures described in the Prospectus. Shareholders who hold Shares in dematerialised form and who wish to tender their Shares in the Offer must instruct the financial intermediary where such dematerialised Shares are held to transfer the tendered Shares directly from their securities account to the Centralising Receiving Agent for the benefit of the Offeror. Shareholders who hold registered Shares will receive a letter from the Target Company indicating the procedure to be followed by Shareholders to tender their registered Shares in the Offer. Shareholders holding both registered Shares and dematerialised Shares must complete two separate Acceptance Forms: (i) a form for the registered Shares to be submitted to the Centralising Receiving Agent and (ii) a form for the dematerialised Shares to be submitted to the financial intermediary where such dematerialised Shares are held. 6.8.2. Ownership of the Shares Shareholders tendering their Shares represent and warrant that (i) they are the owners of the tendered Shares, (ii) they have the requisite power and capacity to accept the Offer, and (iii) the tendered Shares are free from any encumbrance, claim, security interest or interest. If the Shares are held by two or more persons, the holders must jointly sign an Acceptance Form. If the Shares are subject to usufruct, the usufructuary and the bare owner must jointly sign an Acceptance Form. If the Shares are pledged, the pledgee and the pledgor must jointly sign an Acceptance Form, it being understood that the pledgee shall be deemed to have unconditionally and irrevocably waived the pledge and released the pledge on the Shares. If the Shares are encumbered or subject to a charge, claim, security or interest, the Shareholder and all beneficiaries of such charge, claim, security interest or interest must jointly sign an Acceptance Form, it being understood that such beneficiaries shall be deemed to have unconditionally and irrevocably waived any charge, claim, security interest or interest in respect of the Shares. Risk in and ownership of Shares validly tendered during the Initial Acceptance Period or any subsequent Acceptance Period passes to the Offeror on the relevant settlement date at the time payment of the Offer Price is made by the Centralising Receiving Agent on behalf of the Offeror (see Section 6.10 of the Prospectus). 6.8.3. Subsequent increase in the Offer Price In accordance with Article 25, 2° of the Takeover Decree, any increase in the Offer Price during the Acceptance Period will also be applicable to Shareholders who have already tendered their Shares to the Offeror prior to the increase in the Offer Price.

87 6.8.4. Withdrawal of the acceptance of the Offer In accordance with Article 25, 1° of the Takeover Decree, Shareholders who have confirmed their acceptance under the Offer may withdraw their acceptance at any time during the Acceptance Period during which they have confirmed their acceptance. If the Acceptance Period during which a Shareholder has confirmed its acceptance under the Offer ends and a Subsequent Acceptance Period is opened, it may no longer withdraw its acceptance. In order for a withdrawal of an acceptance to be valid, the withdrawal must be notified in writing directly to the financial intermediary with whom the Shareholder has deposited its Acceptance Form, specifying the number of Shares in respect of which the acceptance is being withdrawn. In the event that the Shareholder notifies its withdrawal to a financial intermediary other than the Centralising Receiving Agent, it is the obligation and the responsibility of such financial intermediary to notify the Centralising Receiving Agent promptly of this withdrawal. Such notification must be made to the Centralising Receiving Agent at the latest by 12 July 2023 at 4:00 p.m. CET (with respect to the Initial Acceptance Period) or, where appropriate, by the date that will be specified in the relevant notification and/or press release. 6.9. Publication of the results of the Offer In accordance with Articles 32 and 33 of the Takeover Decree, the Offeror shall, within five (5) Business Days of the end of the Initial Acceptance Period, (i) publish the results of the Initial Acceptance Period, as well as the number of Shares that the Offeror and Persons Affiliated with the Offeror hold as a result of the Offer, and (ii) disclose whether the Conditions of the Offer have been met and, if not, whether the Conditions have been waived. Where the Offer is reopened as described in Section 6.4.3 of the Prospectus, the Offeror shall, within five (5) Business Days after the end of the Subsequent Acceptance Period, publish the results of the relevant reopening and the number of Shares held by the Offeror and the Persons Affiliated with the Offeror as a result of the reopening. These announcements are made by means of a press release, which will also be available on the following websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Target Company (www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder-offer.be/nl/public_offer.php. 6.10. Date and modalities of payment of the Offer Price Subject to the Conditions being fulfilled or waived, the Offeror shall pay the Offer Price to those Shareholders who have validly tendered their Shares during the Initial Acceptance Period no later than the tenth (10th) Business Day following the publication of the results of the Offer during the Initial Acceptance Period. The Offer Price for Shares tendered in connection with a reopening of the Offer, as described in Section 6.4.3 of the Prospectus, will be paid no later than the fifth (5th) Business Day following the publication of the results of the relevant Subsequent Acceptance Period(s). Subject to the Conditions being fulfilled or waived, payment of the Offer Price to Shareholders who have duly accepted the Offer shall be made without any conditions or restrictions by transfer to the bank account specified by the Shareholder in its Acceptance Form.

88 Ownership of the Shares validly offered during the Acceptance Period will pass to the Offeror on the Payment Date at the time when payment of the Offer Price is made by the Centralizing Receiving Agent on behalf of the Offeror. The Acceptance Form contains, for registered Shares, a proxy in favour of each member of the board of directors of the Target Company to register the transfer in the share register of the Target Company and, for dematerialised Shares, a proxy in favour of the financial institution of the Shareholder to transfer the Shares by posting to the account of the Centralizing Receiving Agent on a delivery free of payment basis once the Conditions have been fulfilled or have been waived by the Offeror. The Offeror shall bear the tax on stock exchange transactions (see Section 7.3 of the Prospectus for more details). The Centralising Receiving Agent shall not charge any commission, compensation or other costs to the Shareholders in connection with the Offer. Shareholders who register their acceptance with a financial intermediary other than the Centralising Receiving Agent should inform themselves of any additional fees that may be charged by such intermediaries and are themselves responsible for payment. 6.11. Counter-offer and higher offer In the event of a counter-offer and/or a higher offer (the price of which must be at least 5% higher than the Offer Price) in accordance with Articles 37 to 41 of the Takeover Decree, the Initial Acceptance Period shall be extended until the expiry of the acceptance period of this counter-offer. In the event of a valid and more advantageous counter-offer and/or higher offer, all Shareholders who had already tendered their Shares in the Offer are entitled to exercise their right of withdrawal in accordance with Article 25, 1° of the Takeover Decree and the procedure described in Section 6.8.4 of the Prospectus. If the Offeror is able to make a higher offer in response to a counter-offer, this increased price benefits all Shareholders, including those who accepted the Offer, in accordance with Article 25, 2° of the Takeover Decree (see also Section 6.8.4 of the Prospectus). 6.12. Other aspects of the Offer 6.12.1. Report of the Independent Expert In accordance with Articles 20 up to and including 23 of the Takeover Decree, since the Offeror is the controlling shareholder of the Target Company, an independent expert must draw up a report in which it values the Shares and which includes an analysis of the valuation work carried out by the Offeror. The independent directors of the Target Company have appointed Lazard BV/SRL as the Independent Expert on 10 March 2023. The Independent Expert has drawn up the Independent Expert Report in accordance with Article 23 of the Takeover Decree, which is attached to the Prospectus as ANNEX 2. 6.12.2. Financing of the Offer 6.12.2.1. Availability of necessary funds

89 The Offeror has entered into financing facilities with among others, The Bank of Nova Scotia as the facility agent and security agent, BNP Paribas S.A., BNP Paribas Fortis NV/SA, National Westminster Bank plc, NatWest Markets Plc and The Bank of Nova Scotia as the initial original lenders and BNP Paribas Fortis NV/SA as the presenting bank to fund the necessary payment of the Offer Price (the Facility Agreement). The Facility Agreement allows the Offeror to draw funding whenever a payment obligation under the Offer arises, in an amount that is sufficient to meet its paying obligations under the Offer, as required by Article 3 of the Takeover Decree. This credit facility under the Facility Agreement can be repaid at any point in time with cash made available to the Offeror by LG plc or its subsidiaries. 6.12.2.2. Details of the financing of the Offer and its impact on the Offeror’s assets, results and activities The consolidated liquidity position of LG plc and its subsidiaries at 31 March 2023 comprises cash and unused borrowing capacity available in an aggregate amount of EUR 4.9 billion and total net debt equal to EUR 10.5 billion20. Regardless of the financing available, LG plc and its subsidiaries do not exclude using their cash position to pay for the Offer. If the Offeror fully draws under the financing set forth above, it will still be in a net cash position. 6.12.3. Response Memorandum The board of directors of the Target Company has prepared the Response Memorandum in reply to the Offer in accordance with the Takeover Law and the Takeover Decree. The Response Memorandum has been approved by the board of directors of the Target Company on 6 June 2023. The Dutch language version was approved by the FSMA on 6 June 2023. The FSMA’s approval of the Response Memorandum does not imply any opinion by the FSMA on the merits or the quality of the Offer. A copy of an English translation of this document is attached as ANNEX 3 to the Prospectus. 6.12.4. Agreements which may impact the Offer The Offeror and the Persons Affiliated with the Offeror are not engaged in or actively pursuing any transactions with respect to the Target Company or parts thereof that would materially affect the valuation of the Target Company positively or negatively, other than the Target Company’s transactions that the board of directors of the Target Company is aware of and/or transactions for which there has been a public disclosure. 6.12.5. Governing law and competent jurisdiction The Offer and the resulting agreement between the Offeror and the Shareholders are subject to Belgian law and in particular to the Takeover Law and the Takeover Decree. The Market Court (het Marktenhof) is competent to hear any dispute arising from or in connection with this Offer. 20 Consolidated liquidity is defined as consolidated cash (which includes LG corporate cash and cash retained at consolidated subsidiaries) and aggregate unused borrowing capacity assuming maximum undrawn commitments under the applicable facilities without regard to covenant compliance calculations on other conditions precedent to borrowing. Assuming EUR/USD FX of 1.08695 as per 31 March 2023.

90 6.12.6. Purchases Outside the Offer The Offeror and the Target Company reserve the right to purchase or arrange to purchase Ordinary Shares outside of the Offer, to the extent permissible under applicable laws and regulations, including Rule 14e-5 under the U.S. Exchange Act. Any such purchases or arrangements to purchase made outside of the Offer will be made outside of the U.S. and disclosed to the market pursuant to applicable law and regulations, and as required by Rule 14e-5 under the U.S. Exchange Act. Accordingly, and to the extent permissible under applicable laws and regulations (including Rule 14e-5 under the U.S. Exchange Act and any exemptive relief granted by the SEC therefrom), and in accordance with customary Belgian practice, the Offeror, its nominees or brokers (acting as agents), or any of its or their affiliates, may, from time to time, purchase or make arrangements to purchase Shares outside of the Offer after the date of this Prospectus (including during the pendency of the Offer), including purchases in the open market at prevailing prices or in private transactions at negotiated prices, in each case, outside of the U.S. and in accordance with applicable laws and regulations. Any such purchases will not be made at prices higher than the Offer Price, unless the Offer Price is increased accordingly (and the Offer must remain open for at least ten U.S. Business Days following such an increase of the Offer Price). Information about such purchases of such Shares will be publicly disclosed as required in Belgium and the U.S. 7. Tax treatment of the Offer 7.1. Preliminary remarks The following summary is a general description of certain Belgian tax considerations, which, at the date of the Prospectus, are applicable under the laws of Belgium to the transfer of the Shares within the framework of the Offer. It is included herein solely for information purposes. It does not purport to be a complete analysis of all tax considerations that may be relevant to a decision to tender the Shares in the framework of the Offer. This summary (or the remainder of the Prospectus) does not address special rules, such as Belgian federal or regional estate and gift tax considerations or tax rules that may apply to special classes of holders of financial instruments (e.g. banks, insurance companies, or collective investment undertakings), and is not to be read as extending by implication to matters not specifically discussed therein. This summary is based on the laws, regulations and applicable tax treaties as in effect in Belgium on the date of the Prospectus, all of which are subject to change, possibly on a retroactive basis. One should appreciate that, as a result of changing law or practice, the tax consequences may be otherwise than as stated below. This summary does not discuss or take into account tax laws of any jurisdiction other than Belgium. Each Shareholder should consult its own tax advisor as to the individual consequences, including cross-border consequences, under the tax laws of their countries of citizenship, residence, ordinary residence or domicile and the tax laws of Belgium of tendering the Shares in the framework of the Offer. For the purposes of this summary: (a) a resident individual means any individual subject to Belgian personal income tax (personenbelasting/impôt des personnes physiques) (i.e. an individual having its

91 domicile or seat of wealth in Belgium or assimilated individuals for the purposes of Belgian tax law); (b) a resident company means any company subject to Belgian corporate income tax (vennootschapsbelasting/impôt des sociétés) (i.e. a company having its registered office, its main establishment, its administrative seat, or its seat of management in Belgium); (c) a resident legal entity means any legal entity subject to the Belgian legal entities tax (rechtspersonenbelasting/impôt des personnes morales) (i.e. a legal entity other than a company subject to corporate income tax having its registered office, its main establishment, its administrative seat, or its seat of management in Belgium); (d) a resident means a resident individual, a resident company or a resident legal entity; and (e) a non-resident means any person that is not a resident. This summary does not address the tax regime applicable to Shares held by residents through a fixed basis or permanent establishment located outside Belgium. 7.2. Taxation upon transfer of the Shares 7.2.1. Resident individuals As regards resident individuals, the tax treatment upon disposal of the Shares will depend on the type of investment. For resident individuals holding the Shares as a private placement, the transfer of the Shares will, as a rule, not be a taxable transaction. Capital gains realised upon the transfer of the Shares by a resident individual are, therefore, not subject to Belgian personal income tax (personenbelasting/impôt des personnes physiques). Likewise, capital losses on the Shares are not tax deductible. Resident individuals may, however, be subject to a 33% income tax (plus local surcharges) if they realise a capital gain on the Shares which is deemed to be speculative or outside the scope of the normal management of their private estate. Capital losses arising from such transactions are, in principle, not tax deductible. Moreover, capital gains realised outside the context of a professional activity by resident individuals upon disposal of (part of) a substantial participation in a Belgian company (i.e. a participation representing more than 25% of the share capital of the Target Company held, directly or indirectly, alone or with his/her spouse or with certain relatives, at any time during the last five (5) years prior to the disposal), may under certain circumstances be subject to 16.5% income tax (plus local surcharges). Capital gains realised upon transfer of the Shares by resident individuals holding the Shares for professional purposes may also be subject to income tax in Belgium at the normal progressive tax rates (plus local surcharges), except for: (i) capital gains on Shares realised in the framework of the cessation of activities which are taxable at a separate rate of 10% or 16.5% (depending on the circumstances) or (ii) capital gains on Shares held for more than five (5) years, which are taxable at 16.5%, plus local surcharges. Capital losses on the Shares incurred by resident individuals who hold the Shares for professional purposes are, in principle, tax deductible. Such resident

92 individuals should consult their Belgian tax advisors on the tax implications of the Offer. 7.2.2. Resident companies In accordance with Article 192 of the Belgian Income Tax Code of 1992 (the BITC), capital gains realised upon transfer of the Shares by resident companies are fully tax exempt if (i) the conditions relating to the taxation of the underlying distributing income as described in Article 203 of the BITC are met, (ii) the Shares have been held in full ownership during an uninterrupted period of at least one year and (iii) the resident company holds Shares representing at least 10% of the share capital of Telenet or a participation in Telenet with an acquisition value of at least EUR 2,500,000 (the Tax Conditions). If one or more of the Tax Conditions are not met, any capital gain realised on the Shares would be taxable at the standard corporate income tax rate of 25%, unless, subject to certain conditions, the reduced corporate income tax rate of 20% applies on the first tranche of EUR 100,000 taxable profits of qualifying small companies (as defined by Article 1:24, §1 to §6 of the BCCA). Capital losses on the Shares incurred by resident companies are as a general rule not tax deductible. Different rules apply to companies subject to a special tax regime, such as organisations for financing pensions (OFPs) and investment companies within the meaning of article 185bis of the BITC. Shares held in the trading portfolios of Belgian qualifying credit institutions, investment enterprises and management companies of collective investment undertakings are subject to a different regime. The capital gains on such Shares are taxable at the ordinary corporate income tax rate of 25%, unless, subject to certain conditions, the reduced corporate income tax rate of 20% applies on the first tranche of EUR 100,000 taxable profits of qualifying small companies (as defined by Article 1:24, §1 to §6 of the BCCA), and the capital losses on such Shares are tax deductible. Internal transfers to and from the trading portfolio are assimilated to a realisation. 7.2.3. Resident legal entities Capital gains realised on the transfer of the Shares by resident legal entities are, in principle, not taxable. Capital gains realised upon disposal of (part of) a substantial participation in a Belgian company (i.e., a participation representing more than 25% of the share capital of the Target Company at any time during the last five (5) years prior to the disposal) may, however, under certain circumstances be subject to legal entities income tax (rechtspersonenbelasting/impôt des personnes morales) in Belgium at a rate of 16.5%. Capital losses on the transfer of the Shares incurred by resident legal entities are, in principle, not tax deductible in Belgium. 7.2.4. Non-residents Non-resident individuals, companies or legal entities are, in principle, not subject to Belgian income tax on capital gains realised upon transfer of the Shares, unless the

93 non-resident holds the Shares as part of a business conducted in Belgium through a fixed base or a Belgian establishment. In such a case, the same principles apply as described with regard to resident individuals subject to Belgian personal income tax (personenbelasting/impôt des personnes physiques) (holding the Shares for professional purposes) or with regard to resident companies subject to Belgian corporate income tax (vennootschapsbelasting/impôt des sociétés). Capital gains realised upon the disposal of the Shares by non-resident legal entities within the meaning of Article 227, 3° of the BITC should, in principle, not be subject to Belgian non-resident income tax (belasting van niet-inwoners/impôt des non-résidents) and capital losses incurred by such entities are not tax deductible in Belgium. Non-resident individuals subject to non-resident income tax (belasting van niet- inwoners/impôt des non-résidents) within the meaning of article 227, 1° of the BITC who do not use the Shares for professional purposes and who have their fiscal residence in a country with which Belgium has not concluded a tax treaty or with which Belgium has concluded a tax treaty that confers the authority to tax the capital gain on the Shares to Belgium, might be subject to tax in Belgium, if the capital gains are obtained or received in Belgium and arise from transactions which are to be considered beyond the normal management of one’s private estate or in the event of disposal of a substantial participation in a Belgian company as mentioned in the tax treatment of the disposal of the Shares by resident individuals (see Section 7.2.1). Such non-resident individuals might therefore be obliged to file a tax return and should consult their own tax advisor. 7.3. Tax on stock exchange transactions A tax on stock exchange transactions (taks op de beursverrichtingen/taxe sur les opérations de bourse) will be levied on the purchase and sale in Belgium of the Shares on the secondary market if (i) carried out in Belgium through a professional intermediary, or (ii) deemed to be carried out in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals with habitual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium (both referred to as a Belgian Investor). The rate applicable is 0.35% with a maximum amount of EUR 1,600 per transaction and per party. Such tax is separately due by each party to the transaction, and each of those is collected by the professional intermediary. However, if the order is made directly or indirectly to a professional intermediary established outside of Belgium, the tax will in principle be due by the Belgian Investor, unless that Belgian Investor can demonstrate that the tax has already been paid. Alternatively, professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian stock exchange tax representative, which will be liable for the tax on stock exchange transactions in respect of the transactions executed through the professional intermediary. No tax on stock exchange transactions will however be payable by exempt persons acting for their own account including investors who are not resident individuals, provided they deliver an affidavit to the financial intermediary in Belgium confirming their non-resident status and certain Belgian institutional investors as defined in article 126.1 2° of the Code of miscellaneous duties and taxes (wetboek diverse rechten en taksen/code des droits et taxes divers). The Offeror shall bear the tax on stock exchange transactions in connection with the Offer.

94 7.4. Annual tax on securities accounts Following the Law of 17 February 2021, a new annual tax on securities accounts was introduced (jaarlijkse taks op de effectenrekeningen/taxe annuelle sur les comptes-titres). The annual tax on securities accounts is levied on securities accounts of which the average value during the reference period (i.e. a period of twelve (12) consecutive months beginning on 1 October and ending, in principle, on 30 September of the next year), exceeds EUR 1,000,000. The annual tax on securities accounts is applicable to securities accounts that are held by resident individuals, companies and legal entities, irrespective as to whether these accounts are held with a financial intermediary in Belgium or abroad. The annual tax on securities accounts also applies to securities accounts held by non-resident individuals, companies and legal entities with a financial intermediary in Belgium. However, the annual tax on securities accounts is not levied on securities accounts held by specific types of regulated entities in the context of their own professional activity and for their own account. As the case may be, the annual tax on securities accounts may also apply to securities accounts on which the Shares are held if the average value during the reference period exceeds EUR 1,000,000. The applicable tax rate is equal to the lower amount of: (i) 0.15% of the average value of the account, and (ii) 10% of the difference between the average value of the account and EUR 1,000,000. The tax base is the sum of the values of the taxable financial instruments at the different reference points in time (i.e. 31 December, 31 March, 30 June and 30 September) divided by the number of those reference points in time. The annual tax on securities accounts needs to be withheld, declared and paid by the Belgian intermediary. Intermediaries not established or set up in Belgium have the possibility, when managing a securities account subject to the tax, to appoint a representative in Belgium approved by or on behalf of the Minister of Finance (the Annual Tax on Securities Accounts Representative). The Annual Tax on Securities Accounts Representative is jointly and severally liable vis-à-vis the Belgian State to declare and pay the tax and to fulfil all other obligations for intermediaries related to the annual tax on securities accounts, such as compliance with certain reporting obligations. In cases where no intermediary has withheld, declared and paid the annual tax on securities accounts, the holder of the securities account needs to declare and pay the tax himself, unless he can prove that the tax has already been withheld, declared and paid by either a Belgian intermediary or Annual Tax on Securities Accounts Representative of a foreign intermediary. A specific, irrebuttable and retroactive anti-abuse provision applying as from 30 October 2020 was also introduced, targeting (i) the splitting of a securities account into multiple accounts held with the same financial intermediary and (ii) the conversion of taxable financial instruments into registered financial instruments (financiële instrumenten op naam/instruments financiers nominatifs). Furthermore, a general, rebuttable anti-abuse provision was introduced. However, the specific, irrebuttable anti-abuse provision and the retroactive aspect of the general anti-abuse provision were declared null and void by the Belgian Constitutional Court on 27 October 2022. Shareholders should consult their own tax advisors in relation to this new annual tax on securities accounts.

95 List of Annexes to the Prospectus: 1. Acceptance Form 2. Report of the Independent Expert 3. Response Memorandum 4. Organization Chart of the Target Group 5. Unaudited balance sheet and notes of the Offeror for FY2021 6. Unaudited balance sheet and notes of the Offeror for FY2022

96 ANNEX 1 ACCEPTANCE FORM Acceptance form for registered Shares To be completed and submitted in duplicate to the Centralising Receiving Agent (BNP Paribas Fortis NV/SA) at the following e-mail address cfcm-ecm@bnpparibasfortis.com, no later than 12 July 2023 at 4:00 p.m. CET, or at any later date announced in case of extension ACCEPTANCE FORM FOR REGISTERED SHARES ONLY Acceptance form for the voluntary and conditional takeover bid in cash possibly followed by a Simplified Squeeze-Out by Liberty Global Belgium Holding B.V. (the Offeror) on all Shares issued by Telenet Group Holding NV which are not yet held by the Offeror or Persons Affiliated with the Offeror I, the undersigned: Legal entity: Company name : Address of registered office: Validly represented by: (1) Name : Title : (2) Name : Title : Natural person: First and last name: Address of residence: Declares, after having had the opportunity to read the Prospectus, that: (i) I accept the conditions of the Offer as described in the Prospectus;

97 (ii) I agree to transfer to the Offeror the Shares which are identified in this Acceptance Form and which I hold in full, in accordance with terms of the Prospectus, at the Offer Price which corresponds to a payment in cash of EUR 21.00, i.e. EUR 22.00 reduced, following the approval by the Target Company’s ordinary general meeting of 26 April 2023 of the payment of a gross dividend of EUR 1.00 per share, by the total gross amount of such dividend (before any applicable tax deduction). (iii) I transfer my Shares in accordance with the acceptance procedure described in the Prospectus; and (iv) I acknowledge that all warranties and obligations which I purport to have given in relation to the transfer of my Shares are included in this Acceptance Form in accordance with the Prospectus. Shares Number Type Instructions …………………. Registered shares The following documents are attached to this Acceptance Form : − proof of registration of my registered Shares in the shareholders register of the Target Company; and − for natural persons: a copy of my identity card or my passport including a specimen signature; or − for legal entities: a certified copy of the articles of association of the Shareholder, proof of authority to represent the Shareholder from the persons who signed this Acceptance Form, if applicable a power of attorney, and a copy of the identity card or passport including a specimen signature of the person(s) authorised to represent the Shareholder who has (have) signed this Acceptance Form. I hereby request that (i) these Shares be transferred to the Offeror, (ii) the transfer of these Shares be duly registered in the shareholders’ register of the Target Company and, for this purpose, I authorize each director of the Target Company and the Offeror, each

98 acting individually and with the right of substitution, to sign the shareholders’ register of the Target Company in my name and on my behalf, as well as to do all things necessary or useful for this purpose. I hereby request that on the relevant Payment Date, the Offer Price for the transfer of the Shares referred to in this Acceptance Form be credited to my account: Name of the bank: IBAN: BIC/SWIFT: I am aware that: (A) In order to be valid, this Acceptance Form must be sent to the Centralising Receiving Agent at the following e-mail address: cfcm-ecm@bnpparibasfortis.com, in accordance with the applicable acceptance procedure as described in the Prospectus (Section 6.8.1), no later than the last day of the Initial Acceptance Period (as extended from time to time), i.e. 12 July 2023 at 4:00 pm CET, or, as the case may be, of any Subsequent Acceptance Period. (B) I am duly authorized to transfer my Shares and all authorisations, formalities or procedures required for this purpose have been duly and successfully obtained, accepted, completed and/or executed; (C) (i) if the Shares are owned by two or more persons, the Acceptance Form must be signed jointly by all of these persons; (ii) if the Shares are subject to a usufruct right, the Acceptance Form must be signed jointly by the usufructuary and the bare owner; (iii) if the Shares are pledged, the Acceptance Form must be signed jointly by the pledgor and the pledgee, it being understood that the latter will be deemed to have unconditionally and irrevocably waived the pledge and released the pledge on the relevant Shares; (iv) if the Shares are encumbered or subject to any charge, claim, security or interest, the Shareholder and all beneficiaries of such charge, claim, security or interest must jointly execute the Acceptance Form, it being understood that such beneficiaries shall be deemed to have unconditionally and irrevocably waived any charge, claim, security or interest relating to such Shares ; (D) there is no charge to me for accepting the Offer as this Acceptance Form is deposited directly with the Centralising Receiving Agent ; (E) acceptance of the Offer made during an Acceptance Period may be withdrawn during such Initial Acceptance Period by written notification addressed directly to the Centralising Receiving Agent, stating the number of Shares being withdrawn. To the extent that I hold registered Shares, I will be informed by

99 the Target Company as to the procedure to be followed to withdraw my acceptance. This notification of withdrawal must be made no later than 12 July 2023 at 4:00 pm CET (if during the Initial Acceptance Period) or, as the case may be, on the date to be determined in the notification and/or the press release concerned; and (F) the Offeror shall bear the tax on stock exchange transactions. I acknowledge having received all the information necessary to make a fully informed decision as to whether or not to tender my Shares in the Offer. I am fully aware of the legality of the Offer and the risks associated with it, and I have made inquiries as to the taxes that I may be liable to pay in connection with the sale of my Shares to the Offeror, which taxes, if any, I will bear alone, with the exception of the tax on stock exchange transactions (if applicable) which will be borne by the Offeror. Unless otherwise specified, terms used in this Acceptance Form have the same meaning as in the Prospectus. Done in duplicate at (place): ___________________________ On (date) : ____________________ The Shareholder (signature) (surname, first name, name of the company) The Centralising Receiving Agent (signature) (financial intermediary)

100 Acceptance form for dematerialised Shares To be completed and submitted in duplicate to the Centralising Receiving Agent (BNP Paribas Fortis NV/SA) or the financial intermediary where these dematerialised shares are held no later than 12 July 2023 at 4:00 pm CET, or any later date announced in the event of an extension, or any earlier date set by the financial intermediary ACCEPTANCE FORM FOR DEMATERIALISED SHARES ONLY Acceptance form for the voluntary and conditional takeover bid in cash possibly followed by a Simplified Squeeze-Out by Liberty Global Belgium Holding B.V. (the Offeror) on all shares issued by Telenet Group Holding NV which are not yet held by the Offeror or Persons Affiliated with the Offeror I, the undersigned: Legal entity: Company name: Address of registered office: Validly represented by: (3) Name : Title : (4) Name : Title : Natural person: First and last name: Address of residence: Declares, after having had the opportunity to read the Prospectus, that: (i) I accept the conditions of the Offer as described in the Prospectus. (ii) I agree to transfer to the Offeror the Shares which are identified in this Acceptance Form and which I hold in full, in accordance with the terms of the Prospectus, at the Offer Price which corresponds to a payment in cash of EUR 21.00, i.e. EUR 22.00 reduced, following the approval by the Target Company’s

101 ordinary general meeting of 26 April 2023 of the payment of a gross dividend of EUR 1.00 per share, by the total gross amount of such dividend (before any applicable tax deduction). (iii) I transfer my Shares in accordance with the acceptance procedure described in the Prospectus; and (iv) I acknowledge that all warranties and obligations which I purport to have given in relation to the transfer of my Shares are included in this Acceptance Form in accordance with the Prospectus. Shares Number Type Instructions …………………. Dematerialised shares These Shares are available on my securities account, the details of which are as follows: Name of the bank:……………………. Securities-account n°………………………………… :……………………………. I hereby instruct the financial intermediary with whom I hold my dematerialised Shares and authorise each director of the Target and the Offeror, each acting individually and with the right of substitution, to immediately transfer these Shares from my securities account to the account of the Centralising Receiving Agent for the benefit of the Offeror. I hereby request that on the relevant Payment Date, the Offer Price for the transfer of the Shares referred to in this Acceptance Form be credited to my account: Name of the bank: IBAN: BIC/SWIFT:

102 I am aware that: (A) In order to be valid, this Acceptance Form must be deposited in duplicate, in accordance with the applicable acceptance procedure, as described in the Prospectus (section 6.8.1), with the Centralising Receiving Agent or another financial intermediary, no later than the last day of the Initial Acceptance Period (extended from time to time), i.e. 12 July 2023 at 4:00 p.m. CET, or, as the case may be, of any Subsequent Acceptance Period, or on any earlier date as may be set by the financial intermediary; (B) I am duly authorized to transfer my Shares and all authorisations, formalities or procedures required for this purpose have been duly and successfully obtained, accepted, completed and/or executed; (C) (i) if the Shares are owned by two or more persons, the Acceptance Form must be signed jointly by all of these persons; (ii) if the Shares are subject to a usufruct right, the Acceptance Form must be signed jointly by the usufructuary and the bare owner ; (iii) if the Shares are pledged, the Acceptance Form must be signed jointly by the pledgor and the pledgee, it being understood that the latter will be deemed to have unconditionally and irrevocably waived the pledge and released the pledge on the relevant Shares; (iv) if the Shares are encumbered or subject to any charge, claim, security or interest, the Shareholder and all beneficiaries of such charge, claim, security or interest must jointly execute the Acceptance Form, it being understood that such beneficiaries shall be deemed to have unconditionally and irrevocably waived any charge, claim, security or interest relating to such Shares; (D) acceptance of the Offer does not entail any costs for me, provided that (i) I tender my Shares directly to the Centralising Receiving Agent and (ii) my dematerialised Shares are registered in an account at the Centralising Receiving Agent; (E) I personally bear all costs that may be charged by a financial intermediary other than the Centralising Receiving Agent; (F) acceptance of the Offer made during an Acceptance Period may be withdrawn during such Acceptance Period by giving written notice directly to the Centralising Receiving Agent or the financial intermediary with whom I have lodged my Acceptance Form, stating the number of Shares being withdrawn. In the event that I notify a financial intermediary other than the Centralising Receiving Agent of my withdrawal, such financial intermediary shall be obliged and responsible to inform the Centralising Receiving Agent of the withdrawal in a timely manner. This notification to the Centralising Receiving Agent must be made no later than 12 July 2023 at 4 p.m. CET (if during the Initial Acceptance Period) or, if applicable, on the date to be determined in the notification and/or the press release concerned; and (G) the Offeror shall bear the tax on stock exchange transactions. I acknowledge having received all the information necessary to make a fully informed decision as to whether or not to tender my Shares in the Offer. I am fully aware of the legality of the Offer and the risks associated with it, and I have made inquiries as to the taxes that I may be liable to pay in connection with the sale of my Shares to

103 the Offeror, which taxes, if any, I will bear alone, with the exception of the tax on stock exchange transactions (if applicable) which will be borne by the Offeror. Unless otherwise specified, terms used in this Acceptance Form have the same meaning as in the Prospectus. Done in duplicate at (place): ___________________________ On (date): ____________________ The Shareholder (signature) (surname, first name, name of the company) The Centralising Receiving Agent (signature) (financial intermediary)

104 ANNEX 2 REPORT OF THE INDEPENDENT EXPERT

Delivered in the Framework of the Public Take-over of Telenet Group Holding NV to its Independent Directors M A Y 2 0 2 3C O N F I D E N T I A L I N D E P E N D E N T E X P E R T R E P O R T

CONFIDENTIAL INDEPENDENT EXPERT REPORT

Table of Contents

I INTRODUCTION 1

II OVERVIEW OF BELGIAN MARKET & TELENET

- A Belgian Market Overview 4
- B Telenet Overview 9

III SHARE PRICE PERFORMANCE AND MARKET PERCEPTION 14

IV TELENET BUSINESS PLAN 21

V TELENET VALUATION OVERVIEW

- A Valuation Methodologies & Summary 27
- B Key Assumptions and Computations 35

VI POTENTIAL UPSIDES / DOWNSIDES 51

VII BIDDER VALUATION OVERVIEW 54

APPENDIX

- A Additional Materials On Belgian Market 58
- B Additional Materials On Telenet 68
- C Additional Materials on Valuation Assignment 73
- D Additional Materials With Regards to Lazard Assignment 75

LAZARD

C O N F I D E N T I A L I Introduction I N D E P E N D E N T E X P E R T R E P O R T

INDEPENDENT EXPERT REPORT | INTRODUCTION

Context & Background

- **Liberty Global plc ("LG") indirectly, through affiliate Liberty Global Belgium Holding B.V. (the "Bidder"), owns 59.2% of Tel**enet Group Holding **NV (the "Company" or "Telenet") share capital and is contemplating making a voluntary public takeover for all the outstanding** equity **securities of Telenet (the "Potential Transaction") that the Bidder or persons affiliated with it (i.e., Telenet) do not alre**ady own
- **In anticipation of a potential proposal by LGI, the independent directors of Telenet have appointed Lazard BV/SRL ("Lazard")** as independent expert pursuant to applicable regulation:
  - As the voluntary public take-over would be launched by a bidder who controls the target company, Articles 20 to 23 of the Royal Decree of 27 April 2007 on takeover bids (the "Royal Decree") will apply. These require a report be issued by an independent expert appointed by the independent directors of the Company. The fees of the independent expert are to be borne by the Bidder
- Lazard final report has been submitted on April 5th, 2023 to the independent members of the Board of directors of Telenet
- In the context of its assignment, Lazard had access to a data room containing a business plan and other information on Telenet. In addition, a due diligence session took place on March 2nd**, 2023 with Telenet's management.**
- Lazard report includes an introduction on the Belgian telecom market with recent developements, recent share price performance, our view on Telenet financial forecasts and finally a valuation exercise providing Lazard views on Telenet share price and feedback on the Bidder price
- **Separately from Lazard's engagement, Telenet has hired Goldman Sachs as adviser on the Potential Transaction and Freshfields** Bruckhaus Deringer as legal adviser; the independent directors are being advised by Baker McKenzie as legal advisor
- Liberty Global plc is advised by J.P. Morgan and Allen & Overy

LAZARD 1

Disclaimer I I N T R O D U C T I O NI N D E P E N D E N T E X P E R T R E P O R T • The Report is being provided by Lazard in accordance with Articles 20 to 23 of the Royal Decree • The Report has been prepared solely for the purposes of Articles 20 to 23 of the Royal Decree in connection with the Transaction and the Report is not intended to be used for any other purpose. Under no circumstances shall Lazard have any liability for any use made of the Report for any purpose other than that for which it was provided • Shareholders should consider the information contained in the report and in the prospectus issued by the Bidder carefully, and make their own decisions on whether to enter into the contemplated transaction, having regard to their particular circumstances • In preparing the Report, Lazard has relied upon (and has not sought to verify and does not accept responsibility or assume any obligation for damages for) the accuracy and completeness of all historic financial, accounting, tax and legal information in respect of the Company or the Bidder, as the case may be, provided to it by or on behalf of the Company or the Bidder, as the case may be, as requested by Lazard, and Lazard has assumed the accuracy and completeness of all such information for the purposes of rendering this Report. No party shall have any right of action against Lazard as a result of any of the information referred to above being inaccurate or incomplete in any respect 2

Disclaimer (Cont’d) I I N T R O D U C T I O NI N D E P E N D E N T E X P E R T R E P O R T • In preparing its Report Lazard has selected information from independent external sources of quality which it considers relevant for the valuation. Lazard has relied on and assumed the accuracy and completeness of the used external sources for market studies, information on comparable companies and multiples of listed companies or takeover transactions, and has not verified the correctness of this information and can therefore not take any responsibility therefor • Lazard’s Report is necessarily based on economic, monetary, market and other conditions as of the dates reflected herein, and otherwise on the information made available to it until May 30th, 2023. Consequently, any subsequent change in these conditions, as well as any event after the date of this Report, may affect the estimated value of the Company • Lazard confirms that the assumptions made and methodologies applied in the Report are reasonable and relevant. (art. 23 Royal Decree) 3

C O N F I D E N T I A L II Overview of Belgian Market & Telenet I N D E P E N D E N T E X P E R T R E P O R T

C O N F I D E N T I A L A Belgian Market Overview I N D E P E N D E N T E X P E R T R E P O R T

INDEPENDENT EXPERT REPORT A BELGIAN MARKET OVERVIEW

Introduction

- Until the entry of Citymesh Mobile, the Belgian market was essentially a 3-player market with 3 convergent operators:
  - Proximus, the incumbent operating in fixed and mobile
  - Telenet, cable operator in Flanders with nationwide mobile operations through BASE
  - Orange Belgium, nationwide mobile operator having acquired the largest cable operator in Wallonia (VOO) and in Brussels (Brutélé) in December 2021 (transaction approved by the European Commission with closing expected by end of Q2 2023)
- The market is going through very significant changes:
  - Citymesh was awarded a mobile license on June 21st, 2022 and is planning to enter the mobile market in Belgium in Q4 2023. Citymesh is also expected to enter the fixed-line Belgian market in the long-run
  - The historical cable operators (Telenet in Flanders and Orange / VOO in Wallonia) are going to transition their fixed infrastructure from DOCSIS to FTTH
  - Telenet and Orange will open their network on a wholesale basis and have signed a 15-year reciprocal agreement (see Appendix) pursuant to which Telenet will be a customer of Orange and vice-versa
- As a result of these changes, Telenet is expected to face significant evolution of its business in the coming years

At ServCo Level	• Defend itself against a new entrant (firstly in mobile) (which means pressure on the top line) • Enter the Wallonia market in fixed, using Orange / VOO's infrastructure

At NetCo Level	• Complete ServCo / NetCo separation • Possibly sell equity stake in NetCo • Transition its network technology from Docsis (Cable) to FTTH (fiber) (which means heavy capex; see further down in the Report) • Continue evolving the business model of its network to full wholesale (and thus facilitate expansion in Flanders of Orange and possibly others)

LAZARD 4

Belgian Telecom Market – Snapshot A B E L G I A N M A R K E T O V E R V I E WI N D E P E N D E N T E X P E R T R E P O R T Belgian Telecom Market Growth Driven by Increasing Urbanization, Rising Adoption of Smartphones and Transition to Gigabit Networks • Belgium telecom market has witnessed strong growth in recent years, and it is expected to keep the pace in the near-term future • Growth mainly explained by increasing urban population, rising adoption of smartphones and transition to high-speed networks (DOCSIS 3.1 and FTTH) • Further growth forecasted due to adoption of IoT and further transition onto FTTH networks Mobile market currently comprises of three MNOs whilst a new entrant, Citymesh mobile, is expected to launch in Q4-23 • Market currently comprises of three MNOs: Proximus, Telenet and Orange Belgium • The Belgian regulator, in its efforts to lower consumer prices and increase service level competition, reserved spectrum for a potential new entrant in the Jun-22 spectrum auctions • Citymesh mobile, a JV between Citymesh and Digi, acquired such spectrum and is expected to enter the mobile market in Q4-23. Citymesh, a B2B operator, will focus on the B2B market whilst international telecom operator, Digi, will focus on the consumer side • Digi has established itself as a price-competitive player. The company aims to capture c.10% market share in mobile B2C within the first five years of its operations The race to build FTTH Drives Overbuild Risk • Belgium has historically had the highest cable footprint coverage in Europe – former superiority of HFC, along with Proximus’ hesitation to invest due to high dividend payout, have left Belgium well-behind European peers in terms of FTTH deployment • However, Belgium is currently the fastest-growing EU market in terms of FTTH roll-out, ahead of Switzerland, the UK and Germany • Market players are making financial efforts towards extending FTTH coverage either on a standalone basis or through JVs • Proximus has already announced its plans to cover c.6.0m homes (c.95% coverage) with FTTH by 2032E of which c.3.8m through JVs (EQT, Eurofiber) • In Jun-22, Telenet announced the creation of a NetCo with utility player Fluvius. NetCo will invest in the gradual evolution of current hybrid fiber coaxial ("HFC") network infrastructure into a Fiber-To-The-Home ("FTTH") network, targeting 78% of combined footprint in Flanders by 2038, through a combination of own build and/or a potential collaboration with external partners, once regulatory approvals by the EC are cleared (foreseen before summer 2023) Consolidated Market, Latest With Orange Acquisition of Wallonia Cable Operator VOO and Brutélé • With the acquisition of MVNO Mobile Vikings by Proximus in Dec-20, there is now a limited number of sizeable MVNOs with Lycamobile being the most significant, operating on Telenet’s network • In Dec-21, Orange Belgium announced the acquisition of 75% less one share of cable operator, VOO as well as Brutélé (which is expected to close at the end of Q2 2023 following approval of the acquisition by the European Commission). In Jan-23 and on the back of this transaction, Orange Belgium and Telenet agreed to provide access to each other’s fixed broadband networks on a commercial basis for a 15-year period 5

INDEPENDENT EXPERT REPORT A BELGIAN MARKET OVERVIEW

Belgian Telecom Market – Side-By-Side

- 3-player converged telecom market (Proximus, Telenet and Orange Belgium) – Fixed-mobile convergence is key with c.40% subscribers taking a broadband / mobile bundle
- Incumbent Proximus holds c.45% market share in both mobile and broadband and benefits from the strong Belgian champion image and **premium quality offering. Orange Belgium is the market's key challenger with a strong focus on discounted pricing compared to** its competitors. Telenet has market shares >55% across both mobile and broadband in Flanders

Belgium Telecom Data

		proximus	orange Belgium	telenet
	Ownership (%)	Belgian Government (majority) / Public	Orange via ASB[1] (majority) / Public[2]	Liberty Global (majority) / Public
Mobile	Mobile Subscriptions	5.1m	3.2m	2.9m
	Market Share	46%	28%	26%
Fixed Broadband	Fixed Subscriptions	2.2m	1.0m[3]	1.7m
	Market Share	45%	20%[3]	35%
	Technology	Copper, FTTH	Copper, Cable[4], FTTH	Cable, FTTH (starting 2023E)
Financials	2022A Revenues	€5,909m	€1,926m[5]	€2,665m
	2022A EBITDAaL Margin	€1,786m 30.2%	€564m[5] 26.9%	€1,246m 46.8%

LAZARD

Source: TeleGeography, Fitch, Market Research, Company Reports
(1) Atlas Service Belgium is the Belgian holding company and international financing vehicle of the Orange group
(2) Other includes Polygon Global Partners (5%), UBS Group AG (5%) and free float (13%)
(3) Combined subscriptions of Orange Belgium and VOO given announced acquisition as at Dec-22
(4) through wholebuy from Telenet in Flanders as well as own infrastructure once VOO acquisition is closed
(5) PF for VOO acquisition – 2021 Revenues and EBITDAaL of €535m and €190m, respectively, as per Barclays (Jan-22). 2022 figures not available

6

INDEPENDENT EXPERT REPORT
A BELGIAN MARKET OVERVIEW

Fourth Mobile Operator – Citymesh Mobile

Company Overview

Citymesh Mobile, a JV between Citymesh and Digi applies for the new entrant spectrum reserved by the regulator

- In June 2022, Citymesh Mobile, a JV between operator Digi and Belgian B2B player Citymesh, was formed to bid for spectrum reserved by regulator for a 4th entrant
- It acquired an aggregate 110MHz in the 700MHz, 900MHz, 1800MHz, 2100MHz and 3600MHz bands for a total of €114.3m
- Citymesh Mobile has confirmed its intention to deploy nationwide 5G network with Citymesh focusing on B2B and Digi on B2C

Implications for the Belgian mobile market

- Citymesh Mobile is expected to enter the Belgian mobile market at the end of 2023 or in early 2024
- Citymesh Mobile aspires to capture 10% market share in the consumer mobile market within the first five years of its operations
- Digi is also expected to enter the fixed-line Belgian market in the long-run

Digi-Citymesh JV Shareholder Structure

Digi Communications Shareholding (%)


35%
58%
5%
2%
RCS Management
Zoltan Teszari
Digi-Treasury Shares
Shares listed on BVB

Citymesh Mobile Structure


CITYMESH
DIGI
51%
49%
Citymesh Mobile

Broker Commentary on Fourth Mobile Operator

BARCLAYS

"We believe the hope had been that any potential new entrants would be focused only on the B2B market. We believe the involvement of Digi adds further evidence that this is not the case and that Citymesh will target consumer as well after all. The reserved spectrum comes with population coverage obligations of 30% after 3 years, 70% after 6 years and 99.5%/99.8% after 8 years. The key question from here is who will give Citymesh a roaming agreement and on what terms."

BARCLAYS, 21 JUNE 2022

Jefferies

"Citymesh, the existing B2B reseller, obtains 110MHz of spectrum across bands for €114m - notably in each available band, including 20MHz in the sub-1GHz "coverage" bands. We view this allocation as not quite enough for a disruptive new entry into the mass market, but also clearly above that required for a niche urban (or campus) B2B network. There may be relatively benign intent behind this strategy - such as, a potential attempt to use spectrum as a negotiating chip for partnering with one of the incumbent operators. However, there are clearly less benign scenarios, and we believe the future strategy of Citymesh remains a risk to the market."

JEFFERIES, 6 JUNE 2022

J.P.Morgan

"Whilst we acknowledge the clear risks that Digi poses, our analysis suggests technical and administrative challenges in Belgium could lead a complete network deployment taking years." Digi can only access national roaming after covering 20% of the population. Permits to build sites are extremely onerous and strict radiation limits could also lead to delays. Digi's experience in Portugal, where the build has not begun even after c.1 year from the auction, shows that a network build can be a slow process."

J.P. MORGAN, 5 OCTOBER 2022

HSBC

"Belgium, a market that has enjoyed good equilibrium based on three operators per region, is about to face a new entrant backed by an experienced telecom operator (Digi Communications), and we expect serious disruption ahead."

HSBC, 22 JUNE 2022

LAZARD

Source: TeleGeography, Brokers' *research*

7

INDEPENDENT EXPERT REPORT A BELGIAN MARKET OVERVIEW

Telenet & Orange Belgium Sign & 15-Year Wholesale Agreement for Fixed Broadband Access

Main Terms of the Agreement

- Orange Belgium and Telenet have signed wholesale agreements that will see both operators provide access to each other's fixed networks. The two commercial agreements will last for 15 years
- The deals were subject to the completion of Orange's acquisition of VOO and Brutélé which has received European Commission approval and is expected to close by Q2 2023
- Since 2016, Orange Belgium has provided fixed internet and TV services on Telenet's HFC network through the regulated open access model
- Upon closing of the NetCo joint venture with Fluvius (pending EC regulatory approval), this agreement will transfer to NetCo strengthening NetCo's fundamentals and attractiveness to potential strategic and/or financial partners

- Orange has secured access to Telenet's HFC network and its future FTTH network
- Telenet's HFC network numbers 3.4m HP in the Flanders and Brussels regions

- Telenet will gain access to **VOO's and Brutele's** HFC network in Wallonia and 1/3 of Brussels, covering around 1.8m HP
- Access to future FTTH deployments

✓ Fostering competition in the Belgian telecoms market, expanding **customers' freedom of choice through at least three nationwide FMC providers**

✓ Following the agreement and expanded network access, Telenet will **become a nationwide FMC provider, being able to access VOO's** current HFC and future FTTH network

✓ Orange Belgium will remain/become a wholesale customer on **Telenet's** HFC and future FTTH network, leading to increased network penetration and improved returns on scheduled fibre investments

Telenet to Become a Nationwide Fixed-Mobile Convergence Provider


BASE
BASE

- 3.4m homes passed
- ~2.0m unique customers
- >800k FMC subscribers
- 50-60% regional broadband and video market shares[1]
- 20-30% regional mobile market share[1]

- 1.8m homes passed
- 0-10% regional mobile market share through the BASE brand[1]

It is a major step forward in the deployment of our leading nationwide multi-gigabit strategy. With the acquisition of VOO, we have an ambitious investment plan to upgrade the network and to provide multi-gigabit connectivity to our customers

XAVIER PICHON, CEO OF ORANGE BELGIUM

Through the Agreements, we now have a clear path to wholesale access in the south of Belgium, complementing our existing fixed footprint in Flanders, parts of Brussels, and the boot of Hainaut in Wallonia in addition to our nationwide mobile network coverage. This will enable us to grow into a nationwide FMC player and provide more choice for customers

JOHN PORTER, CEO OF TELENET

Source: Company, public info

LAZARD 8

C O N F I D E N T I A L B Telenet Overview I N D E P E N D E N T E X P E R T R E P O R T

INDEPENDENT EXPERT REPORT

B TELENET OVERVIEW

Telenet At A Glance

- Belgian operator currently active in Flanders, Brussels and also active in the Booth of Hainaut in Wallonia with owned cable network, offering mobile and fixed services (including TV/Entertainment) to both residential and B2B customers

Overview

- Telenet is a Belgian cable company operating in Flanders and in Brussels, offering mobile and fixed services
- Largest provider of video services in Belgium through its hybrid fiber-coaxial ("HFC") cable network spanning the Flanders region (including Brussels), covering c.61% of Belgium households
- It offers enhanced video including HD, pay television and VOD services, high-speed broadband internet, fixed-line and mobile services to residential subscribers (also through converged offers). It also offers voice & data services, as well as cloud, hosting and security solutions to SMEs and large-sized businesses in Belgium and Luxembourg
- The company employs over 3,400 people and is headquartered in Mechelen, Belgium
- Telenet Group Holding's shares are listed on the Euronext Brussels Stock Exchange

Key Financials

in €m	2020A	2021A	2022A
Revenues	2,575	2,630	2,665[2]
% Growth	(1.9%)	2.1%	1.3%
Adjusted EBITDA	1,378	1,365	1,374
% Margin	53.5%	51.9%	51.5%
Adjusted EBITDAaL	n.a.	1,234	1,246
% Margin	n.a.	46.9%	46.8%
Accrued Capex[3]	591	543	656
% Revenues	22.9%	20.6%	24.6%
Leverage[4]	4.1x	4.0x	3.9x

Telenet Key KPIs (2022A)

824k
FMC customers

2.0m
Total customer relationships

2.2
# of services per customer

€ 60.3 / month
ARPU[1] per customer

1.0m
Fixed-line subscribers

1.7m
Broadband internet subscribers

1.7m
Video subscribers

2.9m
Total mobile subscribers

Financial Split by Nature (2022A)


Other 20%
Video 20%
Business services 7%
€2.7bn
Mobile telephony 19%
Fixed-line telephony 8%
Broadband internet 26%

Source: Company
(1) Average Revenue Per Unit ("ARPU") refers to the average monthly subscription revenue per average customer relationship
(2) Reflecting (i) the sale of mobile tower business on June 1, 2022 and (ii) the acquisition of Caviar Group on October 1, 2022
(3) Excluding the recognition of football broadcasting rights, mobile spectrum licenses and certain lease-related capital additions
(4) As reported by Telenet (Net Total Debt divided by the last two quarters' Consolidated Annualized Adjusted EBITDA)

LAZARD

9

INDEPENDENT EXPERT REPORT

B TELENET OVERVIEW

Key Events Since Creation of Telenet

1996

Sep-1996
Foundation Telenet. Main shareholders are MediaOne (25%), GIMV (20%), intermunicipal corporations (35%) and a financial consortium (20%)

Feb-2001
Callahan Associates takes a 54.2% stake in Telenet for €998m.

Oct-2003
Telenet acquires the Wi-Fi hotspots of Sinfilo, complementing its existing cable internet service

Oct-2004
Liberty Media International (Liberty Global) becomes shareholder of Telenet by partly buying out Callahan. LMI holds a c.14% indirect interest

Oct-2005
Telenet lists on Euronext Brussels at an offering price of €21 per share (€2.1bn). Liberty Global bought shares to keep stake at c.21%, while existing shareholders' combined stake was reduced from 78% to 28%

Nov-2006
Liberty Global increases stake by 6.7% for a consideration of €135m

Jun-2007
Liberty Global increases stake to 49.7% for a consideration of €467m

Sep-2012
Liberty Global launches voluntary & conditional cash offer for the shares of Telenet at €35.00 per share representing a premium of c.14% over the adjusted average volume weighted closing price for the one-month period to 18 Sep-12

Jan-13
Liberty Global increases ownership to 58% following cash offer

Mar-2013
Duco Sickinghe announces resignation and John Porter is appointed as new CEO of Telenet

Aug-2014
Telenet announces that it will invest a total of €500m to upgrade the cable network in Flanders to a Giga network to support broadband speeds of at least 1 Gigabit per second

Apr-2015
Telenet announces final agreement to take over BASE from KPN for €1.3bn (8x 2015E EBITDA[1])

Dec-2016
Telenet finalizes agreement to takeover SFR BeLux from Altice for a total consideration of €400m (6.5x 2016E EBITDA[2]), extending its cable presence in Brussels, Wallonia and the Grand Duchy of Luxembourg

2020
Wholesale agreement with Orange on cable, following the regulatory obligation ("2018 Decision[3]")

Mar-2022
DigitalBridge acquires 100% of Telenet's mobile telco tower business for €745m (25.1x EV/2021 EBITDAaL[4])

Jul-2022
Telenet (66.8%) & Fluvius (33.2%) entered into a binding agreement to evolve their HFC network infrastructure, including FTTH

Jan-2023
Telenet and Orange Belgium sign two commercial wholesale agreements, providing access to each other's fixed networks for a 15-year period

Present

Legend: *Corporate* · *M&A* · *Infrastructure*

Source: Press releases, mergermarket
(1) 8.0x BASE Company's 2015E EBITDA as adjusted by Telenet and 5.0x Adjusted EBITDA, as adjusted for projected annual run-rate synergies and one-off investments
(2) Adjusted EBITDA (adjusted by Telenet for projected annual run-rate synergies, based on SFR Belux's management's forecasts)
(3) Imposes TNET to (i) provide third-party operators with access to digital television platform and (ii) make available to third-party operators a bitstream offer of broadband internet access
(4) Adjusted EBITDAaL (Adjusted EBITDA after leases) is defined as Adjusted EBITDA further adjusted to include lease-related depreciation and interest expense

LAZARD

10

INDEPENDENT EXPERT REPORT
B TELENET OVERVIEW

Telenet Ownership Structure

- Telenet is indirectly, through its wholly owned subsidiary Liberty Global Belgium Holding B.V., majority owned by Liberty Global plc holding 59.18% of the share capital with the Company holding 3.12% in auto-control and remaining 37.70% within public

Shareholding Structure[1]


1
Liberty Global plc
3
Own Shares
4
Public
100.00%
2
Liberty Global Belgium Holding B.V.
3.12%
37.70%
59.18%
Telenet Group Holding SA/NV

Overview

- Telenet Group Holding SA/NV ("Telenet") has a total shares outstanding 112,110,000[1]

1. Liberty Global plc. ("Liberty") is indirectly, through its wholly owned subsidiary Liberty Global Belgium Holding B.V., the majority shareholder of Telenet and owns 59.18% of the shares

   2. Among the 66,342,037 shares owned by Liberty, 94,827 are Liquidation Dispreference Shares owned by Liberty Global Belgium Holding B.V. (a subsidiary of Liberty)

   - The Liquidation Dispreference Shares which have the same rights as the ordinary shares except that they are subject to an €8.02 liquidation dispreference. They may be converted into ordinary shares at a rate of 1 to 1

3. Telenet has 3,500,526 of Treasury Shares corresponding to 3.12% of the share capital

   - In accordance with Belgian Corporate law, the voting rights attached to treasury shares are suspended and any dividend rights on such shares (if applicable) are cancelled while they remain in the Company's possession

4. The remaining 37.70% of the shares are public

   - This includes 42,267,390 listed shares on Euronext Brussels
   - This includes 16 Liquidation Dispreference Shares held by Interkabel CV
   - This includes 30 Golden Shares held by the intermunicipalities which are Fluvius Antwerpen, Intergem, IKA, Iverlek, Imewo and Gaselwest
     - The Golden Shares have the same rights as the ordinary shares and give their holders the right to appoint representatives to the Regulatory Board, which oversees the public interest guarantees related to Telenet's offering of digital television

Source: Company
(1) As of 06-Dec-2022

LAZARD
11

INDEPENDENT EXPERT REPORT

B TELENET OVERVIEW

Telenet Governance Structure

- **Executive Board composed of 9 members and led by John Porter, Company's CEO. The Board of Directors consists of 12 members (i**ncluding one observer), with four independent directors and six nominated by Liberty Global

Executive Management



John Porter
CEO

- Since 2013
- Previously: Chairman at Enero Group, Chairman at oOh!media, CEO at Austar



Erik Van den Enden
CFO

- Since 2018
- Previously: VP Finance Transformation & Carve-Outs at Anheuser-Busch InBev



Luk Bruynseels
Chief Product & Technology Officer

- Since 2021
- Previously: Network M&A lead in BASE merger & several roles in Engineering department



Micha Berger
Chief Network Expansion

- Since 2013
- Previously: VP at Liberty Global Group



Ann Caluwaerts
EVP People, Brand & Corporate Affairs

- Since 2020
- Previously: Chief Corporate Affairs & Wholesale at Telenet



Dieter Nieuwdorp
EVP Residential & SOHO

- Since 2022
- Previously: SVP Strategy & Corporate Development at Telenet



Geert Degezelle
EVP Telenet Business SME & LE

- Since 2021
- Previously: VP Sales Telenet Business at Telenet



Benedikte Paulissen
EVP Customer Journey Digital & Data

- Since 2020
- Previously: Chief Customer Officer at Telenet



Jeroen Bronselaer
EVP Media

- Since 2020
- Previously: SVP Residential Marketing at Telenet

Board of Directors

Jo Van Biesbroeck, Chairman ★	Lieve Creten, Director ★	Dirk Van den Berghe, Director ★	John Gilbert, Director ★	Amy Blair, Director	John Porter, Managing Director
Charles H. Bracken, Director	Madalina Suceveanu, Director	Manuel Kohnstamm, Director	Severina Pascu, Director	Enrique Rodriguez, Director	André Sarens, Observer

Legend: Chairman (gold) — Also part of Management (green) — Nominated by Liberty Global (blue) — ★ Independent Director

LAZARD

Source: Company

12

INDEPENDENT EXPERT REPORT B TELENET OVERVIEW

Telenet / Fluvius NetCo Overview

- Joint Venture to build the future data network of Flanders in Belgium
- Both companies' ambition is to provide speeds of 10 Gbps across the entire region over time through a mixture of FTTH and HFC technologies

Transaction Structure


Shared Services
66.8%
Remain open to welcome new strategic and/or financial partners
33.2%
€2.4bn intercompany loan
NetCo
~5x leverage
Open Access on Cable and FTTH
€32m intercompany loan
Up to €2.0bn Capex over the next 8 years
Benefit from Global Cable Footprint in Brussels & Wallonia
Develop FTTH in Flanders
HFC upgrade through DOCSIS where FTTH can't be deployed
Clients
on Fiberklaar non-overlapped areas only
(potential, not secured)
Wholesale Deal Secured

Comments

- Both companies will incorporate a new independent self-funding infrastructure company (working name "NetCo"), of which Telenet will own 66.8% and Fluvius 33.2%
- Both Telenet and Fluvius will transfer their existing HFC network and fiber assets to NetCo
- NetCo partnership with Fluvius eliminates the **complexities of the "**erfpacht**"**, creating a valuable digital infra business, with both erfpacht and clientele / annuity fee cancelled
- NetCo will continue to invest in the upgrade of the current HFC network with DOCSIS technology. At the same time, it targets to cover 78% of Flanders through FTTH by 2038
- Fully self-funded investment plan of up to **€2.0bn**, supported by (i) NetCo's cash flow, (ii) proceeds from sale of tower portfolio, and (iii) sustainable reset of dividend level. It will therefore not require any incremental external financing
- NetCo is currently expected to start operations in the summer of 2023

Source: Company

LAZARD 13

C O N F I D E N T I A L III Share Price Performance and Market Perception I N D E P E N D E N T E X P E R T R E P O R T

Last Twelve-Months Telenet Share Price (€m) Telenet Last Twelve-Month Evolution I I I S H A R E P R I C E P E R F O R M A N C E A N D M A R K E T P E R C E P T I O NI N D E P E N D E N T E X P E R T R E P O R T • Over the LTM, Telenet’s share price has strongly declined (from c.€30 to €13.9 as of March 15th, 2023) despite financial results broadly in line with outlook, on the back of investor’s increased scrutiny with regards to Fluvius NetCo Capex requirements notably 0 250 500 750 1,000 0 5 10 15 20 25 30 35 40 45 50 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Price (€) Volume Telenet Results Events Daily Volume (‘000)16 Feb ‘23 Q4 ’22 Results - Revenue growth: c. 1% - Adjusted EBITDA growth: c. 1% - Accrued capital expenditures as % Revenue: c. 25% - Adjusted Free Cash Flow: € 409.0m 26 Sep ‘22 CMD ’22 Delivered on all ’18-’21 CMD commitments and ready to transform into a leading customer centric provider of connectivity, entertainment and digital services 28 Jul ‘22 Q2 ’22 Results Outlook ’22 unchanged 27 Oct ‘22 Q3 ’22 Results Outlook ’22 unchanged €13.9 19 Jul ‘22 Telenet partners with Fluvius to gradually evolve their hybrid fiber coaxial (HFC) network infrastructure Announcement accompanied by new dividend policy (€1 per share max over ’23-’29)21 Jun ‘22 DIGI enters the Belgian mobile market, via a JV with Citymesh 28 Apr ‘22 Q1 ’22 Results Outlook ’22 unchanged 30 Jan ‘23 Telenet and Orange Belgium sign two commercial wholesale agreements, providing access to each other’s fixed networks for a 15- year period Source: FactSet as of 15-Mar-23 Note: Q4 ’21 Result were published on 10 Feb. ’22 Telenet share price suspended on 2023-03-16 after significant jump to €15.20 14

INDEPENDENT EXPERT REPORT III SHARE PRICE PERFORMANCE AND MARKET PERCEPTION

Telenet Key Competitive Attributes

- The combination of leading fixed broadband position in Flanders (with a need to transition to FTTH) with a national presence in mobile (although with Citymesh as new entrant) makes Telenet's profile unique in Europe
- In the long run, the Belgian market is likely to see all players offering FTTH + Mobile on a nation-wide basis, with access to open FTTH platforms. The challenge is in executing the right moves to navigate this transition successfully, whilst maintaining Telenet's competitiveness

Network	Topic	Market Sentiment	Comments
Fixed Broadband	Strong Market Share	Overall Positive	• One of the strongest competitive positions in Europe on its footprint with more than 50% market share in Flanders • Telenet has historically been a strong fixed player in Flanders which has translated into sound margins; on the other hand, Telenet faces strong competition from others (Proximus and Orange) who will benefit from access to FTTH networks
Fixed Broadband	Need to transition from Docsis to FTTH	Overall Negative	• All the battles being fought between FTTH and Cable – whether in Europe or the US – show FTTH leading over cable • The threat to DOCSIS platforms is two-fold : – Top line : Market share loss if Telenet does not migrate its customer base – Cash flows : Cost of deploying its own fiber infrastructure
Mobile	Impact of new entrant	Overall Negative	• Obvious risk of market share loss • Risk of decline in overall market ARPU
Fixed & Mobile	Regional in Fixed vs. National in Mobile	Overall Positive	• Telenet can increasingly become a national player in fixed broadband – top line and costs synergies with nation-wide mobile operations • Move should be facilitated by access to open FTTH platforms in Wallonia

LAZARD 15

INDEPENDENT EXPERT REPORT | III SHARE PRICE PERFORMANCE AND MARKET PERCEPTION

Key Challenges as Perceived by Investors

- Two issues are of concern to analysts & investors: (i) the mobile new entrant and, (ii) high Capex due to 5G and FTTH
- Other current market concerns (e.g. higher interest charges, inflation/energy costs, risk of recession) apply to all players and are not specific to Telenet
- **It is hard for investors to get excited by Telenet's upsides in today's environment** – however, certain brokers do mention Wallonia entry and NetCo monetization as potential catalysts

- MOBILE NEW ENTRANT

"We believe new entrants such as Digi/Citymesh will likely focus on convergent products, and as such the wholesale fibre plans in fact help new entrants prepare for retail disruption [...] The new entrant uncertainty has arguably increased given Digi has partnered with Citymesh. We note the existing operators are increasing tariffs for FY23, the outlook appears more competitive going forward, given that Digi/Citymesh are set to begin commercial operators by this year end or early next year

21 FEB 2023

BARCLAYS

- HIGH CAPEX (5G AND FTTH)

"Fiber is the issue that the existing operators have the greatest control over and it was made clear during the Q&A it is the biggest focus of investors. We continue to believe that too much capital is flowing into Belgium fiber (>€12bn) and this would require consumer prices to go up €20/ month to justify those investments. Incremental fiber Capex has weighed heavily on Telenet's stock as it has been seen as a defensive move after Proximus has sped up its rollout through two off balance sheet JVs"

27 SEP 2022

CREDIT SUISSE

+ WALLONIA ENTRY

"With the agreement, Telenet will nevertheless be able to finally start offering the broadband in Wallonia as well as convergent offers. Recall that today, Telenet only has mobile offerings in Wallonia with Base, accounting for a market share of 0-10%. Over time, Telenet aims to also increase its fixed market share to around 10%, after an expected launch in early 2024."

30 JAN 2023

KBC

+ NETWORK MONETIZATION / DECONSOLIDATION

"A value story trapped for now To fence off competition, Telenet is investing into fiber - hereby constraining FCF on already relatively high leverage (but there are compelling benefits, see our end of the cable honeymoon report). Nevertheless, we are adamant the Fluvius deal was only stage 1, meaning a potential network monetization in time"

28 OCT 2022

BANK OF AMERICA

"We see a few positive catalysts in the near term that could potentially drive a re-rating of the shares, including: (1) A "mini CMD" post the Fluvius deal closure in early 2023, and (2) a potential partial stake sale of NetCo (post deal close) that could help crystallise the value of NetCo and also offer scope for any extraordinary shareholder returns"

31 JAN 2023

J.P.Morgan

Source: *Brokers' research*

LAZARD 16

Telenet Share Price in Context I I I S H A R E P R I C E P E R F O R M A N C E A N D M A R K E T P E R C E P T I O NI N D E P E N D E N T E X P E R T R E P O R T Telenet’s LTM Share Price Evolution Versus Peers – Rebased to 100 as of 15-Mar-22 (55%) (19%) (23%) MSCI Telecom Index (4%) (25%) • Over the last year, Telenet share price has continued to underperform vs. peers even in market recent recovery 40 50 60 70 80 90 100 110 120 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Telenet Orange Belgium Vodafone Proximus Liberty Global MSCI Telecom Index Source: FactSet as of 15-Mar-23 Note: Share prices rebased 100 as of 15-Mar-22 (54%) 17

Change of Market Sentiment Vis-à-Vis CableCos – Risk of Market Share Loss I I I S H A R E P R I C E P E R F O R M A N C E A N D M A R K E T P E R C E P T I O NI N D E P E N D E N T E X P E R T R E P O R T • All CableCos around the world are facing the threat of fiber. Even US Cable giants – who had never experienced any real threats so far – are under pressure CableCos LTM Share Prices Evolution – Rebased to 100 as of 15-Mar-22 (21%) (34%) (68%) 20 30 40 50 60 70 80 90 100 110 120 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Charter Comcast Altice USA Source: FactSet as of 15-Mar-23 Note: Share prices rebased 100 as of 15-Mar-22 18

INDEPENDENT EXPERT REPORT III SHARE PRICE PERFORMANCE AND MARKET PERCEPTION

Change of Market Sentiment vis-à-vis CableCos – Risk of « FTTH » Capex Liability

- Like Vodafone, CableCos are facing a « FTTH » Capex liability linked to network upgrading costs

Vodafone Constructs FTTH Network Across 7m Homes In Germany

"We also discussed the need for Capex to overbuild fibre in Germany and VOD has since announced a deal with Altice to cover up to 7m homes.
[...]
Thus there is an argument that Vodafone is in the eye of the storm, so to speak, and that measures are in place to support growth recovery and a more sustainable financial footing moving forward. Consensus forecasts look to be up with events. Nevertheless we reiterate our Neutral rating as VOD still needs to prove itself with a recovery through H2. And we maintain that VOD remains exposed to incremental Capex needs to further build fibre and Germany, but also in its JV with Liberty Global in Holland"

15 NOV 2022

BANK OF AMERICA

"Our bearish view on Vodafone was predicated on weak commercial outlook in Germany and rest of Europe (Warning Signs), which would require re-investment in price, Opex and Capex at a time when macro and inflation are biting and balance sheets are coming under closer scrutiny. We have now seen Vodafone commercial momentum slow, a step up in Opex investment (handset subsidies) in Germany/UK, VOD warn on Energy costs, downgrade FY23 guidance and set up a FTTH JV with Altice in Germany (off balance sheet Capex warning).
[...]
To re-invigorate commercial momentum, we think Vodafone will need to invest more (Opex/Capex) in Germany, whilst growing competitor FTTH build, the end of their housing association rental privilege and a slew of Capex warnings for cable peers suggest German Capex will have to rise soon"

BNP PARIBAS EXANE 16 NOV 2022

"Going from DOCSIS path to FTTH
On 17 Oct Vodafone announced the creation of a 50/50 fiber JV in Germany together with Altice.
[...]
We assume a cost per home passed of €1,000. This is implicit in the guidance of €7bn for 7m homes. This means that the cumulative Capex is €7bn by 2030.
[...]
The move overall is value destructive for the overall Vodafone group. This might still be better than the alternative, ie doing nothing and being overbuilt by DT with FTTH, ie large-scale loss of the retail customer base. But it highlights the value challenges of a fiber JV as this is in large part a transfer of value one entity (ServCo) to another (NetCo)"

19 OCT 2022

CREDIT SUISSE

"VOD announces a 50/50 JV with Altice to construct FTTH network across 7m homes in Germany.
[...]
Investment is guided as €7bn over 6 years, o/w 70% to be non-recourse debt funding.
[...]
Defensive move. A consequence of the German Telecom law is that the ability of MDU landlords to bundle basic cable TV into mandatory tenancy charges is being phased out by 2024. We estimate that~4m of VOD Germany's ~8m cable BB subs receive basic cable TV through a collective contract, contributing service revenue of ~€1.8bn pa. Freeing MDU tenants from forced cable access will level the competitive playing field to **DTE's** benefit. Against this backdrop, we regard today's announcement as a defensive move"

17 OCT 2022

Jefferies

Source: *Brokers' research*

LAZARD 19

Company EV / EBITDA IFRS16 EV / (EBITDA IFRS16 – Capex) 2023E 2024E 2023E 2024E S in g le C o u n tr y P T O s (1) C h a ll e n g e r M N O s (2) Telenet Trading Peers Multiples I I I S H A R E P R I C E P E R F O R M A N C E A N D M A R K E T P E R C E P T I O NI N D E P E N D E N T E X P E R T R E P O R T Belgium Polska Deutschland 4.9x 13.1x 7.6x 3.7x 4.4x 3.6x 4.8x 12.7x 7.4x 3.9x 4.3x 3.7x 12.6x 20.5x 14.3x 0.0x 8.4x 12.6x 11.9x 19.7x 13.6x 0.0x 8.1x 12.4x 5.0x 5.9x 4.0x 5.5x 3.9x 4.9x 9.0x 3.6x 4.6x 5.8x 3.9x 5.3x 3.8x 4.8x 8.7x 3.7x n.m. 18.0x 8.8x 13.5x 8.1x 8.8x 12.9x 6.1x 21.7x 13.2x 9.3x 11.4x 8.0x 8.4x 12.1x 6.3x 12.3x 22.3x5.6x 5.8x Source: Companies, FactSet as of 15-Mar-2023 - EBITDA IFRS16 corresponds to EBITDA for which lease costs are recognized within balance sheet through a right-of-use and lease debt and are not accounted as a cost (above EBITDA) but below as depreciation & amortization as well as interests on leases. EBITDAaL means that costs related to leases are accounted above EBITDA (as per before implementation of IFRS16 rule). EBITDA-Capex IFRS16 follows the same logic as Capex are not impacted by IFRS16 rule which means that the impact is only done at EBITDA level (1) PTO: Public Telecommunications Operator (2) MNO: Mobile Network Operator 20

C O N F I D E N T I A L IV Telenet Business Plan I N D E P E N D E N T E X P E R T R E P O R T

Business Plan Key Considerations I V T E L E N E T B U S I N E S S P L A NI N D E P E N D E N T E X P E R T R E P O R T • Management LRP Plan communicated to Lazard on 28 February 2023, also containing the ServCo / NetCo split • Plan covers 2022A – 2032E with P&L and Cash Flows for ServCo, NetCo as well as in a Consolidated view • Management business plan provided in US GAAP with further IFRS16 and EBITDAaL figures provided on a Consolidated basis on March 20th, 2023 – Lazard has therefore made slight adjustments to allocate IFRS16 / after lease figures between ServCo and NetCo (assuming full impact at ServCo level, i.e., leases impacts at ServCo level and not at NetCo level as ServCo is the operating company on which most/all operational leases are). We believe this is the proper allocation as assets like NetCo do not generally include any leases falling within the IFRS16 rule in the Telenet context – leases here are mostly comprising wholesale costs from NetCo and TowerCo • Telenet management business plan takes into account all material future events that would have an impact on the company’s performance: − New entrant (Citymesh) and its impact on the market and Telenet − ServCo’s expansion into Wallonia − ServCo / NetCo separation − NetCo’s wholesale open access business model with Orange as customer pursuant to the Telenet/Orange agreement • In addition, Lazard has been provided with minutes of the Board of Directors dated March 29th, 2023, in which it states that Management LRP is “voluntaristic and ambitious” and has various execution risks that were flagged when it was shared with the Board, “including the cost of the fibre roll-out, the impact of the fourth entrant” – specific extract below In this context the Board discussed the management LRP (of which the first three years, PoR 23-25, were approved by the Board in December 2022), and that it is based on an optimistic assessment of certain execution risks and certain other external elements, as also discussed between the Board and management when the PoR was prepared and the first three years approved (see e.g. Board minutes and presentations of 2022 in annex). The independent directors inform the Board that this was also Lazard’s preliminary assessment of the management LRP. The Board considers that the management LRP is voluntaristic and ambitious (as the Board has historically encouraged management to be), so should be interpreted in the context of for instance a DCF valuation as being subject to (i) the various execution risks that were flagged when it was shared with the Board, including the costs of the fibre-roll out, the impact of the fourth entrant and the ability of management to achieve the lower long-term capex outlook included in the management LRP; (ii) significant reliance on long-term terminal value in DCF calculation given the FCF profile contained in the management LRP and the need for higher discounting of those future cash flows; and (iii) increased recent market volatility and the impact that has on WACC. The Board therefore agrees that the management LRP, including the first three years as approved by the Board, does not affect its endorsement of the offer price. 21 Note: - The introduction of IFRS 16 improves the transparency of leasing policies and the comparability of listed companies: (i) The distinction between a financial and an operating lease disappears [in the lessees financial statements], making financial debts (including leases) a stronger measure of capital intensity (external resources used by a company to finance its operating assets). It is therefore no longer possible to hide part of the costs related to productive assets in operating costs by means of operating leases; (ii) All operating lease costs disappear from EBITDA, making EBITDA a more comparable measure of operational profitability. Differences in productivity (EBITDA / Invested Capital) become clearer as a result

INDEPENDENT EXPERT REPORT IV TELENET BUSINESS PLAN

Management LRP Overview

- Business plan as provided by management with further adjustments provided for IFRS16 on a consolidated basis – 2022A EBITDAaL as provided by management which differs from reported numbers due to recent acquisitions done in 2022 ((e.g. Eltrona and Caviar cf. slide 23) included on a pro forma basis from the beginning of 2022)
- ServCo refers to as Telenet retail operations for which fixed infrastructure (broadband) is sourced from NetCo (which is ServCo provider). As NetCo is consolidated by Telenet, there is an intercompany elimination done at EBITDAaL / EBITDA level which is also the reason why on the revenues side, the sum of NetCo and ServCo does not equal Consolidated revenues

	2022A	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
ServeCo (Retail Operations)											
Revenues	2,743	2,776	2,770	2,780	2,820	2,868	2,919	2,980	3,038	3,089	3,153
% Growth		1%	(0%)	0%	1%	2%	2%	2%	2%	2%	2%
EBITDA	892	859	811	812	859	880	894	916	937	955	994
% Margin	33%	31%	29%	29%	30%	31%	31%	31%	31%	31%	32%
EBITDAaL	677	708	729	729	775	796	809	831	852	870	907
% Margin	25%	26%	26%	26%	28%	28%	28%	28%	28%	28%	29%
Capex	533	531	521	531	437	502	492	486	474	469	459
% Revenues	19%	19%	19%	19%	16%	17%	17%	16%	16%	15%	15%
NetCo (Fixed Infrastructure - Transaction with Fluvius)											
Revenues	642	691	704	715	737	756	781	816	857	890	909
% Growth		8%	2%	2%	3%	3%	3%	4%	5%	4%	2%
EBITDA	494	517	526	528	518	530	562	609	634	678	703
% Margin	77%	75%	75%	74%	70%	70%	72%	75%	74%	76%	77%
EBITDAaL	494	517	526	528	518	530	562	609	634	678	703
% Margin	77%	75%	75%	74%	70%	70%	72%	75%	74%	76%	77%
Capex	140	195	433	490	520	629	565	420	252	217	162
% Revenues	5%	7%	16%	18%	18%	22%	19%	14%	8%	7%	5%
Consolidated											
Revenues	2,813	2,858	2,866	2,894	2,955	3,024	3,098	3,180	3,266	3,340	3,416
% Growth		2%	0%	1%	2%	2%	2%	3%	3%	2%	2%
EBITDA	1,386	1,375	1,337	1,339	1,377	1,410	1,455	1,526	1,571	1,633	1,697
% Margin	49%	48%	47%	46%	47%	47%	47%	48%	48%	49%	50%
EBITDAaL	1,171	1,225	1,255	1,257	1,293	1,327	1,371	1,441	1,486	1,548	1,610
% Margin	42%	43%	44%	43%	44%	44%	44%	45%	45%	46%	47%
Capex	672	727	954	1,021	957	1,130	1,057	906	727	687	621
% Revenues	25%	26%	34%	37%	34%	39%	36%	30%	24%	22%	20%

Source: Company

LAZARD 22

INDEPENDENT EXPERT REPORT IV TELENET BUSINESS PLAN

Management LRP Underlying Assumptions

- The table below aims at providing qualitative information on Management LRP assumptions based on call held with Telenet management

Context	• Telenet has built a first version of the business plan over the summer 2022 which was presented to the Board in October 2022 for which certain assumptions were made regarding fiber investments (and spectrum auctions) that have been considered outdated afterwards • At the end of 2022, two main events / overlays have triggered a change in the business plan: NetCo and Orange Belgium wholesale agreement – Other events were also included as part of this business plan update, mainly full inclusion of Eltrona and stake increase in Caviar
Revenues	Residential Revenues • Sustained growth expected over the business plan period, broadly in line with Company's past performance and guidance • Growth explained by management via two drivers: subscribers' dynamic and value dynamic – Subscribers' dynamic: continuing growth in mobile and broadband penetration with migration towards fiber combined with declining fixed telephony and basic television – Value dynamic: growth in value through better services (fiber, 5G, value added services) B2B (Business) Revenues • Management considers further opportunities in the B2B segment as the company will be in a position to tackle further customers thanks to fiber development
Costs	• On the costs side, Management is confident on Company's ability to maintain / increase profitability in the coming years • Management expects erosion of profitability due to both impact from new entrant as well as Wallonia development (through a wholebuy business model) to be compensated by important positive drivers such as increased digitization, as the Company is trying to move away from expensive channels (i.e., increase e-sales and e-care, online management, process simplification, IT simplification, etc.)

LAZARD 23

INDEPENDENT EXPERT REPORT　　　　IV　TELENET BUSINESS PLAN

Management LRP Underlying Assumptions (Cont'd)

- The table below aims at providing qualitative information on Management LRP assumptions based on call held with Telenet management

Capex	• Management has indicated its detailed analysis on NetCo Capex envelope and evolution, ServCo Capex having been done separately as an overlay • On the NetCo side, €650 capex per home passed for first 50% roll-out given density of areas deployed with average Capex home passed on the entire plan de facto higher given it includes less dense areas • Management has also assumed a decommissioning ramp up over time, based on the region to be developed and customers' behavior in the upgraded areas – Lazard has not been provided with the details around such plan, but this consists in the switch-off of cable network and, depending on company's objective, to excavate (remove if aerial) the cable links • On the ServCo side, all IT development / CRM system will remain within ServCo with 5G being a large share of Capex in the coming years • In addition, Management has indicated that the Company is currently migrating customers to latest video platforms, motivating customers to swap legacy box to new tech box, with all video customer to be migrated by end 2025E which drives Capex increase • Management anticipates Capex to drop in 2026 on the back of above-mentioned initiatives followed by additional investments in 2027 as the Company anticipates further move to fiber products leading to switch in active equipments for instance (modems)
Other	• 4th entrant: Business plan fully takes into account the 4th entrant with impacts having been precisely quantified on the back of previous European experience (Italy, Spain), though management noting several mitigating factors (unsuccessful commercial operations, delay in network roll-out, low service penetration, uneconomical profile (in an increasing costs environment) notably) • Such impacts include loss of mobile and fixed subscribers as well as decline in ARPU

LAZARD　24

INDEPENDENT EXPERT REPORT IV TELENET BUSINESS PLAN

Lazard Comments on Management LRP Business Plan

Short Term (until 2026)

- The LRP is broadly in line with the broker consensus, with flattish revenues and EBITDA/aL, and similar Capex profile overall

Long Term (2026 - 2032)

- The top line starts increasing significantly after 2026, with annual growth of 2% on average
- In parallel, EBITDAaL margin picks up, leading to a CAGR of 4% from 2026 to 2032
- This increase in EBITDAaL, together with a significant decrease in Capex following the roll-out period, leads to a staggering 20% cash flow CAGR from 2026 to 2032
- While we recognize the very likely decline in Capex post roll-out, we believe the top line and EBITDA assumptions may be optimistic:
  - The impact of new entrant may have a more negative impact than in the LRP (see page 30 and 31)
  - Cable customers may switch to competition pending the completion of the FTTH roll-out (and we see many cable operators in Europe and the U.S. seeing significant top line pressure)
  - While Telenet's EBITDA margin is historically high and consistant with usual cable operators' margin, it appears quite high compared to other telecom operators and may decline in the context of a switch to FTTH (peers median EBITDA margin is c.33%)
- We believe Management LRP assumptions are optimistic especially given fourth entrant as well as fiber plan, a comment also expressed by the Board of Directors as indicated on page 21 of the report

LAZARD 25

Management Forecasts vs. Broker Consensus I V T E L E N E T B U S I N E S S P L A NI N D E P E N D E N T E X P E R T R E P O R T • In order to have comparable business plans, we have retained brokers’ EBITDAaL forecasts Revenues EBITDAaL / % Margin Capex / % of Revenues EBITDAaL – Capex 2,813 2,858 2,866 2,894 2,955 2,665 2,843 2,862 2,860 2,817 2022A 2023E 2024E 2025E 2026E Management LRP Brokers' Consensus 672 727 954 1,021 957 533 730 911 939 953 2022A 2023E 2024E 2025E 2026E Management LRP Brokers' Consensus 1,171 1,225 1,255 1,257 1,2931,246 1,267 1,299 1,295 1,302 2022A 2023E 2024E 2025E 2026E Management LRP Brokers' Consensus 499 498 301 236 336 713 538 388 356 350 2022A 2023E 2024E 2025E 2026E Management LRP Brokers' Consensus 42% 47% 43% 45% 44% 45% 43% 45% 44% 46% 25% 20% 26% 26% 34% 32% 37% 33% 34% 34% Source: Company, Brokers’ research Not proforma for recent transactions 26

C O N F I D E N T I A L V Telenet Valuation Overview I N D E P E N D E N T E X P E R T R E P O R T

C O N F I D E N T I A L A Valuation Methodologies & Summary I N D E P E N D E N T E X P E R T R E P O R T

INDEPENDENT EXPERT REPORT A VALUATION METHODOLOGIES & SUMMARY

Valuation Methodology Overview

- The following paragraphs aim to explain the functioning of the valuation methods we have used for our analysis, as well as their limitations

		Methodology	Comments / Limitations
VALUATION METHODOLOGY	DISCOUNTED CASH FLOWS (Primary Method)	• Calculates the present value of the Company's unlevered free cash flows over a long term forecasted period and the terminal value, discounted at the weighted average cost of capital	• Relies on accurately predicting medium to long term free cash flows • Highly sensitive to assumptions retained for WACC and perpetual growth rate
	ANALYSTS' TARGET PRICES (Secondary Method)	• Analysis of latest target prices from research analysts covering the Company • Analysts typically use several valuation methods to value a company, including DCF and Trading Comparables amongst others • Provides a useful benchmark when a company is actively covered by a large pool of analysts from different investment banks and independent research firms	• Most recent information regarding all valuation assumptions used by analysts may be insufficient • However, a wide coverage generally provides a "consensus" view which may give a basis of comparison
	TRADING COMPARABLES (Secondary Method)	• Market based valuation methodology, using and comparing listed peers' valuation multiples • Valuation multiples to compare equity valuations to financial performance vary but include EV / EBITDA, P / E, P / B, depending on the company's operations and business model	• Relative valuation vs. absolute • Availability of relevant and wide set of listed comparable companies needs to be considered • Degree of comparability of peers is subjective

LAZARD 27

INDEPENDENT EXPERT REPORT
A VALUATION METHODOLOGIES & SUMMARY

Valuation Methodology Overview

- **NB: Due to Company's current structure, even a limited variation in EV terms may have a significant impact on implied share p**rice valuation
- We have retained DCF as a primary method in our valuation exercise which **is also the methodology commonly used by analysts in brokers' reports and which leads to a range of €20 to €25 per share for Telenet (pre dividend of €1.00 approved on April 26th)**, emphasizing the **alternative case (correction to the management LRP as explained on following pages) and the broker consensus (given Telenet's** high degree of disclosure to the market)
- Lazard has also run secondary valuation exercise to provide additional context in the preparation of the report

VALUATION METHODOLOGY		Methodology	Comments / Limitations
	DISCOUNTED CASH FLOWS (Primary Method)	• We selected the DCF analysis as the leading valuation method for Telenet considering the Company's outlook and its ability to generate future cash flows. Additionally, the DCF analysis is the most widely used valuation method in the telecom sector as reported by several Telenet brokers' reports • LRP DCF: Explicit cash flows until 2032. WACC: 6.75%-7.25%; PGR: 0.25%-0.75% • DCF Alternative case: Explicit cash flows until 2032. WACC: 6.75%-7.25%; PGR: 0.25%-0.75% • Brokers' Consensus DCF: Consensus until 2026. Lazard extrapolation for 2027 & 2028. WACC: 6.75%-7.25%; PGR: 0.25%-0.75% • LRP SOTP DCF: For ServCo, explicit cash-flows until 2032. WACC: 7.75%-8.25%; PGR: (0.25)%-0.25%. For NetCo, explicit cash-flows until 2032. WACC: 6.25%-6.75%; PGR: 0.50%-1.00%	• Bottom WACC computation, in line with brokers' consensus (see page 43) • Business is going through profound changes (new entrant and NetCo separation) which may warrant higher WACC than peers • Valuation highly sensitive to assumptions retained for WACC and PGR • See limitation of SOTP-based valuation on page 34
	ANALYSTS' TARGET PRICES (Secondary Method)	• The Brokers' TP provide a useful benchmark of Telenet's value considering the strong and active coverage with over 10 recent broker target prices available • Target prices post Q4 2022 results	• The company is followed by 18 analysts • 14 different brokers have provided target prices opinion post Q4 2022 with specific comments re new entrant and NetCo separation
	TRADING COMPARABLES (Secondary Method)	• Next to the DCF analysis, we have retained the trading comparables as a secondary valuation method considering the availability of a relevant and wide set of listed comparable companies active in the European telecom sector • European operators with over €1 bn market capitalization as well as Orange Belgium but excluding incumbent PTOs with international footprint • Multiples: EBITDA and EBITDA - Capex for 2023E and 2024E	• Very few true comparables. Only Orange Belgium faces two similar issues as Telenet: new entrant and HFC to FTTH conversion • Please note that the multiples are computed on an IFRS16 basis as several operator do not report EBITDAaL figures

LAZARD
28

INDEPENDENT EXPERT REPORT   A VALUATION METHODOLOGIES & SUMMARY

Valuation Summary

- Based on multicriteria methodologies and on pre-IFRS16 (except for trading multiples) metrics, we consider that Telenet value per share lies **within a range of €20 to €25 illustratively showed in red below (pre dividend of €1 per share approved in April 2023)**

	Methodology	Enterprise Value (€m) Central	Equity Value (€m) Central	Price Per Share (€) Central	Premium Over Spot (%) Central
Discounted Cash Flows	DCF Management LRP See previous page for WACC and PGR assumptions	8,387	3,291	30.2	118.0%
	DCF Alternative Case See previous page for WACC and PGR assumptions	7,708	2,612	24.0	73.0%
	DCF Brokers' Consensus See previous page for WACC and PGR assumptions	7,277	2,181	20.0	44.5%
	SOTP of DCF Management LRP for ServCo and NetCo See previous page for WACC and PGR assumptions	8,168	3,181	29.2	110.7%
Target Prices	Target Prices from Analysts Median Target Prices from Analysts (Post Q4 2022 Results) - Min/Max range	6,893	1,797	16.5	19.0%
Trading Comparables	EV / 23E EBITDA (IFRS16) Multiple Median of Peer Group for 23E (+/- 0.5x): 4.9x	6,738	517	4.7	(65.7%)
	EV / 24E EBITDA (IFRS16) Multiple Median of Peer Group for 24E (+/- 0.5x): 4.8x	6,293	72	0.7	(95.3%)
	EV / 23E EBITDA-Capex (IFRS16) Multiple Median of Peer Group for 23E (+/- 0.5x): 12.7x	7,960	1,739	16.0	15.2%
	EV / 24E EBITDA-Capex (IFRS16) Multiple Median of Peer Group for 24E (+/- 0.5x): 11.9x	4,115	(2,107)	(19.3)	(239.5%)


Share Price Range (€)
25.0
36.2
19.3
29.5
15.3
25.5
25.3
33.8
14.0
22.0
n.m.
11.1
n.m.
6.8
13.1
18.9

Source: *Company, Brokers' research, Bloomberg, FactSet as of 15-Mar-2023*
Note: Valuation as of end-2022

LAZARD 29

INDEPENDENT EXPERT REPORT A VALUATION METHODOLOGIES & SUMMARY

Conclusion Regarding the Share Price Valuation of the Company

- As explained at the beginning of the section, Lazard has retained the Discounted Free Cash Flow analysis as a primary valuation method as it **reflects the intrinsic value of Telenet and is the methodology generally used in Telenet brokers' reports. The brokers' targe**t prices and trading multiples methodologies were retained as secondary valuation methods and provides a market-based value of Telenet
- The precedent transactions analysis based on precedent European telecom transactions was not retained considering the limited number of relevant transactions and the limited comparability of these transactions with Telenet
- **We estimate the Equity Value per share of Telenet share within the range of €20.0 to €25.0 (before €1.0 dividend approved in** April 2023)
- Based on the aforementioned valuation range, we can conclude that the Bidder Price is within our valuation range. Our other valuation references yield valuation points below or close to the Offer Price (target prices and trading comparables)
- Hence, in the context of the intended conditional voluntary public takeover bid announced by the Bidder on all the shares of Telenet that it does not yet own, we believe that the Offer Price does not disregard the interests of the minority shareholders

LAZARD 30

Valuation Summary A V A L U A T I O N M E T H O D O L O G I E S & S U M M A R YI N D E P E N D E N T E X P E R T R E P O R T Trading Comparables DCF Brokers’ Consensus DCF LRP Mgmt. DCF LRP SOTP Source: Company, FactSet as of 15-Mar-2023 Note: - Spot price as of March 15th, 2023 DCF Alternative Case Key Metrics Unit ANALYSIS AT VARIOUS PRICES Premium Over Spot % 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 110.0% 120.0% 130.0% Price per Share € 13.86 15.25 16.63 18.02 19.40 20.79 22.18 23.56 24.95 26.33 27.72 29.11 30.49 31.88 Premium Over Spot % 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 110.0% 120.0% 130.0% VWAP 1-Month % (4.9%) 4.6% 14.1% 23.6% 33.1% 42.6% 52.1% 61.6% 71.1% 80.6% 90.1% 99.6% 109.1% 118.7% VWAP 3-Month % (8.1%) 1.0% 10.2% 19.4% 28.6% 37.8% 47.0% 56.1% 65.3% 74.5% 83.7% 92.9% 102.1% 111.3% VWAP 6-Month % (7.5%) 1.8% 11.1% 20.3% 29.6% 38.8% 48.1% 57.3% 66.6% 75.8% 85.1% 94.3% 103.6% 112.9% VWAP 12-Month % (25.7%) (18.3%) (10.9%) (3.5%) 4.0% 11.4% 18.8% 26.3% 33.7% 41.1% 48.5% 56.0% 63.4% 70.8% NoSh #m 109 109 109 109 109 109 109 109 109 109 109 109 109 109 Equity Value €m 1,510 1,661 1,812 1,963 2,114 2,265 2,416 2,567 2,718 2,869 3,020 3,170 3,321 3,472 Net Debt (Excluding Leases) €m 3,911 3,911 3,911 3,911 3,911 3,911 3,911 3,911 3,911 3,911 3,911 3,911 3,911 3,911 Other EqV-to-EV Items €m 1,185 1,185 1,185 1,185 1,185 1,185 1,185 1,185 1,185 1,185 1,185 1,185 1,185 1,185 Enterprise Value (Excluding Leases) €m 6,606 6,757 6,908 7,059 7,210 7,361 7,512 7,663 7,814 7,965 8,116 8,267 8,418 8,568 EBITDA/aL 2022A x 5.6x 5.8x 5.9x 6.0x 6.2x 6.3x 6.4x 6.5x 6.7x 6.8x 6.9x 7.1x 7.2x 7.3x EBITDA/aL 2023E x 5.4x 5.5x 5.6x 5.8x 5.9x 6.0x 6.1x 6.3x 6.4x 6.5x 6.6x 6.8x 6.9x 7.0x EBITDA/aL 2024E x 5.3x 5.4x 5.5x 5.6x 5.7x 5.9x 6.0x 6.1x 6.2x 6.3x 6.5x 6.6x 6.7x 6.8x EBITDA/aL-Capex 2022A x 13.2x 13.5x 13.8x 14.2x 14.5x 14.8x 15.1x 15.4x 15.7x 16.0x 16.3x 16.6x 16.9x 17.2x EBITDA/aL-Capex 2023E x 13.3x 13.6x 13.9x 14.2x 14.5x 14.8x 15.1x 15.4x 15.7x 16.0x 16.3x 16.6x 16.9x 17.2x EBITDA/aL-Capex 2024E x 22.0x 22.5x 23.0x 23.5x 24.0x 24.5x 25.0x 25.5x 26.0x 26.5x 27.0x 27.5x 28.0x 28.5x Premium Over Share Price Implied Mutiples • The table below provides an illustrative view ONLY on where the underlying valuation methodologies are within a spectrum of premium 31 Telenet share price as of March 15th, 2023

INDEPENDENT EXPERT REPORT A VALUATION METHODOLOGIES & SUMMARY

Views on Alternative Case

- Alternative case assuming c.20% ARPU decline in mobile only based on the most recent market entry, i.e., Iliad in Italy (making the decline lower on a consolidated basis), as we believe the Management LRP case which assumes a 10% decline in ARPU, underestimates the impacts which is evidenced supported by precedent cases abroad as well as Board specific comment on the topic as indicated on page 21 of the report
- Given other business plan areas (such as fiber roll-out) can have downwards and upwards, we have limited our analysis to ARPU decline only as this is the most likely outcome
- Impact is evolving overtime due to ramp-up assumed by management in the management plan

Revenues


2,813 2,813
2,858 2,858
2,866 2,858
2,894 2,877
2,955 2,928
2022A
2023E
2024E
2025E
2026E
Management LRP
Alternative Case

EBITDAaL / % Margin


42% 42%
43% 43%
44% 44%
43% 43%
44% 43%
1,171 1,171
1,225 1,225
1,255 1,248
1,257 1,240
1,293 1,267
2022A
2023E
2024E
2025E
2026E
Management LRP
Alternative Case

Capex / % of Revenues


24% 24%
25% 25%
33% 33%
35% 35%
32% 33%
672 672
727 727
954 954
1,021 1,021
957 957
2022A
2023E
2024E
2025E
2026E
Management LRP
Alternative Case

EBITDAaL – Capex


499 499
498 498
301 293
236 219
336 310
2022A
2023E
2024E
2025E
2026E
Management LRP
Alternative Case

Source: Company, Alternative case

LAZARD 32

INDEPENDENT EXPERT REPORT
A VALUATION METHODOLOGIES & SUMMARY

Focus on Precedent European New Entrants Impact on Mobile ARPUs

- Whether in France, Spain or Italy, the entry of a new operator with aggressive pricing strategy has led to significant drop in established players mobile ARPUs

French Case Study


Mobile ARPU (€ per month)
orange
(45)%
c.€31
c.€17
2011A
2022A

- **€31 mobile ARPU before Iliad entry into mobile**
- Free mobile has successfully disturbed the French market leading to overall lower ARPU on less than 15 years, the incumbent Orange having lost 45% on mobile blended ARPU

Spanish Case Study


Mobile ARPU (€ per month)
vodafone
orange
(59)%
(60)%
c.€34(1)
c.€25
c.€14(1)
c.€10
2005A
2022A

- **ARPU range of €34-€25 for Vodafone and Orange** respectively before Masmovil entry on the Spanish market in 2006
- Masmovil, with its consumer-oriented strategy has led to a strong erosion of competitors ARPUs of around 60% in 17 years

Italian Case Study


Mobile ARPU (€ per month)
vodafone
(22)%
c.€18(2)
c.€14(2)
2018A (1)
2022A (1)

- Italy has historically been very prepaid oriented
- Iliad with its entry on the Italian market has focused its offering on postpaid mobile services and has followed a similar strategy as to France
- Vodafone, which is the only operator disclosing postpaid ARPU has lost 22% value in 4 years

Source: Companies
(1) Financial Year ends in March
(2) Postpaid ARPU

LAZARD
33

Lazard View on SOTP Valuation A V A L U A T I O N M E T H O D O L O G I E S & S U M M A R YI N D E P E N D E N T E X P E R T R E P O R T • As the Management of Telenet has provided a breakdown of the LRP between ServCo and NetCo, we have performed a DCF analysis of both components, in a typical sum-of-the-parts approach • We note that the overall EBITDA margin in the LRP plan is significantly higher than peers • While we believe that the NetCo can be successful as an independent FTTH wholesale vehicle – especially following the agreement with Orange – we note however that there is significant execution risk attached to the plan as is the case in all precedents, to our knowledge: − Potential cost overruns with regards to conversion of cable to fiber − We don’t know whether the demand assumptions taken in the LRP are realistic: • If Orange is not successful enough in Flanders, Telenet may be the only meaningful NetCo customer, which would not lead to significant NetCo growth • Conversely, if Orange is highly successful, it will have a negative impact on Telenet’s retail business and cash flows • Also, we note that Proximus has stated its intention to fully cover Belgium, which, if completed, will lead to a full overbuild situation between Telenet NetCo and Proximus − Rolling-out a full FTTH network has its risks (potential delays, labor and fiber shortages, costs over-run etc.) and there are many European fiber companies which are significantly below plan and more recently have been in very difficult financial situation (notably due to Capex overruns) • Regarding valuation, we also note that the reference to other fiber transactions can be misleading: − Most announced fiber transactions in Europe were “pure” fiber vehicles, and not HFC infrastructures having the intention to transition into FTTH (what we call “Cable-to-FTTH NetCos”) and for the most successful ones (in terms of multiples), with specific underlying characteristics (favorable regulatory situation, no existing overlap nor threat, strong third-party demand potential, visibility on capex, etc.) − From our point of view, previous “fiber” multiples are therefore not comparable to the NetCo unless the vehicles were HFC networks − To our knowledge, there has been only two so-called “Cable-to-FTTH NetCos “ deals in Europe: Infravia/Play Fiber in Poland; and Vodafone/Altice in Germany but relevant financial figures are not public 34

C O N F I D E N T I A L B Key Assumptions and Computations I N D E P E N D E N T E X P E R T R E P O R T

INDEPENDENT EXPERT REPORT B KEY ASSUMPTIONS AND COMPUTATIONS

From Enterprise Value to Equity Value – Bridge Items and Number of Shares Outstanding

- **Overall, €5.0bn adjustment from market capitalization to enterprise value (assuming brokers' value of NetCo of €4.8bn enterprise** value)

Enterprise Value to Equity Value Bridge

- Bridge items sourced from **Telenet's** latest annual accounts (FY 2022A) **as well as brokers' research**

In €m, except if stated otherwise	Dec-22A
Senior Credit Facility	4,574
Vendor financing commitments	346
Mobile Spectrum	–
Other liabilities (excluding leases)	55
Leases	–
Cash and cash equivalents	(1,064)
Net Financial Debt	(A) **3,911**
Spectrum Liability	400
Tax Assets	(172)
Pro forma NetCo deconsolidation	–
Recent Transactions Adjustment	–
Minorities	790
Debt-like liabilities	(B) **1,018**
Associates	(46)
Pensions & Others (Other Minority, Provisions & Fluvi	213
Other	–
Other Items	(C) **167**
Adj. Net debt	5,096

Comments

- Assuming fully diluted NOSH of 108.9m as confirmed by Management

(A) As of FY22, Telenet had a net financial debt[1] **position of €**3,911m (c.3.2x FY22 EBITDAaL), and consisting of:
- €4,574m Senior Credit Facility
- €346m Vendor financing commitments
- €55m Other liabilities
- (€1,064m) Cash and cash equivalents

(B) Debt-like liabilities
- €415m Spectrum Liability and €172m Tax Assets (consisting of tax loss carried-forward), based on broker consensus for spectrum[2] and Telenet reporting for Tax Assets
- €790m Minorities corresponding to the median of NetCo valuation[3] from brokers[4] that use a specific NetCo DCF model, multiplied by (1-Telenet's stake in the NetCo of 66.8%) – this amount has been used in all valuation methodologies except SOTP for which we have re-computed the value of minorities based on NetCo DCF value

(C) Other items include Other Minorities, Associates, Pensions and Payments to Fluvius (NPV of payments discounted at 7.00% rate) notably

Source: *Company, FactSet, Brokers' research*
(1) Excluding leases (c.€1bn) as we have run our valuation analysis based on an EBITDAaL which already takes into account the effect of leases
(2) Brokers include Berenberg, Barclays, ING and HSBC
(3) Based on a Median NetCo EV from brokers of €4.8bn and an Equity Value of €2.4bn (on a 100% basis)
(4) Brokers include Bank of America, Barclays, ING, HSBC and Deutsche Bank

LAZARD 35

Discounted Cash Flow – Key Considerations B K E Y A S S U M P T I O N S A N D C O M P U T A T I O N SI N D E P E N D E N T E X P E R T R E P O R T Management Consolidated LRP • Management has analyzed in detail the potential impact of the new entrant and the NetCo separation • We consider that risk is mostly on the downside for 2 reasons: − Low impact of new entrant on Mobile ARPU: we note it has been meaningfully higher in France (-45%), Italy (-22%) and Spain (- 60%)(1) − There is significant uncertainties associated with the roll-out of such a large FTTH infrastructure especially with regards to delay and capex overruns • We have therefore computed an alternative case which assumes a c.20% discount on ARPU (higher impact compared to Management LRP) Brokers’ Consensus • We consider that key material BP assumptions are known to the market: − New entrant risk is well known to equity research analysts (even though we note that historically they have under-estimated that risk in France, Italy and Spain) − NetCo’s key assumptions are public Management Sum-of-The- Parts LRP • Our DCF of NetCo leads to an implied EBITDA multiple of approximately 8x • This multiple is lower than previous European NetCo multiples communicated by Telenet (first in the context of its CMD and then in its results presentation) • However, we consider such multiple realistic: − The NetCo multiples that Telenet is mentioning apply to Fiber NetCos and not to “HFC to FTTH” NetCos which are intrinsically riskier − There is only one real precedent in Europe of “HFC to FTTH” NetCo which is Play/UPC/Infravia in Poland which was done at around 8x EBITDA(2). For full disclosure, there is also Vodafone/Altice in Germany but for which structure was highly particular as no real contribution of cable homes passed and subscribers to NetCo Source: Companies, market reports (1) For France: Orange ARPU growth between fiscal year 2011 and fiscal year 2022; for Italy: Vodafone postpaid ARPU evolution between FY2018 and FY2022 (fiscal year ending in March); for Spain: Average loss of mobile ARPU between 2005 and 2021/2022 for Vodafone Spain and Orange Spain (2) Computed as PLN3,550 Enterprise Value multiplied by 80% (corresponding to share of Brownfield infrastructure contributed at closing within NetCo valuation) and divided by NetCo EBITDA at announcement (consisting of cable EBITDA given no FTT deployment done) 36

INDEPENDENT EXPERT REPORT B KEY ASSUMPTIONS AND COMPUTATIONS

Discounted Cash Flow – LRP Case

- Assuming a 6.75%-7.25% WACC range and 0.25%-**0.75% PGR range for Management LRP Case, Telenet would be worth between €**25.0 and **€36.**2 per share, to be compared to March 15th, **2023 Telenet share price of €13.9**

DCF

31-12-N - *In €m*	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	TV
	MANAGEMENT										
Revenues	2,858	2,866	2,894	2,955	3,024	3,098	3,180	3,266	3,340	3,415	3,415
Growth	1.6%	0.3%	1.0%	2.1%	2.3%	2.4%	2.7%	2.7%	2.3%	2.3%	
EBITDAaL	1,225	1,255	1,257	1,293	1,327	1,371	1,441	1,486	1,548	1,611	1,611
Margin	42.9%	43.8%	43.4%	43.8%	43.9%	44.3%	45.3%	45.5%	46.3%	47%	47%
D&A	(713)	(936)	(1,001)	(938)	(1,108)	(1,036)	(889)	(712)	(673)	(609)	(692)
% of Capex	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	100.0%
Restructuring Charges	(7)	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)	-
EBIT	505	314	251	350	213	330	547	768	869	998	920
Margin	17.7%	11.0%	8.7%	11.8%	7.1%	10.6%	17.2%	23.5%	26.0%	29.2%	26.9%
Tax	(126)	(79)	(63)	(88)	(53)	(82)	(137)	(192)	(217)	(249)	(230)
Tax Rate	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Change in Working Capital and Other FCF	(2)	76	74	32	89	33	19	13	42	26	-
Capex	(727)	(954)	(1,021)	(957)	(1,130)	(1,057)	(906)	(727)	(687)	(621)	(692)
% of Revenues	25.4%	33.3%	35.3%	32.4%	37.4%	34.1%	28.5%	22.2%	20.6%	18%	20.3%
Free Cash Flow	363	293	242	276	227	260	411	575	680	763	690
Growth	n.a.	(19.3%)	(17.3%)	14.0%	(17.8%)	14.7%	58.2%	39.8%	18.3%	12.1%	

Summary (€m)	
Σ PV of FCF	2,778
PV of TV	5,609
Enterprise Value	8,387
EV/EBITDA 23E	6.8x
EV/EBITDA 24E	6.7x
Equity Value	3,291
Value Per Share (€)	30.2

Implied EV (€m)

		PGR		
		0.25%	0.50%	0.75%
WACC	6.50%	8,933	9,203	9,495
	6.75%	8,534	8,778	9,042
	7.00%	8,166	8,387	8,626
	7.25%	7,825	8,027	8,243
	7.50%	7,509	7,692	7,890

Implied Share Price (€)

		PGR		
		0.25%	0.50%	0.75%
WACC	6.50%	35.2	37.7	40.4
	6.75%	31.6	33.8	36.2
	7.00%	28.2	30.2	32.4
	7.25%	25.0	26.9	28.9
	7.50%	22.1	23.8	25.6

vs. Telenet's share price of €13.9 as of March 15th, 2023

Source: LRP (Pre-IFRS16), Damodaran, Bloomberg, FactSet as of 15-Mar-2023
Note: Valuation as of end-2022

LAZARD 37

INDEPENDENT EXPERT REPORT

B KEY ASSUMPTIONS AND COMPUTATIONS

Alternative Case DCF

- Assuming a 6.75%-7.25% WACC range and 0.25%-**0.75% PGR range for Alternative Case, Telenet would be worth between €19.**3 **and €29.**5 per share, to be compared to March 15th, **2023 Telenet share price of €13.9. Please refer to slide 32 and 33 for underlying assumptions**

DCF

31-12-N - *In €m*	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	TV
	ALTERNATIVE CASE										
Revenues	2,858	2,858	2,877	2,928	2,988	3,051	3,123	3,199	3,263	3,337	3,337
Growth	1.6%	0.0%	0.7%	1.8%	2.0%	2.1%	2.4%	2.4%	2.0%	2.3%	
EBITDAaL	1,225	1,248	1,240	1,267	1,290	1,324	1,384	1,419	1,471	1,533	1,533
Margin	42.9%	43.7%	43.1%	43.3%	43.2%	43.4%	44.3%	44.3%	45.1%	46%	46%
D&A	(713)	(936)	(1,001)	(938)	(1,108)	(1,036)	(889)	(712)	(673)	(609)	(692)
% of Capex	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	100.0%
Restructuring Charges	(7)	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)	-
EBIT	505	307	234	323	177	283	490	701	793	919	841
Margin	17.7%	10.7%	8.1%	11.0%	5.9%	9.3%	15.7%	21.9%	24.3%	27.5%	25.2%
Tax	(126)	(77)	(58)	(81)	(44)	(71)	(123)	(175)	(198)	(230)	(210)
Tax Rate	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Change in Working Capital and Other FCF	(2)	76	74	32	89	33	19	13	42	26	-
Capex	(727)	(954)	(1,021)	(957)	(1,130)	(1,057)	(906)	(727)	(687)	(621)	(692)
% of Revenues	25.4%	33.4%	35.5%	32.7%	37.8%	34.6%	29.0%	22.7%	21.1%	19%	20.3%
Free Cash Flow	363	287	229	256	199	225	369	525	623	703	631
Growth	n.a.	(20.8%)	(20.2%)	11.6%	(22.1%)	12.9%	63.8%	42.4%	18.7%	12.9%	

Summary (€m)	
Σ PV of FCF	2,581
PV of TV	5,128
Enterprise Value	7,708
EV/EBITDA 23E	6.3x
EV/EBITDA 24E	6.2x
Equity Value	2,612
Value Per Share (€)	24.0

Implied EV (€m)

		PGR		
		0.25%	0.50%	0.75%
WACC	6.50%	8,207	8,453	8,721
	6.75%	7,843	8,065	8,307
	7.00%	7,506	7,708	7,927
	7.25%	7,194	7,378	7,577
	7.50%	6,905	7,073	7,254

Implied Share Price (€)

		PGR		
		0.25%	0.50%	0.75%
WACC	6.50%	28.6	30.8	33.3
	6.75%	25.2	27.3	29.5
	7.00%	22.1	24.0	26.0
	7.25%	19.3	21.0	22.8
	7.50%	16.6	18.1	19.8

vs. Telenet's share price of €13.9 as of March 15th, 2023

Source: LRP (Pre-IFRS16), Damodaran, Bloomberg, FactSet as of 15-Mar-2023
Note: Valuation as of end-2022

LAZARD

38

INDEPENDENT EXPERT REPORT B KEY ASSUMPTIONS AND COMPUTATIONS

Discounted Cash Flow – Broker Case

- Assuming a 6.75%-7.25% WACC range and 0.25%-**0.75% PGR range for Brokers' consensus (average), Telenet would be worth between €15**.3 **and €25.**5 per share, to be compared to March 15th, **2023 Telenet share price of €13.9. Lazard extrapolation based on views on further growth** and profitability given very limited brokers go beyond 2026E. Assuming similar WACC and PGR as for Management LRP discounted cash flow
- Assuming D&As represent 100% of Capex in the long-run to reflect stabilized investment pattern

DCF

	BROKERS OUTLOOK				EXTRAPOLATION		
31-12-N - In €m	2023E	2024E	2025E	2026E	2027E	2028E	TV
Revenues	2,843	2,862	2,860	2,817	2,831	2,859	2,859
Growth	6.7%	0.7%	(0.1%)	(1.5%)	0.5%	1.0%	
EBITDAaL	1,267	1,299	1,295	1,302	1,309	1,322	1,322
Margin	44.6%	45.4%	45.3%	46.2%	46.2%	46.2%	46%
D&A	(730)	(738)	(792)	(803)	(807)	(815)	(579)
% of Capex	100.1%	81.0%	84.3%	84.3%	84.3%	84.3%	100.0%
EBIT	537	561	503	499	501	506	743
Margin	0.0%	19.6%	17.6%	17.7%	17.7%	17.7%	26.0%
Tax	(134)	(140)	(126)	(125)	(125)	(127)	(186)
Tax Rate	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Change in Working Capital and Other FCF	(0)	1	15	20	-	-	-
Capex	(730)	(911)	(939)	(953)	(958)	(967)	(579)
% of Revenues	25.7%	31.8%	32.8%	33.8%	33.8%	33.8%	20.3%
Free Cash Flow	403	249	246	245	226	228	557
Growth	n.a.	(38.2%)	(1.3%)	(0.3%)	(7.7%)	1.0%	

Summary (€m)

Σ PV of FCF	1,339
PV of TV	5,938
Enterprise Value	7,277
EV/EBITDAaL 23E	5.7x
EV/EBITDAaL 24E	5.6x
Equity Value	2,181
Value Per Share (€)	20.0

Implied EV (€m)

		PGR		
		0.25%	0.50%	0.75%
WACC	6.50%	7,676	7,955	8,260
	6.75%	7,347	7,602	7,879
	7.00%	7,043	7,277	7,530
	7.25%	6,761	6,976	7,208
	7.50%	6,500	6,698	6,911

Implied Share Price (€)

		PGR		
		0.25%	0.50%	0.75%
WACC	6.50%	23.7	26.3	29.0
	6.75%	20.7	23.0	25.5
	7.00%	17.9	20.0	22.3
	7.25%	15.3	17.3	19.4
	7.50%	12.9	14.7	16.7

vs. Telenet's share price of €13.9 as of March 15th, 2023

Source: *Brokers' research,* Damodaran, Bloomberg, FactSet as of 15-Mar-2023
Note: Valuation as of end-2022

LAZARD 39

INDEPENDENT EXPERT REPORT B KEY ASSUMPTIONS AND COMPUTATIONS

Discounted Cash Flow – SOTP Valuation (ServCo + NetCo) – ServCo DCF

- In our SOTP, the Discounted Cash Flow Method (LRP Case) for ServCo, using a 8.00% WACC and 0.00% PGR (which reflects higher risk given retail operations notably), **results in a ServCo EV of €3.**7bn. For more information, please refer to slide 34 of the report

ServCo DCF

	MANAGEMENT										LAZARD
31-12-N - *In €m*	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	TV
Revenues	2,777	2,771	2,782	2,821	2,869	2,921	2,982	3,040	3,090	3,154	3,154
Growth	1.2%	(0.2%)	0.4%	1.4%	1.7%	1.8%	2.1%	1.9%	1.7%	2.1%	
EBITDAaL	708	729	729	775	796	809	831	852	870	907	907
Margin	25.5%	26.3%	26.2%	27.5%	27.8%	27.7%	27.9%	28.0%	28.1%	29%	29%
D&A	(521)	(511)	(521)	(429)	(492)	(482)	(477)	(465)	(460)	(450)	(473)
% of Capex	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	100.0%
EBIT	180	213	203	342	300	322	350	382	404	452	434
Margin	6.5%	7.7%	7.3%	12.1%	10.4%	11.0%	11.7%	12.6%	13.1%	14.3%	13.8%
Tax	(45)	(53)	(51)	(85)	(75)	(81)	(87)	(95)	(101)	(113)	(109)
Tax Rate	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Change in Working Capital and Other FCF	(28)	32	61	26	60	52	57	57	54	42	-
Capex	(531)	(521)	(531)	(437)	(502)	(492)	(486)	(474)	(469)	(459)	(473)
% of Revenues	19.1%	18.8%	19.1%	15.5%	17.5%	16.8%	16.3%	15.6%	15.2%	15%	15.0%
Free Cash Flow	97	182	204	274	275	284	310	334	348	372	326
Growth	n.a.	88.1%	12.0%	34.6%	0.5%	3.3%	9.1%	7.6%	4.2%	6.9%	

Summary (€m)	
Σ PV of FCF	1,749
PV of TV	1,959
Enterprise Value	3,708
EV/EBITDA 23E	5.2x
EV/EBITDA 24E	5.1x

Implied EV (€m)

		PGR		
		(0.25%)	0.00%	0.25%
WACC	7.50%	3,901	3,977	4,058
	7.75%	3,769	3,838	3,912
	8.00%	3,644	3,708	3,777
	8.25%	3,527	3,587	3,649
	8.50%	3,417	3,472	3,530

Implied EV/EBITDA '23E Multiples

		PGR		
		(0.25%)	0.00%	0.25%
WACC	7.50%	5.5x	5.6x	5.7x
	7.75%	5.3x	5.4x	5.5x
	8.00%	5.1x	5.2x	5.3x
	8.25%	5.0x	5.1x	5.2x
	8.50%	4.8x	4.9x	5.0x

Source: LRP (Pre-IFRS16)
Note: Valuation as of end-2022

LAZARD 40

INDEPENDENT EXPERT REPORT

B KEY ASSUMPTIONS AND COMPUTATIONS

Discounted Cash Flow – SOTP Valuation (ServCo + NetCo) – NetCo DCF

- In our SOTP, the Discounted Cash Flow Method (LRP Case) for NetCo, using a 6.50% WACC and 0.75% PGR (which reflects the infrastrucrure nature of the asset with low risk profile and better growth forecasts as open access business model), results in a NetCo EV of **€**4.5bn
- Note: Sum of NetCo and ServCo revenues does not corresponds to consolidated revenues given intercompany revenues are eliminated at consolidated level

NetCo DCF

	MANAGEMENT										LAZARD
31-12-N - *In €m*	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	TV
Revenues	691	704	715	737	756	781	816	857	890	909	909
Growth	7.6%	1.9%	1.5%	3.1%	2.6%	3.3%	4.4%	5.1%	3.9%	2.2%	
EBITDAaL	517	526	528	518	530	562	609	634	678	703	703
Margin	74.8%	74.7%	73.8%	70.3%	70.1%	71.9%	74.7%	74.0%	76.2%	77%	77%
D&A	(192)	(425)	(481)	(510)	(616)	(554)	(412)	(247)	(213)	(158)	(217)
% of Capex	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	98.0%	100.0%
EBIT	325	101	47	8	(86)	8	197	386	465	545	486
Margin	47.1%	14.4%	6.6%	1.1%	(11.4%)	1.0%	24.2%	45.1%	52.2%	59.9%	53.4%
Tax	(81)	(25)	(12)	(2)	-	(2)	(49)	(97)	(116)	(136)	(121)
Tax Rate	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Change in Working Capital and Other FCF	26	43	12	6	29	(19)	(39)	(43)	(12)	(16)	-
Capex	(195)	(433)	(490)	(520)	(629)	(565)	(420)	(252)	(217)	(162)	(217)
% of Revenues	28.3%	61.5%	68.6%	70.5%	83.1%	72.3%	51.5%	29.5%	24.4%	18%	23.9%
Free Cash Flow	266	111	38	2	(70)	(24)	101	241	332	390	364
Growth	n.a.	(58.3%)	(65.4%)	(95.5%)	(4125.4%)	n.m.	n.m.	138.6%	37.7%	17.3%	

Summary (€m)

Σ PV of FCF	949
PV of TV	3,510
Enterprise Value	4,459
EV/EBITDA 23E	8.6x
EV/EBITDA 24E	8.5x

Implied EV (€m)

		PGR		
		0.50%	0.75%	1.00%
WACC	6.00%	4,802	4,995	5,206
	6.25%	4,542	4,714	4,903
	6.50%	4,305	4,459	4,628
	6.75%	4,087	4,226	4,378
	7.00%	3,887	4,013	4,150

Implied EV/EBITDA '23E Multiples

		PGR		
		0.50%	0.75%	1.00%
WACC	6.00%	9.3x	9.7x	10.1x
	6.25%	8.8x	9.1x	9.5x
	6.50%	8.3x	8.6x	9.0x
	6.75%	7.9x	8.2x	8.5x
	7.00%	7.5x	7.8x	8.0x

Source: LRP (Pre-IFRS16)
Note: Valuation as of end-2022

LAZARD

41

Discounted Cash Flow – SOTP Valuation (ServCo + NetCo) – Summary B K E Y A S S U M P T I O N S A N D C O M P U T A T I O N SI N D E P E N D E N T E X P E R T R E P O R T • ServCo and NetCo discounted cash flow analysis would result in Telenet being worth between €25.3 and €33.8 per share (sum of Enterprise values or various WACC and PGR, adjusted for EV-to-EqV bridge items) to be compared to €13.9 March 15th, 2023 share price • SOTP discounted cash flow slightly differing from Consolidated LRP discounted cash flow given various assumptions of WACC and PGR as well as terminal value (EBITDA margin, Capex as a % of revenues notably) Source: LRP (Pre-IFRS16) Note: Valuation as of end-2022 ServCo and NetCo DCF Outputs SOTP Valuation (ServCo + NetCo) Enterprise Value (€m) Share Price (€) Premium / (Discount) over Spot 8,703 8,971 9,264 33.1 35.0 37.0 138.7% 152.2% 166.9% 8,311 8,552 8,815 30.3 32.0 33.8 118.4% 130.6% 143.8% 7,949 8,168 8,404 27.7 29.2 30.9 99.6% 110.7% 122.7% 7,614 7,813 8,028 25.3 26.7 28.2 82.3% 92.4% 103.2% 7,305 7,486 7,680 23.0 24.3 25.7 66.1% 75.3% 85.2% vs. Telenet’s share price of €13.9 as of March 15th, 2023 Enterprise Value (€m ) Enterprise Value (€m ) PGR PGR (0.25%) 0.00% 0.25% 0.50% 0.75% 1.00% 7.50% 3,901 3,977 4,058 6.00% 4,802 4,995 5,206 7.75% 3,769 3,838 3,912 6.25% 4,542 4,714 4,903 ServCo WACC 8.00% 3,644 3,708 3,777 NetCo WACC 6.50% 4,305 4,459 4,628 8.25% 3,527 3,587 3,649 6.75% 4,087 4,226 4,378 8.50% 3,417 3,472 3,530 7.00% 3,887 4,013 4,150 42

INDEPENDENT EXPERT REPORT

B KEY ASSUMPTIONS AND COMPUTATIONS

Weighted Average Cost of Capital Computation

We assume a WACC[1] of 7.0% based on a Cost of Equity of 8.6% and a Post-Tax Cost of Debt of 4.6%

Formula Breakdown

WACC	Cost of Equity
$R_{WACC} = R_E * \frac{E}{D+E} + R_D * \frac{D*(1-T)}{D+E}$	$R_E = R_F + \beta_L * ERP$

Parameters	Assumptions	Comments
Unlevered Beta Telecom Sector	0.52	Median Predicted World Predicted Barra Beta on Comps Set
Gearing (D/E)	62.1%	Median from Comps Set
Leverage (D/(D+E))	38.3%	
Corporate Tax Rate (T)	25.8%	LT Corporate income Tax
Levered Beta Telecom Sector	0.76	
Risk-Free Rate (R_F)	3.3%	Generic Belgium Government 10-Year Yield
Equity Risk Premium (ERP)	7.0%	Damodaran
Cost of Equity	8.6%	
Risk-Free Rate (RF)	3.3%	
Corporate Default Spread	2.9%	
Pre-Tax Cost of Debt (R_D)	6.1%	*Telenet €1.1bn 2020 Bond Yield*-to-Maturity (2029 Maturity)
Corporate Tax Rate (T)	25.8%	
Cost of Debt	4.6%	
WACC (R_{WACC})	7.0%	In line with Median from Brokers
Perpetual Growth Rate	0.5%	Median from Brokers

Source: Barra Betas, Bloomberg as of 15-Mar-2023
(1) Weighted Average Cost of Capital

LAZARD

43

Weighted Average Cost of Capital & PGR Benchmark B K E Y A S S U M P T I O N S A N D C O M P U T A T I O N SI N D E P E N D E N T E X P E R T R E P O R T The median of WACC used by brokers stands at 7.0%, in line with key European Incumbents’ WACC (7.0%) and slightly below Challengers’ (7.5%). Median TGR is 0.5%, on the lower side of both European Incumbents (0.8%) and Challengers (1.0%) Source: Broker reports (1) TGR per key peer calculated as median values found in broker reports (2) TGR for Vodafone are calculated as a weighted average of the WACCs and TGRs per EV per geography 0.5% 1.6% 1.0% 0.5% 1.0% 0.3% 1.0% 0.5% 1.0% 1.0% 0.0% 1.0% 1.3% 0.7% 0.0% 0.5% 1.0% 1.5% 2.0% BT Group Elisa KPN Orange Polska OTE Proximus Cyfrowy 1&1 Drillish Liberty Global NOS Orange Belgium Telefonica Deutschland Tele2 Comhem Vodafone WACC Benchmark Telenet TGR Benchmark Telenet 7.0% 7.0% 6.8% 7.5% 5.6% 8.0% 8.3% 7.0% 7.4% 6.6% 7.0% 7.5% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% Telenet Telenet Telenet Telenet Telenet Telenet Telenet Telenet Telenet Telenet Telenet Telenet (17-Feb-23) (21-Feb-23) (17-Feb-23) (16-Feb-23) (22-Nov-22) (25-Jan-23) (11-Nov-22) (08-Nov-22) (21-Mar-23) (07-Oct-22) Median: 7.0% WACC Benchmark Key Peers(1) TGR Benchmark Key Peers(1) 7.0% 6.2% 6.8% 9.5% 9.0% 7.0% 10.1% 8.3% 7.2% 7.5% 7.4% 6.6% 6.5% 8.1% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% BT Group Elisa KPN Orange Polska OTE Proximus Cyfrowy 1&1 Drillish Liberty Global NOS Orange Belgium Telefonica Deutschland Tele2 Comhem Vodafone(2) Median: 7.5% Median: 7.0% European Incumbents Challengers (2) Median: 1.0% Median: 0.8% European Incumbents Challengers 1.0% 0.5% 0% 0.8% 0.5% 0.3% 0.0% 0.5% 0.0% 0.0% 0.5% 0.8% 0.0% 0.5% 1.0% 1.5% 2.0% Telenet Telenet Telenet Telenet Telenet Telenet Telenet Telenet Telenet Telenet Telenet Telenet Median: 0.5% (28-Feb-23) (07-Mar-23) (17-Feb-23) (21-Feb-23) (17-Feb-23) (16-Feb-23) (22-Nov-22) (25-Jan-23) (11-Nov-22) (08-Nov-22) (21-Mar-23) (07-Oct-22) (28-Feb-23) (07-Mar-23) 44

# Ratings Evolution of Broker Recommendations (Per Month) Telenet Target Prices and Brokers’ Last Twelve-Month Recommendation Evolution B K E Y A S S U M P T I O N S A N D C O M P U T A T I O N SI N D E P E N D E N T E X P E R T R E P O R T • The table below shows 14 brokers having issued their Target Prices since Telenet’s Q4 2022 results – based on this sample, Telenet’s median share price stands at €16.5 (min of €14.0 and max of €22.0) 68% 67% 68% 58% 44% 35% 27% 26% 32% 25% 21% 23% 21% 26% 28% 26% 37% 56% 65% 73% 68% 58% 60% 64% 62% 64% 5% 6% 5% 5% 5% 11% 15% 14% 15% 14%40.2 40.0 38.0 34.0 27.0 26.5 19.5 18.8 18.3 17.5 16.8 16.0 16.5 29.2 28.3 24.8 19.8 15.6 14.2 14.1 15.4 15.2 15.3 15.8 14.6 13.9 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Buy Hold Sell Target Price (Median) Share Price (€) 19 18 19 19 18 17 15 19 19 20 14 (59%) (53%) Perf. since Mar-22 (%) 13 Source: Brokers’ research, FactSet as per 15-Mar-2023 (1) KBC uses an absolute rating system including terms such as Buy, Accumulate, Hold, Reduce and Sell. On 7 February 2023, Telenet was rated as “Accumulate” by KBC (expected total return, including dividends, between 0% and 15% over a 6-month period) Broker Target Prices Broker Report Date Target Price (€) vs. Spot (15/03/23) 16 Feb ’23 45.7% 16 Mar ’23 51.5% 21 Mar ’23 37.1% 21 Mar ’23 25.8% 21 Feb ’23 21.0% 16 Feb ’23 15.9% 17 Mar ’23 22.7% 07 Mar ’23 11.2% 16 Feb ’23 6.0% 20 Mar ’23 11.8% 17 Feb ’23 (1.6%) 27 Feb ’23 3.6% 17 Feb ’23 (8.2%) 16 Feb ’23 (7.3%)€ 14.0 € 14.0 € 15.0 € 15.0 € 15.5 € 16.0 € 16.0 € 17.0 € 17.5 € 18.0 € 19.0 € 19.0 € 21.0 € 22.0 Target Price (€) Premium / (Discount) Over Spot Min. 14.00 1.0% Median 16.50 19.0% Average 17.07 23.2% Max. 22.00 58.7% 13 (1) Median 45

INDEPENDENT EXPERT REPORT B KEY ASSUMPTIONS AND COMPUTATIONS

Trading Multiples – Key Considerations

Peer Group Selection Approach

- **We have retained European "single country" PTOs and challengers in order to have a broad sample**
- We note that the two groups (PTOs and challengers) have similar median multiples
- **On the network side, the most comparable companies are "Cable" operators facing transition to FTTH = Orange Belgium, Liberty,** NOS, Tele2, Vodafone
- Among those, only Orange Belgium faces a new entrant in mobile
- We have nevertheless opted to take the sector median with the risk of having the Telenet valuation on the high side
- Regarding the choice of multiples, we believe that EBITDAx (the methodology which is most commonly used in Telecom) is the most appropriate
  - EBITDA-Capex does not really work for Telenet as in 2023, Telenet's Capex is "abnormally high" as Telenet has not really started its Capex plan to transition to FTTH; and
  - In 2024, EBITDA-Capex is "abnormally low" as the FTTH Capex is fully launched and reduces considerably Telenet's cash flows
- Given most of trading comparables are disclosing post IFRS16 metrics, we have applied the multiples to Telenet IFRS16 EBITDA and have included in the EV-to-**EqV bridge €(1)bn additional lease liability to be consistent with the retained EBITDA**

LAZARD 46

INDEPENDENT EXPERT REPORT

B KEY ASSUMPTIONS AND COMPUTATIONS

Trading Multiples – Selected Peers Group Multiples

	Company	EV / EBITDA IFRS16		EV / (EBITDA IFRS16 – Capex)	
		2023E	2024E	2023E	2024E
Single Country PTOs[1]	BT	4.9x	4.8x	12.6x	11.9x
	elisa	13.1x	12.7x	20.5x	19.7x
	kpn	7.6x	7.4x	14.3x	13.6x
	orange Polska	3.7x	3.9x	0.0x	0.0x
	OTE	4.4x	4.3x	8.4x	8.1x
	proximus	3.6x	3.7x	12.6x	12.4x
Median (Single Country PTOs)		4.7x	4.6x	12.6x	12.4x
Challenger MNOs[2]	Cyfrowy Polsat	5.0x	4.6x	n.m.	21.7x
	1&1 Drillisch	5.9x	5.8x	18.0x	13.2x
	Liberty Global	4.0x	3.9x	8.8x	9.3x
	NOS	5.5x	5.3x	13.5x	11.4x
	orange Belgium	3.9x	3.8x	8.1x	8.0x
	Telefónica Deutschland	4.9x	4.8x	8.8x	8.4x
	TELE2	9.0x	8.7x	12.9x	12.1x
	vodafone	3.6x	3.7x	6.1x	6.3x
Median (Challenger MNOs)		4.9x	4.7x	8.8x	10.4x
Median All		4.9x	4.7x	12.6x	11.9x

Source: Companies, FactSet as of 15-Mar-2023

EBITDA IFRS16 corresponds to EBITDA for which lease costs are recognized within balance sheet through a right-of-use and lease debt and are not accounted as a cost (above EBITDA) but below as depreciation & amortization as well as interests on leases. EBITDAaL means that costs related to leases are accounted above EBITDA (as per before implementation of IFRS16 rule). EBITDA-Capex IFRS16 follows the same logic as Capex are not impacted by IFRS16 rule which means that the impact is only done at EBITDA level

(1) PTO: Public Telecommunications Operator

(2) MNO: Mobile Network Operator

LAZARD

47

INDEPENDENT EXPERT REPORT
B KEY ASSUMPTIONS AND COMPUTATIONS

Trading Multiples – Focus on Single Country PTOs

Single Country PTOs[(1)]

Company	Single Country?	Incumbent?	Fixed Infrastructure	Deconsolidated Fiber Joint Venture?	Main Countries of Operations	Snapshot
BT	✓	✓	• Copper • FTTH	• None • FTTH deployment done through Openreach		• UK Incumbent providing fixed-line, broadband and mobile services, as well as subscription television and IT services
elisa	✓	✓	• Copper • Cable • FTTH	• Most of fiber roll-out done internally • Additional fiber joint venture with Lounea		• Elisa provides fixed and mobile, broadband as well as cable-tv subscriptions
kpn	✓	✓	• Copper • FTTH	• Fiber joint venture with APG for c.0.9m residential and B2B fiber passings		• Dutch incumbent offering all types of telecom services to B2C and B2B on owned copper and FTTH infrastructures
orange Polska	✓	✓	• Copper • FTTH	• Urban and sub-urban fiber roll-out done on balance sheet • Rural deployment through JV with APG		• Polish incumbent offering convergent telecom services to B2C and B2B on owned infrastructure
OTE	✓	✓	• Copper • FTTH	• Fiber roll-out done on balance sheet		• Greek incumbent operator mainly owned by Deutsche Telecom serving B2C and B2B on owned infrastructure (Copper and FTTH)
proximus	✓	✓	• Copper • FTTH	• Fiber roll-out strategy done both on balance sheet and off balance sheet though JV with EQT (Fiberklaar)		• Belgian incumbent providing all telecom services on owned copper and FTTH infrastructure

Source: Companies,Telegeography
(1) PTO: Public Telecommunications Operator

LAZARD
48

INDEPENDENT EXPERT REPORT	B KEY ASSUMPTIONS AND COMPUTATIONS

Trading Multiples – Focus on Challenger MNOs

Challenger MNOs(1)

Company	Single Country?	Incumbent?	Fixed Infrastructure	Deconsolidated Fiber Joint Venture?	Main Countries of Operations	Snapshot
Cyfrowy Polsat	✓	✗	• Copper • Cable (Netia) • FTTH	• Fiber mainly done through wholebuy agreements	Poland	• Group born from combination of various telecom assets in Poland offering various telecom services (including Cable TV)
1&1 Drillisch	✓	✗	• Copper • FTTH	• Fiber deployment mainly done on-balance sheet	Germany	• Convergent operator having acquired 5G spectrum (MVNO beforehand) and majority owned by United Internet
Liberty Global	✗	✗	• Cable • FTTH (UK JV)	• Most of fiber roll-out done through joint ventures (UK notably)	UK, Switzerland, Netherlands, Belgium	• Multi-brand converged group present in multiple geographies with mostly challenger positioning
NOS	✓	✗	• Cable • FTTH	• Fiber expansion done on-balance sheet and through agreement with MEO	Portugal	• Leading challenger on the Portuguese market on both mobile and broadband (after MEO) with owned infrastructure
orange Belgium	✓	✗	• Cable (VOO & Telenet Wholebuy)	• No fiber infrastructure (plan to upgrade VOO cable network once EU cleared)	Belgium	• #3 operator in mobile • Recently announced the acquisition of VOO (#1 cable operator in Wallonia)
O2 Telefónica Deutschland	✓	✗	• Cable(2) • Copper(3) • FTTH (UGG)	• Fiber joint venture with Allianz (UGG) in rural areas	Germany	• Provides mostly mobile services to B2C and B2B and resells fixed services notably from DT and Vodafone
TELE2	✗	✗	• Cable • Copper • FTTH	• No specific fiber joint venture	Sweden, Lithuania	• Provides fixed broadband via all infrastructures as well as fixed telephony and mobile services
vodafone	✗	✗	• Cable • Copper(3) • FTTH(4)	• Fiber joint venture in Ireland (SIRO) and in Germany (with Altice)	Italy, Germany, UK, Spain	• Vodafone provides mostly mobile fixed services worldwide combined with fixed services mainly on cable infrastructure

Source: Companies
(1) MNO: Mobile Network Operator
(2) Through wholesale agreement with Vodafone
(3) Through wholesale agreement with Deutsche Telekom in Germany
(4) FTTH wholebuy in the UK and Ireland for instance and recent JV with Altice for FTTH roll-out in Germany
(5) Not exhaustive

LAZARD 49

INDEPENDENT EXPERT REPORT B KEY ASSUMPTIONS AND COMPUTATIONS

Trading Multiples – Share Price Computation

- **Using the peers' median EV / EBITDA 2023E and 2024E, Telenet value per share would be €4.7 and €0.7, respectively**
- **Using the peers' median EV / EBITDA 2023E, Telenet value per share would be €16.0**

	Methodology (IFRS16)	Year	**Peers' median**	Enterprise Value **(€m)**	Equity Value **(€m)**	Price Per Share **(€)**	Premium Over Spot (%)
Trading comparables	EV / EBITDA	2023E	4.9x	6,738	517	4.7	(65.7%)
		2024E	4.7x	6,293	72	0.7	(95.3%)
	EV / (EBITDA – Capex)	2023E	12.6x	7,960	1,739	16.0	15.2%
		2024E	11.9x	4,115	(2,107)	n.m.	(239.5%)

Source: *Company, FactSet, Brokers' research*

Note: Valuation as of end-2022

EBITDA IFRS16 corresponds to EBITDA for which lease costs are recognized within balance sheet through a right-of-use and lease debt and are not accounted as a cost (above EBITDA) but below as depreciation & amortization as well as interests on leases. EBITDAaL means that costs related to leases are accounted above EBITDA (as per before implementation of IFRS16 rule). EBITDA-Capex IFRS16 follows the same logic as Capex are not impacted by IFRS16 rule which means that the impact is only done at EBITDA level

Delta in EV to EqV bridge corresponding to integration of €1bn lease liability as methodology done on an IFRS16 basis

LAZARD 50

C O N F I D E N T I A L VI Potential Upsides / Downsides I N D E P E N D E N T E X P E R T R E P O R T

INDEPENDENT EXPERT REPORT

VI POTENTIAL UPSIDES / DOWNSIDES

Potential Upsides / Downsides

- In such transformational era, we have identified various upsides and downsides to the execution of the Management Business Plan and the **Company's upcoming performance**

NetCo

- NetCo will focus on the transition from HFC to FTTH targeting 78% of their (Telenet and Fluvius) combined footprint in Flanders by 2038
- Potential Upside
  - ✓ Faster penetration ramp-up driving Telenet retail operations notably
  - ✓ Favorable regulatory framework
  - ✓ Operational efficiency driving profitability
- Potential Downside
  - × Capex overruns factoring active equipment spending and current inflation trend
  - × Telenet customer loss with no wholesale compensation
  - × Workforce / fiber shortfall

4th Entrant

- Through the acquisition of mobile spectrum in June 2022, Citymesh Mobile is expected to launch mobile services by end-2023 and eventually fixed services on a mid/long run
- Potential Upside
  - ✓ Wholesale potential in particular on the fixed side especially should these be from other operators' networks
  - ✓ Fourth entrant risk not materializing
- Potential Downside
  - × New entrant being stronger than anticipated both in mobile and in fixed
  - × Investing faster and more on its own mobile infrastructure and develops an opportunistic approach in fixed broadband by deploying fixed infrastructure

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INDEPENDENT EXPERT REPORT VI POTENTIAL UPSIDES / DOWNSIDES

Management Views on Long Term Growth Rate

- As mentioned in the document, the Management LRP covers the 2022-2032 period (only traditional 3-year LRP approved by the Board)
- However, Management has communicated to us that they had views on the cash flows growth rate between 2032 and 2040
- Specifically, they have communicated the following 2032-40 yearly levered FCF growth rates for the various entities:
  - Consolidated: 4.5% CAGR
  - ServCo: 2.4% CAGR
  - NetCo: 5.8% CAGR
- For illustrative purposes we show on the next page the outcome of the DCF where we take into account such growth rate for the consolidated LRP
  - Note that the 4.5% CAGR on a levered FCF basis as provided by management translates into 3.7% on an unlevered basis
- We do not consider this approach as relevant for our valuation work for the following reasons:
  - As mentioned previously, Telenet is facing significant changes in its business with a new entrant + the NetCo FTTH transformation and separation, which creates significant uncertainty as to the financial forecasts
  - The 2023-2032 period is already unusually long for a business plan forecast period in the telecom sector, where the past few years have shown significant volatility in the cash performance of telecom operators in general and Telenet in particular
  - Telenet brokers on average assume that the perpetual growth after 2025E – 2026E is around 0.5%. By assuming such higher perpetual growth rate from 2032 onwards (i.e., 3.7%), we are already pushing the DCF above the market views as the LRP 2025E – 2032E CAGR is around 32%, i.e., significantly above 0.5%

LAZARD 52

US GAAP MANAGEMENT 31-12-N - In €m 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E TV Revenues 2,858 2,866 2,894 2,955 3,024 3,098 3,180 3,266 3,340 3,415 Growth 1.6% 0.3% 1.0% 2.1% 2.3% 2.4% 2.7% 2.7% 2.3% 2.3% EBITDAaL 1,225 1,255 1,257 1,293 1,327 1,371 1,441 1,486 1,548 1,611 Margin 42.9% 43.8% 43.4% 43.8% 43.9% 44.3% 45.3% 45.5% 46.3% 47% D&A (713) (936) (1,001) (938) (1,108) (1,036) (889) (712) (673) (609) % of Capex 98.0% 98.0% 98.0% 98.0% 98.0% 98.0% 98.0% 98.0% 98.0% 98.0% Restructuring Charges (7) (5) (5) (5) (5) (5) (5) (5) (5) (5) EBIT 505 314 251 350 213 330 547 768 869 998 Margin 17.7% 11.0% 8.7% 11.8% 7.1% 10.6% 17.2% 23.5% 26.0% 29.2% Tax (126) (79) (63) (88) (53) (82) (137) (192) (217) (249) Tax Rate 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Change in Working Capital and Other FCF 7 38 12 (21) 39 (19) (38) (43) (11) - Capex (727) (954) (1,021) (957) (1,130) (1,057) (906) (727) (687) (621) % of Revenues 25.4% 33.3% 35.3% 32.4% 37.4% 34.1% 28.5% 22.2% 20.6% 18% Free Cash Flow 372 255 179 223 177 208 355 519 628 736 986 Growth n.a. (31.3%) (29.7%) 24.0% (20.7%) 17.9% 70.3% 46.4% 20.8% 17.3% Σ PV of FCF PGR PGR PV of TV 0.3% 0.5% 0.8% 0.3% 0.5% 0.8% Enterprise Value 6.5% 10,668 10,901 11,154 6.5% 51.2 53.3 55.6 EV/EBITDA 23E' 6.8% 10,139 10,346 10,569 6.8% 46.3 48.2 50.2 EV/EBITDA 24E' WACC 7.0% 9,652 9,836 10,035 WACC 7.0% 41.8 43.5 45.3 Equity Value 7.3% 9,202 9,367 9,544 7.3% 37.7 39.2 40.8 Value Per Share (€) 7.5% 8,786 8,933 9,092 7.5% 33.9 35.2 36.743.5 5,171 4,665 9,836 8.0x 7.8x 4,740 Management LRP DCF With Management View on Business Plan Growth Rate V I P O T E N T I A L U P S I D E S / D O W N S I D E SI N D E P E N D E N T E X P E R T R E P O R T • DCF extended to 2040E for FCF purposes, as per Management view, and factoring management FCF CAGR over the period Implied EV (€m) Implied Share Price (€)Summary (€m) DCF Source: LRP (Pre-IFRS16), Damodaran, Bloomberg, FactSet as of 15-Mar-2023 Note: Valuation as of end-2022 Terminal Value FCF as per 2040E Value vs. Telenet’s share price of €13.9 as of March 15th, 2023 53

C O N F I D E N T I A L VII Bidder Valuation Overview I N D E P E N D E N T E X P E R T R E P O R T

Analysis of the Valuation Made by the Bidder V I I B I D D E R V A L U A T I O N O V E R V I E WI N D E P E N D E N T E X P E R T R E P O R T • Lazard has reviewed the bid price justification of the Bidder as described in the chapter “Offer Price and Justification” of the draft prospectus shared on May 30th, 2023. The findings of this review are listed in this section – as a reminder, Lazard consider Telenet price per share to range between €20.0 and €25.0 (before €1.0 dividend) • The Bidder used the following valuation methods to either determine the bid price per share or provide context to the offer price: − Analysis of discounted cash flows (DCF) based on 2023E-2032E financial forecasts provided by the Management of Telenet (main methodology) − Analysis of the trading multiples of comparable listed companies (providing context to the offer price) − Analysis of the volume-weighted average share prices and historical share price performance (providing context to the offer price) − Analysis of broker target prices (providing context to the offer price) • Lazard has broadly used the same intrinsic valuation methods as the Bidder. However, Lazard notes the following differences between the Bidder methodologies and Lazard methodologies: − Use of analysis of the volume-weighted average share prices and historical share price performance for the Bidder which Lazard has not retained − Use of restricted trading multiples set of comparable listed companies in the Bidder’s valuation consisting of Orange Belgium and Proximus which do not purely reflect Telenet business / competitive positioning • We also note the following underlying differences in terms of assumptions between the Bidder valuation base and Lazard valuation base: − Difference in terms of diluted number of shares outstanding reflecting use of 1.0m dilutive impact of unvested equity awards for the Bidder and 0.3m dilutive impact in Lazard valuation consisting in potential dilution from unvested restricted shares (Lazard has excluded ESOP and Performance Shares from the computation as they are either not in the money or performance linked for which we have no indication that they would be realized (probable realization has not been retained by Lazard)) − Difference in terms of bridge from equity value to enterprise value as the Bidder uses a proportionate methodology for NetCo whereas Lazard uses a consolidated methodology with treatment of NetCo through minorities (both methodologies being valid). In addition, Lazard has assumed €172m tax assets (as per Telenet balance sheet) not valued in the Bidder computation which we consider conservative as Telenet management, in its annual report, computes in its best opinion, what is the amount of tax loss carried forward that it could use in the future 54

Analysis of the Valuation Made by the Bidder (Cont’d) V I I B I D D E R V A L U A T I O N O V E R V I E WI N D E P E N D E N T E X P E R T R E P O R T 2023E – 2032E Discounted Cash Flow (Main Valuation Methodology) • The Bidder has used the Business Plan provided by Telenet management and approved by the board for the next 3-year period with the extension to 2032 only communicated to the board and not formally approved – however, the Bidder has used the US GAAP version of the LRP which has, as a result, several differences with IFRS (after lease payments) “IFRS / aL” metrics. • On the Lazard side, similar LRP has been used but in its IFRS / aL format • Regarding the technical parameters retained for the DCF: − Lazard has used a WACC range of 6.75% to 7.25% with a mid-point WACC of 7.00% which is fully in line with brokers’ benchmark (pre or post Q4 2022 results), while the Bidder has used a WACC range of 7.25% to 8.25% with a mid-point WACC of 7.75% – The Bidder believes such level of WACC reflects appropriately the execution risk in the business plan related to the NetCo / ServCo carve-out, fibre overbuild risk, potential impact of the fourth mobile entrant and high inflationary outlook − While the approach is understandable, Lazard has taken a different approach which is to explicitly build business plan scenario reflecting the risk of new entrant. In addition, Lazard does not agree that business plan execution risk is embedded in the Bidder WACC computation as the underlying parameters are objective and not related to company’s execution risk − The Bidder has used a 0.5% PGR, in line with Lazard and brokers’ benchmark • The Bidder has run a proportionate DCF analysis whereas Lazard has run a consolidated analysis which de facto does not make the results comparable – both methodologies are acceptable and Lazard recognizes that the Bidder has appropriately factored this methodology in the Equity Value to Enterprise Value bridge • The Bidder has finally developed various sensitivities around terminal value risk as well as terminal value EBITDAaL margin / Terminal value Capex to Sales. We consider those sensitivity relevant and appropriate in the appreciation of underlying price per share for Telenet, especially in the context of the ability of the company to maintain its profitability as well as reduce its investments on the long run, post NetCo deployment • The table below aims at providing Lazard views on the valuation made by the Bidder 55

INDEPENDENT EXPERT REPORT VII BIDDER VALUATION OVERVIEW

Analysis of the Valuation Made by the Bidder (Cont'd)

- The table below aims at providing Lazard views on the valuation made by the Bidder

Historical Share Price Performance (Context of Offer Price Only)	• Such analysis has not been retained by Lazard in its exercise • However, having run the same analysis, we agree with the one conducted by the Bidder and have obtained similar premia on a VWAP basis
Target Prices from Equity Research Analysts (Context of Offer Price Only)	• The Bidder considered target prices issued by equity research analysts starting February 16th, 2023, date at which Telenet published its annual results – Lazard has also considered target prices issued following that date • Lazard notes that the Bidder has not retained Degroof Petercam (€17.5) and Oddo BHF (€15.5) target prices • As most of target prices are however within the same range, Bidder results (€16.5 median) and Lazard results (€16.5 median) are similar
Trading Multiples of Comparable Listed Companies (Context of Offer Price Only)	• In terms of comparable companies selected, Lazard's peer group is broader than the Bidder's. Despite the fact that Lazard does not believe that such restricted sample appropriately reflect Telenet particularities ("incumbent-like operator"), Lazard however recognizes the relevance of Orange Belgium and Proximus as they are the only peers to reflect the specific Belgian risk of a new mobile entrant • The Bidder has selected EBITDAaL and EBITDAaL-Capex as reference metrics which Lazard fully agrees on

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INDEPENDENT EXPERT REPORT VII BIDDER VALUATION OVERVIEW

Bridge Comparison Overview

Lazard Enterprise Value to Equity Value Bridge

In €m, except if stated otherwise	Dec-22A
Senior Credit Facility	4,574
Vendor financing commitments	346
Mobile Spectrum	–
Other liabilities (excluding leases)	55
Leases	–
Cash and cash equivalents	(1,064)
Net Financial Debt	**3,911**
Spectrum Liability	400
Tax Assets	(172)
Pro forma NetCo deconsolidation	–
Recent Transactions Adjustment	–
Minorities	790
Debt-like liabilities	**1,018**
Associates	(46)
Pensions & Others (Other Min., Provisions & Fluvius Payments)	213
Other	–
Other Items	**167**
Adj. Net debt	5,096

Consolidated Bridge

Bidder Enterprise Value to Equity Value Bridge

In €m, except if stated otherwise	Dec-22A
Senior Credit Facility	4,574
Vendor financing commitments	346
Mobile Spectrum	400
Other liabilities (excluding leases)	55
Leases	–
Cash and cash equivalents	(1,064)
Net Financial Debt	**4,311**
Spectrum Liability	–
Tax Assets	–
Pro forma NetCo deconsolidation	(789)
Recent Transactions Adjustment	124
Minorities	20
Debt-like liabilities	**(645)**
Associates	(46)
Pensions & Others (Other Min., Provisions & Fluvius Payments)	116
Other	15
Other Items	**85**
Adj. Net debt	3,751

Proportionate Bridge

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C O N F I D E N T I A L Appendix I N D E P E N D E N T E X P E R T R E P O R T

C O N F I D E N T I A L A Additional Materials On Belgian Market I N D E P E N D E N T E X P E R T R E P O R T

Belgian Mobile Market – Historical Evolution A A D D I T I O N A L M A T E R I A L S O N B E L G I A N M A R K E TI N D E P E N D E N T E X P E R T R E P O R T Mobile Subscriber Split by Technology & Penetration Evolution(1) Mobile Market Share Evolution Prepaid vs. Postpaid Subscriber Share 5% 4% 2% 25% 21% 14% 69% 72% 79% 1% 3% 6% 94.8% 95.7% 96.5% 2020A 2021A 2022E 2G 3G 4G 5G Penetration 45.1% 45.2% 45.2% 45.5% 45.5% 45.5% 28.3% 28.3% 28.3% 28.3% 28.2% 28.3% 26.6% 26.5% 26.4% 26.2% 26.2% 26.1% Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Proximus Orange Telenet 14.5% 12.6% 11.1% 85.5% 87.4% 88.9% 2020A 2021A 2022A Prepaid Postpaid Prepaid market has been declining due to the migration from prepaid to postpaidSource: Companies, TeleGeography, marker research (1) 2022A mobile subscriber split by technology not available 58

Belgian Mobile Market – Focus on Postpaid A A D D I T I O N A L M A T E R I A L S O N B E L G I A N M A R K E TI N D E P E N D E N T E X P E R T R E P O R T Postpaid Subscribers (1) (2) (‘000) and Growth YoY (%) Organic Postpaid Subscriber Net Adds(2) (‘000) Postpaid Subscribers Market Share (%)(1)(2) Commentary • Proximus continues to dominate the mobile postpaid market with c. 45% share as of Q4 2022, followed by Orange Belgium (c. 28%) and Telenet (c. 27%) • Mobile postpaid net adds remain resilient, primarily driven by increasing addition of SIMs through convergent bundles • In Dec-20, Proximus announced the acquisition of MVNO Mobile Vikings and integrated its operations from Q2-21 onwards; +191 postpaid mobile customers • The entry of a fourth mobile player, Citymesh Mobile (a JV between Citymesh and Digi), may have a substantial impact on the mobile post-paid market. The new mobile entrant aspires to capture a c. 10% of the consumer mobile market within the first five years of its operations 40 36 45 53 49 36 50 31 38 26 23 17 37 24 18 14 1 35 23 18 9 9 13 9 2 18 11 3 3 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 42.5% 42.5% 44.6% 44.7% 44.8% 44.9% 45.1% 45.2% 45.2% 28.1% 28.1% 28.1% 28.2% 28.2% 28.2% 28.1% 28.0% 28.1% 27.5% 27.4% 27.3% 27.1% 27.0% 26.9% 26.8% 26.8% 26.7% 2.0% 2.0% Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Proximus Orange Telenet Mobile Vikings 3,989 4,025 4,261 4,314 4,363 4,399 4,449 4,480 4,517 2,641 2,664 2,681 2,718 2,743 2,761 2,775 2,776 2,811 2,580 2,598 2,607 2,616 2,630 2,639 2,641 2,659 2,669 185 188 9,395 9,475 9,550 9,649 9,736 9,799 9,865 9,915 9,998 4% 4% 3% 3% 3% 3% Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 YoY Growth % Source: Company, TeleGeography (1) Excludes M2M (2) In Q2-21, Proximus integrated its recent acquisition, MVNO Mobile Vikings 59

37.6% 37.8% 47.6% 47.5% 47.9% 47.8% 48.1% 48.1% 48.4% 28.9% 29.1% 29.0% 29.3% 29.2% 29.4% 29.6% 30.1% 29.9% 24.0% 23.4% 23.5% 23.2% 22.9% 22.8% 22.3% 21.8% 21.7% 9.4% 9.7% Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Proximus Orange Telenet Mobile Vikings Belgian Mobile Market – Focus on Prepaid A A D D I T I O N A L M A T E R I A L S O N B E L G I A N M A R K E TI N D E P E N D E N T E X P E R T R E P O R T Prepaid Subscribers(1)(2) (‘000) and Growth YoY (%) Organic Prepaid Subscriber Net Adds(2) (‘000) Prepaid Subscribers Market Share (%)(1) (2) Commentary • Prepaid mobile subscribers decline at a run rate of c. 200k p.a. driven by an increased shift to fixed-mobile convergent bundles and SIM only • Prepaid mobile subscribers currently represent c. 11% of the country’s mobile subscribers • Proximus is the prepaid mobile market share leader with >48% share, whilst Orange Belgium and Telenet follow with a 30% and 22% market share, respectively • In Dec-20, Proximus announced the acquisition of MVNO Mobile Vikings and integrated its operations from Q2-21 onwards; +191 postpaid mobile customers YoY Growth % (21) (21) (11) (20) (20) (24) (2) (22) (18)(16) (16) (11) (7) (16) (12) (2) (6) (15) (23) (25) (7) (13) (16) (12) (10) (16) (11) (3) (3) Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 597 576 709 689 669 645 643 622 604 459 443 432 425 409 397 395 389 374 382 357 350 336 320 308 298 282 271 150 147 1,588 1,522 1,491 1,450 1,398 1,350 1,337 1,293 1,248 (12%) (12%) (11%) (10%) (11%) (11%) 0 500 1,000 1,500 2,000 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Source: Company, TeleGeography (1) Excludes M2M (2) In Q2-21, Proximus integrated its recent acquisition, MVNO Mobile Vikings 60

INDEPENDENT EXPERT REPORT

A ADDITIONAL MATERIALS ON BELGIAN MARKET

Belgian Mobile Market – Spectrum Auction (1/2)

Key Highlights

- Feb-20: to enable an initial rollout of 5G, Belgian regulator invited operators to apply for short-term user rights to 200MHz of frequencies in the 3.6GHz band, which were to remain valid until a traditional auction could be organised

- Apr-20: with the planned auction of 5G spectrum delayed, due to a federal and regional governmental dispute concerning the split of auction revenues, Proximus leveraged its existing spectrum and infrastructure to launch the country's first commercial 5G services

- Jun-22: 5G auction occurred 3 years after expected timeline
- Proximus slightly increased its amount of spectrum holdings compared to prior auctions (excluding 3.6GHz); Orange Belgium and Telenet have slightly decreased their holdings, but spent significantly less as a result

- Telenet launched commercial 5G services in Dec-2021, initially with limited coverage, but extended to several other cities by late 2022. Orange Belgium activated its own network in Feb-2022 and has since increased its footprint to cover wider areas

- Significant network expansion is expected following the completion of the 5G auction as well as the approval by the Wallonia parliament in Dec-2022 of a decree that harmonised the region's cell tower radiation standards with those applied in Flanders

- Entry of a 4th mobile player (JV between Citymesh and Digi) is expected to focus on winning market share orange

"The spectrum obtained will allow us to implement our 5G ambitions and deploy innovative and future technologies to continue providing the best experience to our customers in an efficient and sustainable way"

XAVIER PICHON, CEO, ORANGE BELGIUM, 21 JUNE 2022

telenet

"I am very happy with the outcome of this spectrum auction. We have been able to acquire as much as 200 MHz of spectrum for a very competitive price.
This result is a key milestone in the 5G journey. Thanks to the newly acquired frequencies, we now enter a new phase of expansion of our 5G network, which will in the end provide higher speeds, capacity, lower latency and more stability to consumers as well as businesses on the whole Belgian territory"

JOHN PORTER, CEO, TELENET, 21 JUNE 2022

proximus

"We have acquired a valuable spectrum package for the next 20 years that allows us to make a substantial difference in network quality and remain leading in terms of mobile experience in Belgium. At the same time, the newly acquired spectrum in the 700 and 3600 MHz band will finally make it possible to bring the benefits of 5G to the entire Belgian population. As far as the implementation of 5G technology is concerned, it's safe to say that we have been a frontrunner so far, and we are very eager to leverage the full potential of 5G."

GUILLAUME BOUTIN, CEO, PROXIMUS GROUP, 21 JUNE 2022

ING

"The big surprise of the spectrum auction in Belgium has been the participation of a fourth mobile operator, Digi, which is both experienced and entrepreneurial. Although the balance sheet impact for the existing operators should be manageable, we expect the impact on mobile revenues to be material. This is particularly relevant for Proximus, since its credit rating is currently on negative outlook at S&P"

ING, 28 JUNE 2022

Source: TeleGeography, *Brokers' research*

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INDEPENDENT EXPERT REPORT A ADDITIONAL MATERIALS ON BELGIAN MARKET

Belgian Mobile Market – Spectrum Auction (2/2)

Despite being delayed by three years, the spectrum auction took place in June 2022 raising a total €1.2bn

- Proximus secured a total of 240MHz whilst 200MHz were secured by both Orange Belgium and Telenet
- A fourth mobile entrant, Citymesh Mobile (a JV between Citymesh and Digi), secured a total of 110MHz across all five spectrum bands


Band
Expiration Date
700MHz
1x20
1x20
1x10
1x10
2042
900MHz
1x20
1x20
1x20
1x10
2042
1800MHz
1x50
1x30
1x40
1x30
2042
2100MHz
1x50
1x30
1x30
1x10
2042
3,600Hz
1x100
1x100
1x100
1x50
1x20
2040
proximus
orange
telenet
CITYMESH
NRB (1)

Source: TeleGeography, *Brokers' research*
(1) Network Research Belgium; an IT services provider in Belgium

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INDEPENDENT EXPERT REPORT
A ADDITIONAL MATERIALS ON BELGIAN MARKET

Belgian Broadband Market – Historical Evolution

Broadband Subscribers ('000) and Household Penetration (%)


94.1% 94.4% 94.8% 95.9% 97.0% 97.4% 98.4% 98.7% 99.2%
4,634 4,682 4,719 4,752 4,787 4,823 4,843 4,874 4,898
Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22

Broadband Subscribers Split by Technology[1] (%)


0.3% 0.3% 0.2% 1.0% 1.8% 2.2% 2.4% 2.5%
52.8% 52.9% 53.0% 52.5% 52.0% 51.8% 51.6% 51.6%
1.6% 1.9% 2.2% 2.6% 3.1% 3.5% 4.1% 4.7%
45.3% 44.9% 44.6% 43.8% 43.1% 42.4% 41.9% 41.3%
Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22
VDSL
FTTH
Cable
FWA

Broadband Subscriber Market Share By Operator (%)


45.3% 45.0% 44.9% 44.7% 44.6% 44.6% 44.6% 44.4% 44.4%
36.6% 36.4% 36.3% 36.2% 36.0% 35.8% 35.7% 35.5% 35.3%
11.1% 11.1% 11.1% 11.1% 11.1% 11.1% 11.1% 11.2% 11.2%
7.0% 7.5% 7.7% 8.0% 8.2% 8.5% 8.6% 8.9% 9.0%
Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22
proximus
telenet
voo
orange

Commentary

- As of Q4-22, Belgian broadband penetration was at c. 99%
- Main players are Proximus (VDSL / FTTH nationally) and cable operator Telenet (DOCSIS 3.1 in Flanders and 2/3 of Brussels)
- VOO is a cable operator (combination of DOCSIS 3.0 and 3.1 in Wallonia and 1/3 of Brussels) whilst Orange Belgium has been whole buying its fixed broadband offering from Telenet, VOO and Proximus
- In Dec-21, Orange Belgium announced the acquisition of 75% less one share of VOO with an EU competition decision pending in Q2-23
- Although cable and VDSL are Belgium's dominant broadband technologies, this is expected to change in the medium-term, as both Proximus and Telenet embark on their announced FTTH roll-out plans

Source: Companies, TeleGeography
(1) December figures not available

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INDEPENDENT EXPERT REPORT
A ADDITIONAL MATERIALS ON BELGIAN MARKET

Fixed Network Strategy – Proximus

proximus

Proximus aims to become the #1 Gigabit broadband provider in the country. For that purpose, a plan which envisions the rollout of c. 6m HP across Belgium has been announced and is in the process of being implemented

- Proximus plans to reach 50% FTTH coverage by 2025, 70% by 2028 and 95% by 2032. In doing so, the incumbent is leveraging on the support of financial partners through the creation of four fibre JVs

Overview of Proximus Roll-out Plans

- Proximus plans to rollout 37% of the country's households with FTTH on its own (around 2.2m HP) whilst it is leveraging on two JV structures with EQT and Eurofiber to roll out to an additional 33%
- Moreover, Proximus has recently announced the creation of two additional JVs which would extend the FTTH rollout to an additional 1.7m premises and cover an additional 25% of the country's households with FTTH. Further details have yet to be disclosed
- Whilst the existing JVs with Eurofiber and EQT focus on Wallonia and Flanders respectively, the upcoming new JVs will put the focus on rolling out across Belgium's low-density rural areas

Structure of the JVs


Belgium
2.2m HP
proximus
49.9%
49.9%
49.9%
TBD
1 JV EQT
2 JV Eurofiber
3 JV Ethias
4 New JV 1
Flanders
1.5m HP
Wallonia
0.5m HP
Low Density Areas in Belgium
1.7m HP

1. JV EQT: Proximus holds golden share rights plus a call option for an additional 10% stake in the JV
2. JV Eurofiber: Proximus holds the golden share plus rights to gain majority in the FibreCo
3. JV Ethias: recently approved by the EC, details to be disclosed
4. New JV1: to be agreed - currently in MoU phase

Key Parameters of Proximus Roll out Plans

	Type of Rollout	Target Year	Technology	Region	HP (m)	Regional Coverage (%)	Belgium Coverage (%)	Capex to **Upgrade (€m)**	Capex per **Premise (€)**
Proximus by its Own	Own rollout	2026	XGS-PON	National	2.2	37%	37%	2,262	1,011
JV with EQT	Operating JV	2028	XGS-PON	Flanders	1.5	44%	25%	2,500	1,667
JV with Eurofiber	Operating JV	2028	XGS-PON	Wallonia	0.5	26%	8%	800	1,600
JV Ethias / New JV1	Details TBD	2032	XGS-PON	National	1.7	[TBD]	25%	4,080	2,400
Subtotal					5.9	n.m.	95%	9,642	1,634

Source: *Proximus press release, brokers' research, industry reports*

LAZARD
64

INDEPENDENT EXPERT REPORT
A ADDITIONAL MATERIALS ON BELGIAN MARKET

Fixed Network Strategy – Orange Belgium

Orange Belgium has historically leveraged on Belgium's tight fixed broadband wholesale regulation to provide national converged services to its customer base. In Dec-22, and in an effort to improve its network economics, the company announced the acquisition of Wallonian cable operator VOO

Orange Belgium's Broadband Strategy

- National converged-player which owns its mobile network but whole buys access to fixed broadband from its competitors
- Orange Belgium has historically leveraged on the strict Belgian fixed broadband policy regulating access and pricing on cable and FTTH networks
- Since entering the market, in 2016, Orange Belgium has been challenging market share from incumbent Proximus and Telenet through a combination of new product offerings and attractive pricing. Most notably, Orange Belgium was the first operator to introduce a broadband-only (without fixed telephony) product offering in 2020

1. Dec-22: Aiming to improve its network economics and following pressure from the telecoms regulator to invest in its own infrastructure, in Dec-22, Orange Belgium announced the acquisition of 75% less one share of VOO at an enterprise value of €1.8bn for 100% of the capital
2. Jan-23: Orange and Telenet have signed a 15-year commercial wholesale agreement which would provide both parties access to each other's HFC and FTTH networks

1 Orange Belgium acquires 75% less one share of VOO

- Valuation: €1.8bn for 100% of capital (9.5x EV/ LTM EBITDAaL pre synergies; 6.5x post)
- Regulatory issues: the regulator did show concerns on the collusion effects on the market. Final deadline for approval set for April 2023. EC's concerns have been alleviated with the agreement signed with Telenet, which will give the latter access to VOO's network in Wallonia and 1/3 of Brussels
- Strategic rationale: OBEL set to become a fixed infrastructure owner in Wallonia and Brussels, therefore improving network economics and reinforcing its convergent strategy

2 Orange Belgium and Telenet Agree Mutual Wholesale Pact

- Orange Belgium and Telenet agree to provide access to each other's fixed broadband networks on a commercial basis for a 15-year period
- The agreement will cover both current cable and future FTTH deployments in both network areas
  - Telenet will have access to VOO's cable in Wallonia and the remaining 1/3 of Brussels where it is not currently active (c. 1.8m HP)
  - OBEL will have access to Telenet's future FTTH network at pre-agreed terms and, upon approval of the JV with Fluvius, the agreement will transfer to the NetCo

Source: Company, public info

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Fixed Broadband Regulatory Framework in Belgium A A D D I T I O N A L M A T E R I A L S O N B E L G I A N M A R K E TI N D E P E N D E N T E X P E R T R E P O R T Belgian telecoms regulator, BIPT, determines Belgium’s broadband strategy, incorporated within its broader policy strategy “Digital Belgium” • Belgium’s fixed broadband market is characterized by its tight regulatory environment whereby both cable and FTTH networks are regulated on access and pricing Digital Belgium As The Agenda For The Elimination Of White Areas Across the Territory • ‘Digital Belgium’ is an action plan which sets out country's long-term digital vision by breaking down the specific objectives. The aim is to improve Belgium's digital field by (i) focusing on the digital and infra economy, (ii) developing digital skills and jobs, (iii) generating trust in digital security and (iv), digitalizing the public authorities • A special broadband cell and broadband competence office was set up to closely monitor developments and bring together all relevant powers in one administration which could closely monitor the implementation of the EU Connectivity Toolbox guides • A plan was developed to map-out all white zones across Belgium to ease roll-out while stimulating further investments by the operators Open Access Requirement for Cable and Broadband Alternative Operators • In an aim to (i) democratize infrastructure, (ii) increase competition among market players and (iii) uplift broadband uptake, BIPT has historically placed focus on enabling alternative operators accessing MNO’s infrastructure at regulated prices under the ‘fair’ principle • In 2015 the Belgian Court of Appeal upheld a 2014 BIPT ruling, forcing regional cable, mobile and broadband operators to open-up their networks to rivals on a wholesale scheme. This decision benefitted Orange Belgium which re-entered the FBB and TV markets, which it had exited in 2013 • In 2018, the CRC (composed of a group of telecom and media regulators including the BIPT) concluded that Proximus, Telenet and VOO had significant market power, therefore their respective networks had to be forcedly wholesaled on a cost plus basis Ability to Control on Tariffs for Wholesale Access FTTH Networks • The regulator closely monitors monthly prices offered to operators by making sure these never exceed the costs of an efficient operator plus a reasonable margin (i.e. 2.5% to 5% depending on the speed) • The regulator encourages ISPs to negotiate conditions for the access of FTTH networks, while requiring a public consultation • Wholesale access prices were reduced in August 2018 by ~20% after a decision published by the CRC Wholesale Pricing Regulation: FTTH and Cable • Cable Wholesale Access Pricing: current regime has been in place since 2020 and runs through to the end of 2023. Price mainly depends on the speed category and tiering and consumption (Mbps). Average rental cost is currently estimated at €20-25/month1 • FTTH Wholesale Access Pricing: there are two main components of the line rental, which are (i) the price of the local loop and (ii) the price of ethernet transport (local exchange to service Point of Presence (PoP)) to where ISPs can access the line Source: Regulatory Authority (BIPT) Brokers’ research, public information, Credit Suisse (1) As estimated by Credit Suisse and corresponding to a bitstream service (active wholesale service, enabling to repackage in a retail broadband product and sell to consumers) 66

INDEPENDENT EXPERT REPORT A ADDITIONAL MATERIALS ON BELGIAN MARKET

Telenet x Orange Belgium Wholesale Agreement Press Release (30 January 2023)

Telenet and Orange Belgium sign two commercial wholesale agreements, providing access to each other's HFC and FTTH networks for a 15-year period

Telenet x Orange Belgium Wholesale Agreement

- Mechelen, January 30, 2023 - Telenet BV, a wholly owned indirect subsidiary of Telenet **Group Holding NV ("Telenet" or the "Company") (Euronext Brussels: TNET) and Orange Belgium NV (Euronext Brussels: OBEL) have signed two commercial fixed wholesale agreements (the "Agreements"), subject to the completion of the VOO acquisition by Orange Belgium. The Agreements will provide access to each other's fixed** networks on a commercial basis for a 15-year period and will remain in force independently on the evolution of the current regulated open access model. Furthermore, the Agreements cover both current hybrid-**fiber coaxial ("HFC") and future fiber**-to-the-**home ("FTTH") technologies in both network ar**eas. Telenet strongly **believes the Agreements will foster competition in the Belgian telecoms market, expanding customers' freedom of choice in ter**ms of telecom operators and service offerings through at least three nationwide FMC providers
- Highlights
  - Through the Agreements, Telenet will be able to access for the first time the VOO cable network in Wallonia and the remaining one-third of Brussels, covering around 1.8 million homes passed today and which is in the process of being acquired by Orange Belgium. The Agreements will also include access to future FTTH deployments. Combined with Telenet's existing nationwide mobile network and its fixed network in Flanders, parts of Brussels and the boot of Hainaut in Wallonia, Telenet will be able to provide fixed-mobile converged services in the whole of Belgium. Telenet's commercial and go-to-market strategy is already well developed with an ambitious plan to reach a regional off-footprint fixed market share of around 10% over the medium term. Telenet expects to launch in early 2024 following certain investments in IT and product development in the course of 2023. Telenet will provide more details closer to the launch date
  - Since 2016, Orange Belgium has provided fixed internet and TV services on Telenet's HFC network through the regulated open access model. Today's commercial arrangement will strengthen this existing relationship for another 15 years. Furthermore, Orange Belgium will become a wholesale customer on Telenet's future FTTH network at pre-agreed terms, increasing network penetration and improving the return on investment on Telenet's investments in fiber. Upon closing of the NetCo joint venture with Fluvius, which is pending EC regulatory approval expected by summer this year, this Agreement will transfer to NetCo, hence strengthening NetCo's fundamentals and attractiveness to potential strategic and/or financial partners

Source: Company

LAZARD 67

C O N F I D E N T I A L B Additional Materials On Telenet I N D E P E N D E N T E X P E R T R E P O R T

Revenue (€m) Overview • Services offered with owned HFC network • Download speeds of up of 1 Gbps • Targeting transition to Fiber • Basic video: cable television services with several owned content • Enhanced video: OTT(1) video app and digital TV platform • Local, national and international long distance fixed-line telephony services • Declining trend towards VoIP • Mobile telephony services under Telenet and BASE brands • Several wholesale partnerships with MVNO • Interconnection services for other operators • Advertising from media businesses (e.g. Caviar) • Including mobile handset, product activation and installation fees • Wholesale business (Orange cable wholesale services) • Non-coax products, including fiber and leased DSL lines • Mobile telephony services for SMEs • Carrier business and value-added services Telenet Business Segments B A D D I T I O N A L M A T E R I A L S O N T E L E N E TI N D E P E N D E N T E X P E R T R E P O R T Broadband Internet Video Fixed telephony Mobile Other B2B Services 655 680 703 2020A 2021A 2022A 559 549 535 2020A 2021A 2022A 225 216 202 2020A 2021A 2022A 451 492 520 2020A 2021A 2022A 477 512 526 2020A 2021A 2022A 208 181 180 2020A 2021A 2022A Source: Company (1) Over-the-top 68

INDEPENDENT EXPERT REPORT
B ADDITIONAL MATERIALS ON TELENET

Simplified Telenet Legal Structure Overview


Telenet Group Holding SA/NV
32.96%
Recneps NV
50.00%
Idealabs Telenet Fund NV
Telenet Group NV
Telenet Financing USD LLC
60.14%
Connectify NV
70.00%
6320 Canal S.A.
70.00%
Caviar Group NV
Woestijnvis NV
Telenet BV
26.56%
June Energy NV
SBS Belgium NV
12.23%
Belgian Mobile ID NV
80.84%
The Park Entertainment NV
50.00%
Streamz BV
24.88%
Cybernetic Walrus BV
Telenet Vlaande-ren NV
Telenet Retail BV
100.00%
Eltrona Interdiffu-sion S.A.
Ads & Data NV
50.00%
Doccle.UP NV
49.00%
Doccle BV
Telenet Newco 1 BV
Telenet Newco 2 BV
Telenet Solutions Luxembourg SA
Telenet Luxem-bourg Finance Center SàRL
30.00%
Unit –T BV
Telenet Internation-al Finance SàRL
Ulana Business Management Ltd
Telenet Finance Luxembourg Notes SàRL
20.00%
The Park Entertainment BV
Triangle Factory BV
The Park Playground UK ltd
Telecommunications
Business services
Holding
Other

Source: Company

LAZARD
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INDEPENDENT EXPERT REPORT
B ADDITIONAL MATERIALS ON TELENET

Telenet Legal Structure Overview – Focus on Caviar


Caviar Group NV
90%
95%
70%
Roses Are Blue Inc
Initials LA BV
Roses Are Blue
Beluga Tree NV
Caviar Film Financing BV
50%
Caviar Antwerp BV
Gifted Youth LLC
Caviar LA LLC
75 Sunset Films LLC
Fabiola Group BV
Loom BV
65.1%
Caviar Paris SAS
Caviar London Ltd
In Real Life LLC
50%
Hummingbird Film LLC
90%
Fabiola GmbH
Fabiola BV
95.04%
The Rider Movie LLC
52.57%
Loom LLC
Vampire Productions LLC
Stay Busy LLC
Learning Depot LLC
Squirrel Rork Ind. LLC
Sound of Metal LLC
5.55%
Beast Productions LLC
33.05%

LAZARD

Source: Company

70

INDEPENDENT EXPERT REPORT B ADDITIONAL MATERIALS ON TELENET

Q4 and FY 2022 Results (Telenet Press Release, 16 February 2023)

Full year 2022 results are in line with outlook on all metrics despite inflationary headwinds, following a solid second semester

Q4 and FY 2022 Results

- Mechelen, February 16, 2023 – **Telenet Group Holding NV ("Telenet" or the "Company") (Euronext Brussels: TNET) announces its unaudited co**nsolidated **results under International Financial Reporting Standards as adopted by the European Union ("EU IFRS") for the year ended Dec**ember 31, 2022
- Highlights
  - Resilient operational performance with 73,800 net FMC subscriber additions for FY 2022 (Q4 2022: 19,000), including robust organic growth of our mobile postpaid customer base with 45,300 net adds (Q4 2022: 10,500). Our broadband customer base further expanded with 5,000 net subscribers (Q4 2022: 1,700), while we continue to see a contraction of both our video and fixed-line telephony RGU base driven by the current macro-economic environment and shifting consumer preferences
  - Revenue of €2,665.0 million for the year ended December 31, 2022, up nearly 3% and over 1% year-on-year on a reported and rebased basis, respectively, with a clear acceleration in H2 following the mid-June 2022 price adjustment (Q4 2022: €712.9 million,+7% and nearly +2% year-on-year on a reported and rebased basis, respectively) and in line with our FY 22 outlook
  - Net profit of €997.0 million for the year ended December 31, 2022 (Q4 2022: €0.9 million). The robust 153% year-on-year increase was attributable to a gain on disposal of assets related to the TowerCo transaction as well as a significantly improved financial result due to a non-cash gain on our interest derivatives
  - Adjusted EBITDA of €1,373.8 million for the year ended December 31, 2022, which was broadly stable on a reported basis and up nearly 1% year-on-year on a rebased basis despite the impact of inflation on our staff-related expenses and higher energy costs and including €2.6 million costs to capture for the NetCo launch. Improved trend in Q4 2022 with Adjusted EBITDA up nearly 5% versus Q4 2021 on both a reported and rebased basis to €355.9 million
  - Adjusted EBITDAaL for the year ended December 31, 2022 reached €1,246.1 million, which was broadly stable year-on-year on a reported basis and up 1% versus last year on a rebased basis

LAZARD

Source: Press Release

71

Q4 and FY 2022 Results (Telenet Press Release, 16 February 2023) (Cont’d) B A D D I T I O N A L M A T E R I A L S O N T E L E N E TI N D E P E N D E N T E X P E R T R E P O R T Dividend per share of €1.0 in 2023 is well covered by the Adjusted Free Cash Flow (€409m in ’22 equivalent to €3.8 per share) while its liquidity profile remains robust at €1.6bn (of which €1bn of cash) Q4 and FY 2022 Results • Highlights (continued) − Accrued capital expenditures(1) for the year ended December 31, 2022 reached €1,419.3 million and included the recognition of the recently acquired mobile spectrum licenses and the tower lease. Excluding the recognition of certain football broadcasting rights, mobile spectrum licenses and certain lease-related capital additions impacts, as per our FY 2022 guidance, our accrued capital expenditures were €656.3 million, equivalent to approximately 25% of revenue, in line with our guidance − Adjusted EBITDA less property & equipment additions(2) (previously referred to as Operating Free Cash Flow) of €717.5 million for the year ended December 31, 2022, marking a 13% year-on-year decrease driven by higher accrued capital expenditures as a result of increased capital intensity as explained above − Net cash from operating activities, net cash from investing activities and net cash used in financing activities of €1,092.6 million, €180.0 million and €347.7 million, respectively, for the year ended December 31, 2022. Adjusted Free Cash Flow(5) of €409.0 million, which was broadly stable compared to last year, in line with our outlook − Robust debt and liquidity profile characterized by (i) no debt maturities until March 2028, (ii) weighted average maturity of 5.5 years, (iii) fully hedged debt profile with weighted average cost of debt (including hedges) of around 3.2%, (iv) full access to €555.0 million of untapped liquidity under our revolving credit facilities and (v) €1,064.4 million of cash and cash equivalents at December 31, 2022 − In line with our updated shareholder remuneration framework, the board of directors will propose to the April 2023 Annual General Shareholders' Meeting a gross dividend per share of €1.0, equivalent to €108.6 million in aggregate. Our dividend floor remains well covered by both our Adjusted Free Cash Flow and net total leverage of 3.4x on an Adjusted EBITDAaL basis. Source: Press Release 72

C O N F I D E N T I A L C Additional Materials on Valuation Assignment I N D E P E N D E N T E X P E R T R E P O R T

INDEPENDENT EXPERT REPORT C ADDITIONAL MATERIALS ON VALUATION ASSIGNMENT

Telenet Fully Diluted Shares

- **Telent's ESOP plan has not dilution effect, given that all options are out**-of-the-money at current share price
- **However, Telenet's Restricted Performance Shares 2021 and 2022 have a potential net dilution (assuming vesting at current sha**re price) of 47,988 (RSP 2021) and 271,468 (RSP 2022) shares
- Adding the Net New Shares from the RSU 2021 and 2022, we get to a fully diluted Number of Shares of 108.9m

Dilution effect	# Outstanding	Strike Price	# New Shares	Cash Proceeds	# Buy-backs	Net New Shares
RSU 2021	47,988	-	47,988	-	-	47,988
RSU 2022	271,468	-	271,468	-	-	271,468
Total			319,456			319,456

NoSh Issued (m)	112.1
Treasury Shares (m)	(3.5)
Stock Options (m)	0.3
Fully Diluted NoSh (m)	108.9

Source: Company Bloomberg
(1) Lazard analysis run with Bloomberg warrant valuation tool which is based on Black & Scholes methodology
(2) X = Exercise Price of different Option Plans, t = Time until expiration of different Option Plans,
(3) One Business Day prior to the First Telenet Offer Announcement

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Telenet Warrants Valuation C A D D I T I O N A L M A T E R I A L S O N V A L U A T I O N A S S I G N M E N TI N D E P E N D E N T E X P E R T R E P O R T • On 31 December 2022, there are 2,364,533 options outstanding as part of the Employee Stock Option Plans (“ESOP”), of which 2,030,177 are exercisable. • The options that are not yet granted, the Performance Shares, the Restricted Shares and the Compensation Restricted Shares are outside of the scope of the offer. • At Prices (O) of €20.00 to €30.00 per share, all options are out-of-the-money and have no intrinsic value. • The Black & Scholes formula used for warrant price (W) computation is the following: • Key Assumptions used: − Valuation as of 13 March 2023 − 28.4% dividend pay-out − Risk Free Rate (RF) = 3.3% based on the current 10-year Belgian Government Bond yield − Volatility (σ) = 30.1% based on historical volatility of the Telenet shares over one-year period preceding one business day prior to First Telenet Offer Announcement • The main characteristics of the warrants and their valuation are summarized in the table below Source: Company Bloomberg (1) X = Exercise Price of different Option Plans, t = Time until expiration of different Option Plans, (1) Option Underlyings Option Implied Value - Black & Scholes (€) Class of options Nb of options exercisable Valuation Date Expiry Date Remaining Life of Option Correlation (%) Exercise Price (€) 20.00 22.50 25.00 27.50 30.00 ESOP 2018 691,047 Mar 2023 May 2023 0.2 years 1.9% 37.91 0.00 0.00 0.00 0.00 0.03 ESOP 2018 bis 53,781 Mar 2023 Oct 2023 0.6 years 5.7% 44.62 0.00 0.00 0.00 0.01 0.03 ESOP 2019 594,733 Mar 2023 Apr 2024 1.1 years 10.2% 46.54 0.00 0.00 0.01 0.02 0.04 ESOP 2020 690,616 Mar 2023 Apr 2025 2.1 years 19.3% 35.17 0.02 0.04 0.08 0.14 0.24 Total 2,030,177 74

C O N F I D E N T I A L D Additional Materials With Regards to Lazard Assignment I N D E P E N D E N T E X P E R T R E P O R T

INDEPENDENT EXPERT REPORT D ADDITIONAL MATERIALS WITH REGARDS TO LAZARD ASSIGNMENT

Lazard Statement of Independence

- Lazard BV/SRL **("Lazard")** is part of the Lazard Group which is one of the **world's** leading financial advisory and asset management firms, advising on mergers, acquisitions, restructuring, capital structure and strategy.
- We confirm that as of today, all members of the Lazard team assigned to this project are independent of the Bidder, Telenet and their affiliated companies and do not have a conflict of interest which could compromise the objectivity of Lazard in evaluating the takeover bid of the Bidder for the Telenet shares.
- Lazard has not conducted any other engagement for the Bidder, Telenet or any of their affiliated companies during the past two years other than this mandate. (cf. agreed form independence statement).
- It is possible that certain companies of the Lazard Group may trade in shares and other securities of Telenet and/or LGI for their own account or on the account of their clients, but the members of the Lazard team carrying out this assignment are not officers or employees of such companies.
- Lazard declares that none of the above situations indicate a relationship with the Bidder, Telenet or their affiliated companies which could compromise the independence of Lazard with respect to this Report.

LAZARD 75

INDEPENDENT EXPERT REPORT D ADDITIONAL MATERIALS WITH REGARDS TO LAZARD ASSIGNMENT

Lazard Statement of Independence (Cont'd)

- In addition, with reference to article 22 of the Takeover Decree, Lazard confirms:
  - not to have exercised a mandate as statutory auditor or accountant of the Bidder, Telenet, or any of their affiliated companies;
  - not to have an employment contract or a professional collaboration relationship, within the meaning of article 3:62, §4 of the Belgian Code of companies and associations, with the statutory auditor or accountant of the Bidder, Telenet, or their affiliated companies;
  - not to receive any fee from the Bidder, Telenet, or their affiliated companies for any assignment in the context of the Transaction, other than the fixed fee for its assignment as independent expert;
  - not to have a legal or shareholding link with the Bidder, Telenet, or their affiliated companies or their advisors;
  - not to have a financial interest in the success of the [Offer], other than its remuneration for this assignment;
  - not to have any receivable or debts towards the Bidder, Telenet, or their affiliated companies, to the extent these would be of such nature as to create an economic dependency;
  - that there is no other situation of dependency or conflict of interest vis-à-vis the Bidder, Telenet, or their affiliated companies (other than those listed in this Independence Statement and which do not compromise the independence of [Lazard]);
  - given what is mentioned above, that it possesses the requisite skills and appropriate experience with respect to the valuation of companies, including in relation to companies of the same size and active in the same sector as Telenet, and that its structure and organisation are adapted to the size of the assignment it intends to complete.
- Lazard benefits from all necessary expertise and adequate experience in the field of business valuation, in particular for companied of the same size and sector as the offeree company. Lazard is a global financial advisor active in asset management and investment banking. It is therefore actively involved in a large number of financial transactions for which it is able to provide services to clients such as valuation services. Lazard has notably advised on the very similar situation, the independent directors of Telenet in 2012 and has also been involved in other recent similar transactions in telecom

LAZARD 76

Other Information on Lazard Scope of Work D A D D I T I O N A L M A T E R I A L S W I T H R E G A R D S T O L A Z A R D A S S I G N M E N TI N D E P E N D E N T E X P E R T R E P O R T Fees • For its exercise, Lazard will receive a fee equal to €2.0m Time and Resources • In the context of its assignment, Lazard has dedicated a full team for the last 6 weeks, consisting of 2 Managing Directors, 1 Vice President, 1 Associate and 3 Analysts • The project has also been discussed on several occasions with Lazard's European Opinion Committee, consisting of 11 Managing Directors which has also reviewed the report and contributed to its finalization 77

INDEPENDENT EXPERT REPORT

D ADDITIONAL MATERIALS WITH REGARDS TO LAZARD ASSIGNMENT

List of Information Received

General Information

- Global VDR access was granted to Lazard on 23-Feb-23
- Contents of the VDR include, a.o.,:
  - Company legal information;
  - Legal information related to the TowerCo deal;
  - Financial information related to NetCo; and
  - Broker reports

Company BP-related Information Shared with Lazard		
Date Published	Date Uploaded to VDR	Item
16-Feb-23	17-Feb-23	LRP building blocks
16-Feb-23	17-Feb-23	Free cash flow analysis
27-Feb-23	28-Feb-23	Updated LRP building blocks
27-Feb-23	28-Feb-23	LRP including NetCo / ServCo split
01-Mar-23	01-Mar-23	Updated Free cash flow analysis
n.a.	09-Mar-23	Long-term FCF CAGRs
n.a.	09-Mar-23	NetCo Pro Forma Model 2022 – 2040
n.a.	20-Mar-23	IFRS16 LRP Adjustments on a Consolidated Basis

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INDEPENDENT EXPERT REPORT D ADDITIONAL MATERIALS WITH REGARDS TO LAZARD ASSIGNMENT

Glossary

ARPU	Average Revenue per User
BVB	Bucharest Stock Exchange
CMD	Capital Market Day
DOCSIS	Data Over Cable Service Interface Specification
FBB	Fixed Broadband
FMC	Fixed-Mobile Convergence
FTTH	Fiber-To-The-Home
HFC	Hybrid Fiber Coaxial
LGI	Liberty Global Inc. (abbreviation commonly used to refer to Liberty Global group)
LRP	Long Range Planning
MNO	Mobile Network Operator
MVNO	Mobile Virtual Network Operator
PGR	Perpetual Growth Rate
SOTP	Sum-Of-The-Parts
TV	Terminal Value
VDR	Virtual Data Room
XGS-PON	10 Gigabits Symmetric Passive Optical Network

LAZARD 79

105 ANNEX 3 RESPONSE MEMORANDUM

6 June 2023 VOLUNTARY AND CONDITIONAL PUBLIC TAKEOVER BID IN CASH POSSIBLY FOLLOWED BY A SQUEEZE-OUT by LIBERTY GLOBAL BELGIUM HOLDING B.V. to purchase all shares not already held by Liberty Global Belgium Holding B.V. and its affiliates including Telenet Group Holding NV issued by TELENET GROUP HOLDING NV RESPONSE MEMORANDUM BY THE BOARD OF DIRECTORS OF TELENET GROUP HOLDING NV

(i) The response memorandum relating to the voluntary and conditional takeover bid by Liberty Global Belgium Holding B.V. on Telenet Group Holding NV has been published in the official Dutch version. The Dutch version has been approved by the FSMA and composes the sole version that can be used as evidence. The response memorandum is also available in French and in English. The Company has verified and is responsible for the consistency between the respective versions. In case of differences between the Dutch, French and English versions, the Dutch version will prevail. The Prospectus (including the response memorandum as an exhibit) is available free of charge at the counters of BNP Paribas Fortis NV/SA or by telephone from BNP Paribas Fortis NV/SA on +32 2 433 41 13. An electronic version of the Prospectus is also available on the following websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Company www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder-offer.be/nl/public_offer.php. U.S. Holders may also call the following number + 1 303-220-6600 (US) or email ir@libertyglobal.com to request a copy of the Prospectus.

(ii) 1. Introduction ....................................................................................................... 1 2. Composition of the board of directors .............................................................. 7 3. Comments of the Board on the Prospectus ....................................................... 7 4. Assessment of the Offer .................................................................................... 8 5. Assessment of the Offeror’s strategic plans for the Telenet Group and their likely effects on the results of the Telenet Group and on employment and places of business as stated in the Prospectus ..................... 17 6. Overall assessment of the Offer and of the opportunity for the Shareholders to accept the Offer ..................................................................... 17 7. Declaration of intent for Shares held by the directors and by the persons represented in fact by such directors ................................................. 18 8. Application of clauses of approval and pre-emption rights ............................ 19 9. Final provisions ............................................................................................... 20 10. Disclaimer for financial advisor ...................................................................... 20 11. Legal advisers of the independent directors and of the Company .................. 20 12. Availability of the Response Memorandum ................................................... 21

1|21 1. Introduction 1.1 Offer On 21 March 2023 (Central European Time), Liberty Global plc (LG plc) announced the intention of its wholly owned subsidiary Liberty Global Belgium Holding B.V., a private limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands, with registered office at Boeing Avenue 53, 1119 PE Schiphol-Rijk, the Netherlands, and registered with the Chamber of Commerce under number 33256392 (Offeror) to launch a voluntary and conditional public takeover bid (Offer) for all shares issued by Telenet Group Holding NV, a public limited liability company organised under the laws of Belgium, with company number 0477.702.333 and registered office at Liersesteenweg 4, 2800 Mechelen, Belgium (Company) and which are not already held by the Offeror and the Persons Affiliated with the Offeror (i.e. the Company), on the basis of an offer price of EUR 22.00 per Share less any gross dividends that would be paid by the Company prior to the closing of the Offer The board of directors of the Company (Board) unanimously appointed Goldman Sachs International, having its registered office at Plumtree Court, 25 Shoe Lane, London EC4A 4AU, England (Goldman Sachs) to assist the Board in respect of the evaluation of the Offer. The advice of Goldman Sachs has been shared with the entire Board and has been taken into account by the Board in preparing this Response Memorandum. Goldman Sachs is not an independent expert within the meaning of Article 21 of the Takeover Decree and the advice of Goldman Sachs does not fall within the scope of Article 23 of the Takeover Decree. The independent directors of the Company, within the meaning of Article 7:87 BCCA, appointed Lazard BV/SRL, a private limited liability company under Belgian law organised under the laws of Belgium, with company number 0899.695.289 and registered office at Blue Tower Louise, Avenue Louise 326, 1050 Brussels, Belgium as independent expert in accordance with Article 21 of the Takeover Decree (Independent Expert). The Independent Expert provided its draft report (on the basis of the draft prospectus) on 12 April 2023 to the Board. On the same date, the Company communicated the draft report of the Independent Expert to the Offeror. On 13 April 2023, the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten) (FSMA) published, in accordance with Article 7 of the Takeover Decree, a notice that the Offeror had formally notified the FSMA of the Offer. The Offer is subject to certain conditions, which the Offeror reserves the right to waive in whole or in part. On 13 April 2023, the Board has unanimously decided, through written resolutions, for the purposes of Article 26, second paragraph of the Takeover Decree, that the draft prospectus did not contain any omissions or information that could mislead the Company’s security holders and it confirmed this view by letter to the FSMA and the Offeror on 14 April 2023.

2|21 On 31 May 2023, the Company was provided with a copy of the final draft of the report of the Independent Expert that was sent to the FSMA for its approval (the Independent Expert Report). On 2 June 2023, the Offeror provided the Company with a copy of the final draft of the prospectus that the Offeror sent to the FSMA for its approval (the Prospectus). This response memorandum (Response Memorandum) was prepared on the basis of the Prospectus and taking into account the Independent Expert Report. The submission of the (final version of this) Response Memorandum for approval by the FSMA was unanimously approved by the Board on 2 June 2023 by way of written resolutions. On 6 June 2023, the FSMA approved the Prospectus and this Response Memorandum. 1.2 Definitions Capitalised terms used in this Response Memorandum shall have the meaning set forth below or elsewhere in this Response Memorandum. If not defined in this Response Memorandum, capitalised terms shall have the meaning ascribed to such terms in the Prospectus. Adjusted EBITDA means EBITDA before stock-based compensation, measurement period and post-measurement period adjustments related to business acquisitions and restructuring charges, and before operating charges or credits related to successful or unsuccessful acquisitions or divestitures. Operating charges or credits related to acquisitions or divestitures include (i) gains and losses on the disposition of long-lived assets, (ii) due diligence, legal, advisory and other third-party costs directly related to the Company’s efforts to acquire or divest controlling interests in businesses, and (iii) other acquisition- related items, such as gains and losses on the settlement of contingent consideration; BCCA means the Belgian Code of Companies and Associations of 23 March 2019, as amended; Board means the board of directors of the Company; CapEx means, for the Company, capital expenditures (in U.S. GAAP) on an accrual basis, amounts financed under vendor financing or finance lease arrangements and other non-cash additions (as reflected in the LRP). For Proximus and Orange Belgium (used by the Offeror as part of its analysis of trading multiples of comparable companies) these are the capital expenditures as represented in consensus financial projections; Company means Telenet Group Holding NV, a public limited liability company organised under the laws of Belgium, with company number 0477.702.333 and registered office at Liersesteenweg 4, 2800 Mechelen, Belgium; Compensation Restricted Shares means the Ordinary Shares issued under the May 2021 Compensation Restricted Shares Plan, the December 2021

3|21 Compensation Restricted Shares Plan and the 2022 Compensation Restricted Shares Plan issued by the Company to receive Ordinary Shares in accordance with the terms of such May 2021 Compensation Restricted Shares Plan, the December 2021 Compensation Restricted Shares Plan and the 2022 Compensation Restricted Shares Plan respectively; DCF means Discounted Cash Flow; EBITDA means profit before net finance expense, the share of the result of equity accounted investees, income taxes, depreciation, amortization and impairment; FCF means Free Cash Flow; FSMA means the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten); Golden Shares means the 30 shares of the Company held by six intermunicipalities offering them, in addition to the rights attached to Ordinary Shares, the right to appoint representatives in the Company’s regulatory board (regulatoire raad), which supervises the Public Interest Guarantees (the regulatory board no longer meets on a regular basis but can be organised when the articles of association so provide), and the right to appoint an observer in the Board. The six intermunicipalities holding these shares are: Fluvius Antwerpen, INTERGEM, IKA, IVERLEK, IMEWO and Gaselwest; Goldman Sachs means Goldman Sachs International, having its registered office at Plumtree Court, 25 Shoe Lane, London EC4A 4AU, England; Independent Expert means Lazard BV/SRL, a private limited company organised under the laws of Belgium, with company number 0899.695.289 and registered office at Avenue Louise 326, 1050 Brussels, Belgium; Independent Expert Report means the valuation report of the Independent Expert dated 6 June 2023, which is included in the Prospectus as Annex 2. LG Group means the LG plc group of companies, including the Offeror and any other subsidiaries or joint ventures of LG plc (other than the Company and its subsidiaries), from time to time. For the avoidance of doubt a “subsidiary of LG plc” shall mean each undertaking in respect of which LG plc has the beneficial ownership of 50% of the issued capital or holds 50% of the voting rights or has the right to appoint or remove 50% of the board of directors (or equivalent body); LG plc – means Liberty Global plc, a public limited company organised under the laws of England and Wales, with company number 08379990 and registered office at Griffin House, 161 Hammersmith Road, London W6 8BS, United Kingdom; Liquidation Dispreference Shares means the 94,843 shares of the Company owned by Interkabel Vlaanderen CV (as to 16 such shares) and the Offeror (as to 94,827 such shares) and which are subject to a liquidation dispreferential treatment in the case of a liquidation of the Company, and which can be

4|21 converted into Ordinary Shares on the basis of a ratio of 1.04 Liquidation Dispreference Shares for one Ordinary Share. The Liquidation Dispreference Shares are otherwise identical to and participate in the capital, voting rights and profits in the same manner as the Ordinary Shares; LRP means the Company’s long range (financial) plan for 2022-2032 as prepared by the Company’s management; Offer means the voluntary and conditional takeover bid in cash, made in accordance with chapter II of the Takeover Decree and upon the terms and subject to the conditions set forth in the Prospectus; Offeror means Liberty Global Belgium Holding B.V., a private limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands, with registered office at Boeing Avenue 53, 1119 PE Schiphol- Rijk, the Netherlands, and registered with the Chamber of Commerce under number 33256392; Offer Price means the cash consideration which will be paid by the Offeror for each Share sold in the Offer, i.e. EUR 22.00 per Share, reduced, following the approval by the Company’s ordinary general meeting of 26 April 2023 of a gross dividend of EUR 1.00 per share and the payment thereof on 5 May 2023, by the total gross amount of such dividend (before any applicable tax deduction), resulting in an amount of EUR 21.00 per Share, as further described in section 6.2 of the Prospectus; Options means the share options issued under the General Stock Option Plan 2018, CEO Stock Option Plan 2018, General Stock Option Plan 2018 bis – CFO, General Stock Option Plan 2019, General Stock Option Plan 2020, entitling the holders of such stock options to acquire Ordinary Shares in accordance with the terms of such General Stock Option Plan 2018, CEO Stock Option Plan 2018, General Stock Option Plan 2018 bis – CFO, General Stock Option Plan 2019, General Stock Option Plan 2020 respectively; Ordinary Share means the ordinary fully paid shares of the Company with voting rights, without nominal value (excluding Liquidation Dispreference Shares and Golden Shares) that are currently issued or that will be issued prior to the end of the Acceptance Period; Performance Shares means the rights under the 2020 Performance Shares Plan, 2021 Performance Shares Plan and CEO Performance Shares Plan 2021 issued by the Company to receive Ordinary Shares in accordance with the terms of such 2020 Performance Shares Plan, 2021 Performance Shares Plan and CEO Performance Shares Plan 2021 respectively; Person Affiliated with the Offeror means a person affiliated with the Offeror within the meaning of Article 1:20 of the BCCA; Prospectus means the prospectus prepared by the Offeror in relation to the Offer which has been approved by the FSMA on 6 June 2023; Public Interest Guarantees means certain guarantees on (i) the price and content of the basic package, (ii) roll-out obligations for the digital platform,

5|21 and (iii) the provision of public services which utilise new technologies to local administrations at cost price, which guarantees aim to protect the public interest; Public Law Entity means associations (samenwerkingsverbanden) between communes, communes, provinces or any other public law entities or private companies that are controlled directly or indirectly by public law entities or the company Fluvius System Operator CV; Response Memorandum means this response memorandum in reply to the Offer (memorie van antwoord) that has been prepared by the board of directors of the Company in accordance with Articles 22 to and including 30 of the Takeover Law and Articles 26 to and including 29 of the Takeover Decree; Restricted Shares means the rights issued under the 2021 Restricted Shares Plan and 2022 Restricted Shares Plan issued by the Company to receive Ordinary Shares in accordance with the terms of such 2021 Restricted Shares Plan and 2022 Restricted Shares Plan respectively; Section means a section of this Response Memorandum; Share(s) means any or all shares representing the share capital of the Company, i.e., the Ordinary Shares, the Liquidation Dispreference Shares and the Golden Shares; Shareholder means any holder of one or more Shares; Simplified Squeeze-Out means, if applicable, the reopening of the Offer in the form of a simplified squeeze-out, pursuant to Article 7:82, §1 BCCA and Articles 42 and 43 of the Takeover Decree; Takeover Decree means the Royal Decree of 27 April 2007 on public takeover bids (Koninklijk Besluit van 27 april 2007 op de openbare overnamebiedingen), as amended; Takeover Law means the Law of 1 April 2007 on public takeover bids (Wet van 1 april 2007 op de openbare overnamebiedingen), as amended; Telenet Group means the Company and its subsidiaries; and WACC means Weighted Average Cost of Capital. 1.3 Responsible persons The Company, represented by its Board, is responsible for the information included in this Response Memorandum. The Company, represented by its Board, declares that, to its knowledge, the information in this Response Memorandum is consistent with the facts and omits no information that, if it were included, would alter the import of the Response Memorandum.

6|21 1.4 Approval of the Response Memorandum by the FSMA This Response Memorandum has been approved by the FSMA on 6 June 2023, in accordance with Article 28, §3, of the Takeover Law. This approval does not imply any assessment or judgment on the merits and the quality of the Offer. 1.5 Forward-looking statements This Response Memorandum contains forward-looking statements, prospects and estimates relating to the expected future performance of the Offeror and the Company, their subsidiaries or related entities and the markets in which they operate including but not limited to, in Sections 4 and 6. Some of these forward- looking statements, prospects and estimates are characterised by the use of words such as (but not limited to): “believes”, “thinks”, “expects”, “anticipates”, “seeks”, “would”, “plans”, “contemplates”, “calculates”, “may”, “will”, “remains”, “wishes”, “understands”, “intends”, “relies on”, “attempts”, “estimates”, as well as similar expressions, the future tense and the conditional. Such statements, prospects and estimates are based on various assumptions and assessments of known and unknown risks, uncertainties and other factors that appear reasonable and acceptable at the time of their assessment, but which may or may not prove to be accurate in the future. Actual events are difficult to predict and may depend on factors beyond the control of the Offeror or the Company. Consequently, it is possible that the actual results, financial situation, performance or achievements of the Offeror and the Company or the results of the sector may differ significantly from the future results, performance or achievements described or implied by these forward-looking statements, prospects or estimates. In view of these uncertainties, Shareholders should not place undue reliance on any forward-looking information or statements. All forward-looking statements herein are qualified by reference to the cautionary statements set forth in this section. The statements, prospects and estimates are only valid as of the date of the Response Memorandum, and the Board does not undertake to update such statements, prospects and estimates to reflect any changes in its expectations with respect thereto or any changes in events, conditions or circumstances on which such statements, prospects or estimates are based, except where a supplement is required by Article 30 of the Takeover Law (see Section 9.1 below). 1.6 Disclaimer Nothing in this Response Memorandum should be construed as investment, tax, legal, financial, accounting or other advice. This Response Memorandum is not intended for use or distribution to persons if making the information available to such persons is prohibited by any law or jurisdiction. Shareholders need to make their own assessment of the Offer before making any investment decision and are invited to seek advice from professional advisors in order to assist them in making such decision.

7|21 2. Composition of the board of directors The Board consists of the following 11 directors; in addition, one person acts as an observer in accordance with Article 26 of the Company’s Articles of Association: Name Position(1) JoVB BV(2) Chairman and independent director Lieve Creten BV(3) Independent director John Gilbert Independent director Dirk JS Van den Berghe Ltd.(4) Independent director John Porter Chief Executive Officer and Managing Director Charles H. Bracken Director nominated by LG plc Enrique Rodriguez Director nominated by LG plc Amy Blair Director nominated by LG plc Manuel Kohnstamm Director nominated by LG plc Severina Pascu Director nominated by LG plc Madalina Suceveanu Director nominated by LG plc André Sarens Observer (1) With the exception of the Chief Executive Officer/Managing Director, all directors are non-executive directors. (2) With Jo Van Biesbroeck as permanent representative. (3) With Lieve Creten as permanent representative. (4) With Dirk Van den Berghe as permanent representative. 3. Comments of the Board on the Prospectus As mentioned above, the Board, by written resolutions dated 13 April 2023, unanimously decided, for the purposes of Article 26, second paragraph, of the Takeover Decree, without prejudice and with full reservation of all rights of the Company, that the draft prospectus, dated 13 April 2023, did not contain any omissions or information that could mislead the security holders. The Board

8|21 also confirmed this view by letter to the FSMA and the Offeror on 14 April 2023 in accordance with Article 26, second paragraph, of the Takeover Decree. 4. Assessment of the Offer The submission of the Response Memorandum for approval to the FSMA was unanimously approved by the Board on 2 June 2023 through written resolutions. The Board thereby came to the following assessment of the Offer: 4.1 Effect on the Company’s interests The Prospectus provides that the Offeror currently intends that the Company will continue as a separate legal entity incorporated under Belgian law, with the head office of the Telenet Group located in the current premises in Mechelen. A delisting of the Company would have an impact on the governance structure of the Company, which will be brought in line with the governance structure of privately-held companies. Once the Offer is completed and if it is followed by a squeeze-out, the Company will become a wholly-owned subsidiary of the Offeror and, indirectly, of LG plc. Also further to the Prospectus, the Offer would allow in the case of a delisting a more simple governance and decision-making process and the removal of the costs associated with a public listing. The Prospectus also states that the Offeror, as a controlling shareholder of the Company since 2007, and taking into account the anticipated increased shareholding through the Offer, is committed to the continuity of the Telenet Group, including with respect to the various Telenet brands, and the position of the Telenet Group as a preeminent and innovative telecommunications (broadband, mobile/fix and data) and entertainment company in Flanders/Belgium, and the continued modernisation of its network to achieve this. Considering the statements set forth in the Prospectus, the Board has no indication that the Offer and the intentions of the Offeror would not be in the Company’s interests. 4.2 Effect on the Shareholders’ interests In accordance with article 28, §1, 1° Takeover Decree, the Board examined the effects of the implementation of the Offer on the interests of the Shareholders, i.e. the holders of Ordinary Shares, Golden Shares and Liquidation Dispreference Shares. 4.2.1 The justification of the Offer Price The Offeror is offering EUR 22.00 in cash for each Share, reduced, following the approval by the Company’s ordinary general meeting of 26 April 2023 of a gross dividend of EUR 1.00 per share and the payment thereof on 5 May 2023, by the total gross amount of such dividend (before any applicable tax

9|21 deduction), resulting in an amount of EUR 21.00 per Share. The Board, having regard to the valuation proposed by the Offeror as set out in section 6.2 of the Prospectus, supports the Offer. The Board supports the Offer Price after having considered, taking into account the financial advice of Goldman Sachs to the Board, the following elements: • the justification of the Offer Price by the Offeror contained in section 6.2 of the Prospectus; and • the conclusions of the Independent Expert Report, which are included in the Prospectus as Annex 2. Taking into account: • the Offeror’s confirmation that neither the Offeror nor any Person Affiliated with the Offeror is engaged in or actively pursuing any transactions with respect to the Company or parts thereof that would materially affect the valuation of the Company positively or negatively, other than the Company’s transactions that the board of directors of the Company is aware of and/or transactions for which there has been a public disclosure; and • the fact that the Offeror in its own name and on behalf of the Persons Affiliated with the Offeror has confirmed that they acknowledge the Telenet material agreements and the execution of such agreements. The Board thereby notes that the valuation on the basis of a DCF analysis of the Long Range Plan of the Company’s management for 2022-2032 (the LRP) results in a higher price than the Offer Price. The Board however acknowledges that the LRP is subject to (i) certain risks and assumptions including the scope, costs (an estimated investment of up to EUR 2.0 billion1) and timing of the fibre-roll out, the impact of the fourth entrant and the ability of management to achieve the lower long-term CapEx outlook included in the LRP; (ii) significant reliance on long-term terminal value in DCF calculation given the FCF profile contained in the LRP and the need for higher discounting of those future cash flows; and (iii) increased recent market volatility and the impact that has on WACC. The Board also notes that only the first 3 years (2023-2025) of the LRP are based on the Board approved plan in December 2022 and the remaining 7 years are an extrapolation of the plan based on assumptions by management, but not 1 Excluding termination capital expenditures.

10|21 reviewed or approved by the Board and so does not affect its endorsement of the Offer Price as set forth in this Response Memorandum. The Board specifically wishes to note that the estimated CapEx level, scope and timing are an important element for the valuation that the Board has taken into account in its consideration of the Offer Price. The Board notes that the Independent Expert has taken this view on board, and considers the long term part of the LRP (2026-2032) optimistic given fourth entrant considerations as well as the Company’s fibre plan (see page 25 of the Independent Expert Report). The following table provides an overview of the results of the different valuation methodologies and reference points used by the Offeror and the Independent Expert.

11|21 Valuation method / reference point DCF management BP1 DCF alternative case DCF brokers’ consensus Sum-of-the- Parts Trading multiples comparable companies234 VWAP and historical share price performance Analysts’ / Broker target prices Offeror €18.2 - €30.8 n.a. n.a. n.a. EV / 2023E EBITDAaL: 6.1x vs. 3.7x peer average EV / 2024E EBITDAaL: 6.1x vs. 3.8x peer average EV / 2023E EBITDAaL - CapEx: 14.8x vs. 12.3x peer average EV / 2024E EBITDAaL - CapEx: 23.8x vs. 11.5x peer average 12-month VWAP: €17.98 1-month VWAP: €14.45 3-month VWAP: €15.05 6-month VWAP: €14.93 €14.0 - €22.0 Median: €16.5 Average: €17.2 Independent Expert €25.0 - €36.2 €19.3 - €29.5 €15.3 - €25.5 €25.3 - €33.8 EV / 2023E EBITDA IFRS16: n.m. - €11.1 n.a.5 €14.0 - €22.0 6Median: €17.0 Average: €17.15

12|21 EV / 2024E EBITDA IFRS16: n.m. - €6.8 EV / 2023E EBITDA IFRS16 - Capex: €13.1 - €18.9 EV / 2024E EBITDA IFRS16 - Capex: n.m. 1 Reference is made to the comparison of the enterprise value to equity value bridge between the Offeror and the Independent Expert as included on page 57 of the Independent Expert Report. Furthermore, the Offeror has assumed a 7.25%-8.25% WACC range whereas the Independent Expert has assumed a 6.75%-7.25% WACC range. 2 The peer group retained by the Offeror consists of Proximus and Orange Belgium, whereas the Independent Expert has retained a peer group consisting of European “single country” Public Telecommunications Operators and challengers. 3 The Offeror has not provided a price range in the Prospectus but has provided the relevant multiples for the Company at the Offer Price as compared to the peer average. 4 EBITDA IFRS16 corresponds to EBITDA for which lease costs are recognised within balance sheet through a right-of-use and lease debt and are not accounted as a cost (above EBITDA) but below as depreciation & amortization as well as interests on leases. EBITDAaL means that costs related to leases are accounted above EBITDA (as per before implementation of IFRS16 rule). EBITDA IFRS16-Capex follows the same logic as capex are not impacted by IFRS16 rule which means that the impact is only done at EBITDA level. 5 This analysis has not been retained by the Independent Expert in its valuation exercise. However, having run the same analysis, the Independent Expert agrees with the one conducted by the Offeror and has obtained similar premia on a VWAP basis. 6 Both the Offeror and the Independent Expert considered target prices issued by equity research analysts starting 16 February 2023, being the date at which Telenet published its annual results. The Offeror’s analysis however does not retain Degroof Petercam and Oddo BHF.

13|21 The Independent Expert Report provides for an overall price range of EUR 20.0 to EUR 25.0 per Share. The Board notes that the Offer Price falls within those price ranges and just below the mid-point thereof. The Board in particular further wishes to note that: • the Offer Price represents a premium of 59% to the closing price of the share as of 15 March 2023 (i.e. the last full trading day before the public announcement of the Offeror's intention to offer) and a premium of 52%, 46%, 47% and 22% to the volume-weighted average trading price of the Company over one month, three months, six months and 12 months before such date; • the Offer does not represent an acquisition of control as the Offeror already holds a controlling stake in the Company; • the Company is expected to undergo a significant change in its financial profile over the next few years as it builds out its fibre network and upgrades to 5G, resulting in a significantly higher CapEx and consequently a depressed cash flow profile. Additionally, it should be noted that there is downside risk to the business plan from the uncertainty around new Belgium market entrant’s strategy. The risk of a new entrant in Belgium is particularly relevant given Digi Communication and Citymesh’s acquisition of spectrum rights in June 2022 for a total consideration of EUR 114 million, with the aim of building a new 4th national mobile network in Belgium; • overall, the Offer Price provides Shareholders with immediate and certain liquidity for the Shares they hold. On that basis, the Board supports the Offer Price. 4.2.2 Risks for Shareholders that do not accept the Offer If the Acceptance Threshold Condition (as defined in the Prospectus) is not met and the Offeror does not decide to waive it, the Offer will lapse. However, if (i) the Acceptance Threshold Condition is not met and the Offeror decides to waive it or (ii) the Acceptance Threshold Condition is met, but the Offeror is unable to achieve a Simplified Squeeze-Out and does not launch a subsequent squeeze-out, this could have further consequences for the non- tendering Shareholders as set out below. The Board notes that in section 6.4.1 of the Prospectus, the Offeror has indicated that, in such scenario, the intentions of the Offeror with respect to the Company remain largely the same as if the Simplified Squeeze-Out would be achieved, whereby the Offeror may rely on the control it already has over the Company to realise such intentions, subject to appropriate decision making by the Board and shareholders’ meeting in accordance with legal regulations.

14|21 Liquidity The number of Shareholders in the Company and the number of Shares held by the free float will decrease. Consequently, this could negatively impact the liquidity and the market value of the remaining non-tendered Shares. Dividend and leverage policy Over the 2023-2029 period the Company targets a dividend floor equal to an annual dividend of EUR 1.00 per share (gross), which will thereafter be re- evaluated. As a strategic investor, LG plc’s investment in the Company is not driven by set expectations regarding an annual dividend. LG plc will assess the future dividend policy of the Company in light of the realisation of the Company’s business plan, investment requirements and opportunities, as well as its financing needs and whether a delisting of the Company can be obtained. Investors should by no means assume that after the completion of the Offer the Company will pursue a dividend policy which is in line with past or current policies (irrespective of whether the completion of the Offer is followed by a squeeze-out). In this respect, in the Prospectus, the Offeror specifically reserves the right to review the EUR 1.00 per share dividend floor for the 2023-2029 period as announced by the Company, subject to appropriate decision making by the Board and shareholders’ meeting in accordance with legal regulations. Non-tendering Shareholders could therefore see the dividend of the Shares be limited in the future. Furthermore, according to the Prospectus, the Offeror intends to further align the Telenet Group’s operational, financial and strategic policies with those of LG plc, including aligning the Company’s current leverage target of 4 times EBITDA with that of LG plc, which is 4 to 5 times EBITDA. Governance The Offeror has indicated that it will propose certain changes to the articles of association and to the governance structure of the Company (e.g. to reduce the number of directors generally and/or to reduce the number of independent directors to the required minimum of three), also in the case where the Company is not delisted. This could result in the interests of the minority shareholders being taken into account to a lesser extent (without prejudice to legal safeguards, including the related-party procedure set forth in Article 7:97 BCCA). 4.2.3 Golden Shares As described in Section 8, the Golden Shares are subject to transfer restrictions and entitle their holders to certain rights as provided in the Company’s articles of association. Although the Golden Shares are subject to the Offer, these transfer restrictions prevent the holders of the Golden Shares from tendering these Golden Shares into the Offer, other than through a transfer pursuant to law in case of a squeeze-out. If the Offeror proceeds with a squeeze-out, any transfer restrictions applicable to the Golden Shares would become inapplicable by operation of law and any Golden Shares would thus be transferred to the Offeror

15|21 pursuant to law. In such a case, the Offeror has indicated in the Prospectus to intend to amend article 15.1 of the Company’s articles of association to remove the requirement that the Golden Shares can only be held by Public Law Entities. Other than in the case of a squeeze-out, the Offeror has indicated that it does not intend to amend the rights attached to the Golden Shares. The Offer, including any transfer of ownership of the Golden Shares or any change of characteristics of the Golden Shares does not affect any of the Company’s obligations under the Public Interest Guarantees (to the extent still relevant), as also recognised by the Offeror in the Prospectus. 4.3 Effect on the creditors’ interests In accordance with Article 28, §1, 1° Takeover Decree, the Board also considered the potential impact of the effectuation of the Offer on the interests of the Telenet Group’s creditors. In the Prospectus, the Offeror does not expressly address the Offeror’s potential impact on the creditors of the Telenet Group. The Board notes that the Offer does not trigger any repayment or other obligations of the Company under the Company’s existing financing arrangements. The Board also notes that the Offeror intends to align the Company’s leverage targets with those of LG plc, which are higher than the Company’s current targets of the consolidated net leverage ratio2 of 4 times EBITDA. The Board considers that an increase of leverage could include a risk for the existing creditors and could increase the Company’s cost of capital. 4.4 Effect on the employees’ interests, including employment (a) General In accordance with Article 28 §1, 1° Takeover Decree, the Board examined the consequences of the implementation of the Offer on the interests of the employees of the Telenet Group. The Prospectus provides that following the completion of the Offer, the Company will continue to operate as an indirect subsidiary of LG plc under the guidance of its own and LG plc’s operational management, with functional 2 Defined as the sum of loans and borrowings under current and non-current liabilities (excluding leaserelated liabilities) minus cash and cash equivalents (“Net Total Debt”), as recorded in the Company's statement of financial position, divided by the last two quarters’ consolidated annualized Adjusted EBITDA. In its statement of financial position, Telenet's USD-denominated debt has been converted into EUR using the 31 December 2022 EUR/USD exchange rate. As Telenet has entered into several derivative transactions to hedge both the underlying floating interest rate and exchange risks, the EUR- equivalent hedged amounts were EUR 2,041.5 million (USD 2,295.0 million Term Loan AR) and EUR 882.8 million (USD 1.0 billion Senior Secured Notes due 2028), respectively. For the calculation of its net leverage ratio, Telenet uses the EUR-equivalent hedged amounts given the underlying economic risk exposure. Net total leverage is a non-GAAP measure as contemplated by the U.S. Securities and Exchange Commission's Regulation G.

16|21 reporting lines into the LG plc Group consistent with LG plc’s other operating subsidiaries. As a controlling shareholder of the Company since 2007, and taking into account its anticipated increased shareholding through the Offer, the Offeror is committed to the Telenet Group being a stable employer in Belgium and continues to be supportive of a strong Telenet management in Belgium able to implement its intentions as set out in the Prospectus and interact with stakeholders. The Offeror does not currently anticipate any material change in the working conditions or employment policies of the Telenet Group. The Offeror does not believe that the completion of the Offer would have a material impact on the Telenet Group’s employees or employment generally. The Offeror intends to grow the business of the Telenet Group and, as a consequence, over time certain changes in employment profile and skill sets may occur. The Offeror intends to maintain an attractive work environment for the Telenet Group’s management team and employees within which they will be well placed to continue to flourish. In this light, the Offeror shall consider the introduction of new management and employee benefit plans. Furthermore, the Board believes that becoming a 100% subsidiary within the LG Group will provide opportunities for career and talent development. (b) LTIs With respect to the Options, Performance Shares, Restricted Shares and Compensation Restricted Shares, the Offeror has expressed the following intentions: The Offeror and LG plc have committed, as soon as or shortly after the Offeror has achieved a Simplified Squeeze-out of the Company, to organise, in consultation with the Company, a rollover of these equity incentives into reasonably similar equity incentive plans at the LG Group level granting instruments relating to shares of LG plc. The rollover may be effected pursuant to contractual provisions included in the relevant equity incentive plans or amendments to such plans. For stock options that are out of the money, the LG Group will compensate the holders of such stock options for taxes paid by such holders in connection with the award of such stock options. It is intended that such payment will be tax neutral to the holder. The Telenet Board will be allowed to assess the equivalence of the LG plc instruments and/or the cash compensation to decide whether to replace the existing instruments with such LG instruments or, as applicable, to recommend to the participants to exchange their Telenet instruments for such LG plc instruments and/or accept the cash compensation. In case there will be no Simplified Squeeze-out, the Offeror does not intend to organise any roll-up or roll-over of the equity incentives or offer cash compensation in lieu thereof.

17|21 The Company and the Board will coordinate with the Offeror on the details of the treatment of the equity incentives and the determination of the equivalent nature of any alternative instruments and/or cash compensation therefor. The Board however notes that where the Offeror waives the Acceptance Threshold but is unable to achieve a Simplified Squeeze-Out, the limited liquidity of the Ordinary Shares may have a negative impact on the value of the different instruments. (c) Conclusion On the basis of the above, the Board believes that the Offer should not have any adverse impact on the employees and on employment, without prejudice to the risk identified in the previous paragraph. 5. Assessment of the Offeror’s strategic plans for the Telenet Group and their likely effects on the results of the Telenet Group and on employment and places of business as stated in the Prospectus The Board refers to the Offeror’s intentions and objectives as set out in section 6.4 of the Prospectus whereby the Offeror confirms to be committed to the continuity of the Telenet Group, including with respect to the various Telenet Group brands, and the position of the Telenet Group as a preeminent and innovative telecommunications (broadband, mobile/fix and data) and entertainment company in Flanders/Belgium, and the continued modernisation of its network to achieve this. Apart from what has been set out in Section 4, the Board does not see any presumable other consequences of the strategic plans of the Offeror on the Telenet Group’s results, employment and places of business. The Board refers to its assessment of the Offeror’s proposed strategy in Section 4.1, of the proposed price for the Shares set out in Section 4.2.1 and of the effects on employment set out in Section 4.4. 6. Overall assessment of the Offer and of the opportunity for the Shareholders to accept the Offer The full Board is of the opinion that, in view of the above-mentioned advantages and taking into account the financial advice of Goldman Sachs to the Board, the Offer is opportune for the Shareholders, taking into account, inter alia, the following considerations: • the justification of the Offer Price by the Offeror contained in section 6.2 of the Prospectus; and • the conclusions of the Independent Expert Report, which has identified a price range between EUR 20.0 and EUR 25.0. The Board has been advised by Goldman Sachs in the assessment of the Offer Price, as mentioned above. Taking into account the aforementioned considerations set forth in this Response Memorandum and the information included in the Prospectus and in

18|21 particular (i) the price justification and (ii) the strategic plans of the Offeror, the Board has unanimously decided to support the Offer and to recommend its Shareholders to accept the Offer. 7. Declaration of intent for Shares held by the directors and by the persons represented in fact by such directors At the date of the Response Memorandum, the following Shares are held by members of the Board: Name Shares Held Intended to be tendered JoVB BV(1) 1,000 /(4) Lieve Creten BV(2) 0 0 John Gilbert 0 0 Dirk JS Van den Berghe Ltd.(3) 1,990 1,990 John Porter 192,031 113.144(5) Charles H. Bracken 0 0 Enrique Rodriguez 0 0 Amy Blair 0 0 Manuel Kohnstamm 0 0 Severina Pascu 0 0 Madalina Suceveanu 0 0 (1) With Jo Van Biesbroeck as permanent representative. (2) With Lieve Creten as permanent representative. (3) With Dirk Van den Berghe as permanent representative. (4) The 1,000 Shares are held by Mr. Van Biesbroeck through an asset manager in the context of a discretionary mandate. Mr. Van Biesbroeck therefore has no impact on the decision as to whether or not the Shares will be tendered in the Offer. (5) 78,887 Shares which Mr. Porter has acquired in the context of equity incentive plans of the Company are currently still subject to lock-up periods and therefore not transferable. Since the first of those lock-up periods only expires in December 2023, these Shares will not be able to be tendered into the Offer and will only be able to be transferred in case a Simplified Squeeze-Out or a stand-alone squeeze-out is achieved.

19|21 It is furthermore possible that Mr. Porter acquires additional Shares on the basis of the rights granted to him in the context of certain equity incentive plans. These will however also be subject to a lock-up period of two years as of the moment of their vesting. Charles H. Bracken, Enrique Rodriguez, Amy Blair, Manuel Kohnstamm, Severina Pascu and Madalina Suceveanu de facto represent the Offeror. The other directors do not represent in fact any other Shareholders. 8. Application of clauses of approval and pre-emption rights The articles of association of the Company provide that the Golden Shares can only be transferred to other associations (samenwerkingsverbanden) between communes and to communes, provinces or other public law entities or private companies that are controlled directly or indirectly by public law entities or the company Fluvius System Operator CV (Public Law Entity). The articles of association provide further that the Golden Shares can only be transferred per package of three Golden Shares. The Offeror is not a Public Law Entity and, as a result, the holders of Golden Shares will not be able to sell the Golden Shares to the Offeror in the context of the Offer. In a possible squeeze-out by the Offeror (whether by means of a Simplified Squeeze-Out or a stand-alone squeeze-out in accordance with the Royal Decree of April 27, 2007 on public squeeze-out bids), the Golden Shares would transfer to the Offeror by operation of law. Under Article 15 of the Company’s articles of association, the Offeror must transfer the Golden Shares to one or more Public Law Entities within four weeks as from the date on which the Offeror has acquired legal title to the Golden Shares. As set out in Section 4.2.3, it is to be noted that the Offeror indicates in the Prospectus that the provision of Article 15.1 would be modified in the case of the completion of the Offer followed by a squeeze-out, to ensure that also other entities than Public Law Entities can hold the Golden Shares. The Board wishes to point out that the Golden Shares are relevant for the composition of the Regulatory Board within the Company and give right to an observer in the Board. The Regulatory Board has a veto right in respect of changes that would be made to the Public Interest Guarantees. However, the Board adds that the Regulatory Board no longer meets on a regular basis but can be organised when the articles of association so provide. The Board also notes that the Offeror has confirmed in the Prospectus that the Offer, including any transfer of ownership of the Golden Shares or any change of characteristics of the Golden Shares does not affect any of the Company’s obligations under the Public Interest Guarantees (to the extent still relevant).

20|21 9. Final provisions 9.1 Supplement The information contained in this Response Memorandum refers to the status as of the date of the Response Memorandum. Any new significant fact, or material error or inaccuracy concerning the information contained in the Response Memorandum, that can influence the assessment of the Offer and which arises or becomes known to the Board between the date of the approval of the Response Memorandum and the end of the Acceptance Period will be made public in Belgium by means of a supplement to the Response Memorandum in accordance with Article 30 of the Takeover Law. 9.2 Languages The Response Memorandum is available in Dutch, which is the version approved by the FSMA. A translation of the Response Memorandum in French and English is available as indicated in Section 12 below. The Company has verified and is responsible for the consistency between the language versions. In case of differences between the Dutch, French and English versions, the Dutch version will prevail. 10. Disclaimer for financial advisor Goldman Sachs is acting as financial advisor to the Company in relation to the Offer and no one else and will not be responsible to anyone other than the Company (whether or not a recipient of this document) for providing the protections afforded to clients of Goldman Sachs. Apart from the responsibilities and liabilities, if any, which may be imposed on Goldman Sachs by any applicable law, rule or regulation, Goldman Sachs accepts no responsibility or liability for the contents of this document or for any other statement made or purported to be made in connection with the Company or the Offer. Goldman Sachs accordingly disclaims all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of this document or any such statement. 11. Legal advisers of the independent directors and of the Company Baker McKenzie has advised the independent directors in respect of certain legal aspects in connection with the Offer. These services have been provided exclusively to the independent directors and cannot be relied upon by any other party. Baker McKenzie does not assume any responsibility for the information contained in the Response Memorandum. Freshfields Bruckhaus Deringer LLP has advised the Company in respect of certain legal aspects in connection with the Offer. These services have been provided exclusively to the Company and cannot be relied upon by any other party. Freshfields Bruckhaus Deringer LLP does not assume any responsibility for the information contained in the Response Memorandum.

21|21 12. Availability of the Response Memorandum The Prospectus (including the response memorandum as an exhibit) is available free of charge at the counters of BNP Paribas Fortis NV/SA or by telephone from BNP Paribas Fortis NV/SA on +32 2 433 41 13. An electronic version of the Prospectus is also available on the following websites: www.bnpparibasfortis.be/epargneretplacer (in French and in English) and www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English) and on the websites of the Company www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/) by reference to a microsite dedicated to the Offer, accessible via: https://shareholder- offer.be/nl/public_offer.php. U.S. Holders may also call the following number + 1 303-220-6600 (US) or email ir@libertyglobal.com to request a copy of the Prospectus.

106 ANNEX 4 ORGANIZATION CHART OF THE TARGET GROUP21 21 The bottom chart provides an overview of the subsidiaries of Caviar Group NV since there is not enough space in the top chart.

107 ANNEX 5 UNAUDITED BALANCE SHEET AND NOTES OF THE OFFEROR AS AT 31 DECEMBER 2021

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116 ANNEX 6 UNAUDITED BALANCE SHEET AND NOTES OF THE OFFEROR AS AT 31 DECEMBER 2022

117 THE OFFEROR LIBERTY GLOBAL BELGIUM HOLDING B.V. Private limited liability company under Dutch law Boeing Avenue 53, 1119 PE Schiphol-Rijk (the Netherlands) Registered with the Chamber of Commerce under number 33256392 FINANCIAL ADVISORS TO THE OFFEROR J.P. Morgan Securities plc BNP Paribas Fortis NV/SA LionTree Advisors UK LLP BELGIAN LEGAL COUNSEL TO THE OFFEROR ALLEN & OVERY (BELGIUM) LLP Tervurenlaan 268A, 1150 Brussels (Belgium) Crossroads Bank for Enterprises 0674.549.579 (RLE Brussels, Dutch-speaking division)